Filed Pursuant to Rule 424(b)(3)
Registration No. 333-206807

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

Dear First National Bank of Fredericksburg Stockholder:

On June 30, 2015, The First National Bank of Fredericksburg (“FNB”) entered into an Agreement and Plan of Merger (the “merger agreement”) with Citizens Financial Services, Inc. (“Citizens”) and its wholly owned subsidiary, First Citizens Community Bank (“First Citizens”). The merger agreement provides for the merger of FNB with and into First Citizens, with First Citizens as the surviving bank (the “merger”).

If the merger is completed, the separate existence of FNB will cease and each share of FNB common stock issued and outstanding immediately before the merger will be converted into the right to receive, at the election of the holder thereof, either (i) $630.00 in cash, (ii) 12.6000 shares of Citizens common stock, or (iii) a combination of cash and Citizens common stock, provided that, in the aggregate, 75% of the issued and outstanding shares of FNB common stock will be converted into shares of Citizens common stock and the remaining shares of FNB common stock will be converted into cash. Citizens may elect to increase the merger consideration under certain circumstances as described under “The Merger and the Merger Agreement—Merger Consideration” section of this document (which we refer to as the “joint proxy statement/prospectus”). Based on the closing price of Citizens common stock of $49.00 per share on the OTC Pink on June 30, 2015, the last trading day before public announcement of the merger agreement, the 12.6000 exchange ratio represented approximately $617.40 in value for each share of FNB common stock. Based on the closing price of Citizens common stock of $47.00 per share on September 23, 2015, the latest practicable date before the printing of this document, the 12.6000 exchange ratio represented approximately $592.20 in value for each share of FNB common stock. Based on the closing price of Citizens common stock of $47.00 per share on September 23, 2015, the aggregate implied value of the merger consideration is $21.4 million. You should obtain current stock price quotations for Citizens common stock. Citizens common stock trades on the OTC Pink under the symbol “CZFS.” FNB common stock is not publicly traded.

The Board of Directors of FNB has approved the merger agreement and the transactions related to it. The merger cannot be completed unless, among other things, the merger agreement is approved by FNB stockholders. The merger agreement must be approved by the affirmative vote of holders of two-thirds of the issued and outstanding shares of FNB common stock. FNB will hold a special meeting of stockholders in connection with the merger. The special meeting of FNB stockholders will be held on Tuesday, November 10, 2015, at 1:00 p.m., local time. At the special meeting of FNB stockholders, you will be asked to (i) approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, and (ii) approve the adjournment, postponement or continuation of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the approval of the merger agreement.

Your Board of Directors unanimously recommends that you vote “FOR” approval of the merger agreement and “FOR” approval of one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the approval of the merger agreement.

If you sign, date and return your proxy card without indicating how you want to vote, your proxy will be counted as a vote “FOR” approval of the merger agreement and “FOR” approval of one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the approval of the merger agreement. If you fail to vote, it will have the same effect as voting “AGAINST” approval of the merger agreement.

This joint proxy statement/prospectus is being delivered to FNB stockholders in connection with the solicitation by the FNB Board of Directors of proxies to be used at the special meeting of FNB stockholders. The joint proxy statement/prospectus provides you with detailed information about the proposed merger. It also contains or references information about Citizens and FNB and related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.

Voting procedures are described in the joint proxy statement/prospectus. Your vote is important. Whether or not you plan to attend the annual meeting of stockholders, please take the time to vote by completing the enclosed proxy card and mailing it in the enclosed envelope.

Sincerely,

Rodney P. Seidel
President and Chief Executive Officer

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities Citizens Financial Services, Inc. is offering through this document are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of either Citizens Financial Services, Inc. or The First National Bank of Fredericksburg, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This joint proxy statement/prospectus is dated September 29, 2015, and is first being mailed to stockholders of The First National Bank of Fredericksburg on or about October 7, 2015.

3016 South Pine Grove Street

Fredericksburg, Pennsylvania 17026

(717) 202-2255

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A special meeting of the stockholders of The First National Bank of Fredericksburg will be held at the Fredericksburg Community Center, 125 S. Tan Street, Fredericksburg Pennsylvania, on Tuesday, November 10, 2015, at 1:00 p.m., local time, to consider and vote upon the following matters:

1.	A proposal to approve the Agreement and Plan of Merger, dated as of June 30, 2015, by and among Citizens Financial Services, Inc., First Citizens Community Bank and The First National Bank of Fredericksburg (the “merger agreement”), and thereby to approve the transactions contemplated by the merger agreement, including the merger of The First National Bank of Fredericksburg with and into First Citizens Community Bank (the “merger proposal”);

2.	A proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the approval of the merger proposal (the “adjournment proposal”); and

3.	Any other business which may properly come before the special meeting or any adjournments or postponements thereof.

You are entitled to dissent to the merger and receive payment for your shares under 12 U.S.C. §214a(b). Any stockholder who wishes to exercise these rights must strictly comply with the procedures described in the attached joint proxy statement/prospectus, including: (1) (a) delivering to The First National Bank of Fredericksburg, at or before the vote on the merger agreement taken at the special meeting of stockholders, written notice to the presiding officer that he or she dissents from the merger agreement; or (b) voting against the merger agreement; and (2) strictly complying with all of the procedures required under 12 U.S.C. §214a(b). A copy of 12 U.S.C. §214a(b) is attached as Appendix C to this joint proxy statement/prospectus.

The proposed merger is described in more detail in the attached joint proxy statement/prospectus, which you should read carefully in its entirety before voting. A copy of the merger agreement is attached as Appendix A to this joint proxy statement/prospectus. Only stockholders of record of The First National Bank of Fredericksburg as of the close of business on September 30, 2015, are entitled to notice of and to vote at the special meeting of stockholders or any adjournments of the special meeting.

Your vote is very important. To ensure your representation at the special meeting of stockholders, please follow the voting procedures described in the attached joint proxy statement/prospectus and on the enclosed proxy card. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

BY ORDER OF THE BOARD OF DIRECTORS

Alletta M. Schadler
Corporate Secretary

October 7, 2015

Fredericksburg, Pennsylvania

DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR DELIVERING YOUR STOCK CERTIFICATES UNDER SEPARATE COVER.

If you have any questions concerning the merger or other matters to be considered at the special meeting, would like additional copies of this joint proxy statement/prospectus or need help voting your shares, please contact:

Rodney P. Seidel, President and Chief Executive Officer

The First National Bank of Fredericksburg

3016 South Pine Grove Street

Fredericksburg, Pennsylvania 17026

(717) 202-2255

REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about Citizens Financial Services, Inc. from documents filed with the Securities and Exchange Commission (the “SEC”), that are not included in or delivered with this joint proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Citizens Financial Services, Inc. at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this joint proxy statement/prospectus, at no cost by contacting Citizens Financial Services, Inc. at the following address:

Citizens Financial Services, Inc.

15 South Main Street

Mansfield, Pennsylvania 16933

Attention: Randall E. Black

President and Chief Executive Officer

You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated September 29, 2015, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate only as of the date of such information. See “Where You Can Find More Information.”

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or by any person to or by whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Citizens Financial Services, Inc. has been provided by Citizens Financial Services, Inc. and information contained in this document regarding The First National Bank of Fredericksburg has been provided by The First National Bank of Fredericksburg.

TABLE OF CONTENTS

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Appendix A: Agreement and Plan of Merger by and among Citizens Financial Services, Inc., First Citizens Community Bank and The First National Bank of Fredericksburg, dated as of June 30, 2015	A-1
Appendix B: Fairness Opinion of Boenning & Scattergood, Inc.	B-1
Appendix C: Dissenters’ Rights Statute (12 U.S.C. 214a(b))	C-1

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QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE STOCKHOLDER MEETING

The following are answers to certain questions that you may have regarding the merger and the stockholder meeting. We urge you to read carefully the remainder of this joint proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this joint proxy statement/prospectus. See “Where You Can Find More Information.”

GENERAL QUESTIONS ABOUT THE MERGER

Q:	WHY AM I RECEIVING THIS DOCUMENT?
A.	On June 30, 2015, The First National Bank of Fredericksburg (“FNB”) entered into an Agreement and Plan of Merger (the “merger agreement”) with Citizens Financial Services, Inc. (“Citizens”) and First Citizens Community Bank (“First Citizens”). The merger agreement provides for the merger of FNB with and into First Citizens, with First Citizens as the surviving bank (the “merger”). A copy of the merger agreement is attached to this joint proxy statement/prospectus as Appendix A. In order to complete the merger, the stockholders of FNB must vote to approve the merger agreement. FNB will hold a special meeting of stockholders to obtain the required approval to complete the merger. By means of this joint proxy statement/prospectus, the FNB Board of Directors is soliciting proxies from FNB stockholders to obtain their approval at the special meeting. This joint proxy statement/prospectus contains important information about the merger agreement, the merger, the special meeting of stockholders, and other related matters. You should read it carefully.
Q:	WHAT WILL HAPPEN TO FNB AS A RESULT OF THE MERGER?
A:	If the merger is completed, FNB will merge with and into First Citizens, FNB stockholders will become Citizens shareholders, and FNB will cease to exist.
Q:	WHAT WILL FNB STOCKHOLDERS RECEIVE IN THE MERGER?
A:	If the merger proposal is approved and the merger is subsequently completed, each outstanding share of FNB common stock (other than any dissenting shares) will be converted into the right to receive either (i) $630.00 in cash, (ii) 12.6000 shares of Citizens common stock, or (iii) a combination of cash and Citizens common stock, provided that, in the aggregate, 75% of the issued and outstanding shares of FNB common stock will be converted into shares of Citizens common stock and the remaining shares of FNB common stock will be converted into cash. In the event of certain decreases in the price of Citizens common stock, as described in the merger agreement and this joint proxy statement/prospectus, FNB may elect to terminate the merger agreement unless Citizens elects to increase the exchange ratio. See “The Merger and the Merger Agreement―Merger Consideration.”
Q:	WHEN WILL THE MERGER BE COMPLETED?
A:	The merger will be completed when all of the conditions to completion contained in the merger agreement are satisfied or waived, including the receipt of required regulatory approvals and the approval of the merger agreement by FNB stockholders at the FNB special meeting. We currently expect to complete the merger late in the fourth calendar quarter of 2015. However, because fulfillment of some of the conditions to completion of the merger, such as the receipt of required regulatory approvals, is not entirely within our control, we cannot predict the actual timing.
Q:	WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?
A:	If the merger is not completed, FNB stockholders will not receive any consideration for their shares of common stock in connection with the merger. Instead, FNB will remain an independent bank. Under specified circumstances, FNB may be required to pay to Citizens a fee with respect to the termination of the merger agreement, as described under “The Merger and the Merger Agreement―Termination; Amendment; Waiver.”

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Q:	SHOULD FNB STOCKHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?
A:	No. FNB stockholders SHOULD NOT send in any stock certificates now. If the merger is approved, transmittal materials, with instructions for their completion, will be provided to FNB stockholders under separate cover and the stock certificates should be sent at that time.
Q:	WHAT ARE THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO FNB STOCKHOLDERS?
A:	The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Holders of FNB common stock are not expected to recognize any gain or loss, for United States federal income tax purposes, if they exchange their shares of FNB common stock solely for shares of Citizens common stock, except to the extent any cash is received in lieu of a fractional share of Citizens common stock. Holders of FNB common stock who receive cash in exchange for shares of FNB common stock will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in their shares of FNB common stock and/or the basis in their fractional share interest. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is greater than one year.
For a more detailed discussion of the material United States federal income tax consequences of the merger, see “The Merger and the Merger Agreement—Material United States Federal Income Tax Consequences of the Merger.”
The consequences of the merger to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the merger.
Q:	ARE DISSENTING FNB STOCKHOLDERS ENTITLED TO APPRAISAL RIGHTS?
A:	Yes. Pursuant to federal banking law, FNB stockholders may dissent from the merger and elect to have the fair market value of their shares appraised and to receive payment for their shares in cash. In order to perfect dissenters’ rights of appraisal, a stockholder must comply with the provisions of federal law, which include voting against the merger or giving notice in writing at or before the special meeting to the presiding officer that he or she dissents from the plan of merger. For further information, see “The Merger and the Merger Agreement—Dissenters’ Rights” and Appendix C to this joint proxy statement/prospectus.
Q:	ARE THERE RISKS THAT I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR APPROVAL OF THE MERGER-RELATED PROPOSALS?
A:	Yes. You should read and carefully consider the risk factors set forth in the section of this joint proxy statement/prospectus entitled “Risk Factors.”

THE SPECIAL MEETING OF FNB STOCKHOLDERS

Q:	WHEN AND WHERE WILL FNB HOLD ITS SPECIAL MEETING?
A:	FNB will hold a special meeting of its stockholders at the Fredericksburg Community Center, 125 S. Tan Street, Fredericksburg, Pennsylvania on Tuesday, November 10, 2015, at 1:00 p.m., local time.
Q:	WHAT MATTERS ARE FNB STOCKHOLDERS BEING ASKED TO APPROVE AT THE FNB SPECIAL MEETING PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS?
A:	FNB stockholders are being asked to approve the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, which we refer to as the “merger proposal.” FNB stockholders also are being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal, which we refer to as the “adjournment proposal.”
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Q:	WHAT DOES THE FNB BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE TWO PROPOSALS?
A:	The FNB Board of Directors has unanimously approved the merger agreement and determined that the merger agreement and the merger are in the best interests of FNB and its stockholders and unanimously recommends that FNB stockholders vote “FOR” the merger proposal and “FOR” the adjournment proposal.
Q:	DID THE FNB BOARD OF DIRECTORS RECEIVE AN OPINION FROM A FINANCIAL ADVISOR WITH RESPECT TO THE MERGER?
A:	Yes. On June 30, 2015, Boenning & Scattergood, Inc. (“Boenning”) rendered its opinion to the FNB Board of Directors that, as of such date and based upon and subject to the factors and assumptions described to the FNB Board of Directors during Boenning’s presentation and set forth in its opinion, the consideration in the proposed merger was fair, from a financial point of view, to holders of FNB common stock. The full text of Boenning’s written opinion is attached as Appendix B to this joint proxy statement/prospectus. FNB stockholders are urged to read the opinion carefully.
Q:	WHO CAN VOTE AT THE FNB SPECIAL MEETING?
A:	Holders of record of FNB common stock at the close of business on September 30, 2015, which is the record date for the FNB special meeting, are entitled to vote at the special meeting.
Q:	HOW MANY VOTES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE FNB SPECIAL MEETING TO HAVE A QUORUM?
A:	The holders of a majority of the shares of FNB common stock outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting.
Q:	WHAT VOTE BY FNB STOCKHOLDERS IS REQUIRED TO APPROVE THE FNB SPECIAL MEETING PROPOSALS?
A:	Approval of the merger proposal will require the affirmative vote of holders of two-thirds of the outstanding shares of FNB common stock. Abstentions and broker non-votes will have the same effect as shares voted against the merger agreement proposal.
Approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will not affect whether the adjournment proposal is approved.
As of the record date for the special meeting, directors and executive officers of FNB, together with their affiliates, had sole or shared voting power over approximately 10.66% of the FNB common stock outstanding and entitled to vote at the special meeting.
Q:	HOW CAN THE FNB STOCKHOLDERS VOTE THEIR SHARES FOR THE SPECIAL MEETING PROPOSALS PRESENTED IN THIS JOINT PROXY STATEMENT/PROSPECTUS?
A:	FNB stockholders may vote by completing, signing, dating and returning the proxy card in the enclosed prepaid return envelope as soon as possible. This will enable their shares to be represented and voted at the special meeting. If your stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.
Q:	WILL A BROKER, BANK OR OTHER NOMINEE HOLDING SHARES IN “STREET NAME” FOR AN FNB STOCKHOLDER AUTOMATICALLY VOTE THOSE SHARES FOR THE STOCKHOLDER AT THE FNB SPECIAL MEETING?
A:	No. A broker, bank or other nominee WILL NOT vote your shares with respect to the merger proposal without first receiving instructions from you on how to vote. If your shares are held in “street name,” you will receive separate voting instructions with your proxy materials. It is therefore important that you provide timely instruction to your broker, bank or other nominee to ensure that all shares of FNB common stock that you own are voted at the special meeting.
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Q:	WILL FNB STOCKHOLDERS BE ABLE TO VOTE THEIR SHARES AT THE FNB SPECIAL MEETING IN PERSON?
A:	Yes. Submitting a proxy will not affect the right of any FNB stockholder to vote in person at the special meeting. If your shares are held in “street name,” you must ask your broker, bank or other nominee how to vote your shares in person at the special meeting.
Q:	WHAT DO FNB STOCKHOLDERS NEED TO DO NOW?
A:	After carefully reading and considering the information contained in this joint proxy statement/prospectus, FNB stockholders are requested to vote by mail or by attending the special meeting and voting in person. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card. The proxy card will instruct the persons named on the proxy card to vote the stockholder’s FNB shares at the special meeting as the stockholder directs. If a stockholder signs and sends in a proxy card and does not indicate how the stockholder wishes to vote, the proxy will be voted “FOR” approval of the merger proposal and “FOR” approval of the adjournment proposal.
Q:	WHAT SHOULD AN FNB STOCKHOLDER DO IF THEY RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?
A:	As an FNB stockholder, you may receive more than one set of voting materials, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your FNB shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold FNB shares. If you are a holder of record and your FNB shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this joint proxy statement/prospectus in the section entitled “Special Meeting of The First National Bank of Fredericksburg Stockholders.”
Q:	MAY AN FNB STOCKHOLDER CHANGE OR REVOKE THEIR VOTE AFTER SUBMITTING A PROXY?
A:	Yes. If you have not voted through your broker, bank or other nominee, you can change your vote by:

•	providing written notice of revocation to the Corporate Secretary of FNB, which must be filed with the Corporate Secretary by the time the special meeting begins;
•	submitting a new proxy card (any earlier proxies will be revoked automatically); or
•	attending the special meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions of your broker, bank or other nominee to change your vote.
Q:	WHAT HAPPENS IF I SELL MY SHARES OF FNB COMMON STOCK BEFORE THE SPECIAL MEETING?
A:	The record date for FNB stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the completion of the merger. If you transfer your FNB shares of common stock after the record date but before the special meeting, unless special arrangements are made, you will retain your right to vote at the special meeting, but will have transferred the right to receive the merger consideration to the person to whom you transfer your shares.
Q:	IF I AM AN FNB STOCKHOLDER, WHO CAN HELP ANSWER MY QUESTIONS?
A:	If you have any questions about the merger or the special meeting, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact Rodney P. Seidel, President and Chief Executive Officer, The First National Bank of Fredericksburg, 3016 South Pine Grove Street, Fredericksburg, Pennsylvania 17026, (717) 202-2255.

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SUMMARY

On June 30, 2015, FNB entered into the merger agreement with Citizens and its wholly owned subsidiary, First Citizens, pursuant to which FNB will merge with and into First Citizens, with First Citizens as the surviving bank. The merger cannot be completed unless the merger agreement is approved by FNB stockholders. This joint proxy statement/prospectus provides you with detailed information about the proposed merger. It also contains or references information about Citizens and FNB and related matters.

This summary highlights selected information included in this joint proxy statement/prospectus and does not contain all of the information that may be important to you. Each item in this summary includes a page reference directing you to a more complete description of that item. You should read this entire joint proxy statement/prospectus and its appendices and the other documents to which we refer you before you decide how to vote with respect to the merger agreement and related transactions. In addition, we incorporate by reference important business and financial information about Citizens into this document. For a description of this information, see “Where You Can Find More Information.” You may obtain the information incorporated by reference into this document without charge by following the instructions in the section entitled “References to Additional Information.”

This joint proxy statement/prospectus, including information included or incorporated by reference into this document, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to: (i) statements of goals, intentions and expectations; (ii) statements regarding business plans, prospects, growth and operating strategies; (iii) statements regarding the asset quality of loan and investment portfolios; (iv) statements regarding estimates of risks and future costs and benefits; and (iv) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of the management of Citizens and FNB and are inherently subject to significant business, economic and competitive uncertainties and contingencies, including those described in the section entitled “Risk Factors,” many of which are beyond the control of Citizens and FNB. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements. See “Forward-Looking Statements.”

THE MERGER

The merger agreement is attached to this document as Appendix A. We encourage you to read the agreement carefully, as it is the legal document that governs the merger of FNB with and into First Citizens.

Parties to the Merger (page 52)

Citizens Financial Services, Inc. and First Citizens Community Bank. Citizens is a bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, First Citizens, a Pennsylvania-chartered commercial bank. Established in 1932, and headquartered in Mansfield, Pennsylvania, First Citizens has a primary market area of Clinton, Potter, Tioga and Bradford Counties in north central Pennsylvania and Allegany County in southwestern New York, and operates 18 branch offices. As of June 30, 2015, Citizens had total assets of approximately $942.5 million, total deposits of approximately $791.9 million, net loans of approximately $564.7 million, and stockholders’ equity of approximately $103.2 million. Through this branch network and its electronic delivery channels, First Citizens provides deposit and loan products and financial services to local businesses, consumers and municipalities. First Citizens’ wholly owned subsidiary, First Citizens Insurance Agency, Inc., offers products such as mutual funds, annuities, and health and life insurance. The principal executive office of Citizens is located at 15 South Main Street, Mansfield, Pennsylvania 16933 and its telephone number is (570) 662-2121.

The First National Bank of Fredericksburg. Founded in 1907, FNB is a national bank regulated by the Office of the Comptroller of the Currency (the “OCC”). FNB engages in general commercial banking business from its main office in Fredericksburg, Pennsylvania and operates seven branch offices located in Berks, Lebanon and Schuylkill Counties in southcentral Pennsylvania. FNB provides its customers with a variety of consumer and commercial banking services. As of June 30, 2015, FNB had total assets, deposits and net loans of approximately $232.4 million, $214.1 million and $145.2 million, respectively. FNB’s principal executive office is located at 3016 South Pine Grove Street, Fredericksburg, Pennsylvania 17026 and its telephone number is (717) 202-2255.

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Upon completion of the proposed merger, the combined institution will have total assets of approximately $1.2 billion, total deposits of approximately $1.0 billion, net loans of approximately $707.7 million, and 25 branches serving northcentral and southcentral Pennsylvania and Allegany County in southwestern New York.

Special Meeting of FNB Stockholders (page 47)

FNB will hold a special meeting of its stockholders at the Fredericksburg Community Center, 125 S. Tan Street, Fredericksburg, Pennsylvania, on Tuesday, November 10, 2015, at 1:00 p.m., local time. At the special meeting, FNB stockholders will be asked to vote to approve the merger proposal and the adjournment proposal. You may vote at the special meeting of stockholders if you owned shares of FNB common stock at the close of business on the record date, September 30, 2015. On that date, there were 35,628 shares of FNB common stock outstanding and entitled to vote at the special meeting of FNB stockholders. You may cast one vote for each share of FNB common stock you owned on the record date.

Even if you expect to attend the special meeting of stockholders, FNB recommends that you promptly complete and return your proxy card in the enclosed return envelope.

Approval of the merger agreement by FNB stockholders requires the affirmative vote of holders of two-thirds of the issued and outstanding shares of FNB common stock. A failure to vote or an abstention will have the same effect as a vote against approval of the merger agreement. Approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will not affect whether the adjournment proposal is approved.

As of the record date, directors and executive officers of FNB beneficially owned 3,798 shares of FNB common stock entitled to vote at the special meeting of stockholders. This represents approximately 10.66% of the total votes entitled to be cast at the special meeting of stockholders. The directors have executed voting agreements pursuant to which they have agreed to vote “FOR” adoption of the merger agreement.

What FNB Stockholders Will Receive in the Merger (page 65)

If the merger agreement is approved and the merger is subsequently completed, each outstanding share of FNB common stock will be converted into the right to receive either (i) $630.00 in cash, (ii) 12.6000 shares of Citizens common stock (the “exchange ratio”), or (iii) a combination of cash and Citizens common stock, provided that, in the aggregate, 75% of the issued and outstanding shares of FNB common stock will be converted into shares of Citizens common stock and the remaining shares of FNB common stock will be converted into cash. In the event of certain decreases in the price of Citizens common stock, as described in the merger agreement and this document, FNB may elect to terminate the merger agreement unless Citizens elects to increase the exchange ratio.

Material United States Federal Income Tax Consequences of the Merger (page 80)

Citizens and FNB will not be required to complete the merger unless each receives a legal opinion from its respective counsel to the effect that the merger will qualify as a tax-free reorganization for United States federal income tax purposes.

For United States federal income tax purposes, we expect that you generally will not recognize any gain or loss with respect to your shares of FNB common stock that are exchanged for shares of Citizens common stock in the merger, except with respect to any cash received in lieu of a fractional share of Citizens common stock. If you receive cash in exchange for your shares of FNB common stock, we expect that you will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in your shares of FNB common stock and/or the basis in your fractional share interest. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, your holding period for such shares is greater than one year.

You should read “The Merger and the Merger Agreement—Material United States Federal Income Tax Consequences of the Merger” for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to fully understand the tax consequences of the merger to you.

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The FNB Board of Directors Unanimously Recommends Stockholder Approval of the Merger Agreement (page 55)

The FNB Board of Directors, after careful review and consideration of the terms of the merger agreement, unanimously approved the merger agreement and all directors have agreed to vote shares of FNB common stock they own as of the record date in favor of the adoption of the merger agreement. The FNB Board of Directors believes that the merger and the merger agreement are in the best interests of FNB and its stockholders and unanimously recommends that you vote “FOR” approval and adoption of the merger agreement. See “The Merger and the Merger Agreement—Recommendation of the FNB Board of Directors and Reasons for the Merger.”

Fairness Opinion of Boenning & Scattergood, Inc. as FNB’s Financial Advisor (page 58 and Appendix B)

At the June 30, 2015 meeting of the FNB Board of Directors, representatives of Boenning rendered Boenning’s oral opinion, which was confirmed by delivery of a written opinion to the FNB Board of Directors dated June 30, 2015, as to the fairness, as of such date, from a financial point of view, to the holders of FNB common stock of the exchange ratio provided for in the merger pursuant to the merger agreement.

The full text of the written opinion of Boenning, dated June 30, 2015, which sets forth, among other things, the various qualifications, assumptions and limitations on the scope of the review undertaken, is attached as Appendix B to this joint proxy statement/prospectus. Boenning provided its opinion for the information and assistance of the FNB Board of Directors (in its capacity as such) in connection with its consideration of the merger, and the opinion only addresses whether the exchange ratio provided for in the merger pursuant to the merger agreement was fair, from a financial point of view, to FNB stockholders. The Boenning opinion does not constitute a recommendation to the FNB Board of Directors or any holder of FNB common stock as to how the FNB Board of Directors, such stockholder or any other person should vote or otherwise act with respect to the merger or any other matter.

Holders of FNB Common Stock Have Dissenters’ Rights (page 70 and Appendix C)

The holders of FNB common stock are entitled to dissent from approval of the merger agreement and to receive the fair value of their shares in cash if the merger is consummated, provided they follow certain procedures. These procedures are described at page 70 in the section “The Merger and the Merger Agreement―Dissenters’ Rights” and set forth in Appendix C to this joint proxy statement/prospectus.

Interests of FNB’s Directors and Officers in the Merger that are Different from Yours (page 71)

In considering the recommendation of the Board of Directors of FNB to approve the merger agreement, you should be aware that officers and directors of FNB have employment and other compensation agreements or economic interests that give them interests in the merger that are somewhat different from, or in addition to, the interests of FNB stockholders. These interests and agreements provide for potential cash severance payments in the aggregate amount of up to approximately $769,277. Some of the interests of the officers and directors include:

•	Employment agreements between FNB and each of Rodney P. Seidel, President and Chief Executive Officer, Michael R. Groff, Vice President/Senior Loan Officer, Kyle R. Fisher, Vice President/Trust Officer, and Wendy E. Dorsey, Assistant Vice President/Operations Officer, that provide for cash severance payments and continued health and welfare benefits in connection with a termination of employment without cause or for good reason following a change in control;
•	Salary continuation agreements with Messrs. Seidel, Groff, Fisher, and Ms. Dorsey that provide for annual retirement benefits over a period of 15 years following retirement and under which the normal retirement benefits fully vest upon a change in control;
•	Insurance policies and split-dollar agreements for directors and executives, pursuant to which seven current executives will receive a benefit upon a termination of employment following a change in control;
•	Continued life insurance coverage for certain officers and directors upon their termination of service following a change in control;
•	One current director of FNB who, in consultation with FNB, will be invited to be appointed and elected by Citizens to the Citizens Board of Directors and by First Citizens to the First Citizens Board of Directors; and
•	Rights of FNB officers and directors to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies.

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Regulatory Matters (page 77)

The merger cannot be completed without the prior approval of the Board of Governors of the Federal Reserve System (the “FRB”) and the Pennsylvania Department of Banking and Securities (the “PDOB”). Citizens has applications pending with the FRB and PDOB. While Citizens does not know of any reason why it would not be able to obtain the necessary approvals in a timely manner, Citizens cannot assure you that these approvals will occur or what the timing may be or that these approvals will not be subject to one or more conditions that would result in a Material Adverse Effect (as defined in the merger agreement) to Citizens or FNB.

Conditions to the Merger (page 77)

Completion of the merger depends on a number of conditions being satisfied or waived, including the following:

•	the receipt of all required regulatory approvals, without any accompanying condition or requirement that would result in a Material Adverse Effect (as defined in the merger agreement) on Citizens or FNB;
•	approval of the merger agreement by the affirmative vote of holders of two-thirds of the issued and outstanding shares of FNB common stock;
•	there must be no statute, rule, regulation, order, injunction or decree in existence which enjoins or prohibits the completion of the merger;
•	Citizens’ registration statement, of which this joint proxy statement/prospectus is a part, shall have become effective and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any state securities commissioner;
•	with respect to each of Citizens and FNB, the representations and warranties of the other party to the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the date of the closing, except to the extent such representations and warranties speak as of an earlier date;
•	each party must have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or before the effective time of the merger; and
•	both Citizens and FNB must have received a legal opinion from their respective counsels that the merger will qualify as a tax-free reorganization under United States federal income tax laws.

The parties may waive conditions to their obligations unless they are legally prohibited from doing so. Stockholder approval and regulatory approvals may not be legally waived.

Although Citizens anticipates the closing will occur during the fourth quarter of 2015, because the satisfaction of certain of these conditions is beyond its control, Citizens cannot be certain when, or if, the conditions to the merger will be satisfied or waived or whether the merger will be completed.

No Solicitation (page 78)

Subject to certain exceptions, FNB has agreed not to initiate, solicit, induce or knowingly encourage any inquiries or the making of any proposal by any third party relating to an acquisition of FNB, or enter into or maintain or continue to discuss or negotiate any acquisition proposal with any third party. Notwithstanding these restrictions, however, the merger agreement provides that, under specified circumstances, in response to an unsolicited acquisition proposal or inquiry from a third party which, in the good faith judgment of the FNB Board of Directors, is reasonably likely to result in a transaction more favorable to FNB’s stockholders from a financial point of view than the merger with First Citizens (a “superior proposal”), FNB may furnish information regarding FNB and engage in discussions and negotiations with such third party.

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Termination of the Merger Agreement (page 78)

Citizens and FNB may mutually agree at any time to terminate the merger agreement without completing the merger, even if FNB stockholders have approved it. Also, either party may decide, without the consent of the other party, to terminate the merger agreement under specified circumstances, including if the merger is not consummated by June 30, 2016, if the required regulatory approval is not received, or if the stockholders of FNB do not approve the merger. In addition, either party may terminate the merger agreement if there is a failure by the other party to perform or comply with any of the covenants or agreements set forth in the merger agreement, unless the breach is capable of being cured and is cured within 30 days of the notice of breach and provided that the terminating party is not then in breach of the merger agreement.

In addition, FNB may terminate the merger agreement if the Citizens common stock price falls below thresholds set forth in the merger agreement and Citizens does not increase the exchange ratio pursuant to a prescribed formula or, under certain limited circumstances, if FNB has received a superior proposal and has determined to accept such proposal. Citizens may terminate the merger agreement if FNB accepts a third party’s superior proposal and fails to recommend that the stockholders of FNB approve the merger agreement or withdraws, modifies or changes its recommendation regarding the merger proposal in a manner adverse to Citizens.

Termination Fee (page 78)

If the merger is terminated pursuant to the situations specified in the merger agreement (for example, if FNB accepts a superior proposal or enters into an acquisition proposal under certain circumstances), FNB may be required to pay a termination fee to Citizens of $1.0 million. FNB agreed to this termination fee arrangement in order to induce Citizens to enter into the merger agreement. The termination fee requirement may discourage other companies from trying or proposing to combine with FNB before the merger is completed.

Comparison of Stockholders’ Rights (page 82)

The rights of FNB stockholders who become Citizens shareholders as a result of the merger will be governed by Pennsylvania law and the articles of incorporation and bylaws of Citizens rather than by the National Bank Act and OCC regulations and the articles of association and bylaws of FNB.

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RISK FACTORS

In addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed under the caption “Forward-Looking Statements,” you should carefully consider the following risk factors in deciding whether to vote for approval of the merger agreement and the related transactions.

Risks Related to the Merger

Regulatory approval may not be received, may take longer than expected or may impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated in the merger agreement, including the merger, may be completed, various approvals or consents must be obtained from the FRB and the PDOB. The FRB and the PDOB may impose conditions on the completion of the merger or require changes to the terms of the merger agreement. Although Citizens and FNB do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the transactions contemplated in the merger agreement or imposing additional costs on or limiting Citizens’ revenues, any of which might have a material adverse effect on Citizens following the merger. There can be no assurance as to whether the regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The merger agreement is subject to a number of conditions which must be fulfilled in order for the merger to close. Those conditions include FNB stockholder approval, regulatory approvals, the continued accuracy of certain representations and warranties by both parties, and the performance by both parties of certain covenants and agreements. In addition, certain circumstances exist where FNB may choose to terminate the merger agreement, including the acceptance of a superior proposal as defined in the merger agreement or certain declines in Citizens common stock price followed by Citizens’ election not to increase the exchange ratio.

Citizens may fail to realize the anticipated benefits of the merger, and the value of the Citizens common stock received by FNB stockholders as consideration for the merger may decline.

First Citizens and FNB have operated and, until the completion of the merger, will continue to operate, independently. Certain employees of FNB will not be employed by Citizens or First Citizens after the merger. In addition, employees of FNB that First Citizens wishes to retain may elect to terminate their employment as a result of the merger which could delay or disrupt the integration process. It is possible that the integration process could result in the disruption of FNB’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the ability of First Citizens to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger.

The success of the merger will depend on, among other things, Citizens’ ability to realize anticipated cost savings and to combine the businesses of First Citizens and FNB in a manner that permits growth opportunities and does not materially disrupt the existing customer relationships of FNB or result in decreased revenues resulting from any loss of customers. If Citizens is not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or may take longer to realize than expected, adversely affecting the value of Citizens common stock, including that which FNB stockholders have received as consideration for the merger.

FNB directors and officers have interests in the merger besides those of a stockholder.

FNB’s directors and officers have various interests in the merger besides being FNB stockholders. These interests include:

•	Employment agreements between FNB and each of Rodney P. Seidel, President and Chief Executive Officer, Michael R. Groff, Vice President/Senior Loan Officer, Kyle R. Fisher, Vice President/Trust Officer, and Wendy E. Dorsey, Assistant Vice President/Operations Officer that provide for cash severance payments and continued health and welfare benefits in connection with a termination of employment without cause or for good reason following a change in control;

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•	Salary continuation agreements with Messrs. Seidel, Groff, Fisher, and Ms. Dorsey that provide for annual retirement benefits over a period of 15 years following retirement and under which the normal retirement benefits fully vest upon a change in control;
•	Insurance policies and split-dollar agreements for directors and executives, pursuant to which seven current executives will receive a benefit upon a termination of employment following a change in control;
•	Continued life insurance coverage for certain officers and directors upon their termination of service following a change in control;
•	One current director of FNB who, in consultation with FNB, will be invited to be appointed and elected by Citizens to the Citizens Board of Director and by First Citizens to the First Citizens Board of Directors; and
•	Rights of FNB officers and directors to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies.

FNB stockholders cannot be certain of the market value of the merger consideration they will receive, because the market price of Citizens common stock will fluctuate.

Upon completion of the merger, each share of FNB common stock will be converted into merger consideration consisting of either (i) $630.00 in cash, (ii) 12.6000 shares of Citizens common stock, or (iii) a combination of cash and Citizens common stock. The market value of Citizens common stock may vary from the closing price on the date the merger was announced, on the date that this document was mailed to FNB stockholders, on the date of the special meeting of the FNB stockholders, on the date the merger is completed, and thereafter. Any change in the market price of Citizens common stock before completion of the merger will affect the amount and market value of the merger consideration that FNB stockholders will receive upon completion of the merger to the extent FNB stockholders receive shares of Citizens common stock. Accordingly, at the time of the special meeting, FNB stockholders will not know or be able to calculate with certainty the market value of the merger consideration they would receive upon completion of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in each company’s respective business, operations and prospects, and regulatory considerations. Many of these factors are beyond Citizens’ control. You should obtain current market quotations for shares of Citizens common stock before you vote.

FNB stockholders may receive a form of consideration different from what they elect.

The consideration to be received by FNB stockholders in the merger is subject to the requirement that 75% of the shares of FNB common stock be exchanged for shares of Citizens common stock and the remaining 25% of FNB common shares be exchanged for cash. The merger agreement contains proration and allocation procedures to achieve this desired result. If you elect all cash and the available cash consideration is oversubscribed, then you will receive a portion of the merger consideration in Citizens common stock. If you elect all stock and the available stock consideration is oversubscribed, then you will receive a portion of the merger consideration in cash.

In certain circumstances, cash merger consideration received may be taxed as a dividend rather than capital gains and FNB’s counsel is not able to provide an opinion regarding whether this tax treatment will apply to any individual stockholder.

In certain circumstances, the cash merger consideration received by an FNB stockholder who receives Citizens common stock and cash may be taxed as a dividend, rather than as capital gain. This could arise if there has not been a meaningful reduction in the stockholder’s interest in Citizens as a result of the exchange. For purposes of this determination, the stockholder generally will be treated as if the stockholder first exchanged all of their shares of FNB common stock solely for Citizens common stock and then Citizens immediately redeemed a portion of the Citizens common stock in exchange for the cash the stockholder actually received. Moreover, the FNB stockholder may be deemed to constructively own shares of Citizens common stock held by certain members of the stockholder’s family or certain entities in which the stockholder has an ownership or beneficial interest, and certain stock options may be aggregated with the stockholder’s shares of Citizens common stock. Because the determination as to whether a stockholder’s interest has been meaningfully reduced is based on facts and circumstances unique to each stockholder, FNB’s legal counsel will not opine as to such treatment at the individual stockholder level.

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FNB stockholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

FNB’s stockholders currently have the right to vote in the election of the FNB Board of Directors and on other matters affecting FNB. If and when the merger occurs, each FNB stockholder that receives shares of Citizens common stock will become a stockholder of Citizens with a percentage ownership of the combined institution that is much smaller than the stockholder’s current percentage ownership of FNB. Because of this, FNB’s stockholders will have less influence on the management and policies of Citizens than they currently have on the management and policies of FNB.

Failure to complete the merger could negatively impact the stock prices and future businesses and financial results of Citizens and FNB.

If the merger is not completed, the ongoing businesses of Citizens and FNB may be adversely affected and Citizens and FNB will be subject to several risks, including the following:

1.

Citizens and FNB will be required to pay certain costs relating to the merger whether or not the merger is completed, such as legal, accounting, financial advisory and printing fees;

2.

under the merger agreement, FNB is subject to certain restrictions on the conduct of its business before completing the merger, which may adversely affect its operating results; and

3.

matters relating to the merger may require substantial commitments of time and resources by Citizens and FNB management, which could otherwise have been devoted to other opportunities that may have been beneficial to Citizens and FNB as independent companies.

In addition, if the merger is not completed, Citizens or FNB may experience negative reactions from the financial markets and from their respective customers and employees. Citizens or FNB also could be subject to litigation related to any failure to complete the merger or to enforcement proceedings to perform their respective obligations under the merger agreement. If the merger is not completed, Citizens and FNB cannot assure their stockholders that the risks described above will not materialize and will not materially affect the business, financial results and stock prices of Citizens or FNB.

The opinions of FNB’s financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.

FNB’s financial advisor, Boenning, rendered an opinion dated June 30, 2015, to the FNB Board of Directors, that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the consideration to be paid to FNB stockholders pursuant to the merger agreement was fair from a financial point of view to the holders of FNB common stock. Boenning assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date thereof.

Changes in the operations and prospects of Citizens or FNB, general market and economic conditions and other factors on which Boenning’s opinion was based may significantly alter the value of Citizens or FNB or the prices of shares of Citizens common stock or FNB common stock by the time the merger is completed. Boenning’s opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. The FNB Board of Directors’ recommendation that holders of FNB common stock vote “FOR” adoption of the merger agreement, however, is as of the date of this document.

The merger agreement limits FNB’s ability to pursue alternatives to the merger.

The merger agreement contains “no shop” provisions that, subject to limited exceptions, limit FNB’s ability to discuss, facilitate or commit to competing third party proposals to acquire all or a significant part of FNB. In addition, FNB has agreed to pay Citizens a termination fee in the amount of $1.0 million in the event that FNB or Citizens terminates the merger agreement for certain reasons. These provisions might discourage a potential competing acquirer that has an interest in acquiring all or a significant part of FNB from considering or proposing that acquisition even if it were prepared to pay consideration with a higher per share market price than that proposed in the merger with First Citizens. FNB can consider and participate in discussions and negotiations with respect to an alternative proposal so long as the FNB Board of Directors determines in good faith after consultation with legal counsel that such alternative proposal is, or is reasonably likely to lead to, a proposal which is superior to the merger with First Citizens.

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The shares of Citizens common stock to be received by FNB stockholders as a result of the merger will have different rights from the shares of FNB common stock.

Upon completion of the merger, FNB stockholders will become Citizens shareholders and their rights as shareholders will be governed by Pennsylvania law and the articles of incorporation and bylaws of Citizens. The rights associated with FNB common stock are different from the rights associated with Citizens common stock. See “Comparison of Stockholders’ Rights” for a discussion of the different rights associated with Citizens common stock.

Goodwill incurred in the merger may negatively affect Citizens’ financial condition.

To the extent that the purchase price exceeds the fair value of the net assets, including identifiable intangibles, of FNB, that amount will be reported as goodwill in Citizens’ future financial statements. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. A failure to realize expected benefits of the merger could adversely impact the carrying value of the goodwill recognized in the merger and, in turn, negatively affect Citizens’ financial condition and results of operations.

Risks Related to Citizens

Changing interest rates may decrease Citizens’ earnings and asset values.

Citizens’ net interest income is the interest it earns on loans and investments less the interest it pays on deposits and borrowings.  Citizens’ net interest margin is the difference between the yield it earns on its assets and the interest rate it pays for deposits and other sources of funding.  Changes in interest rates – whether increases or decreases – could adversely affect Citizens’ net interest margin and, as a result, its net interest income.  Although the yield it earns on its assets and its funding costs tend to move in the same direction in response to changes in interest rates, one can rise or fall faster than the other, causing the Citizens’ interest margin to expand or contract.  Citizens’ liabilities tend to be shorter in duration than its assets, so they may adjust faster in response to changes in interest rates.  As a result, when interest rates rise, Citizens’ funding costs may rise faster than the yield it earns on its assets, causing its net interest margin to contract until the asset yields catch up.  Changes in the slope of the “yield curve” – or the spread between short-term and long-term interest rates – could also reduce Citizens’ net interest margin.  Normally, the yield curve is upward sloping, meaning short-term rates are lower than long-term rates.  Because Citizens’ liabilities tend to be shorter in duration than its assets, when the yield curve flattens or even inverts, it could experience pressure on its net interest margin as the cost of funds increases relative to the yield it can earn on its assets.

Changes in interest rates also affect the value of First Citizens’ interest-earning assets, and in particular First Citizens’ securities portfolio.  Generally, the value of fixed-rate securities fluctuates inversely with changes in interest rates.  Unrealized gains and losses on securities available for sale are reported as a separate component of shareholders’ equity, net of tax.  Decreases in the fair value of securities available for sale resulting from increases in interest rates could have an adverse effect on shareholders’ equity.

Local economic conditions are being increasingly impacted by the exploration and drilling activities for natural gas in the in the Marcellus and Utica Shale formations.

The economy in a large portion of Citizens’ market areas has become increasingly influenced by the natural gas industry. Citizens’ market area is predominately centered in the Marcellus and Utica Shale natural gas exploration and drilling area.  These natural gas exploration and drilling activities have significantly impacted the overall interest in real estate in the market area due to the related lease and royalty revenues associated with it.  The natural gas activities have had a positive impact on the value of local real estate. Additionally, many of Citizens’ customers provide transportation and other services and products that support natural gas exploration and production activities.  Moreover, Citizens has experienced an increase in deposits as a result of this natural resource exploration and has developed products specifically targeting those that have benefited from this activity. Exploration and drilling of the natural gas reserves in the market area may be affected by federal, state and local laws and regulations such as restrictions on production, permitting, changes in taxes and environmental protection. In addition, these activities can be affected by the market price for natural gas. These factors could negatively impact Citizens’ customers and, as a result, negatively impact its loan and deposit volume.  If there is a significant downturn in this industry, as a result of regulatory action or otherwise, the ability of Citizens’ borrowers to repay their loans in accordance with their terms could be negatively impacted or reduce demand for loans. Finally, the borrowing needs of some of the residents in Citizens’ market area have been limited due to the economic benefits afforded them as a result of the exploration activities.  These factors could have a material adverse effect on Citizens’ business, prospects, financial condition and results of operations.

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Higher loan losses could require Citizens to increase its allowance for loan losses through a charge to earnings.

When Citizens loans money it incurs the risk that its borrowers will not repay their loans. Citizens reserves for loan losses by establishing an allowance through a charge to earnings. The amount of this allowance is based on Citizens’ assessment of loan losses inherent in its loan portfolio. The process for determining the amount of the allowance is critical to Citizens’ financial results and condition. It requires subjective and complex judgments about the future, including forecasts of economic or market conditions that might impair the ability of borrowers to repay their loans. Citizens might underestimate the loan losses inherent in its loan portfolio and have loan losses in excess of the amount reserved. Citizens might increase the allowance because of changing economic conditions. For example, in a rising interest rate environment, borrowers with adjustable-rate loans could see their payments increase. There may be a significant increase in the number of borrowers who are unable or unwilling to repay their loans, resulting in Citizens’ charging off more loans and increasing its allowance for loan losses. In addition, when real estate values decline, the potential severity of loss on a real estate-secured loan can increase significantly, especially in the case of loans with high combined loan-to-value ratios. A decline in the national economy and the local economies of the areas in which the loans are concentrated could result in an increase in loan delinquencies, foreclosures or repossessions resulting in increased charge-off amounts and the need for additional loan loss allowances in future periods. In addition, bank regulators may require Citizens to make a provision for loan losses or otherwise recognize further loan charge-offs following their periodic review of its loan portfolio, underwriting procedures, and loan loss allowance. Any increase in the allowance for loan losses or loan charge-offs as required by such regulatory authorities could have a material adverse effect on Citizens’ financial condition and results of operations.  Citizens’ allowance for loan losses amounted to $7.0 million, or 1.22% of total loans outstanding and 94.1% of nonperforming loans, at June 30, 2015. Citizens’ allowance for loan losses at June 30, 2015 may not be sufficient to cover future loan losses. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would decrease Citizens’ earnings. In addition, at June 30, 2015, Citizens had a total of 28 loan relationships with outstanding balances that exceeded $3.0 million, 27 of which were performing according to their original terms. However, the deterioration of one or more of these loans could result in a significant increase in Citizens’ nonperforming loans and provision for loan losses, which would negatively impact its results of operations.

Citizens’ emphasis on commercial real estate, agricultural real estate, construction and municipal lending may expose Citizens to increased lending risks.

At June 30, 2015, Citizens had $193.7 million in loans secured by commercial real estate, $30.7 million in agricultural real estate loans, $8.0 million in construction loans and $84.7 million in municipal loans. Commercial real estate, agricultural real estate, construction and municipal loans represented 33.9%, 5.4%, 1.4% and 14.8%, respectively, of Citizens’ loan portfolio.  At June 30, 2015, Citizens had $4.3 million of reserves specifically allocated to these loan types.  While commercial real estate, agricultural, construction and municipal loans are generally more interest rate sensitive and carry higher yields than residential mortgage loans, these types of loans generally expose a lender to greater risk of non-payment and loss than single-family residential mortgage loans because repayment of the loans often depends on the successful operation of the property, the income stream of the borrowers and, for construction loans, the accuracy of the estimate of the property’s value at completion of construction and the estimated cost of construction.  Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to single-family residential mortgage loans.

Loan participations have been a significant source of loan originations in recent periods and a decline in loan participation volume could hurt profits and slow loan growth.

Citizens has actively engaged in loan participations in recent periods whereby it is invited to participate in loans, primarily commercial real estate and municipal loans, originated by another financial institution known as the lead lender.  Citizens has participated with other financial institutions in both Citizens’ primary markets and out-of-market areas. Loan participations accounted for approximately $11.7 million, or 66.4%, of Citizens’ loan growth during the six months ended June 30, 2015.  Citizens’ profits and loan growth could be significantly and adversely affected if the volume of loan participations materially decreases, whether because loan demand declines, loans are paid off, lead lenders come to perceive Citizens as a potential competitor in their respective market areas, or otherwise.

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If Citizens concludes that the decline in value of any of its investment securities is other-than-temporary, it is required to write down the value of that security through a charge to earnings.

Citizens reviews its investment securities portfolio monthly and at each quarter-end reporting period to determine whether the fair value of the securities is below the current carrying value. When the fair value of any of its investment securities has declined below its carrying value, Citizens is required to assess whether the decline is other-than-temporary. If it concludes that the decline is other-than-temporary, it is required to write down the value of that security through a charge to earnings. As of June 30, 2015, Citizens’ investment portfolio included available for sale investment securities with an amortized cost of $113.8 million and a fair value of $113.0 million, which included unrealized losses on 72 securities totaling $810,000.  Changes in the expected cash flows of these securities or prolonged price declines may result in Citizens’ concluding in future periods that the impairment of these securities is other-than-temporary, which would require a charge to earnings to write down theses securities to their fair value. Any charges for other-than-temporary impairment would not impact cash flow, tangible capital or liquidity.

Income from secondary mortgage market operations is volatile, and Citizens may incur losses or charges with respect to its secondary mortgage market operations, which would negatively affect its earnings.

Citizens generally sells in the secondary market the longer term fixed-rate residential mortgage loans that it originates, earning non-interest income in the form of gains on sale. When interest rates rise, the demand for mortgage loans tends to fall and may reduce the number of loans available for sale. Furthermore, the prolonged low interest rate environment has reduced the demand for loans available for sale.  In addition to interest rate levels, weak or deteriorating economic conditions also tend to reduce loan demand. Although Citizens sells loans in the secondary market without recourse, it is required to give customary representations and warranties to the buyers. If Citizens breaches those representations and warranties, the buyers can require Citizens to repurchase the loans and it may incur a loss on the repurchase. Because Citizens generally retains the servicing rights on the loans it sells in the secondary market, it is required to record a mortgage servicing right asset, which it tests annually for impairment. The value of mortgage servicing rights tends to increase with rising interest rates and decrease with falling interest rates. If Citizens is required to take an impairment charge on its mortgage servicing rights, its earnings would be adversely affected.

Citizens’ financial condition and results of operations are dependent on the economy in First Citizens’ market area.

First Citizens’ primary market area consists of the Pennsylvania Counties of Bradford, Clinton, Potter, and Tioga in North Central Pennsylvania and Allegany County in southern New York.  As of June 30, 2015, management estimates that approximately 91.9% of deposits and 75.0% of loans came from households whose primary addresses are located in First Citizens’ primary market area.  Because of First Citizens’ concentration of business activities in its market area, Citizens’ financial condition and results of operations depend upon economic conditions in this market area.  Adverse economic conditions in the market area could reduce Citizens’ growth rate, affect the ability of its customers to repay their loans, and generally affect its financial condition and results of operations.  Conditions such as inflation, recession, unemployment, high interest rates and short money supply and other factors beyond its control may adversely affect Citizens’ profitability.  Citizens is less able than a larger institution to spread the risks of unfavorable local economic conditions across a large number of diversified economies.  Any sustained period of increased payment delinquencies, foreclosures or losses caused by adverse market or economic conditions in Pennsylvania or New York could adversely affect the value of Citizens’ assets, revenues, results of operations and financial condition.  Moreover, Citizens cannot give any assurance that it will benefit from any market growth or favorable economic conditions in its primary market areas if they do occur.

A return of recessionary conditions could result in increases in Citizens’ level of nonperforming loans or reduce demand for its products and services, which could have an adverse effect on its results of operations.

Although the United States economy is not currently in a recession, economic growth has been slow and uneven. A return to prolonged deteriorating economic conditions or continued negative developments in the domestic and international credit markets could significantly affect the markets in which Citizens does business, the value of its loans and investments, and its ongoing operations, costs and profitability. These events may cause Citizens to incur losses and may adversely affect its financial condition and results of operations.

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Regulation of the financial services industry is undergoing major changes and future legislation could increase Citizens’ cost of doing business or harm its competitive position.

Citizens is subject to extensive regulation, supervision and examination by the FRB and the PDOB, its primary regulators, and by the FDIC, as insurer of its deposits.  Such regulation and supervision governs the activities in which an institution and its holding company may engage and are intended primarily for the protection of the insurance fund and the depositors and borrowers of First Citizens rather than for holders of Citizens common stock. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on Citizens’ operations, the classification of its assets, and determination of its allowance for loan losses.  Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on Citizens’ profitability and operations. Future legislative changes could require changes to business practices or force Citizens to discontinue businesses and potentially expose it to additional costs, liabilities, enforcement action and reputational risk.

Citizens is periodically subject to examination and scrutiny by a number of banking agencies and, depending upon the findings and determinations of these agencies, it may be required to make adjustments to its business that could adversely affect it.

Federal and state banking agencies periodically conduct examinations of Citizens’ business practices, including its compliance with applicable laws and regulations. If, as a result of an examination, a banking agency was to determine that the financial condition, capital resources, asset quality, asset concentration, earnings prospects, management, liquidity, sensitivity to market risk or other aspects of any of Citizens’ operations has become unsatisfactory, or that Citizens or its management is in violation of any law or regulation, it could take a number of different remedial actions as it deems appropriate. These actions include the power to enjoin “unsafe or unsound” practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in Citizens’ capital, to restrict Citizens’ growth, to change the asset composition of Citizens’ portfolio or balance sheet, to assess civil monetary penalties against Citizens’ officers or directors, to remove officers and directors and, if it is concluded that such conditions cannot be corrected or there is an imminent risk of loss to depositors, to terminate Citizens’ deposit insurance. If Citizens becomes subject to such regulatory actions, its business, results of operations and reputation may be negatively impacted.

Strong competition within First Citizens’ market area could hurt profits and slow growth.

First Citizens faces intense competition both in making loans and attracting deposits. This competition has made it more difficult for it to make new loans and at times has forced it to offer higher deposit rates. Price competition for loans and deposits might result in First Citizens earning less on loans and paying more on deposits, which would reduce net interest income. Competition also makes it more difficult to increase the volume of First Citizens’ loan and deposit portfolios. As of June 30, 2014, which is the most recent date for which information is available, First Citizens held 35.0% of the FDIC-insured deposits in Bradford, Potter and Tioga Counties, Pennsylvania, which was the largest share of deposits out of eight financial institutions with offices in the area, and 5.5% of the FDIC-insured deposits in Allegany County, New York, which was the fourth largest share of deposits out of five financial institutions with offices in this area. Competition also makes it more difficult to hire and retain experienced employees. Some of the institutions with which First Citizens competes have substantially greater resources and lending limits than First Citizens has and may offer services that First Citizens does not provide. Citizens’ management expects competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. First Citizens’ profitability depends upon its continued ability to compete successfully in its market area.

Citizens relies on its management and other key personnel and the loss of any of them may adversely affect its operations.

Citizens is and will continue to be dependent upon the services of its executive management team. In addition, it will continue to depend on its ability to retain and recruit key commercial loan officers. The unexpected loss of services of any key management personnel or commercial loan officers could have an adverse effect on Citizens’ business and financial condition because of the loss of their skills, knowledge of the market and years of industry experience, and the difficulty of promptly finding qualified replacement personnel.

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Environmental liability associated with lending activities could result in losses.

In the course of Citizens’ business, it may foreclose on and take title to properties securing its loans. If hazardous substances were discovered on any of these properties, Citizens could be liable to governmental entities or third parties for the costs of remediation of the hazard, as well as for personal injury and property damage. Many environmental laws can impose liability regardless of whether Citizens knew of or was responsible for the contamination. In addition, if Citizens arranges for the disposal of hazardous or toxic substances to another site, it may be liable for the costs of cleaning up and removing those substances from the site even if it neither owns nor operates the disposal site. Environmental laws may require Citizens to incur substantial expenses and may materially limit use of properties it acquires through foreclosure, reduce their value, or limit Citizens’ ability to sell them in the event of a default on the loans they secure. In addition, future laws or more stringent interpretations or enforcement policies with respect to existing laws may increase Citizens’ exposure to environmental liability.

Citizens’ ability to pay dividends is limited.

Citizens’ ability to pay dividends to its shareholders largely depends on its receipt of dividends from First Citizens. The amount of dividends that First Citizens may pay to Citizens is limited by federal and state laws and regulations. Additionally, Citizens may decide to limit the payment of dividends even when it has the legal ability to pay them in order to retain earnings for use in its business.

Federal and state banking laws and Citizens’ articles of incorporation and bylaws may have an anti-takeover effect.

Federal law imposes restrictions, including regulatory approval requirements, on persons seeking to acquire control over bank holding companies such as Citizens. Pennsylvania law, as well as Citizens’ articles of incorporation and bylaws, also contain provisions that may have an anti-takeover effect. These provisions may serve to entrench management or discourage a takeover attempt that shareholders consider to be in their best interest or in which they would receive a substantial premium over the current market price.

Citizens is subject to certain risks in connection with its use of technology.

Communications and information systems are essential to the conduct of Citizens’ business, as it uses such systems to manage its customer relationships, general ledger, deposits, and loans, and to deliver online and electronic banking services. Citizens’ operations rely on the secure processing, storage, and transmission of confidential and other information in its computer systems and networks. Although it takes protective measures and endeavors to modify them as circumstances warrant, the security of Citizens’ computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have a security impact.

In addition, breaches of security may occur through intentional or unintentional acts by those having authorized or unauthorized access to Citizens’ confidential or other information or the confidential or other information of its customers, clients, or counterparties. If one or more security breaches were to occur, the confidential and other information processed and stored in, and transmitted through, Citizens’ computer systems and networks could potentially be jeopardized, or could otherwise cause interruptions or malfunctions in Citizens’ operations or the operations of its customers, clients, or counterparties. This could cause Citizens significant reputational damage or result in its experiencing significant losses from fraud or otherwise.

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Furthermore, Citizens may be required to expend significant additional resources to modify its protective measures or to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. Also, Citizens may be subject to litigation and financial losses that are either not insured against or not fully covered through any insurance it maintains.

In addition, Citizens routinely transmits and receives personal, confidential, and proprietary information by e-mail and other electronic means. Citizens has discussed and worked with its customers, clients, and counterparties to develop secure transmission capabilities, but it does not have, and may be unable to put in place, secure capabilities with all of these constituents, and it may not be able to ensure that these third parties have appropriate controls in place to protect the confidentiality of such information. Any interception, misuse, or mishandling of personal, confidential, or proprietary information being sent to or received from a customer, client, or counterparty could result in legal liability, regulatory action, and reputational harm, and could have a significant adverse effect on Citizens’ competitive position, financial condition, and results of operations.

Citizens’ risk management framework may not be effective in mitigating risks or losses.

Citizens has implemented a risk management framework to manage its risk exposure. This framework is comprised of various processes, systems and strategies, and is designed to manage the types of risk to which it is subject, including, among others, credit, market, liquidity, interest rate and compliance risk. Citizens’ framework also includes financial or other modeling methodologies which involve management assumptions and judgment. There is no assurance that Citizens’ risk management framework will be effective under all circumstances or that it will adequately mitigate any risk or loss. If Citizens’ framework is not effective, it could suffer unexpected losses, adverse regulatory consequences, and its business, financial condition, results of operations or prospects could be materially and adversely affected.

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FORWARD-LOOKING STATEMENTS

This document, including information included or incorporated by reference in this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) the financial condition, results of operations and business of Citizens and FNB; (ii) statements about the benefits of the merger, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (iii) statements about Citizens’ plans, objectives, expectations and intentions and other statements that are not historical facts; and (iv) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of Citizens’ management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond its control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	general economic conditions in the areas in which Citizens operates;
•	the businesses of FNB and Citizens may not be combined successfully, or such combination may take longer to accomplish than expected;
•	the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected;
•	the risk that the merger agreement may be terminated in certain circumstances which would require FNB to pay Citizens a termination fee of $1.0 million;
•	operating costs, customer losses and business disruption following the merger, including adverse effects of relationships with employees, may be greater than expected;
•	governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger;
•	adverse governmental or regulatory policies may be enacted;
•	the interest rate environment may change, causing margins to further compress and adversely affecting net interest income;
•	the risks associated with continued diversification of assets and adverse changes to credit quality;
•	competition from other financial services companies in Citizens’ markets; and
•	the risk that an economic slowdown could adversely affect credit quality and loan originations.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Citizens’ reports filed with the SEC.

All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters regarding either Citizens or FNB or any person acting on behalf of Citizens or FNB are expressly qualified in their entirety by the cautionary statements above. Neither Citizens nor FNB undertakes any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made.

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SELECTED HISTORICAL FINANCIAL DATA FOR CITIZENS FINANCIAL SERVICES, INC. AND THE FIRST NATIONAL BANK OF FREDERICKSBURG

Citizens Financial Services, Inc.

The following tables set forth selected historical consolidated financial data for Citizens as of and for each of the five years ended December 31, 2014, 2013, 2012, 2011 and 2010, which has been derived from Citizens’ audited consolidated financial statements, and as of June 30, 2015 and for the six months ended June 30, 2015 and 2014. You should read these tables together with the historical consolidated financial information contained in Citizens’ consolidated financial statements and related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Citizens’ Annual Report on Form 10-K for the year ended December 31, 2014, which has been filed with the SEC and is incorporated by reference herein. Information for the six months ended June 30, 2015 and 2014 is derived from unaudited interim consolidated financial statements and has been prepared on the same basis as Citizens’ audited consolidated financial statements and includes, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the data for such period. The results of operations for the six months ended June 30, 2015 do not necessarily indicate the results which may be expected for any future interim period or for the full year.

	At June 30,	At December 31,
	2015	2014	2013	2012	2011	2010
	(unaudited)	(dollars in thousands)
Balance Sheet Data
Total assets	$942,479	$925,048	$914,934	$882,427	$878,567	$812,526
Total investments	304,792	306,146	317,301	310,252	318,823	251,303
Loans	571,651	554,105	540,612	502,463	487,509	473,517
Allowance for loan losses	6,959	6,815	7,098	6,784	6,487	5,915
Total deposits	791,887	773,933	748,316	737,096	733,993	680,711
Total borrowings	39,194	41,799	66,932	46,126	53,882	55,996
Stockholders’ equity	103,225	100,528	92,056	89,475	81,468	68,690

	At or For the Year Ended December 31,
	2014	2013	2012	2011	2010
	(dollars in thousands, except share and per share data)
Income Statement Data
Interest income	$35,291	$36,234	$38,085	$38,293	$39,000
Interest expense	4,953	6,315	7,659	9,683	11,340
Net interest income	30,338	29,919	30,426	28,610	27,660
Provision for loan losses	585	405	420	675	1,255
Net interest income after provision for loans losses	29,753	29,514	30,006	27,935	26,405
Non-interest income	6,740	6,982	7,364	6,625	6,207
Investment securities gains, net	616	441	604	334	99
Non-interest expense	20,165	19,810	19,428	18,452	18,053
Income before provision for income taxes	16,944	17,127	18,546	16,442	14,658
Provision for income taxes	3,559	3,752	4,331	3,610	3,156
Net income	$13,385	$13,375	$14,215	$12,832	$11,502
Stock and Related Per Share Data
Net income – basic	$4.41	$4.38	$4.61	$4.12	$3.68
Net income – diluted	4.40	4.38	4.60	4.12	3.68
Cash dividends declared	2.17	1.21	1.49	1.08	1.01
Book value	32.83	30.64	27.62	24.64	21.66
Stock dividend	1.00%	5.00%	1.00%	1.00%	1.00%

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	At or For the Six Months Ended June 30,
	2015	2014
	(in thousands, except per share data)
	(unaudited)
Income Statement Data
Interest income	$17,539	$17,670
Interest expense	2,391	2,508
Net interest income	15,148	15,162
Provision for loan losses	240	330
Net interest income after provision for loan losses	14,908	14,832
Non-interest income	3,382	3,296
Investment securities gains, net	301	246
Non-interest expense	10,763	10,091
Income before provision for income taxes	7,828	8,283
Provision for income taxes	1,519	1,742
Net income	$6,309	$6,541
Stock and Related Per Share Data
Net income – basic	$2.09	$2.15
Earnings per share – diluted	2.09	2.15
Cash dividends declared	0.81	0.77
Stock dividend	―	1.00%
Book value	$34.03	$31.97
Market Price (OTC Pink: CZFS):
High	53.75	58.99
Low	48.10	49.10
Close	49.00	54.50

	At June 30,	At or for the Year Ended December 31,
	2015	2014	2013	2012	2011	2010
	(unaudited)	(dollars in thousands, except per share data)
Key Ratios
Return on assets (net income to average total assets)	1.36%	1.48%	1.51%	1.62%	1.52%	1.50%
Return on average equity (net income to average total equity)	12.41	13.73	14.89	17.48	17.86	18.13
Equity to asset ratio (average equity to average total assets, excluding other comprehensive income)	10.93	10.74	10.13	9.26	8.49	8.25
Net interest margin	3.81	3.84	3.87	3.99	3.94	4.19
Efficiency ratio (1)	51.52	48.61	48.12	46.10	46.23	47.96
Dividend payout ratio	38.80	49.32	27.63	32.37	26.30	27.50
Tier 1 leverage	11.08	10.99	10.42	9.70	8.83	8.32
Tier 1 risk-based capital	17.80	17.30	16.44	16.21	14.94	13.72
Total risk-based capital	19.06	18.55	17.75	17.50	16.23	14.97
Nonperforming assets/total loans	1.61	1.67	1.88	1.83	2.11	2.80
Nonperforming loans/total loans	1.29	1.34	1.63	1.71	1.94	2.65
Allowance for loan losses/total loans	1.22	1.23	1.31	1.35	1.33	1.25
Net charge-offs/average loans (annualized)	0.03	0.16	0.02	0.02	0.02	0.05
Other Data
Number of banking centers	19	19	19	19	18	19
Full time equivalent employees	191	189	186	185	176	170

_______________________________

(1) The efficiency ratio represents non-interest expense as a percent of net tax equivalent interest income and non-interest revenues, excluding only gains from securities transactions.

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The First National Bank of Fredericksburg

The following table sets forth selected historical financial information with respect to FNB. The data for the years ended December 31, 2014 and 2013 are derived from FNB’s audited financial statements. The results of operations as of and for the six months ended June 30, 2015 and 2014 are derived from unaudited interim financial statements and are not necessarily indicative of the results of operations for the full year or any other interim period. Information as of and for the six months ended June 30, 2015 and 2014 has been prepared on the same basis as FNB’s audited financial statements and includes, in the opinion of the management of FNB, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data at the dates and for the periods presented. The financial information below should be read in conjunction with FNB's financial statements and related notes and the information contained under "Information About the First National Bank of Fredericksburg – Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of or for the Six Months Ended June 30, (unaudited)		As of or for the Years Ended December 31,
	2015	2014	2014	2013
	(dollars in thousands, except per share data)
Income Statement Data
Interest income	$3,522	$3,570	$7,037	$7,166
Interest expense	282	303	599	674
Net interest income	3,240	3,267	6,438	6,492
Provision for loan losses	125	25	212	174
Net interest income after provision for loan losses	3,115	3,242	6,226	6,318
Non-interest income	407	404	828	982
Non-interest expense	3,291	3,373	6,726	6,885
Income before income taxes	231	273	328	415
Income tax expense	30	36	27	61
Net income	$201	$237	$301	$354
Per Share Data
Net income — basic	$5.66	$6.65	$8.46	$9.94
Net income — diluted	$5.66	$6.65	$8.46	$9.94
Book value per share	$442.25	$417.03	$435.98	$395.13
Weighted average common shares outstanding basic	35,628	35,628	35,628	35,628
Weighted average common shares outstanding diluted	35,628	35,628	35,628	35,628
Balance Sheet Data
Total assets	$232,409	$225,922	$230,668	$214,228
Investment securities	30,629	30,571	30,690	33,136
Loans, net	145,212	142,584	140,677	141,902
Deposits	214,109	208,087	212,708	197,122
Stockholders' equity	15,756	14,858	15,533	14,077
Key Ratios
Return on average assets	0.17%	0.21%	0.13%	0.16%
Return on average stockholders' equity	2.53%	3.26%	2.03%	2.38%
Net interest margin	2.90%	3.05%	2.99%	3.15%
Noninterest expense as a percentage of average assets	2.82%	3.00%	2.98%	3.18%
Efficiency ratio (1)	82.62%	83.69%	84.27%	83.59%
Asset Quality
Allowance for loan losses to loans	0.83%	0.78%	0.81%	0.79%
Net charge-offs to average loans outstanding	0.08%	0.06%	0.14%	0.20%
Non-performing loans to total loans	2.57%	1.55%	2.91%	2.50%
Allowance for loan losses to non-performing assets	32.43%	34.66%	26.03%	32.94%
Liquidity and Capital Ratios
Average loans to average deposits	66.14%	68.46%	68.31%	66.79%
Average equity to average assets	6.82%	6.46%	6.58%	6.86%
Tier 1 leverage ratio	7.30%	7.47%	7.45%	7.65%
Tier 1 risk based capital ratio	10.64%	10.91%	10.92%	10.62%
Total risk based capital ratio	11.39%	11.64%	11.67%	11.34%

_________________________

(1) The efficiency ratio represents non-interest expense as a percent of net tax equivalent interest income and non-interest revenues, excluding only gains from securities transactions.

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INFORMATION ABOUT CITIZENS FINANCIAL SERVICES, INC.

Citizens is a Pennsylvania-chartered bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, First Citizens, a Pennsylvania-chartered commercial bank. Established in 1932, and headquartered in Mansfield, Pennsylvania, First Citizens has a primary market area of Clinton, Potter, Tioga and Bradford Counties in north central Pennsylvania and Allegany County in southwestern New York, and operates 18 branch offices. As of June 30, 2015, Citizens had total assets of approximately $942.5 million, total deposits of approximately $791.9 million, net loans of approximately $564.7 million, and stockholders’ equity of approximately $103.2 million. Through this branch network and its electronic delivery channels, First Citizens provides deposit and loan products and financial services to local businesses, consumers and municipalities. First Citizens’ wholly owned subsidiary, First Citizens Insurance Agency, Inc., offers products such as mutual funds, annuities, and health and life insurance. The principal executive office of Citizens is located at 15 South Main Street, Mansfield, Pennsylvania 16933 and its telephone number is (570) 662-2121.

Citizens common stock trades on the OTC Pink under the symbol “CZFS.”

Additional information about Citizens and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information.”

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INFORMATION ABOUT THE FIRST NATIONAL BANK OF FREDERICKSBURG

Business

FNB, a national bank operating under a federal charter, is an FDIC-insured, full-service community bank headquartered at 3016 South Pine Grove Street, Fredericksburg, PA 17026 (tel. (717) 202-2255). In addition to the headquarters, FNB maintains six branch offices throughout the Lebanon Valley in Pennsylvania: Lebanon (3), Mt. Aetna, Friedensburg and Schuylkill Haven. At June 30, 2015, FNB had total assets of $232.4 million, deposits of $214.1 million and stockholders’ equity of $15.8 million. FNB’s common stock is not traded on any exchange, and there is no established public trading market for the stock. No broker makes a market in FNB’s stock.

FNB’s primary market area consists of Lebanon, Berks, and Schuylkill Counties in Pennsylvania, with business being conducted in contiguous counties as well. Competition for deposit and loan products comes from other insured financial institutions such as commercial banks, thrift institutions and credit unions in FNB’s market area as well as from out-of-market financial institutions that offer deposits and loans over the internet and through other delivery channels.

FNB grants commercial, mortgage and consumer loans to its customers. As of June 30, 2015, FNB’s loan portfolio included commercial and multi-family real estate loans, commercial business loans and lines of credit, residential first mortgage loans, home equity term loans and lines of credit, residential construction loans, and other consumer loans. Substantially all of FNB’s borrowers are located in Lebanon, Berks, Schuylkill and contiguous counties.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis summarizes FNB’s results of operations and highlights material changes for the six months ended June 30, 2015 and 2014, the years ended December 31, 2014 and 2013, and its financial condition as of June 30, 2015, December 31, 2014 and December 31, 2013. This discussion is intended to provide additional information which may not be readily apparent from the selected financial data included elsewhere in this document. Reference should be made to the selected financial data presented for a complete understanding of the following discussion and analysis.

This discussion and analysis should be read in conjunction with the unaudited financial statements and related footnotes for the year ended June 30, 2015 and the audited financial statements and related footnotes for the twelve months ended December 31, 2014 appearing elsewhere in this document. Other than as described herein, management does not believe there are any trends, events or uncertainties that are reasonably expected to have a material impact on future results of operations, liquidity or capital resources.

This discussion and analysis of financial condition and results of operations contains forward-looking statements that involve risks and uncertainties, such as FNB’s plans, objectives, expectations and intentions. Therefore, this analysis should be read in conjunction with the section of this document titled “Forward-Looking Statements.”

Overview

FNB’s results of operations depend primarily on net interest income. Net interest income is the difference between interest income earned on interest-earning assets, primarily loans and investment securities, and the interest paid on interest-bearing liabilities, primarily deposits. Net interest income is directly impacted by the market interest rate environment, the shape of the market yield curve and timing of the placement and re-pricing of interest-earning assets and interest-bearing liabilities on FNB’s balance sheet. Results of operations are also directly affected by general economic conditions in the local geographic area, as well as throughout the country and the world.

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Comparison of Results of Operations for the Six Months Ended June 30, 2015 and 2014

(unaudited) (dollars in thousands)
	2015	2014	$ change	% change
Interest income	$3,522	$3,570	$(48)	(1.3)%
Interest expense	282	303	(21)	(6.9)%
Net interest income	3,240	3,267	(27)	(0.8)%
Provision for loan losses	125	25	100	400.0%
Net interest income after provision for loan losses	3,115	3,242	(127)	(3.9)%
Non-Interest income	407	404	3	0.7%
Non-interest expenses	3,291	3,373	(82)	(2.4)%
Income before income taxes	231	273	(42)	(15.4)%
Income tax expense	30	36	(6)	(16.7)%
Net income	$201	$237	$(36)	(15.2)%

Net Income. Net income for the first six months of 2015 totaled $201,000 compared to net income of $237,000 for the same period in 2014, a decrease of $36,000. Basic net income per common share was $5.66 for the first six months of 2015 compared to a net income per common share of $6.65 for the same period in 2014 and to date in 2015. The decrease in earnings was primarily attributable to lower interest rates during the latter part of 2014 into 2015 and an increase in the provision for loan losses of $100,000.

Net Interest Income and Margin. Net interest income represents the excess of interest income from earning assets less interest expense on interest bearing liabilities. Net interest margin is the percentage of net interest income to average earning assets. Net interest income and net interest margin are affected by fluctuations in interest rates and by changes in the amounts and mix of earning assets and interest bearing liabilities. Net interest income for the six month period ended June 30, 2015 decreased by $27,000, or (0.8)%, compared to the same period in 2014, while the net interest margin decreased to 2.90% from 3.05% for the respective periods.

The decrease in net interest income was due largely to decreases in loan interest rates from the period ended June 30, 2014 to the period ended June 30, 2015, which resulted in a decrease in interest income. While deposits increased from June 30, 2014 to June 30, 2015, FNB has been able to reduce average deposit interest rates, resulting in a slight decrease in interest expense over the periods reviewed.

Interest Income. Interest income for the six month period ended June 30, 2015 decreased by $48,000, or 1.3%, to $3.5 million from $3.6 million for the same period in 2014. This decrease primarily includes decreases of $36,000, or 5.3%, in interest on loans and $11,000, or 4.9%, in interest from securities. The average balance of loans increased $240,000 from $142.0 million at June 30, 2014 to $142.3 million at June 30, 2015. Average security balances decreased by $1.2 million at June 30, 2015 to $30.8 million from $32.0 million for the same period in 2014.

Interest rates have generally declined throughout the periods and are at near or at all-time lows. This extremely low interest rate environment is exerting downward pressure on loan and investment yields in three ways. First, as variable rate loans and securities reach repricing or call dates, yields are reduced. Second, new loans and securities added are at rates significantly lower than those originated in prior years. Finally, borrowers with fixed rate loans continued to refinance existing higher rate loans into new lower rate loans.

Interest Expense. Interest expense for the six month period ended June 30, 2015 decreased by $21,000, or 6.9%, to $282,000 from $303,000 during the same period in 2014. This decrease consists solely of reduction in interest expense on deposits as FNB did not have interest expense on borrowed funds. The decrease in interest expense on deposits was due to lower average rates paid and lower average balances on certificates of deposit and money market accounts. Most certificates of deposit that matured and renewed over the period were originated in a higher rate environment. The overall cost of interest bearing deposits fell to 0.24% for the six months ended June 30, 2015 from 0.28% for the same period in 2014.

Provisions for Loan Losses. Provisions for loan losses charged to earnings are based on management’s judgment after considering a variety of factors, including current economic conditions, diversification of the loan portfolio and delinquency statistics. Also considered by management in determining the amounts charged to earnings are the allowance for loan loss evaluations performed on a regular basis. These evaluations are based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, and estimated value of any underlying collateral. Provisions for loan losses charged to earnings in the first six months of 2015 were $125,000 compared to $25,000 for the same period in 2014. The increase in the provision for loan losses resulted from a higher level of special mention loans, substandard loans and loans charged-off in the first six months of 2015 compared to the respective period in 2014. For additional comments about FNB’s credit risk, see “Loan Quality and Allowance for Loan Losses”.

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Non-Interest Income. Non-interest income for the six months ended June 30, 2015 was $407,000 compared to $404,000 for the same period in 2014. This slight increase was due to increases in late charges collected and trust revenues.

Late charges rose to $12,000 for the two quarters ended June 30, 2015 from $11,000 for the same period in 2014. Trust revenues increased to $50,000 at June 30, 2015 from $45,000 for the same period in 2014.

Non-Interest Expenses. Total non-interest expenses for the six months ended June 30, 2015 were $3.3 million compared to $3.4 million for the same period in 2014, a decrease of $82,000, or 2.4%. Decreases in shares tax, dues and subscriptions, and ATM/debit card fees and supplies were partially offset by increases in FDIC fees, professional fees and property related expenses.

Income Taxes. Income tax expense of $30,000 and $36,000 were recorded for the six month periods ended June 30, 2015 and 2014, respectively. A federal tax rate of 34% was applicable to taxable income in both periods. The decrease in tax expense is due to the decrease in reported taxable income.

Comparison of Results of Operations for the Years Ended December 31, 2014 and 2013

(dollars in thousands)
	2014	2013	$ change	% change
Interest income	$7,037	$7,166	$(129)	(1.8)%
Interest expense	599	674	(75)	(11.1)%
Net interest income	6,438	6,492	(54)	(0.8)%
Provision for loan losses	212	174	38	21.8%
Net interest income after provision for loan losses	6,226	6,318	(92)	(1.5)%
Non-interest income	828	982	(154)	(15.7)%
Non-interest expenses	6,726	6,885	(159)	(2.3)%
Income before income taxes	328	415	(87)	(21.0)%
Income tax expense	27	61	(34)	(55.7)%
Net income	$301	$354	$(53)	(15.0)%

Net Income. FNB recorded net income of $301,000 for the year ended December 31, 2014 compared to net income of $354,000 for the year ended December 31, 2013, a decrease of $53,000, or 15.0%. Basic net income per share was $8.46 for the year ended December 31, 2014 as compared to basic net income per share of $9.94 for the year ended December 31, 2013. The decrease in earnings was primarily attributable to decreases in interest rates, which resulted in lower net interest income.

Net Interest Income and Margin. Net interest income for the year ended December 31, 2014 decreased by $54,000, or 0.8%, compared to the same period in 2013. Net interest margin decreased to 2.99% from 3.15%, for the respective periods. The decrease in net interest income and net interest margin was driven by a continuing declining interest rate environment throughout the year.

Interest Income. Interest income for the year ended December 31, 2014 decreased by $129,000, or 1.8%, to $7.0 million from $7.2 million for the same period in 2013. This decrease includes decreases of $86,000, or 1.3%, in interest on loans and $58,000, or 0.8%, in interest from securities offset by a $15,000, or 0.2%, increase in interest on deposits in banks. The average balance of loans outstanding increased to approximately $142.2 million for the year ended December 31, 2014 from $133.0 million for 2013, while loan yields during the respective periods fell from 5.62% to 5.31%. Average investment balances decreased to $31.3 million for 2014 from $37.2 million for 2013 with security yields declining to 1.58% from 1.61%.

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During 2014, interest rates continued the downward trend experienced over the last several years. FNB’s balance sheet structure is similar to most other banks, with liabilities and deposits having shorter maturities than assets. Thus, during the beginning of this declining rate cycle, FNB’s margins increased, as deposit rates fell at a faster pace than loan rates. Now, as the cycle persists, margins are decreasing as loan yields continue to fall due to a decreasing interest rate environment.

Interest Expense. Interest expense for the year ended December 31, 2014 decreased by $75,000, or 11.1%, to $599,000 from $674,000 for the same period in 2013. The decrease in interest expense on deposits was due to lower average rates paid during the year. The overall cost of interest bearing deposits fell to 0.27% for the year ended December 31, 2014 from 0.31% for the same period in 2013.

Provisions for Loan Losses. Provisions for loan losses charged to earnings are based on management’s judgment after considering a variety of factors, including current economic conditions, diversification of the loan portfolio, and delinquency statistics. Also considered by management in determining the amounts charged to earnings are the allowance for loan loss evaluations performed on a regular basis. These evaluations are based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, and estimated value of any underlying collateral. Provisions for loan losses charged to operations in 2014 were $212,000 compared to $174,000 charged in 2013. The increase in the provision for loan losses reflects an increase in the level of substandard loans. For additional comments about FNB’s credit risk, see “Loan Quality and Allowance for Loan Losses”.

Non-Interest Income. FNB recorded non-interest income of $828,000 for the year ended December 31, 2014, a decrease of $154,000, or 15.7%, compared to income of $982,000 recorded in 2013. This decrease was due mostly to the decrease in realized gain on sales of available for sale securities. Realized gains on sales of securities were $129,000 in 2013 compared to no realized gains in 2014. Financial services income fell to $269,000 for the year ended December 31, 2014 from $317,000 for 2013, a decrease of $48,000, or 15.1%.

Non-Interest Expenses. Total non-interest expenses for the year ended December 31, 2014 were $6,726,000 compared to $6,885,000 for the same period in 2013, a decrease of $159,000, or 2.3%. Decreases in ATM and debit card fees, PA shares tax and miscellaneous operating expenses were partially offset by increases in occupancy expenses and professional fees.

Comparing the year ended December 31, 2014 with the same period in 2013, the following discussion further breaks down the variances in other operating expenses. Occupancy expenses increased to $585,000 from $575,000, a $10,000, or 1.7% increase, due to increased utilities and maintenance expenses. Equipment depreciation and maintenance decreased to $701,000 from $744,000, a $43,000, or 5.8% decrease, due to reduction in service contract expense at the Fredericksburg facility. Salaries expense decreased to $3.5 million from $3.6 million, a $37,000, or 1.0% decrease. Other operating expenses decreased to $741,000 from $765,000, a $24,000, or 3.1%, decrease due to lower recording/satisfaction fee and contribution expenses. PA shares tax decreased to $128,000 from $168,000, a $40,000, or 23.8%, decrease.

Income Taxes. Income tax expense of $27,000 and $61,000 was recorded for the years ended December 31, 2014 and 2013, respectively. The decrease in the tax expense recorded is due to lower levels of taxable net income for the 2014 period. FNB’s effective tax rate for the years ended December 31, 2014 and 2013 were 8.2% and 14.7% respectively. The decrease in the effective tax rate was due to the increase in the proportion of tax-exempt income compared to taxable income.

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Comparison of Financial Condition as of June 30, 2015 and December 31, 2014

	June 30, 2015	December 31, 2014	$ Change	% Change
(dollars in thousands)

Cash and cash equivalents	$42,513	$45,167	$(2,654)	(5.9)%
Securities	30,629	30,690	(61)	(0.2)%
Loans, net	145,212	140,677	4,535	3.2%
Other assets	14,055	14,134	(79)	(0.6)%
Total assets	$232,409	$230,668	$1,741	0.8%

Deposits	$214,109	$212,708	$1,401	0.7%
Other liabilities	2,544	2,427	117	4.8%
Stockholders’ equity	15,756	15,533	223	1.4%
Total liabilities and stockholders’ equity	$232,409	$230,668	$1,741	0.8%

Balance Sheet. Total assets at June 30, 2015 were $232.4 million, an increase of $1.7 million, or 0.8%, compared to total assets of $230.7 million at December 31, 2014. The increase was due largely to an increase in loan demand, specifically as it pertains to consumer loans.

Net loans outstanding increased by $4.5 million or, 3.2%, to $145.2 million at June 30, 2015 from $140.7 million at December 31, 2014. This increase included an increase in consumer loans of $3.4 million, or 10.9%, and a $2.2 million increase in commercial construction loans.

Total securities decreased by $61,000 or 0.2%, to $30.6 million at June 30, 2015 from $30.7 million at December 31, 2014. The primary purposes of FNB’s investment portfolio are to provide a source of liquidity sufficient to meet deposit withdraws or loan funding demands, to assist in the management of interest rate risk and to secure certain public deposits. As securities were maturing or called, FNB did not immediately replace those securities.

Cash and cash equivalents decreased by $2.7 million, or 5.9%, to $42.5 million at June 30, 2015 from $45.2 million at December 31, 2014, due to a decrease in cash balances associated with an increase in loan activity over the period reviewed. Cash and due from banks decreased to $37.6 million at June 30, 2015 from $40.0 million at December 31, 2014. Interest bearing deposits in banks decreased to $1.9 million at June 30, 2015 from $2.2 million at December 31, 2014.

FNB’s deposit base is comprised of demand deposits, savings accounts, and time deposits obtained from individuals, businesses and municipalities within the communities where branch offices are located. Deposits increased by $1.4 million, or 0.7%, to $214.1 million at June 30, 2015 from $212.7 million at December 31, 2014. The increase includes an increase in savings accounts of $2.1 million, and an increase in demand deposits of $1.7 million. These increases were partially offset by a decrease in time deposits of $2.4 million.

Loan Quality and Allowance for Loan Losses. As of June 30, 2015, charge-offs to average loans outstanding was 0.08% and the ratio of non-performing loans to total loans was 2.6%. The allowance for loan losses at June 30, 2015 was $1.2 million, or 0.8% of loans outstanding, compared to an allowance at December 31, 2014 of $1.1 million, or 0.8% of loans outstanding. Management believes reserve levels are adequate to absorb any probable losses in the loan portfolio.

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Comparison of Financial Condition as of December 31, 2014 and December 31, 2013

(dollars in thousands)	December 31, 2014	December 31, 2013	$ Change	% Change

Cash and cash equivalents	$45,167	$24,120	$21,047	87.3%
Securities	30,690	33,136	(2,446)	(7.4)%
Loans, net	140,677	141,902	(1,225)	(0.9)%
Other assets	14,134	15,070	(936)	(6.2)%
Total assets	$230,668	$214,228	$16,440	7.7%

Deposits	$212,708	$197,122	$15,586	7.9%
Other liabilities	2,427	3,029	(602)	(19.9)%
Stockholders’ equity	15,533	14,077	1,456	10.3%
Total liabilities and stockholders’ equity	$230,668	$214,228	$16,440	7.7%

Balance Sheet. Total assets at December 31, 2014 were $230.7 million, an increase of $16.4 million, or 7.7%, compared to total assets of $214.2 million at December 31, 2013. The increase in assets year over year was primarily due to an increase in cash balances, associated with an increase in deposits.

Cash on hand and in banks increased by $21.0 million, or 87.3%, to $45.2 million at December 31, 2014 from $24.1 million at December 31, 2013. The increase was due mostly to increases in deposits, coupled with a decline in loan demand between December 31, 2013 and December 31, 2014.

Securities decreased by $2.4 million, or 7.4%, to $30.7 million at December 31, 2014 from $33.1 million at December 31, 2013. The primary decrease in securities was in U.S. Government agency securities, which decreased to $23.6 million at December 31, 2014 from $25.9 million at December 31, 2013. As securities were maturing or called, FNB did not immediately replace those securities.

Net loans outstanding decreased by $1.2 million, or 0.9%, to $140.7 million at December 31, 2014 from $141.9 million at December 31, 2013. This decline includes a decrease of approximately $1.6 million, or 46.1%, year over year in construction loans, a decrease of approximately $1.5 million, or 2.8%, year over year in mortgages, and a decrease in agricultural loans of $1.3 million, or 6.4%. These decreases were partially offset by increases in commercial loans of $1.6 million, or 12.1%, and consumer loans of $1.6 million, or 4.9%, year over year. Loan demand from qualified borrowers during the current economic climate has been significantly lower than FNB’s historical average, which has had a negative impact on all of FNB’s loan portfolio balances.

FNB’s deposit base is comprised of noninterest bearing demand deposits, interest bearing demand accounts, savings accounts, and time deposits obtained from individuals and businesses within the communities where branch offices are located. Deposits increased by $15.6 million, or 7.9%, to $212.7 million at December 31, 2014 from $197.1 million at December 31, 2013. Non-interest bearing demand deposits increased $6.1 million, or 16.8%, to $42.8 million at December 31, 2014 from $36.6 million at December 31, 2013. Interest bearing demand deposits increased $11.8 million, or 20.2% to $70.1 million at December 31, 2014 from $58.3 million at December 31, 2013. Savings accounts increased $966,000, or 1.6%, to $62.4 million at December 31, 2014 from $61.5 million at December 31, 2013.

Loan Quality and Allowance for Loan Losses. As of December 31, 2014, charge-offs, net of recoveries, to average loans outstanding were less than 0.14%. The allowance for loan losses at December 31, 2014 was $1.1 million, or 0.8%, of loans outstanding, compared to an allowance at December 31, 2013 of $1.1 million, or 0.8%, of loans outstanding. Management believes reserve levels are adequate to absorb any probable losses in the loan portfolio.

Non-Performing Assets

Non-performing assets include non-accrual loans, restructured loans, loans 90 days past due which are still accruing interest, other real estate owned (OREO) and impaired loans. Non-accrual loans represent loans where interest accruals have been discontinued. Restructured loans are loans in which the borrower has been granted a concession on the interest rate or the original repayment terms due to financial distress and the loan is performing according to the revised terms. The following is a summary of non-performing assets (dollars in thousands):

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	June 30, 2015	December 31, 2014	December 31, 2013
Non-accrual loans	$3,228	$3,985	$2,928
Loans 90 days past due and still accruing	─	─	─
Other real estate owned (OREO)	512	407	511
Total non-performing assets	$3,740	$4,392	$3,439

Capital Resources

FNB seeks to maintain a strong capital base to support growth and allow for future business expansion and to provide stability to current operations. Stockholders’ equity at June 30, 2015 increased to $15.8 million, an increase of $223,000, or 1.4%, from $15.5 million at December 31, 2014. Stockholders’ equity at December 31, 2014 increased by $1.5 million, or 10.3%, compared to $14.1 million at December 31, 2013. Included in stockholders’ equity is the fair value adjustment (net of taxes) for securities classified as available for sale. These securities appreciated in value by a net $95,000 during the period from December 31, 2014 to June 30, 2015 and by $1.1 million during the period from December 31, 2013 to December 31, 2014. Thus, excluding the securities appreciation, stockholders’ equity increased by $130,000 and $340,000 during the respective six and twelve month periods. The increase during the six months ended June 30, 2015 resulted from the net income of $201,000. The increase during the year ended December 31, 2014 resulted for the most part from the net income of $301,000.

FNB is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on FNB’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, FNB must meet specific capital guidelines that involve quantitative measures of FNB’s assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require FNB to maintain minimum amounts and ratios (set forth in the tables below) of Total Capital and Tier I Capital (as defined in the regulations) to risk-weighted assets, and of Tier I capital to average assets.

To be categorized as well capitalized, FNB must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table (dollar figures are in thousands). As of June 30, 2015, December 31, 2014 and 2013, the most recent notification from regulatory agencies categorized FNB as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since those notifications that management believes have changed those categories.

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	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
June 30, 2015:
Total capital (to risk-weighted assets)	$18,246	11.4%	$12,812	8.0%	$16,015	10.0%
Tier 1 capital (to risk-weighted assets)	17,033	10.6%	6,406	4.0%	9,609	6.0%
Tier 1 capital (to average assets)	17,033	7.3%	9,339	4.0%	11,673	5.0%

December 31, 2014:
Total capital (to risk-weighted assets)	$17,975	11.7%	$12,327	8.0%	$15,409	10.0%
Tier 1 capital (to risk-weighted assets)	16,832	10.9%	6,164	4.0%	9,246	6.0%
Tier 1 capital (to average assets)	16,832	7.5%	9,041	4.0%	11,301	5.0%

December 31, 2013:
Total capital (to risk-weighted assets)	$17,698	11.3%	$12,484	8.0%	$15,605	10.0%
Tier 1 capital (to risk-weighted assets)	16,565	10.6%	6,242	4.0%	9,363	6.0%
Tier 1 capital (to average assets)	16,565	7.6%	8,666	4.0%	10,832	5.0%

The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds FNB’s net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years. FNB did not need approval for any of its dividends declared for either 2014 or 2013. To date, there have not been any dividends declared by FNB in 2015.

Off-Balance Sheet Arrangements

FNB is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.

FNB’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument of commitments to extend credit is represented by the contractual amount of those instruments. FNB uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The following table identifies the contract or notional amount of those instruments:

(dollars in thousands)	June 30, 2015	December 31, 2014	December 31, 2013
Financial instruments whose contract amounts represent risk:
Commitments to extend credit	$1,247	$168	$815

Unfunded commitments under lines of credit	$22,190	$22,737	$23,028

Standby letters of credit	$4,970	$5,028	$4,605

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Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. FNB evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by FNB upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal and commercial real estate, accounts receivable, inventory and equipment.

Standby letters-of-credit are conditional commitments issued by FNB to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. FNB generally holds collateral supporting those commitments when deemed necessary by management.

Critical Accounting Policies

The foregoing discussion and analysis of financial condition and results of operations is based upon FNB’s financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America, or US GAAP. US GAAP is complex and requires management to apply significant judgment to various accounting, reporting and disclosure matters. Management must use assumptions and estimates to apply these principles where actual measurement is not possible or practical. Actual results may differ from these estimates under different assumptions or conditions. In management’s opinion, the most critical accounting policies and estimates impacting FNB’s financial statements are listed below. These policies are critical because they are highly dependent upon subjective or complex judgments, assumptions and estimates. Changes in such estimates may have a significant impact on the financial statements.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, loan servicing rights, the valuation of deferred tax assets, other-than-temporary impairment of securities, and the fair value of financial instruments.

Concentrations of Credit Risk

Most of FNB’s activities are with customers located within Lebanon, Berks, and Schuylkill counties of Pennsylvania. Types of securities that FNB invests in are described below. The types of lending that FNB engages in are discussed on the next page. FNB does not have any significant concentrations to any one industry or customer.

FNB’s investment portfolio consists principally of obligations of the United States and its agencies and obligations of state and political subdivisions. In the opinion of management, there is no concentration of credit risk in its investment portfolio. FNB places deposits in correspondent accounts and, on occasion, sells federal funds to qualified financial institutions. Management believes credit risk associated with correspondent accounts and with federal funds sold is not significant. Therefore, management believes that these particular practices do not subject FNB to unusual credit risk.

Investment Securities - Available for Sale

Management determines the appropriate classification of debt and equity securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Purchases and sales of investment securities are accounted for on a trade date basis.

All investment securities are classified as available for sale as FNB intends to hold such securities for an indefinite period of time but not necessarily to maturity. Securities available for sale are carried at fair value. Any decision to sell a security classified as available for sale would be based on various factors, including movement in interest rates, changes in maturity mix of FNB’s assets, liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Unrealized gains and losses are excluded from earnings and reported as increases or decreases in other comprehensive income or loss. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

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Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of FNB to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

In regard to debt securities, if FNB does not intend to sell the securities and it is more likely than not that it will not be required to sell the debt security before recovery, FNB will then evaluate whether a credit loss has occurred. To determine whether a credit loss has occurred, FNB compares the amortized cost of the debt security to the present value of the cash flows FNB expects to be collected. If FNB expects a cash flow shortfall, it will consider a credit loss to have occurred and will then consider the impairment to be other than temporary. FNB will recognize the amount of the impairment loss related to the credit loss in its results of operation, with the remaining portion of the loss recorded through comprehensive income, net of applicable taxes.

Restricted Stocks

Restricted investments in bank stocks, which represents the required investment in common stock of correspondent banks, are carried at cost and consists of stock of the Federal Reserve Bank, Federal Home Loan Bank of Pittsburgh (“FHLB”), and Atlantic Community Bankers Bank. Federal law requires a member institution of the FHLB to hold FHLB stock according to a predetermined formula. Management’s determination of whether these investments are impaired is based on their assessment of the ultimate recoverability of their cost rather than by recognizing temporary declines in value. Accordingly, these investments are restricted assets, carried at cost because these stocks are not actively traded and have no readily determinable market value.

The determination of whether a decline affects the ultimate recoverability of their cost is influenced by criteria such as (1) the significance of the decline in net assets of the correspondent bank as compared to the capital stock amount for the correspondent bank and the length of time this situation has persisted, (2) commitments by the correspondent bank to make payments required by law or regulation and the level of such payments in relation to the operating performance of the correspondent bank, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the correspondent bank.

Management believes no impairment charge is necessary related to the restricted stock as of December 31, 2014 and June 30, 2015.

Loans

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the principal amount outstanding, net of unearned income, the allowance for loan losses and any deferred fees or costs. Interest is accrued on the principal balances outstanding and is credited to income as earned. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) by the interest method based on the contractual terms of the related loans, or if the commitment expires unexercised, recognized in income upon expiration.

The loan receivable portfolio is segmented into commercial loans, residential mortgage loans and consumer loans. Commercial loans consist of the following classes: commercial and industrial, commercial construction, commercial mortgage loans, and agriculture loans. Consumer loans consist of home equity lines of credit and all other consumer loans. A substantial portion of the loan portfolio is represented by residential mortgage loans throughout Lebanon, Berks, and Schuylkill counties of Pennsylvania.

The accrual of interest on loans is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest payments received on nonaccrual loans are generally either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

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Allowance for Loan Losses

The allowance for credit losses consists of the allowance for loan losses and the reserve for unfunded lending commitments. The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The reserve for unfunded lending commitments, if any, represents management’s estimate of losses inherent in its unfunded loan commitments and is recorded in other liabilities on the balance sheet. The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on FNB’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as impaired. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans that have been segmented into groups with similar characteristics and is based on historical loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that FNB will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans and is measured as the difference between a loan’s carried value on the balance sheet and its fair market value. Based on the nature of the loan, its fair value reflects one of the following three measures: (1) the fair market value of collateral; (2) the present value of the expected future cash flows; or (3) the loan’s value as observable in the secondary market.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, FNB does not separately identify individual consumer and residential loans for impairment disclosures.

The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans criticized as special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass.

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In addition, federal regulatory agencies, as an integral part of their examination process, periodically review FNB’s allowance for loan losses and may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

Other Real Estate Owned

Foreclosed properties are those properties for which FNB has taken physical possession in connection with loan foreclosure proceedings.

At the time of foreclosure, foreclosed real estate is recorded at lower of cost of fair value less cost to sell, which becomes the property’s new basis. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried as “other real estate owned” at the new basis. Improvements to the property are added to the basis of the assets. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are classified as “other expenses.”

At December 31, 2014 and 2013, other real estate owned was approximately $407,000 and $511,000, respectively, and is included in other assets on the balance sheets. Changes in the valuation allowance are included in other expenses.

Income Taxes

The provision for income taxes is based on income as reported in the financial statements. Certain items of income and expense are recognized in different periods for financial reporting purposes than for federal income tax purposes. Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

In accordance with ASC 740, Accounting for Uncertainty in Income Taxes, FNB accounts for uncertain tax positions, if any, as required. Using that guidance, as of “year-end,” FNB has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The years 2011 and forward are open for purposes of potential audits by the taxing authorities.

Off-Balance Sheet Financial Instruments

FNB is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.

FNB's exposure to credit loss in the event of nonperformance by the other party to the financial instrument of commitments to extend credit is represented by the contractual amount of those instruments. FNB uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

Fair Value of Financial Instruments

FNB uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with FASB ASC Topic 820 - Fair Value Measurements and Disclosures, the fair value of certain assets and liabilities is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for FNB’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instruments. FASB ASC 820, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of FNB.

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UNAUDITED COMPARATIVE PER SHARE DATA

The following table shows information about Citizens’ and FNB’s respective income per common share, dividends per share and book value per share, and similar information giving effect to the merger. In presenting the comparative pro forma information for the time periods shown, we assumed that the merger occurred as of the date presented, in the case of the book value per share information, and the beginning of the period presented, in the case of the dividend and income information. See “Unaudited Pro Forma Combined Condensed Consolidated Financial Data.”

Citizens anticipates that the merger will provide the combined company with financial benefits that include reduced operating expenses and greater revenue. The pro forma information, while helpful in illustrating the financial characteristics of Citizens following the merger under one set of assumptions, does not reflect these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of Citizens would have been had its companies been combined during these periods.

The information in the following table is based on, and should be read together with, the historical financial information presented in this document. See “Unaudited Pro Forma Combined Condensed Consolidated Financial Data.”

			Pro Forma	Equivalent Pro Forma
	Citizens Historical	FNB Historical	Combined (Unaudited)	Combined (Unaudited) (5)
Basic Earnings per Share:
For the year ended December 31, 2014	$4.41	$8.46	$4.10	$51.64
For the six months ended June 30, 2015 (unaudited)	$2.09	$5.66	$1.95	$24.59

Diluted Earnings per Share:
For the year ended December 31, 2014	$4.40	$8.46	$4.10	$51.64
For the six months ended June 30, 2015 (unaudited)	$2.09	$5.66	$1.95	$24.59

Cash Dividends per Share:
For the year ended December 31, 2014 (1) (2)	$2.17	$1.00	$1.57	$19.78
For the six months ended June 30, 2015 (unaudited) (2)	$0.81	$0.00	$0.81	$10.21

Book Value per Share at: (3) (4)
December 31, 2014	$32.83	$472.41	$34.44	$433.95
June 30, 2015 (unaudited)	$34.03	$478.05	$35.52	$447.60

Common Shares Outstanding at:
December 31, 2014	3,038,956	35,628	3,375,641
June 30, 2015 (unaudited)	3,028,676	35,628	3,365,361

Weighted Average Common Shares Outstanding used in earnings per share computation:
Basic:
For the year ended December 31, 2014	3,038,298	35,628	3,374,983
For the six months ended June 30, 2015 (unaudited)	3,022,945	35,628	3,359,630

Diluted:
For the year ended December 31, 2014	3,039,593	35,628	3,376,278
For the six months ended June 30, 2015 (unaudited)	3,023,479	35,628	3,360,164

_____________________________

(1)	Citizen's cash dividend for 2014 includes a special dividend of $0.60 per share.
(2)	The pro forma combined cash dividend per share amounts assume that Citizens would have declared cash dividends per share on Citizens common stock, including the Citizens common stock issued in the merger for FNB common stock, equal to its historical cash dividends per share declared on the Citizens common stock.
(3)	Book value per share excludes accumulated other comprehensive income (loss).
(4)	The pro forma combined book value per share of Citizens' common stock is based upon the pro forma combined common shareholders' equity divided by the total pro forma common shares of the combined entity.
(5)	The equivalent pro forma per FNB share was obtained by multiplying the pro forma combined amounts by the exchange ratio of 12.6000 and does not reflect the receipt of cash by holders of FNB common stock.

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MARKET PRICE AND DIVIDEND INFORMATION

Citizens common stock is quoted on the OTC Pink under the trading symbol “CZFS.” The following table lists the quarterly high and low bid prices per share of Citizens common stock and the cash dividends declared for the periods indicated. High and low bid prices reported on the OTC Pink reflect inter-dealer quotations without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

	Citizens Common Stock
	High	Low	Dividends
Quarter Ended
September 30, 2015 (through September 23, 2015)	$50.00	$47.00	$0.510	(1)
June 30, 2015	50.25	48.10	0.405
March 31, 2015	53.75	49.50	0.405
December 31, 2014	54.25	52.00	0.400
September 30, 2014	54.50	51.25	0.400
June 30, 2014	58.26	52.25	0.385
March 31, 2014	58.99	49.10	0.385
December 31, 2013	54.00	47.00	0.385

_____________________________

(1)	Includes a one-time, special dividend of $0.10 per share.

You should obtain current market quotations for Citizens common stock, as the market price of Citizens common stock will fluctuate between the date of this document and the date on which the merger is completed, and thereafter. You can get these quotations on the Internet, from a newspaper or by calling your broker.

FNB common stock is not publicly traded and, to FNB’s knowledge, trades sporadically in private transactions.  For the periods presented in the above table, FNB is aware of the following transactions:  22 shares traded during the quarter ended December 31, 2013, 20 shares traded during the quarter ended March 31, 2014, and 34 shares traded during the quarter ended June 30, 2014.  FNB has no knowledge of the share price of any of these transactions.  For the periods presented in the above table, FNB paid a dividend solely during the quarter ended December 31, 2014, in the amount of $1.00 per share.

As of June 30, 2015, there were approximately 1,542 holders of record of Citizens necessary for common stock. As of June 30, 2015, there were approximately 324 holders of record of FNB common stock. These numbers do not reflect the number of persons or entities who may hold their stock in nominee or “street name” through brokerage firms.

Following the merger, the declaration of dividends will be at the discretion of the Citizens Board of Directors and will be determined after consideration of various factors, including earnings, cash requirements, the financial condition of Citizens, applicable state law and government regulations, and other factors deemed relevant by the Citizens Board of Directors.

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UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the merger. The unaudited pro forma combined condensed consolidated balance sheet combines the historical information of Citizens and of FNB as of June 30, 2015 and assumes that the merger was completed on that date. The unaudited pro forma combined condensed consolidated income statement combines the historical financial information of Citizens and of FNB and gives effect to the merger as if it had been completed as of January 1, 2014 and carried forward through the interim period presented. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the merger been completed on the date described above, nor is it necessarily indicative of the results of operations in future periods or the future financial condition and results of operations of the combined entities. The financial information should be read in conjunction with the accompanying Notes to the Unaudited Pro Forma Combined Condensed Consolidated Financial Information. Certain reclassifications have been made to FNB historical financial information in order to conform to Citizens’ presentation of financial information.

The actual value of Citizens’ common stock to be recorded as consideration in the merger will be based on the closing price of Citizens’ common stock as of the merger completion date. The proposed merger is targeted for completion late in the fourth quarter of 2015. There can be no assurance that the merger will be completed as anticipated. For purposes of the pro forma financial information, the fair value of Citizens’ common stock to be issued in connection with the merger was based on Citizens’ closing stock price of $49.00 as of June 30, 2015.

The pro forma financial information includes estimated adjustments, including adjustments to record FNB’s assets and liabilities at their respective fair values, and represents Citizens’ pro forma estimates based on available fair value information as of the date of the merger agreement. In some cases, where noted, more recent information has been used to support estimated adjustments in the pro forma financial information.

The pro forma adjustments are subject to change depending on changes in interest rates, the components of assets and liabilities, as additional information that may become available, and as additional analyses are performed. The final allocation of the purchase price for the merger will be determined after the merger is consummated and after completion of a thorough analysis to determine the fair value of FNB’s tangible and identifiable intangible assets and liabilities as of the date the merger is completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Citizens’ statement of operations due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to FNB’s stockholders’ equity, including results of operations from June 30, 2015 through the date the merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

We estimate $1.9 million of Citizens pre-tax merger-related costs to be incurred in connection with the merger. These costs are related to professional fees, change in control payments, employee severance costs and retention bonuses, system conversion costs and other expenses that will be incurred by Citizens, which will reduce Citizens’ earnings in the 2015 fiscal year, and are excluded from the pro forma statements. We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during these periods.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Citizens and of FNB, which appear elsewhere in this document.

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Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet
As of June 30, 2015 *
(in thousands)	Citizens	FNB	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
ASSETS:
Cash and cash equivalents:
Noninterest-bearing	$9,910	$37,593	$(6,807	) (1)	$40,696
Interest-bearing	1,002	4,920	—		5,922
Total cash and cash equivalents	10,912	42,513	(6,807)		46,618
Interest bearing time deposits with other banks	5,960	—	—		5,960
Available-for-sale securities	304,792	30,629	—		335,421
Loans held for sale	1,152	—	—		1,152
Total loans	571,651	146,425	(3,457	) (2)	714,619
Allowance for loan losses	(6,959)	(1,213)	1,213	(3)	(6,959)
Loans, net	564,692	145,212	(2,244)		707,660
Premises and equipment	12,582	3,996	(169	) (4)	16,409
Accrued interest receivable	3,584	286	—		3,870
Goodwill	10,256	—	7,794	(8)	18,050
Bank owned life insurance	20,615	4,587	—		25,202
Other assets	7,934	5,186	2,328	(5)	15,448
TOTAL ASSETS	$942,479	$232,409	$903		$1,175,791
LIABILITIES:
Deposits:
Noninterest-bearing	$100,469	$43,420	$—		$143,889
Interest-bearing	691,418	170,689	161	(6)	862,268
Total deposits	791,887	214,109	161		1,006,157
Borrowed funds	39,194	—	—		39,194
Accrued interest payable	674	24	—		698
Other liabilities	7,499	2,520	—		10,019
TOTAL LIABILITIES	839,254	216,653	161		1,056,068
STOCKHOLDERS' EQUITY	103,225	15,756	742	(7)	119,723
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$942,479	$232,409	$903		$1,175,791

The accompanying notes are an integral part of these unaudited financial statements.

*Assumes that the merger was completed as of June 30, 2015 utilizing the acquisition method of accounting. Estimated fair value adjustments for loans, core deposit intangible assets, premises and equipment, and deposits were determined by the management of Citizens and of FNB. Actual fair value adjustments, where appropriate, will be determined as of the merger completion date and will be amortized and accreted into income.

(1)

The adjustment results from the assumption that cash and cash equivalents will be used to pay for after tax one-time merger and integration expenses of FNB. These expenses are actually charged against FNB’s income and result in a charge to Citizens’ goodwill. One-time merger and integration costs include $481,000 in estimated professional fees and estimated vendor contract termination penalties of $1.5 million. The adjustment also includes cash consideration of $5.5 million paid to FNB stockholders.

(2)

The pro forma statement of financial condition includes a fair value credit adjustment to total loans to reflect the credit condition of FNB’s loan portfolio in the amount of $2.9 million, which represents a mark of 2.1% on FNB’s outstanding loan portfolio. In order to determine the adjustment related to credit deterioration, Citizens employed a detailed due diligence process. Members of Citizens’ senior management team, loan review and credit department functions, supported by its outside loan review firm, conducted a comprehensive review of FNB’s loan portfolio, underwriting methodology, loan-related policies and loan portfolio management processes. The individual loan file review included a representative sample of commercial loan relationships and adversely classified assets and watch list credits. In total, the individual loan file review covered approximately 62% of the total commercial loan balance and 32% of total loans outstanding, and resulted in $1.6 million of the total $2.9 million fair value credit adjustment considered accretable and the remaining $1.3 million non-accretable. Citizens will update and finalize its analysis at closing, which may significantly change from the initial estimate.

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The pro forma adjustment of $3.5 million also includes a fair value adjustment to total loans reflecting differences in interest rates in the amount of $500,000, which was based primarily on an analysis of current market interest rates, loan types, maturity dates and potential prepayments. The fair value adjustment will be amortized through loan interest income over the estimated lives of the affected loans. The weighted average remaining life of the loan portfolio was estimated at approximately 4.7 years.

(3)

Represents the reversal of FNB’s allowance for loan losses. Purchased loans acquired in a business combination are recorded at fair value and the recorded allowance of the acquired company is not carried over.

(4)

Represents the adjustment to estimate the fair value of acquired premises and equipment, specifically leasehold improvements, at the acquisition date.

(5)

Citizen’s estimate of the fair value of core deposit intangible is $2.2 million. The core deposit intangible was determined by applying a 1.30% premium on FNB’s core deposits, which was based on current market data for similar transactions. The core deposit intangible will be amortized into noninterest expense over a ten year period using the sum-of-the-years digits methodology.

The adjustment also represents $127,000 in net deferred tax assets resulting from the fair value adjustments related to the acquired assets and liabilities, identifiable intangibles and other deferred tax items. The actual deferred tax adjustment will depend on facts and circumstances existing at the time of the merger. The fair value adjustment of the net deferred tax asset assumes an effective tax rate of 34%.

(6)

The deposits include a fair value adjustment to time deposits to reflect differences in interest rates in the amount of $161,000, which was based primarily on an analysis of current market interest rates and maturity dates. This fair value adjustment will be accreted into interest expense over the estimated useful lives of the affected time deposits, which is 1.1 years.

(7)

Reflects elimination of FNB’s stockholders’ equity of $15.8 million. This amount is offset by the issuance of Citizen’s common stock totaling $300,000, and the addition of Citizen’s additional paid-in capital related to the issuance of common stock of $16.2 million. The value of the stock was determined by assuming that 75% of the total consideration paid will be in the form of common stock and the remaining 25% will be paid in cash.

(8)

Represents additional goodwill as a result of the merger calculated as the fair value of consideration paid in the acquisition of FNB, less amounts allocated to fair value of identifiable assets acquired and liabilities assumed. The purchase price, purchase price allocation, and financing of the transaction are as follows (in thousands):

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Estimated Transaction Value		$21,997

FNB's Stockholders' Equity at June 30, 2015	15,756

Purchase Accounting Adjustments:
Gross Loans - Credit	(2,940)
Gross Loans - Rate	(517)
Loan Loss Reserve Reversal	1,213
Core Deposit Intangible	2,201
Premises and equipment	(169)
Deposits	(161)
	(373)
Net Deferred Tax Asset	127
	(246)
Estimated FNB Transaction-Related Expenses (net of tax)	(1,307)

FNB Adjusted Stockholders' Equity		14,202

Estimated Goodwill Allocation		$7,794

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Unaudited Pro Forma Combined Condensed Consolidated Income Statement
For the Year Ended December 31, 2014 *

(in thousands, except share data)	Citizens	FNB	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
INTEREST AND DIVIDEND INCOME:
Interest and fees on loans	$28,324	$6,423	$457	(1)	$35,204
Interest-bearing deposits with banks	82	82	─		164
Investment securities:
Taxable	3,337	488	─		3,825
Nontaxable	3,354	44	─		3,398
Dividends	194	─	─		194
TOTAL INTEREST AND DIVIDEND INCOME	35,291	7,037	457		42,785
INTEREST EXPENSE:
Deposits	4,347	599	(147	) (2)	4,799
Borrowed funds	606	─	─		606
TOTAL INTEREST EXPENSE	4,953	599	(147)		5,405
NET INTEREST INCOME	30,338	6,438	604		37,380
Provision for loan losses	585	212	─		797
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	29,753	6,226	604		36,583
NON-INTEREST INCOME:
Service charges	4,297	434	─		4,731
Trust	688	103	─		791
Brokerage and insurance	567	─	─		567
Investment securities gains, net	616	─	─		616
Gains on loans sold	236	45	─		281
Earnings on bank owned life insurance	507	166	─		673
Other	445	80	─		525
TOTAL NON-INTEREST INCOME	7,356	828	─		8,184
NON-INTEREST EXPENSES:
Salaries and employee benefits	11,505	3,532	─		15,037
Occupancy	1,287	585	(18	) (3)	1,854
Furniture and equipment	362	701	─		1,063
Professional fees	902	239	─		1,141
Federal depository insurance	461	187	─		648
Pennsylvania shares tax	686	128	─		814
Other	4,962	1,354	400	(4)	6,716
TOTAL NON-INTEREST EXPENSES	20,165	6,726	383		27,274
Income before provision for income taxes	16,944	328	222		17,494
Provision for income taxes	3,559	27	75	(5)	3,661
NET INCOME	$13,385	$301	$146		$13,832
PER COMMON SHARE DATA:
Basic	$4.41	$8.46			$4.10
Diluted	$4.40	$8.46			$4.10
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,038,298	35,628	336,685		3,374,983
Diluted	3,039,593	35,628	336,685		3,376,278

The accompanying notes are an integral part of these unaudited financial statements.

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Unaudited Pro Forma Combined Condensed Consolidated Income Statement
For the Six Months Ended June 30, 2015 *

(in thousands, except share data)	Citizens	FNB	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
INTEREST AND DIVIDEND INCOME:
Interest and fees on loans	$14,168	$3,163	$229	(1)	$17,560
Interest-bearing deposits with banks	70	52	─		122
Investment securities:
Taxable	1,519	285	─		1,804
Nontaxable	1,649	22	─		1,671
Dividends	133	─	─		133
TOTAL INTEREST AND DIVIDEND INCOME	17,539	3,522	229		21,290
INTEREST EXPENSE:
Deposits	2,044	282	(14	) (2)	2,312
Borrowed funds	347	─	─		347
TOTAL INTEREST EXPENSE	2,391	282	(14)		2,659
NET INTEREST INCOME	15,148	3,240	243		18,631
Provision for loan losses	240	125	─		365
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,908	3,115	243		18,266
NON-INTEREST INCOME:
Service charges	2,004	205	─		2,209
Trust	374	50	─		424
Brokerage and insurance	382	─	─		382
Investment securities gains, net	301	─	─		301
Gains on loans sold	98	─	─		98
Earnings on bank owned life insurance	306	85	─		391
Other	218	67	─		285
TOTAL NON-INTEREST INCOME	3,683	407	─		4,090
NON-INTEREST EXPENSES:
Salaries and employee benefits	6,049	1,691	─		7,740
Occupancy	717	321	(9	) (3)	1,029
Furniture and equipment	215	353	─		568
Professional fees	412	116	─		528
Federal depository insurance	232	101	─		333
Pennsylvania shares tax	401	49	─		450
Other	2,737	660	180	(4)	3,577
TOTAL NON-INTEREST EXPENSES	10,763	3,291	171		14,225
Income before provision for income taxes	7,828	231	72		8,131
Provision for income taxes	1,519	30	24	(5)	1,573
NET INCOME	$6,309	$201	$47		$6,557
PER COMMON SHARE DATA:
Basic	$2.09	$5.66			$1.95
Diluted	$2.09	$5.66			$1.95
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,022,945	35,628	336,685		3,359,630
Diluted	3,023,479	35,628	336,685		3,360,164

The accompanying notes are an integral part of these unaudited financial statements.

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*Assumes that the merger was completed as of the beginning of the fiscal year presented and carried forward through the interim period presented using the acquisition method of accounting. Estimated fair value adjustments for loans, core deposit intangible assets, premises and equipment, and deposits were determined by the management of Citizens and of FNB. Actual fair value adjustments, where appropriate, will be determined as of the merger completion date and will be amortized and accreted into income.

(1)

For purposes of the pro forma impact, the accretable portion related to loans for the credit fair value adjustment and the amount related to the interest rate fair value adjustment were accreted over an assumed average life of 4.7 years.

(2)

Adjustment to reflect the estimated fair value of time deposits for differences in interest rates, which was based primarily on an analysis of current market interest rates and maturity dates. This fair value adjustment will be accreted into interest expense over the estimated useful lives of the affected time deposits, which is 1.1 years.

(3)

Adjustment to reflect the estimated fair value of acquired premises and equipment, specifically leasehold improvements, at the acquisition date. The adjustment will be amortized over the remaining lease period.

(4)

Amount represents core deposit amortization of $2.2 million over a ten year period using the sum-of-the-years digits methodology.

(5)

Assumes an effective tax rate of 34%.

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SPECIAL MEETING OF STOCKHOLDERS OF THE FIRST NATIONAL BANK OF FREDERICKSBURG

Date, Time and Place

FNB is mailing this joint proxy statement/prospectus to you as an FNB stockholder on or about October 7, 2015. With this document, FNB is sending you a notice of the special meeting of FNB stockholders and a form of proxy that is solicited by the FNB Board of Directors. The special meeting will be held at the Fredericksburg Community Center, 125 S. Tan Street, Fredericksburg, Pennsylvania, on Tuesday, November 10, 2015, at 1:00 p.m., local time.

Matters to be Considered

Merger Proposal. The purpose of the special meeting of FNB stockholders is to vote on the approval of the merger agreement by which FNB will merge with and into First Citizens.

Adjournment Proposal. You are also being asked to vote upon a proposal to adjourn or postpone the special meeting of stockholders, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the approval of the merger agreement.

The FNB Board of Directors knows of no additional matters that will be presented for consideration at the special meeting.

Shares Held in Street Name

If you are an FNB stockholder and your shares are held in “street name” through a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank or broker. You may not vote shares held in “street name” by returning a proxy card directly to FNB or by voting in person at the FNB special meeting unless you obtain a “legal proxy” from your broker, bank or other nominee. Furthermore, brokers, banks or other nominees who hold shares of FNB common stock on behalf of their customers will not vote your shares of FNB common stock or give a proxy to FNB to vote those shares with respect to any of the proposals without specific instructions from you, as brokers, banks and other nominees do not have discretionary voting power on these matters.

Proxy Card; Revocation of Proxy

You should vote by completing and returning the proxy card accompanying this joint proxy statement/prospectus to ensure that your vote is counted at the special meeting of stockholders, regardless of whether you plan to attend. If your shares are not held in “street name” you can revoke your proxy at any time before the vote is taken at the special meeting by:

•

submitting written notice of revocation to Alletta M. Schadler, Corporate Secretary of FNB, at 3016 South Pine Grove Street, Fredericksburg, Pennsylvania 17026;

•

submitting a properly executed proxy bearing a later date before the special meeting of stockholders; or

•

voting in person at the special meeting of stockholders. However, simply attending the special meeting without voting will not revoke an earlier proxy.

If your shares are held in “street name,” you should follow the instructions of your broker regarding revocation of proxies.

All shares represented by valid and unrevoked proxies will be voted in accordance with the instructions on the proxy card. If you sign your proxy card, but make no specification on the card as to how you want your shares voted, your proxy card will be voted “FOR” the approval of the merger and “FOR” the approval of the adjournment proposals. The FNB Board of Directors is presently unaware of any other matter that may be presented for action at the special meeting of stockholders. If any other matter does properly come before the special meeting, the FNB Board of Directors intends that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.

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Solicitation of Proxies

The cost of solicitation of proxies will be borne by FNB. FNB will, upon request, reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, FNB’s directors, officers and regular employees may solicit proxies personally or by telephone without additional compensation.

Record Date

The close of business on September 30, 2015 has been fixed as the record date for determining the FNB stockholders entitled to receive notice of and to vote at the special meeting of stockholders. At that time, 35,628 shares of FNB common stock were outstanding and were held by approximately 323 holders of record.

Quorum and Vote Requirements

The holders of a majority of the shares of FNB common stock outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Merger Proposal. Approval of the merger proposal will require the affirmative vote of holders of two-thirds of the issued and outstanding shares of FNB common stock. Abstentions and broker non-votes will have the same effect as shares voted against the proposal.

Adjournment Proposal. Approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect whether the adjournment proposal is approved.

Recommendation of the FNB Board of Directors

The FNB Board of Directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The FNB Board of Directors believes that the merger agreement is in the best interest of FNB and its stockholders and unanimously recommends that you vote “FOR” the adoption of the merger agreement. See “The Merger and the Merger Agreement—Recommendation of the FNB Board of Directors and FNB’s Reasons for the Merger.” The FNB Board of Directors also unanimously recommends that FNB stockholders vote “FOR” the adjournment proposal.

Attending the Special Meeting of FNB Stockholders

If you hold your shares of FNB common stock in your name as a stockholder of record and you wish to attend the special meeting and vote in person, please bring your proxy card to the special meeting. You should also bring valid picture identification.

If your shares of FNB common stock are held in “street name” in a stock brokerage account or by a bank or nominee and you wish to attend the FNB special meeting, you need to bring a copy of a bank or brokerage statement to the FNB special meeting reflecting your stock ownership as of the record date. You should also bring valid picture identification.

Holders of FNB Common Stock Have Dissenters’ Rights

The holders of FNB common stock are entitled to dissent from approval of the merger agreement and to receive the fair value of their shares if the merger is consummated provided they follow certain procedures. These procedures are described in “The Merger and the Merger Agreement―Dissenters’ Rights” and set forth in Appendix C to this document.

Assistance

If you need assistance in completing your proxy card, have questions regarding FNB’s special meeting or would like additional copies of this joint proxy statement/prospectus, please contact: Rodney P. Seidel, President and Chief Executive Officer, The First National Bank of Fredericksburg, 3016 South Pine Grove Street, Fredericksburg, Pennsylvania 17026, (717) 202-2255.

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FNB PROPOSALS

Proposal No. 1: Merger Proposal

The FNB Board of Directors is asking FNB stockholders to approve the merger agreement and the transactions contemplated thereby. Holders of FNB common stock should read this joint proxy statement/prospectus carefully and in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Appendix A.

After careful consideration, the FNB Board of Directors, by a unanimous vote of all directors, approved the merger agreement and declared the merger agreement and the transactions contemplated thereby, including the merger, to be advisable and in the best interests of FNB and the stockholders of FNB. See “The Merger and the Merger Agreement—Recommendation of the FNB Board of Directors and FNB’s Reasons for the Merger” included elsewhere in this joint proxy statement/prospectus for a more detailed discussion of the FNB Board of Directors’ recommendation.

The FNB board OF DIRECTORS UNANIMOUSLY recommends a vote “FOR” the merger proposal.

Proposal No. 2: Adjournment Proposal

The special meeting of FNB stockholders may be adjourned to another time or place, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the FNB special meeting to adopt the merger proposal.

If, at the special meeting, the number of shares of FNB common stock present or represented and voting in favor of the merger proposal is insufficient to adopt the merger proposal, FNB intends to move to adjourn the FNB special meeting to another time or place, as necessary or appropriate, to enable the FNB Board of Directors to solicit additional proxies for approval of the merger proposal. In that event, FNB will ask its stockholders to vote upon the adjournment proposal, but not the merger proposal.

The FNB Board of Directors is asking its stockholders to authorize the holder of any proxy solicited by the FNB Board of Directors on a discretionary basis to vote in favor of adjourning the FNB special meeting to another time or place for the purpose of soliciting additional proxies, including the solicitation of proxies from FNB stockholders who have previously voted.

The FNB board OF DIRECTORS unanimously recommends a vote “FOR” the adjournment proposal.

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MANAGEMENT AND OPERATIONS AFTER THE MERGER

Board of Directors

After completion of the merger, the Boards of Directors of Citizens and First Citizens will consist of all the current directors of Citizens and First Citizens. Additionally, one individual who is a current director of FNB and who will be designated by Citizens and First Citizens, in consultation with FNB, will be invited to be appointed and elected by Citizens to the Citizens Board of Directors and by First Citizens to the First Citizens Board of Directors.

Management

After completion of the merger, the executive officers of Citizens and First Citizens will consist of the current executive officers of Citizens and First Citizens.

CERTAIN BENEFICIAL OWNERS OF FNB COMMON STOCK

The following tables set forth, to the best knowledge and belief of FNB, certain information regarding the beneficial ownership of FNB common stock as of June 30, 2015 by (i) each director, certain named executive officers of FNB, and all of FNB’s directors and executive officers as a group, and (ii) by each person known to FNB to be the beneficial owner of more than 5% of the outstanding FNB common stock.

Security Ownership of Management

Direct and indirect ownership of common stock by each of the directors, the named executive officers and by all directors and executive officers as a group is set forth in the following table as of June 30, 2015, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

	Amount of Beneficial Ownership
	Common	Percent of
Name of Beneficial Owner	Stock (1)	Class (2)
Directors:
Donald M. Hoffa	116	―	%
Paul W. Kilgore	56	―	%
Eugene R. Kreitzer, Sr.	88	―	%
Alletta M. Schadler	1,341	3.76%
Rodney P. Seidel	70	―	%
Wilmer G. Stoner	49	―	%
Robert L. Walborn	2,066	5.80%

Executive Officers Who Are Not Directors:
Michael R. Groff	5	―	%
Kyle R. Fisher	3	―	%
Wendy E. Dorsey	―	―	%
Dennis G. Gearhart (3)	4	―	%

All Directors and Executive Officers as a group (11 persons)	3,798	10.66%

___________________________

(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days of the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.
(2)	Unless otherwise stated, the number of shares shown represents less than 1.00% of the total number of shares outstanding.
(3)	Mr. Gearhart retired effective September 1, 2015.

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Security Ownership of Certain Beneficial Owners

The following sets forth certain information concerning each non-director stockholder known to FNB who may be considered a beneficial owner of more than 5% of the outstanding shares of FNB common stock as of June 30, 2015.

	Amount of Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock (1)	Percent of Class
Bluemt & Co. (2) 2217 West Cumberland Street Lebanon, PA 17042	4,015	11.27%
Jean A. Yorty P.O. Box 164 Fredericksburg, PA 17026	2,116	5.94%
Eve Manbeck 311 West Main Street Fredericksburg, PA 17026	1,967	5.52%
Caroline E. Stover 345 S. 16th Street, Apt. 30 Lebanon, PA 17042	1,887	5.30%

__________________

(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days of the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.
(2)	Shares held by FNB’s nominee in its trust department for certain trusts, estates and agency accounts that beneficially own the shares. FNB shares voting power as to 3,958 of these shares. FNB has sole voting power as to 57 of these shares and, subject to the provisions of governing instruments and/or in accordance with applicable provisions of fiduciary law, may vote such shares in what it reasonably believes to be the best interest of the trust, estate or agency account for which it holds shares.

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THE MERGER AND THE MERGER AGREEMENT

The description of the merger and the merger agreement contained in this proxy statement/prospectus describes the material terms of the merger agreement; however, it does not purport to be complete. It is qualified in its entirety by reference to the merger agreement. A copy of the merger agreement is attached to this proxy statement/prospectus as Appendix A.

Pursuant to the merger agreement, FNB will merge with and into First Citizens, with First Citizens as the surviving bank. Outstanding shares of FNB common stock will be converted into the right to receive shares of Citizens common stock, cash or a mix of both cash and shares of Citizens common stock. Cash will be paid in lieu of any fractional share of Citizens common stock. See “―Merger Consideration” below. As a result of the merger, the separate corporate existence of FNB will cease and First Citizens will succeed to all the rights of FNB and be responsible for all the obligations of FNB.

Parties to the Merger

Citizens Financial Services, Inc. and First Citizens Community Bank

Citizens is a bank holding company engaged in commercial banking and financial services through its wholly owned subsidiary, First Citizens, a Pennsylvania-chartered commercial bank. Established in 1932, and headquartered in Mansfield, Pennsylvania, First Citizens has a primary market area of Clinton, Potter, Tioga and Bradford Counties in north central Pennsylvania and Allegany County in southwestern New York, and operates 18 branch offices. As of June 30, 2015, Citizens had total assets of approximately $942.5 million, total deposits of approximately $791.9 million, net loans of approximately $564.7 million, and stockholders’ equity of approximately $103.2 million. Through this branch network and its electronic delivery channels, First Citizens provides deposit and loan products and financial services to local businesses, consumers and municipalities. First Citizens’ wholly owned subsidiary, First Citizens Insurance Agency, Inc., offers products such as mutual funds, annuities, and health and life insurance. The principal executive office of Citizens is located at 15 South Main Street, Mansfield, Pennsylvania 16933 and its telephone number is (570) 662-2121. Citizens common stock trades on the OTC Pink market.

The First National Bank of Fredericksburg

Founded in 1907, FNB is a national bank regulated by the OCC. FNB engages in general commercial banking business from its main office in Fredericksburg, Pennsylvania and operates seven branch offices located in Berks, Lebanon and Schuylkill Counties in southcentral Pennsylvania. FNB provides its customers with a variety of banking services. As of June 30, 2015, FNB had total assets, deposits and net loans of approximately $232.4 million, $214.1 million and $145.2 million, respectively. FNB’s principal executive office is located at 3016 South Pine Grove Street, Fredericksburg, Pennsylvania 17026 and its telephone number is (717) 202-2255. FNB common stock is not publicly traded.

Background of the Merger

As concerns about reduced earnings over the previous two fiscal years, having reduced the annual dividend from $4.00 per share to $1.00 per share in 2014, and the continuing challenge to grow profitability in a changing regulatory environment with increasing compliance and technology costs, the FNB Board of Directors (the “Board”) determined during the summer of 2014 to invite its legal counsel, Rhoads & Sinon LLP, to make a presentation to the Board of Directors regarding FNB’s strategic alternatives. A special meeting of the Board was held September 9, 2014 at which Rhoads & Sinon reviewed with the Board its fiduciary duties and made a presentation identifying on a conceptual basis various strategic alternatives. Following a lengthy discussion, Rhoads & Sinon suggested that the Board consider engaging an investment banking firm as financial advisor to provide a further analysis of strategic alternatives on a more practical basis. At the Board’s request, Rhoads & Sinon provided the names of several investment banking firms known to Rhoads & Sinon to be capable of performing such an analysis.

On October 7, 2014, FNB’s President and Chief Executive Officer, Rodney P. Seidel, contacted the investment banking firm of Boenning & Scattergood, Inc. (“Boenning”) to discuss whether Boenning would be able and willing to provide the analysis. On November 3, 2014, the FNB Board approved a two phase engagement with Boenning involving (i) a review of strategic alternatives, and (ii) solicitations of interest from selected parties for a merger or acquisition involving FNB. Material to the FNB Board’s decision to engage Boenning was Boenning’s experience in advising community banks with regard to strategic alternatives and its record of success in mergers and acquisition transactions involving community banks.

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On November 22, 2014, Boenning met with the FNB Board to discuss FNB’s strategic alternatives. Boenning presented to the FNB Board an assessment of FNB’s financial condition and future prospects, which included a discussion of the current operating environment for community banks, a review of the financial performance of FNB as compared to its peers, an overview of the bank mergers and acquisitions market, and a financial analysis of FNB in order to formulate a valuation range under different scenarios, including remaining independent and a sale of FNB. After considering all of its options, FNB determined it would be in the best interests of FNB to explore the possibility of a business combination involving FNB. The Board instructed Boenning to work with FNB’s management to prepare a Confidential Information Memorandum (“CIM”) to be used to solicit indications of interest in a merger and acquisition transaction involving FNB and to identify potential transaction partners to solicit.

On March 21, 2015, FNB’s management approved the CIM and a list of thirty-seven prospective transaction partners intended to represent an appropriate sampling to best determine the level of interest in a merger and acquisition transaction involving FNB. FNB’s management and Boenning believed it would be in the best interest of FNB to solicit a larger number of prospective partners, rather than a select few, in order to be reasonably certain potential opportunities would not be missed.

On March 23, 2015, Boenning began soliciting interest and making contact with the thirty-seven potential transaction partners on the list. Twenty-two of the potential transaction partners executed a confidentiality agreement, received a CIM and were provided access to an online data room for due diligence purposes. Each of the interested parties was given a deadline of April 10, 2015 to provide an initial non-binding written indication of interest.

On April 10, 2015, Boenning informed FNB that it had received initial non-binding written indications of interest from eight prospective transaction partners.

On April 16, 2015, the FNB Board of Directors held a special meeting at which representatives of Boenning conducted a presentation that reviewed each of the eight initial non-binding written indications of interest and included a review by Rhoads & Sinon of the fiduciary duties of directors in connection with a proposed merger or acquisition transaction.

Six of the eight prospective transaction partners, including Citizens, proposed a mixed stock and cash consideration, while one proposed all cash consideration and one proposed all stock consideration.

Three of the prospective transaction partners, including the one proposing all cash consideration, have stocks quoted on NASDAQ with substantially higher daily trading volumes than the other potential transaction partners. Citizens has the highest daily trading volume among the five potential transaction partners having stocks that are quoted on the OTCQB.

A transaction with any of the five largest prospective transaction partners, including Citizens, the third largest, would result in an institution having approximately $1 billion or more in total assets on a pro forma basis, while a transaction with the three smallest prospective transaction partners would not.

Proposed prices per share ranged from a low of $295.00 per share to a high of $700.00 per share. Citizens’ proposal was the highest at a range of $600.00 to $700.00 per share. The $600.00 per share value at the low end of the range proposed by Citizens was $35.41 per share higher than the second highest proposal of $564.59 per share. The other proposals ranged from $460.00 to $564.59 per share.

Cash dividends, on a pro forma basis, ranged from $0.00 under the all cash consideration proposal to $24.17 per FNB share. Citizens’ proposal was the second highest at a range of $18.35 to $21.41 per share.

Six of the prospective transaction partners, including Citizens, would extend their current market area into FNB’s market area. Two of the prospective transaction partners are direct competitors of FNB.

Three of the prospective transaction partners have prior experience in completing merger and acquisition transactions. None of the other prospective transaction partners, including Citizens, have such prior experience.

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Following a lengthy discussion, the FNB Board decided to invite three of the eight prospective transaction partners to participate in the next steps of the process by conducting due diligence investigations and refining their indications of interest. Before finally identifying the three prospective transaction partners, however, the Board directed Boenning to contact the prospective transaction partner that had made the all cash consideration proposal to ask whether it would consider resubmitting an indication of interest for a mixed stock and cash consideration. That partner declined to do so.

The three prospective transaction partners invited to continue to participate in the process were Citizens and the two prospective transaction partners, other than the one that proposed all cash consideration, having stocks quoted on NASDAQ. The higher daily trading volumes of the NASDAQ quoted stocks and of Citizens’ stock among the OTCQB quoted stocks was an important factor considered by the FNB Board. All three prospective transaction partners proposed mixed stock and cash consideration. Citizens proposed the highest price and prospective transaction partner “B” proposed, at the high end of its proposed range, the third highest price. Prospective transaction partner “C” proposed a price that, at the high end of its proposed range, was consistent with the range established by the other proposals. A transaction with each of the three would result in an institution having approximately $1 billion or more in total assets on a pro forma basis. All three would be extending their current market areas into FNB’s market area thereby reducing the impact on FNB’s employees that would be expected from an in-market transaction. The two prospective transaction partners, other than Citizens, have prior experience completing merger and acquisition transactions.

The FNB Board did not invite the prospective transaction partner that proposed the second highest price to continue to participate in the process because that partner’s stock is quoted on the OTCQB instead of NASDAQ. The FNB Board reasoned that because that partner was not proposing the highest price, as had Citizens, the Board preferred to consider stocks quoted on NASDAQ with substantially higher daily trading volumes. In addition to having a stock quoted on NASDAQ with a substantially higher daily trading volume, partner B also proposed a price at the high end of its proposed range that was only $4.59 per share less than the second highest price. Moreover, a transaction with the partner that proposed the second highest price would have resulted in an institution having approximately $800 million in total assets on a pro forma basis, rather than the $1 billion or more in a transaction with each of the three prospective transaction partners invited to continue.

On-site due diligence investigations of FNB and meetings with FNB management were conducted by the three prospective transaction partners invited to continue to participate in the process from April 27, 2015 to May 8, 2015. During the on-site due diligence investigations, a contract between FNB and one of its vendors was identified that had not been identified in the CIM or included in the online data room. The contract provides for a $1.6 million payment in the event of a change in control of FNB.

Each of the three prospective transaction partners was given a deadline of May 15, 2015 in which to submit a revised written indication of interest. On May 15, 2015, Boenning informed FNB that it had received a revised written indication of interest from each partner.

On May 21, 2015, the FNB Board of Directors held a special meeting at which representatives of Boenning made a presentation reviewing the three revised indications of interest and Rhoads & Sinon again reviewed with the Board the fiduciary duties of directors in connection with a proposed merger and acquisition transaction.

Citizens’ revised proposal provided for a fixed exchange ratio comprised of a mix of 75% stock and 25% cash, equal to $600.00 per share, representing 1.35 times FNB’s book value per share, and a pro forma cash dividend of $19.54 per share. The proposed $600 per share price represented a value at the low end of the $600 to $700 per share range initially proposed by Citizens. Citizens cited the $1.6 million change in control payment under the vendor contract as the reason for the proposed lower value. Citizens’ stock is quoted on the OTCQB. Citizens also proposed to appoint one FNB Board member to the Citizens and First Citizens Boards of Directors upon consummation of the transaction.

Prospective transaction partner B’s revised proposal provided for a fixed exchange ratio comprised of a mix of 60% stock and 40% cash, equal to $512.46 per share, representing 1.15 times FNB’s book value per share, and a pro forma cash dividend of $4.99 per share. The proposed $512.46 per share price represented a value in the lower half of the $477 to $560 per share range initially proposed by partner B. Partner B also cited the $1.6 million change in control payment under the vendor contract as the reason for the proposed lower value. Partner B’s stock is quoted on NASDAQ. The proposal indicated that partner B would entertain discussion regarding FNB representation on partner B’s holding company and bank boards of directors.

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Prospective transaction partner C’s revised proposal provided for a fixed exchange ratio comprised of a mix of 75% stock and 25% cash, equal to $580.00 per share, representing 1.30 times FNB’s book value per share price, and a pro forma cash dividend of $10.96 per share. The proposed $580.00 per share price represented a value in excess of the $460 to $520 per share range initially proposed by partner C. Partner C also had verbally communicated to Boenning that it had the flexibility to further increase the value of its proposal to 1.35 times FNB’s book value per share if it would be determined by the FNB Board to be the preferred partner. Partner C’s common stock is quoted on NASDAQ. The proposal indicated that partner C would appoint two members of the FNB Board to partner C’s holding company and bank boards of directors.

Following the presentation by Boenning, the FNB Board asked questions of Boenning and Rhoads & Sinon. After further discussion, the FNB Board concluded that the Citizens’ proposal was superior and directed Boenning and Rhoads & Sinon to move forward toward a definitive merger agreement with Citizens, conditioned upon Boenning first contacting Sandler O’Neill & Partners, L.P. (“Sandler”) to request that Citizens increase its proposal to $630.00 per share in order to further separate its proposal from that of partner C. On May 26, 2015, Boenning informed FNB that Citizens had increased its proposal to $630.00 per share as set forth in a revised letter of intent.

From May 26, 2015 to June 29, 2015, Boenning and Rhoads & Sinon, in consultation with senior management of FNB, negotiated the terms of the definitive merger agreement.

On June 11, 2015, members of senior management of FNB and representatives of Boenning and of Rhoads & Sinon conducted on-site reverse due diligence of Citizens. The reverse due diligence included review and analysis of, among other things, Citizens’ loan portfolio, investment holdings, product offerings, policies and procedures, pending legal matters and financial information. Senior management of FNB, in consultation with representatives of Boenning and Rhoads & Sinon, determined due diligence findings to be satisfactory.

On June 29, 2015, special meetings of the Citizens and First Citizens Boards of Directors were held. Representatives of Luse Gorman, PC, special legal counsel to Citizens and First Citizens, reviewed with the Citizens and First Citizens Boards of Directors the terms and conditions of the proposed definitive merger agreement. Representatives of Sandler reviewed the financial terms of the proposed transaction with the Citizens and First Citizens Boards of Directors. Following all discussion, the Citizens and First Citizens Boards of Directors unanimously approved the proposed merger agreement.

A special meeting of the FNB Board of Directors was held on June 30, 2015. Representatives of Rhoads & Sinon again reminded the FNB directors of their fiduciary duties and reviewed with the FNB Board the terms and conditions of the proposed definitive merger agreement. Representatives of Boenning reviewed the financial terms of the proposed transaction with the FNB Board and then provided to the FNB Board a written fairness opinion stating that the merger consideration provided for in the agreement was fair to FNB’s stockholders from a financial point of view. Following further discussion and consideration of the factors described under “—Recommendation of the FNB Board of Directors and FNB’s Reasons for the Merger,” the FNB Board of Directors unanimously approved the merger agreement and recommended that FNB’s stockholders approve and adopt the merger agreement and all related transactions provided for in the agreement.

On June 30, 2015, FNB, Citizens and First Citizens executed the merger agreement and issued a joint press release announcing the proposed transaction.

Recommendation of the FNB Board of Directors and FNB’s Reasons for the Merger

After careful consideration, the FNB Board of Directors determined it was in the best interests of FNB and its stockholders for FNB to enter into the merger agreement with Citizens and First Citizens.

In the process of making the recommendation to approve the merger with First Citizens, the FNB Board of Directors consulted with its legal and financial advisors, as well as FNB’s senior management team. In determining that a business combination, generally, and the proposed merger with First Citizens, specifically, is in the best interests of FNB and its stockholders, the FNB Board of Directors considered the following factors, which are not necessarily all-inclusive:

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•	the changing regulatory environment, including, in particular, issuance of additional regulations to implement various provisions of the Dodd-Frank Act, and the expectant material increase in legal and compliance costs to FNB as greater human and technological resources and expertise are required to remain compliant with applicable law and regulations;
•	the current relative size of FNB, its growth over its 108 year history and the expected scale that would be necessary going forward for FNB to continue as an independent, high-performing community banking institution in comparison to the benefits of aligning with a larger, high-performing institution;
•	the current merger and acquisition market, including the attractive prices being paid by acquirers and the uncertainty that such pricing would continue or that FNB’s future earnings would remain at a level sufficient to attract such prices;
•	the ability of FNB to attract and retain qualified individuals to replace its senior management team and members of its Board of Directors as individuals serving in such positions retire over the next several years;
•	the challenging environment for FNB to grow profitably in its current market, as reflected by the decline in its net income from $814,000 as of December 31, 2011 to $301,000 as of December 31, 2014;
•	the substantial and costly investments in information technology required to permit FNB to satisfy regulatory requirements and remain competitive in the marketplace, and the anticipated impact of such investments on FNB’s future earnings;
•	information recently presented by Boenning identifying the institutions that FNB, its stockholders and customers might find most attractive as a business combination partner, which included a consideration of both large organizations and peers, within and outside FNB’s market;
•	the process conducted by FNB’s management and Boenning to identify potential merger partners and to solicit proposals as to the financial terms, structure and other aspects of a potential transaction from potential merger partners in a competitive bidding environment;
•	the consideration offered in the transaction, valued at approximately $22.1 million, which represents a premium to book value multiple of approximately 1.40 times;
•	the 75% stock/25% cash consideration offered in the merger;
•	the fact that FNB stockholders will have the opportunity to receive shares of Citizens common stock in the merger on a tax-free basis, which would allow FNB stockholders to participate in the future performance of the combined company’s businesses and synergies resulting from the merger;
•	the increased liquidity for FNB stockholders who receive Citizens common stock in the transaction;
•	the ability for FNB stockholders who receive Citizens common stock to participate in cash dividends representing an approximately 1,941% increase over the current dividend paid by FNB;
•	the fact that up to $5.5 million of the merger consideration would be composed of cash at $630.00 per share, thereby permitting FNB stockholders who wish to receive cash to elect an all cash exchange or an exchange comprised of part Citizens common stock and part cash, subject to the election, allocation and pro ration provisions of the merger agreement;
•	the opportunity to expand relationships with FNB’s existing customer base through the increased lending capacity afforded by the combined institution;
•	the anticipated impact on employees of FNB, including the expectation that a merger with Citizens, which does not currently operate in FNB’s market area, will result in fewer reductions in staff;

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•	the anticipated positive impact to FNB’s existing customers, resulting from Citizens having a community banking business model similar to FNB, including a focus on agricultural lending, and the retention of the vast majority of FNB’s customer-facing employees;
•	the proposed Board of Directors and management arrangements which would enhance the depth and experience of Citizens’ existing leadership, including Citizens’ commitment to appoint one FNB Board member to the Citizens Board of Directors, and to retain Michael Groff, Vice President of FNB, as a Vice President of First Citizens;
•	the likelihood and anticipated time of completion of the merger;
•	the understanding that aligning with Citizens would provide more robust technology and systems, broader product offerings, more favorable terms with vendors and more sophisticated marketing;
•	the mutual understanding that FNB and Citizens share similar operating cultures, core values and approaches to servicing their respective markets; and
•	the FNB Board’s belief that multiple areas of risk, including regulatory, financial, legal, servicing, and customer retention, could be substantially reduced by combining with a larger institution having access to greater financial and operational resources.

 The FNB Board also considered a variety of potential risks associated with the merger, including the following:

•	the possibility the merger might not close and the negative impact that could have on FNB’s reputation and earnings;
•	the risk that potential benefits and synergies sought in the merger may not be realized or may not be realized within the expected time period, and the risks associated with the integration of FNB and Citizens;
•	the fact that because the stock consideration in the merger is based upon a fixed exchange ratio of shares of Citizens common stock to FNB common stock, FNB stockholders who receive Citizens common stock could be adversely affected by a decrease in the trading price of Citizens common stock during the pendency of the merger;
•	the fact that certain provisions of the merger agreement prohibit FNB from soliciting, and limit its ability to respond to, proposals for alternative transactions, and the obligation to pay a termination fee of $1.0 million in the event that the merger agreement is terminated in certain circumstances, including if FNB terminates the merger agreement to accept a superior offer;
•	the potential for diversion of management and employee attention, and for employee attrition, during the period before the completion of the merger and the potential effect on FNB’s business and relations with customers, service providers and other stakeholders, whether or not the merger is consummated; and
•	the fact that pursuant to the merger agreement, FNB must generally conduct its business in the ordinary course and FNB is subject to a variety of other restrictions on the conduct of its business before the completion of the merger or termination of the merger agreement, which may delay or prevent FNB from undertaking business opportunities that may arise pending completion of the merger.

The FNB Board of Directors realizes there can be no assurance about future results, including results expected or considered in the factors listed above. However, the FNB Board concluded the potential positive factors outweighed the potential risks of completing the merger.

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During its consideration of the merger, the FNB Board of Directors was also aware that some of its directors and executive officers may have interests in the merger that are different from or in addition to those of its stockholders generally, as described under “—Interests of FNB’s Directors and Officers in the Merger That Are Different From Yours.”

The foregoing discussion of the factors considered by the FNB Board of Directors in evaluating the transaction is not intended to be exhaustive, but, rather, includes all material factors considered by the FNB Board of Directors. In reaching its decision to approve the transaction, the FNB Board of Directors did not quantify or assign relative weights to the factors considered, and individual directors may have given different weights to different factors. The FNB Board of Directors evaluated the factors described above, including asking questions of FNB management and legal and financial advisors, and determined that the transaction was in the best interests of FNB. In reaching its determination, the FNB Board of Directors relied on the experience of its financial advisors for quantitative analysis of the financial terms of the merger. See “—Fairness Opinion of Boenning & Scattergood, Inc. as FNB’s Financial Advisor.” It should be noted that this explanation of the reasoning of FNB’s Board of Directors and all other information in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Forward-Looking Statements.”

The FNB Board of Directors unanimously recommends that FNB stockholders vote “FOR” the approval of the merger proposal.

Fairness Opinion of Boenning & Scattergood, Inc. as FNB’s Financial Advisor

Boenning is acting as financial advisor to FNB in connection with the merger. Boenning is a registered broker-dealer providing investment banking services with substantial expertise in transactions similar to the merger. As part of its investment banking activities, Boenning is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwriting, private placements and valuations for estate, corporate and other purposes. The FNB Board of Directors selected Boenning because of its experience in advising community banks with regard to strategic alternatives and its record of success in mergers and acquisition transactions involving community banks.

As part of its engagement, representatives of Boenning attended the special meeting of the FNB Board of Directors held on June 30, 2015, at which the Board considered the merger agreement. At this meeting, Boenning reviewed the financial aspects of the merger and rendered its oral opinion, which was subsequently confirmed in writing, to the FNB Board of Directors that, as of such date, the merger consideration to be received by the holders of FNB common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. The FNB Board of Directors approved the merger agreement at this meeting.

The full text of Boenning’s written opinion dated June 30, 2015, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Appendix B to this joint proxy statement/prospectus and is incorporated herein by reference. You are urged to, and should, read this opinion carefully and in its entirety in connection with this joint proxy statement/prospectus. The summary of Boenning’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion. Boenning’s opinion does not reflect any developments that may occur or may have occurred after the date of its opinion and before the completion of the merger.

No limitations were imposed by FNB on the scope of Boenning’s investigation or the procedures to be followed by Boenning in rendering its opinion. Boenning was not requested to, and did not, make any recommendation to the FNB Board of Directors as to the form or amount of the consideration to be paid to the FNB stockholders, which was determined through arm’s length negotiations between the parties. In arriving at its opinion, Boenning did not ascribe a specific range of values to FNB. Its opinion is based on the financial and comparative analyses described below.

In connection with its opinion, Boenning, among other things:

•

reviewed the historical financial performances, current financial positions and general prospects of Citizens and FNB and reviewed certain internal financial analyses and forecasts prepared by the management of FNB;

•

reviewed the merger agreement, dated June 30, 2015;

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•

reviewed and analyzed the stock market performance of Citizens;

•

studied and analyzed the consolidated financial and operating data of Citizens and FNB;

•

reviewed the pro forma financial impact of the merger on Citizens, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined by senior management of Citizens and FNB;

•

considered the financial terms of the merger between Citizens and FNB as compared with the financial terms of comparable bank and bank holding company mergers and acquisitions;

•

met and/or communicated with certain members of Citizens’ and FNB’s senior management to discuss their respective operations, historical financial statements and future prospects; and

•

conducted such other financial analyses, studies and investigations as Boenning deemed appropriate.

Boenning’s opinion was given in reliance on information and representations made or given by Citizens and FNB, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Citizens and FNB including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. Boenning did not independently verify the information concerning Citizens and FNB nor other data which Boenning considered in its review and, for purposes of its opinion, Boenning assumed and relied upon the accuracy and completeness of all such information and data. Boenning assumed that all forecasts and projections provided to it had been reasonably prepared and reflected the best currently available estimates and good faith judgments of the management of Citizens and FNB as to their most likely future financial performance. Boenning expressed no opinion as to any financial projections or the assumptions on which they were based. Boenning did not conduct any valuation or appraisal of any assets or liabilities of Citizens or FNB, nor have any such valuations or appraisals been provided to Boenning. Additionally, Boenning assumed that the merger is, in all respects, lawful under applicable law.

With respect to anticipated transaction costs, purchase accounting adjustments, expected cost savings and other synergies and financial and other information relating to the general prospects of Citizens and FNB, Boenning assumed that such information had been reasonably prepared and reflected the best currently available estimates and good faith judgment of the management of Citizens and FNB as to their most likely future performance. Boenning further relied on the assurances of management of Citizens and FNB that they were not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Boenning was not asked to and did not undertake an independent verification of any of such information and Boenning did not assume any responsibility or liability for the accuracy or completeness thereof. Boenning assumed that the allowance for loan losses indicated on the balance sheets of Citizens and FNB was adequate to cover such losses; Boenning did not review individual loans or credit files of Citizens and FNB. Boenning assumed that all of the representations and warranties contained in the merger agreement and all related agreements were true and correct, that each party under the agreements will perform all of the covenants required to be performed by such party under the agreements, and that the conditions precedent in the agreements were not waived. Boenning assumed that the merger will qualify as a tax-free reorganization for federal income tax purposes. Also, in rendering its opinion, Boenning assumed that in the course of obtaining the necessary regulatory approvals for the consummation of the merger no conditions will be imposed that will have a material adverse effect on the combined entity or contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger.

Boenning’s opinion is based upon information provided to it by the management of Citizens and FNB, as well as market, economic, financial and other conditions as they existed and could be evaluated only as of the date of its opinion and accordingly, it speaks to no other period. Boenning did not undertake to reaffirm or revise its opinion or otherwise comment on events occurring after the date of its opinion and did not have an obligation to update, revise or reaffirm its opinion. Boenning’s opinion does not address the relative merits of the merger and the other business strategies that FNB’s Board of Directors has considered or may be considering, nor does it address the underlying business decision of FNB’s Board of Directors to proceed with the merger. In connection with the preparation of Boenning’s opinion, Boenning was not authorized to solicit, and did not solicit, third parties regarding alternatives to the merger. Boenning expressed no opinion as to the value of the shares of Citizens common stock when issued to holders of outstanding Company common stock pursuant to the merger agreement or the prices at which the shares may trade at any time. Boenning’s opinion is for the information of FNB’s Board of Directors in connection with its evaluation of the merger and does not constitute a recommendation to the Board of Directors of FNB in connection with the merger or a recommendation to any stockholder of FNB as to how such stockholder should vote or act with respect to the merger.

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In connection with rendering its opinion, Boenning performed a variety of financial analyses that are summarized below. This summary does not purport to be a complete description of such analyses. Boenning believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Boenning considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factors considered by it. The range of valuations resulting from any particular analysis described below should not be taken to be Boenning’s view of the actual value of FNB.

In its analyses, Boenning made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of FNB or Citizens. Any estimates contained in Boenning’s analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Boenning’s analyses was identical to FNB or Citizens or the merger. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. None of the analyses performed by Boenning was assigned a greater significance by Boenning than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Boenning. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which FNB common stock or Citizens common stock may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

In accordance with customary investment banking practice, Boenning employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Boenning used in providing its opinion on June 30, 2015. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Boenning more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Boenning’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Boenning. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Boenning with respect to any of the analyses performed by it in connection with its opinion. Rather, Boenning made its determination as to the fairness to the holders of FNB common stock of the merger consideration, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for FNB should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Boenning.

In connection with rendering its opinion and based upon the terms of the merger agreement, Boenning assumed the effective per share merger consideration to be $620.55 based on (i) the fixed exchange ratio of 12.6000 shares of Citizens common stock for each share of FNB common stock, (ii) Citizens’ closing common stock price of $49.00 on June 30, 2015, (iii) the cash consideration price of $630.00 per share, and (iv) the mixture of aggregate consideration offered by Citizens to FNB being comprised of 75.0% Citizens common stock and 25.0% cash. Based on the effective per share price of $620.55, the aggregate indicated merger consideration to FNB stockholders was $22.1 million as of June 30, 2015. The effective offer price of $620.55 per FNB share amounted to 139.6% of FNB’s tangible book value per share and 76.2x FNB’s earnings per share, as of and for the twelve months ended March 31, 2015. Based on the fixed exchange ratio of 12.6000 shares of Citizens common stock for each share of FNB common stock, for those stockholders who elect to receive all of their merger consideration in Citizens common stock and ultimately would receive it all in Citizens common stock, the annual cash dividend to such FNB stockholders on a relative basis would have been $20.41 per share based on the Citizens’ most recent quarterly cash dividend annualized. These per share annual cash dividends compare to FNB’s current annual cash dividend of $1.00 that it paid during the twelve months ended March 31, 2015.

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Comparison of Selected Companies to FNB. Boenning reviewed and compared the multiples and ratios of the current trading price of FNB common stock to FNB’s book value, tangible book value, and latest twelve months earnings per share, such multiples referred to herein as the pricing multiples, with the median pricing multiples for the current trading prices of the common stock of a peer group of 13 selected publicly traded Pennsylvania banks and thrifts with assets between $150 million and $300 million, excluding merger targets. Boenning first applied the resulting range of pricing multiples for the peer group specified above to the appropriate financial results without the application of any control premium, referred to as the unadjusted trading price. Boenning then applied a 27.6% assumed control premium to the trading prices of the peer group specified above, referred to as the adjusted trading price, and compared the pricing multiples of the offer price to the median pricing multiples for the peer group adjusted trading prices. The 27.6% equity control premium is the median one day stock price premium for all bank and thrift merger and acquisition deals announced since January 1, 2000, based on data from SNL Financial.

Table 1

	Unadjusted Trading Price			Adjusted Trading Price

Pricing Multiple	FNB (1)	Median Statistics for Peer Group (2)		Offer Price (3)		Median Statistics for Peer Group (2)
Price/Book Value	—	79.7%		139.6%		101.7%
Price/Tangible Book Value	—	79.7%		139.6%		101.7%
Price/Latest Twelve Months Earnings Per Share	—	13.3	x	76.2	x	16.9	x

________________________________________

(1) No active trading market exists for FNB common stock.

(2) Peer metrics are based on prices as of market close on June 30, 2015.

(3) Based on the effective Merger consideration of $620.55, as a result of Citizens closing stock price of $49.00 on June 30, 2015.

Comparison of Selected Companies to Citizens. Boenning reviewed and compared the multiples and ratios of the current trading price of Citizens common stock to Citizens’ book value, tangible book value, and latest twelve months earnings per share, such multiples referred to herein as the pricing multiples, with the median pricing multiples for the current trading prices of the common stock of two peer groups. The first peer group, referred to as the “Regional and Size Peer Group”, consisted of 15 selected publicly traded Pennsylvania banks and thrifts with assets between $750 million and $1.25 billion, excluding merger targets. The second peer group, referred to as the “High Performing Peer Group,” consisted of 9 selected publicly traded U.S. banks and thrifts with (i) assets between $500 million and $2 billion, excluding merger targets, (ii) return on average tangible common equity between 13.0% and 18.0%, and a nonperforming asset to total asset ratio of less than 1.25%.

Table 2

Pricing Multiple	Citizens(1)		Regional Size Peer Group Medians(1)		High Performing Peer Group Median(1)
Price/Book Value	144.7%		109.9%		161.0%
Price/Tangible Book Value	160.8%		110.5%		161.5%
Price/Latest Twelve Months Earnings Per Share	11.2	x	11.6	x	13.5	x
Dividend Yield	3.27%		3.10%		1.94%

_______________________________ (1) Metrics are based on prices as of market close on June 30, 2015.

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Analysis of Bank Merger Transactions. Boenning analyzed certain information relating to recent transactions in the banking industry, consisting of (i) 88 selected nationwide bank and thrift transactions announced since January 1, 2013 with target assets between $150 million and $300 million, referred to below as Group A; (ii) 29 selected Mid-Atlantic and Midwest bank and thrift transactions announced since January 1, 2013 with target assets between $150 million and $300 million, referred to below as Group B; (iii) 30 selected nationwide bank and thrift transactions announced since January 1, 2012 with target assets between $100 million and $500 million, tangible equity to tangible assets between of 5.0% and 10.0%, and latest twelve months return on average equity between 0.0% and 5.0%, referred to below as Group C; and (iv) 9 selected Mid-Atlantic and Midwest bank and thrift transactions announced since January 1, 2012 with target assets between $100 million and $500 million, tangible equity to tangible assets between of 5.0% and 10.0% and latest twelve months return on average equity between 0.0% and 5.0%, referred to below as Group D. Boenning then reviewed and compared the pricing multiples of the offer price and the median pricing multiples of the selected transaction values for Group A, Group B, Group C and Group D.

Table 3

			Median Statistics for Selected Transactions
Pricing Multiple	The Merger		Group A		Group B		Group C		Group D
Price/Book Value	139.6%		119.1%		120.2%		116.8%		110.6%
Price/Tangible Book Value	139.6%		120.2%		126.2%		119.3%		117.5%
Price/Latest Twelve Months Core Earnings Per Share	76.2	x	22.2	x	21.5	x	41.8	x	39.7	x
Deal Value/Core Deposit Premium	2.9%		3.8%		3.2%		2.5%		1.7%

Present Value Analysis. Applying present value analysis to FNB’s theoretical future earnings, dividends and tangible book value, Boenning compared the offer price for one share of FNB common stock to the present value of one share of FNB common stock on a stand-alone basis. The analysis was based upon management’s projected earnings growth, a range of assumed price/earnings ratios, a range of assumed price/tangible book value ratios and a 15.0% discount rate, which was determined using the Capital Asset Pricing Model and the Build-Up Method, both of which take into account certain factors such as the current risk free rate, the beta of bank stocks compared to the broader market and the Ibbotson risk premiums for small, illiquid stocks and for commercial bank stocks, as well as comparable company returns on tangible common equity. The average of the two methods was approximately 15.0%. Boenning derived the terminal price/earnings multiple of 15.1x and terminal price/tangible book value multiple of 118.0% from the three-year median plus two standard deviations for the SNL Bank Index for banks less than $500 million in assets. Sensitivity analyses for terminal price/earnings and price/tangible book ranged from 12.8x to 17.4x and 93.0% to 143.0%, respectively. The present value of FNB common stock calculated on a stand-alone basis ranged from $96.19 to $153.48 per share based on price/earnings multiples and from $225.35 to $409.38 per share based on price/tangible book value multiples, compared to the effective merger consideration price of $620.55 per share. This analysis does not purport to be indicative of actual future results and does not purport to reflect the prices at which shares of FNB common stock may trade in the public markets. A present value analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including earnings growth rates, dividend payout rates and discount rates.

Pro Forma Merger Analysis. Boenning analyzed certain potential pro forma effects of the merger, assuming the following: (i) the merger is completed in the fourth quarter of 2015; (ii) each share of FNB common stock will be eligible to receive consideration of $630.00 in cash or 12.6000 shares of Citizens common stock, subject to pro ration so that 75.0% of the aggregate Merger consideration was to be paid in Citizens’ common stock and 25.0% is to be paid in cash, or an effective $620.55 per FNB shares as of June 30, 2015; (iii) estimated pre-tax cost savings equal to 30.0% of FNB’s annualized non-interest expense based on the quarter ended March 31, 2015; (iv) estimated one-time transaction related costs of $3.9 million pre-tax are expensed before closing; (v) FNB performance was calculated in accordance with FNB management’s earnings forecasts; (vi) Citizens performance was calculated in accordance with Citizens management’s earnings forecasts; and (vii) certain other assumptions pertaining to costs and expenses associated with the transaction, intangible amortization, opportunity cost of cash and other items. The analyses indicated that, for the full years 2015 and 2016, the merger (excluding transaction expenses) would be accretive to the combined company’s projected earnings per share and accretive to FNB’s equivalent earnings per share and cash dividends per share while dilutive to FNB’s equivalent tangible book value per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

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As described above, Boenning’s opinion was just one of the many factors taken into consideration by the FNB Board of Directors in making its determination to approve the merger.

Boenning, as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of Boenning’s business as a broker-dealer, it may, from time to time, purchase securities from, and sell securities to, Citizens and FNB or their respective affiliates. In the ordinary course of business, Boenning may also actively trade the securities of Citizens and FNB for its own account and for the accounts of customers and accordingly may at any time hold a long or short position in such securities.

Boenning received a fee of $20,000 for providing certain advisory services in advance of FNB’s pursuit of a transaction. Upon completion of the merger with Citizens, Boenning will receive a fee from FNB equal to 1.5% of the aggregate value of the merger consideration for its services, of which one third of such fee was payable upon the rendering of its fairness opinion and the execution of the definitive merger agreement. Boenning’s fee for rendering the fairness opinion was not contingent upon any conclusion that Boenning reached or upon completion of the merger. The Company has also agreed to reimburse Boenning for any customary reimbursable expenses it incurs during its engagement and to indemnify Boenning against certain liabilities that may arise out of Boenning’s engagement.

Boenning has not had any material relationship with Citizens or FNB during the past two years in which compensation received was deemed material or was intended to be received as a result of the relationship between Boenning and Citizens or FNB. Boenning may provide investment banking services to Citizens in the future, although as of the date of Boenning’s opinion, there was no agreement to do so.

Boenning’s opinion was approved by Boenning’s fairness opinion committee. Boenning did not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by the officers, directors, or employees of any party to the merger agreement, or any class of such persons, relative to the compensation to be received by the holders of FNB common stock in the merger.

Unaudited Prospective Financial Information

Citizens and FNB do not as a matter of course publicly disclose forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results because of, among other reasons, the uncertainty of the underlying assumptions and estimates. However, unaudited prospective financial information for FNB and for Citizens on a standalone, pre-merger basis, respectively, was made available to and reviewed by FNB’s financial advisor, Boenning & Scattergood, Inc., in connection with the preparation of its fairness opinion. Such information may differ in certain respects from what FNB and Citizens use for their respective internal purposes.

The FNB prospective financial information and the Citizens prospective financial information were not prepared with a view toward public disclosure and the inclusion of such information in this document should not be regarded as an indication that FNB, Citizens or any other recipient of such information considered, or now considers, such information to be necessarily predictive of actual future results. The FNB prospective financial information and the Citizens prospective financial information were not prepared with a view toward complying with the guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of financial information. Neither S.R. Snodgrass, P.C., the independent registered public accounting firm for Citizens, Herbein + Company, Inc., the independent auditors for FNB, nor any other independent accountants have compiled, examined or performed any procedures with respect to such information, or expressed any opinion or any other form of assurance on such information or their achievability.

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The FNB prospective financial information and the Citizens prospective financial information reflect numerous estimates and assumptions made by FNB and Citizens, respectively, with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to FNB’s and Citizens’ respective businesses, all of which are difficult to predict and many of which are beyond FNB’s and Citizens’ respective control. Such information also reflects assumptions as to certain business decisions that are subject to change. The FNB prospective financial information and the Citizens prospective financial information reflect subjective judgment in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Accordingly, such information constitutes forward-looking information and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including, but not limited to, FNB’s and Citizens’ performance, industry performance, general business and economic conditions, customer requirements, competition, adverse changes in applicable laws, regulations or rules, and the various risks set forth in this document. Such information does not take into account any circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement, and do not take into account the effect of any possible failure of the merger to occur. Neither FNB, Citizens nor any of their financial advisors nor any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the FNB prospective financial information or the Citizens prospective financial information if they are or become inaccurate, even in the short-term. The inclusion of such information in this document is not and should not be deemed an admission or representation by FNB or Citizens that such information is viewed by FNB or Citizens as material information of FNB or Citizens, respectively, particularly in light of the inherent risks and uncertainties associated with such information.

The FNB prospective financial information utilized by Boenning & Scattergood, Inc. in connection with the preparation of its fairness opinion assumed the following:

•

Earnings for 2015 of $441,000; and

•

Annual earnings growth of 5% for the period 2016 through 2020.

The Citizens prospective financial information utilized by Boenning & Scattergood, Inc. in connection with the preparation of its fairness opinion assumed the following:

•

Earnings for 2016 of $13.6 million;

•

Annual earnings growth of 5% for 2017;

•

Cost savings to be realized in year one equal to 30% of FNB’s annualized non-interest expense for the first quarter of 2015;

•

One-time, pre-tax merger transaction costs of $3.9 million;

•

1.75% pre-tax disinvestment yield on cash and investment securities used to fund the cash portion of the merger consideration;

•

$2.9 million credit mark on FNB’s loans; and

•

1.5% core deposit intangible to be amortized over 10 years on an accelerated basis.

Citizens’ Reasons for the Merger

In reaching its decision to approve the merger agreement and the merger, the Citizens Board of Directors consulted with Citizens management, as well as its independent financial and legal advisors, and considered a number of factors, including the following:

1.

each of Citizens’, FNB’s, and the combined company’s business, operations, financial condition, asset quality, earnings and prospects. In reviewing these factors, the Citizens Board of Directors considered its view that FNB’s business and operations complement those of Citizens. The Board of Directors further considered FNB’s earnings and prospects and the synergies potentially available in the proposed transaction;

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2.

the anticipated pro forma impact of the merger on the combined company, including the expected impact on financial metrics including earnings and tangible equity per share and on regulatory capital levels;

3.

the proposed combination would continue Citizens’ geographic expansion and the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital and footprint;

4.

the current and prospective environment in which Citizens and FNB operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, the competitive environment for financial institutions generally, and the likely effect of these factors on Citizens both with and without the proposed transaction; and

5.

its review and discussions with Citizens’ management and advisors concerning the due diligence examination of the business of FNB.

The foregoing discussion of the information and factors considered by the Citizens Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Citizens Board of Directors. In reaching its decision to approve the merger agreement and the merger, the Citizens Board of Directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The Citizens Board of Directors considered all these factors as a whole, including discussions with, and questioning of, Citizens’ management and independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Merger Consideration

Under the terms of the merger agreement, each outstanding share of FNB common stock will be converted into the right to receive, at the election of the holder thereof, either (i) $630.00 in cash, (ii) 12.6000 shares of Citizens common stock, or (iii) a combination of cash and Citizens common stock, subject to the investment mechanism described below. No fractional shares of Citizens common stock will be issued in connection with the merger. Instead, Citizens will make a cash payment to each FNB stockholder who would otherwise receive a fractional share equal to the product of (i) the fraction of a share to which the holder would otherwise be entitled, and (ii) the volume weighted average closing price of a share of Citizens common stock for the 30 trading days immediately preceding the closing date. Based upon the closing price of Citizens common stock on September 23, 2015 of $47.00, each 12.6000 shares of Citizens common stock would have a value of $592.20.

It is also possible that the merger consideration may be adjusted before the effective date of the merger as a result of certain decreases in the price of Citizens common stock. If, at any time during the five day period commencing on the later of (i) the first date on which all required bank regulatory approvals (and waivers, if applicable) have been received (disregarding any waiting period), or (ii) the date of the FNB special meeting (the later of such dates being the “Determination Date”), both of the following conditions are satisfied:

•

the number obtained by dividing the average daily closing price of Citizens common stock for the 20 consecutive trading days immediately preceding the Determination Date by $50.00 (the “Citizens Ratio”) is less than 0.80; and

•

the Citizens Ratio is less than the number obtained by (i) dividing the weight-adjusted sum of the average daily closing prices of the common stock of the entities comprising the SNL United States Bank $500 Million to $1 Billion Index for the 10 consecutive trading days immediately preceding the Determination Date by the weight-adjusted sum of the average closing prices of those entities on May 21, 2015 (the “Index Ratio”), and (ii) subtracting 0.20,

FNB may terminate the merger. If FNB elects to exercise its termination right as described above, it must give written notice thereof to Citizens. During the five day period commencing with its receipt of such notice, Citizens shall have, at its sole discretion, the option to increase the consideration to be received by FNB stockholders by adjusting the exchange ratio to equal the lesser of: (i) the number obtained by dividing the product of $50.00, 0.80 and 12.6000 by the average daily closing price of Citizens common stock for the 20 consecutive trading days ending on the Determination Date, and (ii) the number obtained by dividing the product of the Index Ratio and 12.6000 by the Citizens Ratio. If Citizens elects, it shall give prompt written notice to FNB of its election to revise the exchange ratio, whereupon no termination shall be deemed to have occurred and the merger agreement shall remain in full force and effect in accordance with its terms (except as the exchange ratio shall have been modified). Because the formula is dependent on the future prices of the common stock of Citizens and the entities comprising the SNL United States Bank $500 Million to $1 Billion Index, it is not possible presently to determine what the adjusted merger consideration would be at this time, but, in general, more shares of Citizens common stock would be issued, to take into account the extent to which the decline in the average price of Citizens common stock exceeded the decline in the average price of the common stock of the index group.

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Cash, Stock, or Mixed Election

Under the terms of the merger agreement, FNB stockholders may elect to convert their shares into cash, Citizens common stock, or a mixture of cash and Citizens common stock. All elections are further subject to the allocation and proration procedures described in the merger agreement which provide that the number of shares of FNB common stock to be converted into Citizens common stock must equal 75% of the total number of shares of FNB common stock outstanding at the effective time of the merger and that the number of shares of FNB common stock to be converted into cash in the merger must equal 25% of the total number of shares of FNB common stock outstanding at the effective time of the merger. Neither Citizens nor FNB makes any recommendation as to whether FNB stockholders should elect to receive cash, Citizens common stock, or a mixture of cash and Citizens common stock in the merger. Each holder of FNB common stock must make his or her own decision with respect to such election.

It is unlikely that elections will be made in the exact proportions provided for in the merger agreement. As a result, the merger agreement describes procedures to be followed if FNB stockholders in the aggregate elect to receive more or less of the Citizens common stock than Citizens has agreed to issue. These procedures are summarized below.

•

If Stock Is Oversubscribed: If FNB stockholders elect to receive more Citizens common stock than Citizens has agreed to issue in the merger, then all FNB stockholders who have elected to receive cash or who have made no election will receive cash for their FNB shares and all stockholders who elected to receive Citizens common stock will receive a pro rata portion of the available Citizens shares plus cash for those shares not converted into Citizens common stock.

•

If Stock Is Undersubscribed: If FNB stockholders elect to receive fewer shares of Citizens common stock than Citizens has agreed to issue in the merger, then all FNB stockholders who have elected to receive Citizens common stock will receive Citizens common stock and those stockholders who elected to receive cash or who have made no election will be treated in the following manner:

•

If the number of shares held by FNB stockholders who have made no election is sufficient to make up the shortfall in the number of Citizens shares that Citizens is required to issue, then all FNB stockholders who elected cash will receive cash, and those stockholders who made no election will receive both cash and Citizens common stock in such proportion as is necessary to make up the shortfall.

•

If the number of shares held by FNB stockholders who have made no election is insufficient to make up the shortfall, then all FNB stockholders who made no election will receive Citizens common stock and those FNB stockholders who elected to receive cash will receive cash and Citizens common stock in such proportion as is necessary to make up the shortfall.

Notwithstanding these rules, as described under “—Material United States Federal Income Tax Consequences of the Merger,” it may be necessary for Citizens to reduce the number of shares of FNB common stock that will be converted into the right to receive cash and correspondingly increase the number of shares of FNB common stock that will be converted into Citizens common stock. If this adjustment is necessary, stockholders who elect to receive cash or a mixture of cash and stock may be required on a pro rata basis to receive a greater amount of Citizens common stock than they otherwise would have received.

No guarantee can be made that you will receive the amounts of cash or stock you elect. As a result of the allocation procedures and other limitations outlined in this document and the agreement and plan of merger, you may receive Citizens common stock or cash in amounts that vary from the amounts you elect to receive.

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Allocation Procedures

The aggregate amount of cash and Citizens common stock that will be paid is subject to the allocation procedures described in detail below. Pursuant to such allocation procedures, if the number of cash election shares is higher than 25% of the outstanding shares of FNB common stock, a pro rata portion of those shares will be converted into the right to receive Citizens common stock in order to provide for an aggregate 75% stock and 25% cash allocation among all outstanding FNB shares. Similarly, if the number of stock election shares is higher than 75% of the outstanding shares of FNB common stock, a pro rata portion of those shares will be converted into the right to receive the cash consideration in order to provide for an aggregate 75% stock and 25% cash allocation among all outstanding FNB shares.

Stock Consideration Allocation. If the aggregate number of stock election shares exceeds the stock conversion number (the number of FNB shares that must be converted to stock; 26,721 shares as of June 30, 2015), then all cash election shares and all non-election shares of each holder thereof will be converted into the right to receive the cash consideration, and the stock election shares of each holder thereof will be converted into the right to receive the stock consideration with respect to that number of stock election shares (rounded down to the nearest whole number) equal to the product obtained by multiplying (x) the number of stock election shares held by such holder by (y) a fraction, the numerator of which is the stock conversion number and the denominator of which is the stock election number, with the remaining number of such holder’s stock election shares being converted into the right to receive the cash consideration.

Cash Consideration Allocation. If the stock election number is less than the stock conversion number (the amount by which the stock conversion number exceeds the stock election number being the “shortfall number”), then all stock election shares will be converted into the right to receive the stock consideration, and the non-election shares and cash election shares will be treated in the following manner:

•

If the shortfall number is less than or equal to the number of non-election shares, then all cash election shares will be converted into the right to receive the cash consideration, and the non-election shares of each holder thereof will convert into the right to receive the stock consideration with respect to that number of non-election shares (rounded down to the nearest whole number) equal to the product obtained by multiplying (A) the number of non-election shares held by such holder, by (B) a fraction, the numerator of which is the shortfall number and the denominator of which is the total number of non-election shares, with the remaining number of such holder’s non-election shares being converted into the right to receive the cash consideration; or

•

If the shortfall number exceeds the number of non-election shares, then all non-election shares will be converted into the right to receive the stock consideration, and the cash election shares of each holder thereof will convert into the right to receive the stock consideration with respect to that number of cash election shares (rounded down to the nearest whole number) equal to the product obtained by multiplying (A) the number of cash election shares held by such holder by (B) a fraction, the numerator of which is the amount by which the shortfall number exceeds the total number of non-election shares, and the denominator of which is the total number of cash election shares, with the remaining number of such holder’s cash election shares being converted into the right to receive the cash consideration.

Illustrative Examples of Allocation Procedures. For illustration only, the following examples describe the application of the allocation provisions of the merger agreement in the case of an oversubscription of stock election shares and in the case of an oversubscription of cash election shares. Solely for the purposes of these examples, it is assumed that (i) there are 36,000 shares of FNB common stock outstanding, (ii) the exchange ratio is 12.6000, and (iii) the stock conversion number is 27,000.

Example 1 (Oversubscription of Stock Election Shares)

Assume that valid stock elections are received with respect to 30,600 shares (85% of the outstanding shares) of FNB common stock; valid cash elections are received with respect to 3,600 shares (approximately 10% of the outstanding shares) of FNB common stock; and no elections are received with respect to 360 shares (approximately 1% of the outstanding shares). The allocation provisions would generally apply as follows:

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•

Cash election shares. All 3,600 cash election shares are converted into the right to receive the cash consideration.

•

Non-election shares. All 360 non-election shares are converted into the right to receive the cash consideration.

•

Stock election shares. Of the 30,600 stock election shares, 27,000 stock election shares are converted into the right to receive the stock consideration. The remaining 3,600 stock election shares are converted into the right to receive the cash consideration. Since the stock election shares are oversubscribed, this means that the FNB stockholders who make a stock election receive a mix of cash and stock merger consideration.

This can be further illustrated as follows:

•

Stockholder A holds 100 shares of FNB common stock and makes a valid stock election with respect to all 100 shares. 88 of such shares (100 x (27,000/30,600)) are converted into the right to receive the stock consideration, and the remaining 12 of such shares are converted into the right to receive the cash consideration. Stockholder A would receive:

o

1,108 shares of Citizens common stock (88 shares x 12.6000) and cash instead of a fractional 0.80 share of Citizens common stock; and

o

$7,560 in cash (12 shares x $630.00).

•

Stockholder B holds 100 shares of FNB common stock and makes a valid cash election with respect to all 100 shares. Stockholder B would receive $63,000 in cash (100 shares x $630.00).

•

Stockholder C holds 100 shares of FNB common stock and makes a valid cash election with respect to 50 shares and a valid stock election with respect to 50 shares. All 50 cash election shares are converted into the right to receive the cash consideration. Of the 50 stock election shares, 44 shares (50 x (27,000/30,600)) are converted into the right to receive the stock consideration, and the remaining 6 stock election shares are converted to into the right to receive the cash consideration. Stockholder C would receive:

o

554 shares of Citizens common stock (44 x 12.6000) and cash instead of a fractional 0.40 share of Citizens common stock; and

o

$35,280 in cash ((50 + 6 shares) x $630.00).

Example 2 (Oversubscription of Cash Election Shares)

Assume that valid cash elections are received with respect to 12,960 shares (approximately 36% of the outstanding shares) of FNB common stock; valid stock elections are received with respect to 17,280 shares (approximately 48% of the outstanding shares); and no elections are received with respect to 3,600 shares (approximately 10% of the outstanding shares). This means that the shortfall number is 9,720 (27,000-17,280), and the allocation provisions would generally apply as follows:

•         Stock election shares. All 17,280 stock election shares are converted into the right to receive the stock consideration.

•         Non-election shares. Because the shortfall number (9,720) exceeds the number of non-election shares (3,600), all 3,600 non-election shares are converted into the right to receive the stock consideration.

•         Cash election shares. Of the 12,960 cash election shares, 6,120 cash election shares are converted into the right to receive the stock consideration. The remaining 6,840 cash election shares are converted into the right to receive the cash consideration. Since the cash election shares are oversubscribed, the FNB stockholders who make cash elections will receive a mix of cash and stock merger consideration.

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This can be further illustrated as follows:

•

Stockholder A holds 100 shares of FNB common stock and makes a valid stock election with respect to all 100 shares. Stockholder A would receive 1,260 (100 shares x 12.6000) shares of Citizens common stock.

•

Stockholder B holds 100 shares of FNB common stock and makes a valid cash election with respect to all 100 shares. 47 of such shares (100 shares x ((9,720-3,600)/12,960)) would be converted into the right to receive the stock consideration, and the remaining 53 of such shares would be converted into the right to receive the cash consideration. Stockholder B would receive:

o

592 shares of Citizens common stock (47 shares x 12.6000) and cash instead of a fractional 0.20 share of Citizens common stock; and

o

$33,390 in cash (53 shares x $630.00).

•

Stockholder C holds 100 shares of FNB common stock and makes a valid cash election with respect to 50 shares and a valid stock election with respect to 50 shares. All 50 stock election shares are converted into the right to receive the stock consideration. Of the 50 cash election shares, 23 shares (50 x ((9,720-3,600)/12,960)) would be converted into the right to receive the stock consideration, and the remaining 27 of such cash election shares would be converted into the right to receive the cash consideration. Stockholder C would receive:

o

919 shares of Citizens common stock ((50 + 23 shares) x 12.6000) and cash instead of a fractional 0.80 share of Citizens common stock; and

o

$17,010 in cash (27 shares x $630.00).

Election Procedures; Surrender of Stock Certificates

An election form will be mailed separately from this proxy statement/prospectus to holders of shares of FNB common stock not less than 20 business days before the anticipated merger effective date. Each election form entitles each holder of FNB common stock to elect to receive cash, Citizens common stock, or a combination of cash and stock, or make no election with respect to the form of merger consideration they wish to receive.

To make an effective election, you must submit a properly completed election form, to the exchange agent, Broadridge Corporate Issuer Solutions, Inc., on or before the election deadline. Broadridge Corporate Issuer Solutions, Inc. will act as exchange agent in the merger and in that role will process the exchange of FNB common stock for cash or Citizens common stock. Shortly after the merger, the exchange agent will allocate cash and stock among FNB stockholders, consistent with their elections and the allocation and proration procedures. If you do not submit an election form, you will receive instructions from the exchange agent on where to surrender your FNB stock certificates after the merger is completed. In any event, do not forward your FNB stock certificates with your proxy cards.

You may change your election at any time before the election deadline by written notice accompanied by a properly completed and signed later-dated election form which is received by the exchange agent before the election deadline or by withdrawal of your stock certificates by written notice before the election deadline. All elections will be revoked automatically if the agreement and plan of merger is terminated. If you have a preference for receiving either Citizens common stock or cash for your FNB common stock, you should complete and return the election form. If you do not make an election, you will be allocated Citizens common stock or cash depending solely on the elections made by other stockholders.

Neither Citizens nor FNB makes any recommendation as to whether you should elect to receive cash, stock or a combination of cash and stock in the merger. You must make your own decision with respect to your election. Generally, the merger will be a tax-free transaction for FNB stockholders to the extent they receive Citizens common stock. See “—Material United States Federal Income Tax Consequences of the Merger.”

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If your certificates for FNB common stock are not immediately available or you are unable to send the election form and other required documents to the exchange agent before the election deadline, FNB shares may be properly exchanged, and an election will be effective, if:

1.

such exchanges are made by or through a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or by a commercial bank or trust company having an office, branch or agency in the United States;

2.

the exchange agent receives, before the election deadline, a properly completed and duly executed notice of guaranteed delivery substantially in the form provided with the election form (delivered by hand, mail, telegram, telex or facsimile transmission); and

3.

the exchange agent receives, within three business days after the election deadline, the certificates for all exchanged FNB shares, or confirmation of the delivery of all such certificates into the exchange agent’s account with The Depository Trust Company in accordance with the proper procedures for such transfer, together with a properly completed and duly executed election form and any other documents required by the election form.

FNB stockholders who do not submit a properly completed election form or revoke their election form before the election deadline will have their shares of FNB common stock designated as non-election shares. FNB stock certificates represented by elections that have been revoked will be promptly returned without charge to the FNB stockholder revoking the election upon written request.

If you own shares of FNB common stock in “street name” through a broker or other financial institution, you should receive or seek instructions from the institution holding your shares concerning how to make your election. “Street name” holders may be subject to an election deadline set by a broker or other financial institution that is earlier than the deadline applicable to holders of shares in registered form. Therefore, you should carefully read any materials you receive from your broker. If you instruct a broker to submit an election for your shares, you must follow such broker’s directions for revoking or changing those instructions.

Within five business days after the completion of the merger, the exchange agent will mail to FNB stockholders who do not submit election forms, or who have revoked their election, a letter of transmittal, together with instructions for the exchange of their FNB stock certificates for the merger consideration. Until you surrender your FNB stock certificates for exchange after completion of the merger, you will not be paid dividends or other distributions declared after the merger with respect to any Citizens common stock into which your FNB shares have been converted. When you surrender your FNB stock certificates, Citizens will pay any unpaid dividends or other distributions, without interest. After the completion of the merger, there will be no further transfers of FNB common stock. FNB stock certificates presented for transfer after the completion of the merger will be canceled and exchanged for the merger consideration.

If your FNB stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates, that they were lost, stolen or destroyed, and post a bond in such amount as the exchange agent may direct before you receive any consideration for your shares. The letter of transmittal includes instructions on how to provide evidence of ownership.

Effective Date of Merger

The parties expect that the merger will be effective during the fourth quarter of 2015, or as soon as possible after the receipt of all regulatory and stockholder approvals and after the expiration of all regulatory waiting periods. The merger will be completed legally by the filing of the certificate of merger with the PDOB. If the merger is not consummated by June 30, 2016, the merger agreement may be terminated by either FNB or Citizens, unless the failure to consummate the merger by this date is due to the breach by the party seeking to terminate the merger agreement of any of its obligations under the merger agreement. See “―Conditions to the Merger.”

Dissenters’ Rights

Stockholders of FNB have dissenters’ rights of appraisal, as described herein, which are governed by the National Bank Act, 12 U.S.C. §214a(b). If the merger is approved by the required vote of FNB stockholders and is consummated, any record holder of FNB common stock may require First Citizens to pay the fair or appraised value of his or her common stock, determined as of the effective date of the merger, by complying with 12 U.S.C. §214a(b), a copy of which is Appendix C to this joint proxy statement/prospectus.

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A stockholder who votes against the merger, or gives notice in writing to FNB at or before the special meeting of FNB stockholders, identifying himself or herself and stating that he or she dissents from the merger agreement, will be entitled to receive in cash the value of his or her FNB common stock if and when the merger is consummated, upon written request made to First Citizens at any time before 30 days after the consummation of the merger, accompanied by the surrender of his or her stock certificates.

The value of the FNB shares will be determined as of the date of the FNB special meeting by a committee of three persons, one to be selected by a majority vote of the dissenting stockholders entitled to receive the value of their shares, one by the directors of First Citizens, and the third by the two so chosen. The valuation agreed upon by any two of these three appraisers will govern, but if the value fixed by the appraisers is not satisfactory to any dissenting stockholder who has requested payment as provided herein, the stockholder may within five days after being notified of the appraised value of his or her shares appeal to the OCC, which will cause a reappraisal to be made. The OCC’s reappraisal will be final and binding as to the value of the shares. If within 90 days from the effective date one or more of the appraisers is not selected, or the appraisers fail to determine the value of the dissenting shares, the OCC will, upon written request of any interested party, cause an appraisal to be made which will be final and binding on all parties. The expenses of the OCC in making the appraisal or reappraisal will be paid by First Citizens.

The foregoing summary does not purport to be a complete statement of the provisions of the federal law relating to rights of dissenting stockholders, and is qualified in its entirety by reference to such law, a copy of which is attached hereto as Appendix C. Failure by a stockholder to follow the steps required by the federal law for perfecting rights as a dissenting stockholder may result in a loss of such rights. Stockholders’ notices of intent to demand appraisal of all payment for their shares should be sent to: Rodney P. Seidel, President and Chief Executive Officer, The First National Bank of Fredericksburg, 3016 South Pine Grove Street, Fredericksburg, Pennsylvania 17026.

If the merger agreement is terminated before the consummation of the merger, the right of a dissenting stockholder to be paid the fair value of his or her shares shall cease.

Employee Matters

The merger agreement provides that Citizens will review all FNB employee benefit plans to determine whether to maintain, terminate or continue such plans. In the event any FNB employee benefit plan is changed or terminated by Citizens, Citizens has agreed to use its best efforts to permit the former FNB employees who become Citizens employees to become eligible to participate in Citizens’ employee benefit plans. All FNB employees who become participants in any of the Citizens compensation or benefit plans will be given credit for service at FNB for eligibility to participate in and the satisfaction of vesting requirements (but not for benefit accrual purposes) under Citizens’ compensation and benefit plans.

Any employee of FNB who is not offered employment with Citizens as of the closing of the merger or is involuntarily terminated by Citizens (other than for cause) within one year following the effective time of the merger, will receive a severance payment equal to two weeks of base pay for each full year of service at FNB, with a minimum of two weeks and a maximum of 26 weeks base pay, provided that such individual executes appropriate release of claims documents.

Citizens has agreed to honor all obligations under all employment and change in control agreements applicable to FNB employees, unless superseded by an agreement entered into with Citizens or any Citizens subsidiary, but is not obligated under the merger agreement to maintain the employment of any particular individual after the merger is consummated. See “―Interests of FNB’s Directors and Executive Officers in the Merger That are Different from Yours” for a discussion of the employment agreements and other compensation arrangements applicable to directors and executive officers of FNB that will be honored by Citizens.

Interests of FNB’s Directors and Officers in the Merger That Are Different From Yours

In considering the recommendation of the FNB Board of Directors that you vote to approve the merger agreement, you should be aware that some of FNB’s officers and directors have employment and other compensation agreements or economic interests that are different from, or in addition to, those of FNB stockholders generally. The independent members of FNB’s Board of Directors were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, and in recommending to the stockholders that the merger agreement be approved.

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Share Ownership. On the record date for the FNB special meeting, FNB’s directors and officers beneficially owned, in the aggregate, 3,798 shares of FNB common stock, representing approximately 10.66% of the outstanding shares of FNB common stock.

Summary of Cash Compensation to Executive Officers of FNB in Connection with the Merger. The following table sets forth the estimated potential severance benefits to FNB’s executive officers on termination of employment in connection with a change in control. This table does not include the value of benefits that the executive officers are vested in without regard to the occurrence of a change in control:

Executive	Cash (1)		Pension/ NQDC (2)		Perquisites/ Benefits (3)		Other (4)		Total
Rodney P. Seidel		$442,000	$	―		$30,109	$	―		$472,109
Michael R. Groff		$163,012		$4,563		$30,109		$3,372		$201,056
Kyle R. Fisher		$82,939	$	―		$30,109	$	―		$113,048
Wendy E. Dorsey		$81,326		$6,324		$30,109		$3,413		$121,172
Dennis G. Gearhart (5)	$	―	$	―	$	―	$	―	$	―

___________________________

(1)	Assumes that the date of change in control is December 31, 2015. The cash severance reflects the amount payable under each individual’s employment agreement or severance benefits provided for under the merger agreement and is payable upon the termination of employment following a change in control of FNB.
(2)	Represents the present value of the increase in benefits under the salary continuation agreements due to the change in control. Messrs. Seidel and Fisher are fully vested in their normal retirement benefit on account of their age.
(3)	Represents the value of continued health and welfare benefits for 36 months.
(4)	Represents the value of continued life insurance coverage under the group term replacement plan agreements.
(5)	Mr. Gearhart retired effective September 1, 2015.

Employment Agreements. FNB has entered into employment agreements with Messrs. Seidel, Groff, Fisher and Ms. Dorsey. These agreements provide for cash severance payments equal to a multiple of the executive’s highest base salary during the last three years (2.99 times in the case of Mr. Seidel, 2 times in the case of Mr. Groff and 1 time in the case of Mr. Fisher and Ms. Dorsey). In addition, the agreements provide for continued health and welfare benefits in connection with a termination of employment without cause or for good reason following a change in control, for a period of 36 months.

Salary Continuation Agreements. The salary continuation agreements provide for annual retirement benefits for a period of 15 years. If the executives terminate employment before age 65, they are entitled to a reduced early termination benefit payable commencing the first month following the month in which they attain age 65. If the executive is employed at the time of the change in control, the executive becomes entitled to the normal annual retirement benefit, payable in 12 monthly installments following the date the executive attains age 65. The normal annual retirement benefits are as follows: $27,000 for Mr. Seidel, $5,000 for Mr. Groff, $20,000 for Mr. Fisher, and $5,000 for Ms. Dorsey.

Group Term Life Replacement/Split-Dollar with Reimbursement Plan. FNB has purchased life insurance policies covering each of the executive officers and entered into split-dollar agreements under which the benefits over and above the cash surrender value are endorsed to the employee or their beneficiary. The participants’ rights become vested and continue following a termination of employment upon a change in control and each executive officer is entitled to 1.5 times his or her annual base salary in effect at the time of his or her termination of employment. Messrs. Seidel and Fisher are entitled to continued life insurance benefits due to their age.

Director Supplemental Life Insurance Plan/Split-Dollar with Reimbursement Plan. FNB has purchased life insurance policies covering directors and entered into split-dollar agreements under which the benefits over and above the cash surrender value are endorsed to the employee/their beneficiary. Each director is entitled to continued coverage following a change in control and will (except for Directors Kilgore and Kreitzer) be reimbursed for the imputed income attributable to the continued coverage up to an amount specified in a reimbursement reserve. No reimbursement reserve exceeds $2,834.

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One New Director. In accordance with the merger agreement, one individual who is a director of FNB, as designated by First Citizens in consultation with FNB, will be invited to be appointed and elected by Citizens to the Citizens Board of Directors and by First Citizens to the First Citizens Board of Directors. The fee paid to the director will be the same as the fees paid to similarly-situated current members of the Citizens Board of Directors and the First Citizens Board of Directors.

Indemnification. Pursuant to the merger agreement, for a period of six years after the merger effective time, Citizens has agreed to indemnify, defend and hold harmless each present and former officer and director of FNB against all losses, claims, damages, costs, expenses (including attorney’s fees), liabilities, judgments and amounts that are paid in settlement (with the prior written consent of Citizens, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, based in whole or in part on the fact that such person is or was a director or officer of FNB if such claim pertains to any matter of fact arising, existing or occurring at or before the effective time (including, without limitation, the merger and other transactions contemplated thereby), regardless of whether such claim is asserted or claimed before or after the effective time.

Directors’ and Officers’ Insurance. Citizens has further agreed, for a period of six years after the merger effective time, to maintain director’s and officer’s liability insurance covering the persons serving as officers and directors of FNB immediately before the effective date on terms and conditions which are substantially equivalent to the terms of the current policy with respect to acts or omissions occurring at or before the effective time which were committed by such officers and directors in their capacity as such. Citizens is not required to spend more than 150% of the annual cost most recently paid by FNB for its insurance coverage.

Regulatory Requirements. Notwithstanding the foregoing, all payments and benefits under the FNB plans and arrangements are subject to any required regulatory approval or satisfaction of a condition in any regulatory approval, as applicable.

Conduct of Business Pending the Merger

The merger agreement contains various restrictions on the operations of FNB before the effective time of the merger. In general, the merger agreement obligates FNB to conduct its business in the usual, regular and ordinary course of business and use reasonable efforts to preserve its business organization and assets and maintain its rights and franchises. In addition, FNB has agreed that, except as expressly contemplated by the merger agreement or specified in a schedule to the merger agreement, without the prior written consent of Citizens, it will not, among other things:

•

take any actions that would materially adversely affect the ability of Citizens and FNB to obtain the regulatory approvals or materially increase the period of time necessary to obtain such approvals or consummate the merger;

•

take any action that would materially adversely affect its ability to perform its covenants and agreements under the merger agreement;

•

take any action that would result in its representations and warranties not being true and correct at any future date on or before the closing date of the merger or in any of the conditions set forth in the merger agreement not being satisfied;

•

take any action that would prevent or impede, or be reasonably likely to prevent or impede, the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal revenue Code of 1986, as amended;

•

change or waive any provision of its articles of association or bylaws, except as required by law;

•

issue, split, combine, reclassify, redeem or acquire any shares of its capital stock;

•

declare or pay any dividends inconsistent with past practice or of more than $1.00 per share annually;

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•

enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) in excess of $25,000, except as contemplated by the merger agreement;

•

make application for the opening or closing of any, or open or close any, branch or automated banking facility;

•

increase salary or wages, grant or agree to pay any bonus (discretionary or otherwise) or severance or termination pay to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers, employees or consultants, except: (i) as may be required pursuant to commitments existing on the date of the merger agreement or as required by the merger agreement; (ii) for bonuses, incentive payments and salary adjustments in the ordinary course of business consistent with past practice; or (iii) as otherwise contemplated by the merger agreement;

•                   hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $40,000, provided that FNB may hire at-will, non-officer employees at an annual compensation rate not to exceed $30,000 to fill vacancies that may from time to time arise in the ordinary course of business;

•

hire any new employee without first seeking to fill any position internally;

•

enter into or modify any pension, retirement, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any related trust agreement, in respect of any of its directors, officers or employees, or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business and consistent with past practice, except as may be required by law, by the terms of any such plan or agreement or by the terms of the merger agreement;

•

merge or consolidate with any other person;

•

sell or lease all or any substantial portion of its assets or business;

•

make any acquisition of all or any substantial portion of the business or assets of any other person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between it and any other person;

•

enter into a purchase and assumption transaction with respect to deposits and liabilities or incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice and in keeping with prevailing competitive rates;

•

permit the revocation or surrender by FNB of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

•

except for transactions with the Federal Home Loan Bank, subject any asset of FNB to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, pledges in connection with acceptance of governmental deposits, and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice;

•

incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

•

change its method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or regulatory accounting principles or by any Bank Regulator responsible for regulating FNB;

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•

waive, release, grant or transfer any rights of value or modify or change any existing indebtedness to which FNB is a party other than in the ordinary course of business consistent with past practice;

•

increase its investment securities portfolio above the amount set forth in its fiscal year 2015 budget provided to Citizens;

•

subject to the immediately preceding bullet point, purchase any securities except securities: (i) rated “A” or higher by either Standard & Poor’s Ratings Services or Moody’s Investors Service, and (ii) having a duration of not more than three years;

•

except for commitments existing at the time of the merger agreement, and except for the renewal of existing lines of credit, (i) make or acquire any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) in excess of $1.0 million or (ii) make or acquire any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) in any amount that would result in a lending relationship to a borrower or an affiliated group of borrowers in excess of $1.0 million;

•

enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any affiliate;

•

enter into any futures contracts, options, interest rate caps, interest rate floors, interest rate exchange agreements or other agreements or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

•

except for the execution of the merger agreement, and actions taken or which will be taken in accordance with the merger agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

•

make any change in policies in existence on the date of the merger agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other banking policies except as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles or by a bank regulator;

•

except for the execution of the merger agreement, and the transactions contemplated thereby and any terminations of employment, take any action that would give rise to an acceleration of the right to payment to any individual under any FNB employee benefit plan;

•

make any capital expenditures in excess of $15,000 individually or $25,000 in the aggregate, other than pursuant to binding commitments existing on the date of the merger agreement;

•

purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

•

except for commitments existing on the date of the merger agreement, sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice), unless Citizens has been given the first opportunity and a reasonable time to purchase any loan participation being sold, or purchase any participation interest in any loan other than purchases of participation interests from Citizens;

•

undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of providing credit to customers as part of its banking business, involving a payment by FNB of more than $35,000 annually, or containing any financial commitment extending beyond 12 months from the date of the merger agreement;

•

pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in an amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

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•

foreclose upon or take a deed or title to any commercial real estate without having a Phase I environmental assessment of the property conducted as of a reasonably current date and, if such Phase I environmental assessment of the property indicates the presence of Materials of Environmental Concern, providing notice to Citizens thereof before final sale;

•

purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

•

issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Citizens and, to the extent relating to post-merger employment, benefit or compensation information without the prior consent of Citizens, or issue any broadly distributed communication of a general nature to customers without the prior approval of Citizens, except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the merger or merger-related transactions;

•

make, change or rescind any material tax, file any amended tax return, enter into any closing agreement with respect to taxes, settle or compromise any material tax claim or assessment or surrender any right to claim a refund of taxes or obtain any tax ruling; or

•

enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

In addition to these covenants, the merger agreement contains various other customary covenants, including, among other things, access to information, each party’s efforts to cause its representations and warranties to be true and correct on the closing date, and each party’s agreement to use its reasonable best efforts to cause the merger to qualify as a tax-free reorganization.

Representations and Warranties

The merger agreement contains a number of customary representations and warranties by Citizens, First Citizens and FNB regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the merger that are customary for a transaction of this kind. They include, among other things:

•

the organization, existence, and corporate power and authority, and capitalization of each of the companies;

•

the absence of conflicts with and violations of law and various documents, contracts and agreements;

•

the absence of any development materially adverse to the companies;

•

the absence of material adverse litigation;

•

the accuracy of reports and financial statements filed with the Securities and Exchange Commission or banking regulators;

•

the accuracy and completeness of the statements of fact made in filings with governmental entities in connection with the merger agreement;

•

the existence, performance and legal effect of certain contracts;

•

the filing of tax returns, payment of taxes and other tax matters by either party;

•

labor and employee benefit matters; and

•

compliance with applicable environmental laws by both parties.

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All representations, warranties and covenants of the parties, other than those covenants and agreements which by their terms apply in whole or part after the consummation of the merger, terminate upon the consummation of the merger.

Conditions to the Merger

Completion of the merger depends on a number of conditions being satisfied or waived, including the following:

•

the receipt of all regulatory approvals and other necessary approvals of governmental entities, without any condition or requirement that would result in a material adverse effect on either Citizens or FNB;

•

approval of the merger agreement by the affirmative vote of two-thirds of the total FNB shares entitled to be voted on the proposal;

•

there must be no statute, rule, regulation, order, injunction or decree in existence which enjoins or prohibits the completion of the merger;

•

Citizens’ registration statement, of which this joint proxy statement/prospectus is a part, shall have become effective and no stop order suspending its effectiveness shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any state securities commissioner;

•

with respect to each of FNB and Citizens, the representations and warranties of the other party to the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the date of the closing (except to the extent such representations and warranties speak as of an earlier date), giving effect to any qualification as to materiality contained in the merger agreement. If a representation or warranty was qualified as to materiality, it must be true or correct after giving effect to the materiality standard. In addition, each party must have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or before the effective time of the merger; and

•

both Citizens and FNB must have received a legal opinion from their respective counsels that the merger will qualify as a tax-free reorganization under United States federal income tax laws.

The parties may waive conditions to their obligations unless they are legally prohibited from doing so. Stockholder approval and regulatory approvals may not be legally waived.

Although FNB and Citizens anticipate the closing will occur during the fourth quarter of 2015, because the satisfaction of certain of these conditions is beyond our control, FNB and Citizens cannot be certain when, or if, the conditions to the merger will be satisfied or waived or whether the merger will be completed.

Regulatory Matters

The merger is subject to approval by the FRB. First Citizens filed an Interagency Bank Merger Act Application with the Federal Reserve Bank of Philadelphia pursuant to the Bank Merger Act (12 U.S.C. §1828(c)) in August 2015. In granting its approval under the Bank Merger Act, the FRB must consider the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. A period of 15 to 30 days must expire following approval by the FRB before completion of the merger is allowed, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While Citizens and FNB believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger.

The merger is also subject to approval by the PDOB under applicable Pennsylvania law. First Citizens filed the requisite applications for the bank merger with the FRB and the PDOB in August 2015.

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The merger cannot proceed in the absence of the requisite regulatory approvals or waivers. See “—Conditions to the Merger” and “—Termination; Amendment; Waiver.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the condition set forth in the merger agreement and described under “—Conditions to the Merger.”

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the merger consideration to be received by FNB stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

In addition to the applications filed with the FRB and PDOB, FNB is required to file a notice with the OCC pursuant to 12. C.F.R. §5.33(g)(3).

No Solicitation

Until the merger is completed or the merger agreement is terminated, FNB has agreed that it, and its officers, employees, directors and representatives, will not:

•

initiate, solicit, or knowingly encourage any inquiries, offers or proposals to acquire FNB; or

•

enter into or maintain or continue discussions or negotiations regarding any proposal to acquire FNB, or agree to endorse any acquisition proposal.

At any time before FNB’s special meeting of stockholders, FNB may, however, furnish information regarding FNB to, or enter into and engage in discussion with, any person or entity in response to a bona fide unsolicited proposal by the person or entity relating to an acquisition proposal if:

•

FNB’s Board of Directors determines in good faith, after consultation with its legal and financial advisors, that such proposal is reasonably likely to result in a transaction more favorable to FNB’s stockholders than the merger with First Citizens from a financial point of view (a “superior proposal”);

•

FNB notifies Citizens within at least two business days before such determination; and

•

FNB receives a confidentiality agreement from a third party with terms substantially identical to those contained in the existing confidentiality agreement between FNB and Citizens.

At any time before FNB’s special meeting of stockholders, FNB may approve or recommend to FNB’s stockholders a superior proposal and withdraw its recommendation of Citizens’ proposal after having given Citizens five business days’ notice of the superior proposal and the opportunity to adjust modify or amend the terms of the Citizens proposal in response to the superior proposal.

Termination; Amendment; Waiver

The merger agreement may be terminated before the closing, before or after approval of the merger by FNB’s stockholders, as follows:

•

by mutual written agreement of Citizens, First Citizens and FNB;

•

by Citizens or FNB if the merger has not occurred on or before June 30, 2016, and such failure to close is not due to the terminating party’s material breach of any representation, warranty, covenant or other agreement contained in the merger agreement;

•

by Citizens or FNB if FNB’s stockholders do not approve the merger agreement and merger;

•

by Citizens or FNB if the other party has breached a representation, warranty, covenant, or other agreement contained in the merger agreement, if such breach cannot be cured before the closing date or is not cured within 30 days after written notice of the breach by the terminating party, and which breach would cause the failure of conditions to the terminating party’s obligation to close (provided that the terminating party is not then in material breach of the merger agreement);

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•

by Citizens or FNB if any required regulatory approvals for consummation of the merger are not obtained;

•

by Citizens if FNB shall have received a superior proposal and the FNB Board of Directors enters into an acquisition agreement with respect to a superior proposal and terminates the merger agreement or fails to recommend that the stockholders of FNB approve the merger agreement, or withdraws, modifies or changes its recommendation in a manner adverse to Citizens; or

•

by FNB in order to accept a superior proposal, which has been received and considered by FNB in compliance with the applicable terms of the merger agreement.

If FNB elects to terminate the merger agreement because FNB has determined to accept a superior proposal or if Citizens elects to terminate the merger agreement because FNB accepted a superior proposal and fails to recommend that the stockholders of FNB approve the merger agreement or withdraws, modifies or changes its recommendation in a manner adverse to Citizens, FNB must pay Citizens a fee of $1.0 million. This fee would also be payable to Citizens if FNB enters into a merger agreement with a third party within 12 months of the termination of the merger agreement by Citizens if the termination was due to a willful breach of a representation, warranty, covenant or agreement by FNB or the failure of the stockholders of FNB to approve the merger agreement after the public disclosure or public awareness that FNB received a third party acquisition proposal.

Additionally, FNB may terminate the merger agreement if, at any time during the five day period commencing on the later of (i) the first date on which all bank regulatory approvals (and waivers, if applicable) necessary for consummation of the merger have been received (disregarding any waiting period), or (ii) the date of the FNB special meeting (the later of such dates being the “Determination Date”), both of the following conditions are satisfied:

•

the number obtained by dividing the average daily closing price of Citizens common stock for the 20 consecutive trading days immediately preceding the Determination Date, by $50.00 (the “Citizens Ratio”) is less than 0.80; and

•

the Citizens Ratio is less than the number obtained by (i) dividing the average daily closing prices of the common stock of the entities comprising the SNL US Bank $500 Million to $1 Billion Index for the 10 consecutive trading days immediately preceding the Determination Date by the average closing price of those entities on May 21, 2015 (the “Index Ratio”), and (ii) subtracting 0.20.

If FNB elects to exercise its termination right as described above, it must give written notice thereof to Citizens. During the five day period commencing with its receipt of such notice, Citizens shall have, at its sole discretion, the option to increase the consideration to be received by FNB stockholders by adjusting the exchange ratio to equal the lesser of: (i) the number obtained by dividing the product of $50.00, 0.80 and 12.6000 by the average daily closing price of Citizens common stock for the 20 consecutive trading immediately preceding the Determination Date, and (ii) the number obtained by dividing the product of the Index Ratio and 12.6000 by the Citizens Ratio. If Citizens elects, it shall give prompt written notice to FNB of such election to revise the exchange ratio, whereupon no termination shall be deemed to have occurred and the merger agreement shall remain in full force and effect in accordance with its terms (except as the exchange ratio shall have been so modified). Because the formula is dependent on the future price of the common stock of Citizens and the entities comprising the SNL US Bank $500 Million to $1 Billion Index, it is not possible presently to determine what the adjusted merger consideration would be at this time, but, in general, more shares of Citizens common stock would be issued, to take into account the extent to which the decline in the average price of Citizens common stock exceeded the decline in the average price of the common stock of the index group.

Subject to applicable law, at any time before the closing and effective time of the merger, whether before or after the approval of the merger agreement by the FNB stockholders, the merger agreement may be amended by the parties. However, after such approval by the FNB stockholders, no amendment may be made without their approval if it reduces the amount or value or changes the form of consideration to be delivered to FNB stockholders.

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Fees and Expenses

Citizens and FNB will each pay its own costs and expenses in connection with the merger agreement and the transactions contemplated thereby, except as described above. However, Citizens and First Citizens will indemnify FNB for any reasonable out-of-pocket fees, expenses or charges that FNB may incur as a result of taking, at Citizens’ request, any action to facilitate the conversion of the data processing and related electronic informational systems of FNB to those used by Citizens. Additionally, if the merger agreement is terminated because of a willful and material breach of any representation, warranty, covenant or agreement, the breaching party will be liable for any and all damages, costs and expenses, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights under the merger agreement.

Material United States Federal Income Tax Consequences of the Merger

General. Citizens and First Citizens have received the opinion of Luse Gorman, PC, and FNB has received the opinion of Rhoads & Sinon LLP as to the material anticipated United States federal income tax consequences generally applicable to a U.S. Holder (as defined below) of FNB common stock with respect to the exchange of FNB common stock for Citizens common stock pursuant to the merger. The opinions assume that U.S. Holders hold their FNB common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. The opinions are based on the Internal Revenue Code, administrative pronouncements, judicial decisions and Treasury Regulations, each as in effect as of the date of this document. All of the foregoing are subject to change at any time, possibly with retroactive effect, and all are subject to differing interpretation. No advance ruling has been sought or obtained from the Internal Revenue Service regarding the United States federal income tax consequences of the merger. As a result, no assurance can be given that the Internal Revenue Service would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

The opinions do not address any tax consequences arising under United States federal tax laws other than United States federal income tax laws, nor do they address the laws of any state, local, foreign or other taxing jurisdiction. In addition, the opinions do not address all aspects of United States federal income taxation that may apply to U.S. Holders of FNB common stock in light of their particular circumstances or U.S. Holders that are subject to special rules under the Internal Revenue Code, such as holders of FNB common stock that are not U.S. Holders, holders that are partnerships or other pass-through entities (and persons holding their FNB common stock through a partnership or other pass-through entity), persons who acquired shares of FNB common stock as a result of the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan, persons subject to the alternative minimum tax, tax-exempt organizations, financial institutions, broker-dealers, traders in securities that have elected to apply a mark to market method of accounting, insurance companies, persons having a “functional currency” other than the U.S. dollar and persons holding their FNB common stock as part of a straddle, hedging, constructive sale or conversion transaction.

For purposes of these opinions, a “U.S. Holder” is a beneficial owner of FNB common stock that is for United States federal income tax purposes:

•

a United States citizen or resident alien;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any state therein or the District of Columbia;

•

a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (2) it was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; and

•

an estate, the income of which is subject to United Sates federal income taxation regardless of its source.

If a partnership (including an entity treated as a partnership for United States federal income tax purposes) holds FNB common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership.

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Opinions. Citizens and FNB have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The obligation of Citizens to consummate the merger is conditioned upon the receipt of an opinion from Luse Gorman, PC, counsel to Citizens, to the effect that the merger will for federal income tax purposes qualify as reorganization based upon customary representations made by Citizens and FNB. The obligation of FNB to consummate the merger is conditioned upon the receipt of an opinion from Rhoads & Sinon LLP, counsel to FNB, to the effect that the merger will for federal income tax purposes qualify as a reorganization based upon customary representations made by Citizens and FNB. Citizens and FNB have not requested and do not intend to request any ruling from the Internal Revenue Service. Accordingly, Citizens urges each FNB stockholder to consult their own tax advisors as to the specific tax consequences resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws. In the opinions of Luse Gorman, PC and Rhoads & Sinon LLP, the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and the material United States federal income tax consequences of the merger to a U.S. Holder are as follows:

A.

no gain or loss will be recognized by Citizens, its subsidiaries or FNB by reason of the merger;

B.

you will not recognize gain or loss if you exchange your FNB common stock solely for Citizens common stock, except to the extent of any cash received in lieu of a fractional share of Citizens common stock;

C.

your aggregate tax basis in the Citizens common stock that you receive in the merger (including any fractional share interest you are deemed to receive and exchange for cash), will equal your aggregate tax basis in the FNB common stock you surrendered, less any basis attributable to fractional share interests in FNB common stock for which cash is received; and

D.

your holding period for the Citizens common stock that you receive in the merger will include your holding period for the shares of FNB common stock that you surrender in the merger; and

E.

a stockholder of FNB who receives cash instead of a fractional share of Citizens common stock will be treated as having received the fractional share pursuant to the merger and then as having exchanged the fractional share for cash in a redemption of Citizens common stock. As a result, an FNB stockholder will generally recognize gain or loss equal to the difference between the amount of cash received and the basis in his or her fractional share interest as set forth above. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is greater than one year.

FNB urges FNB stockholders to consult their own tax advisors as to the specific tax consequences to them resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other applicable tax laws and the effect of any proposed changes in the tax laws.

Backup Withholding and Information Reporting. Payments of cash to a holder of FNB common stock may, under certain circumstances, be subject to information reporting and backup withholding at a rate of 28% of the cash payable to the holder, unless the holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a holder under the backup withholding rules are not additional tax and will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Accounting Treatment

In accordance with GAAP, the merger will be accounted for using the acquisition method of accounting. Under the acquisition method, the recorded assets and liabilities of Citizens will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and that the assets and liabilities of FNB will be adjusted to fair value at the date of the merger. In addition, all identified intangibles will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of cash and shares of Citizens common stock to be issued to former FNB stockholders at fair value, together with cash paid to FNB stockholders, exceeds the fair value of the net assets including identifiable intangibles of FNB at the merger date, that amount will be reported as goodwill. In accordance with ASC 350, “Intangibles – Goodwill and Other,” goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of FNB being included in the consolidated income of Citizens beginning from the date of consummation of the merger.

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COMPARISON OF STOCKHOLDERS’ RIGHTS

Citizens is incorporated under the laws of the Commonwealth of Pennsylvania and regulated by the FRB and PDOB. FNB is a national bank, chartered and regulated by the OCC. FNB stockholders who receive shares of Citizens common stock in the merger will become shareholders of Citizens. Thus, following the merger, the rights of FNB stockholders who become Citizens stockholders in the merger will be governed by the laws of the Commonwealth of Pennsylvania and Citizens’ articles of incorporation and bylaws. Citizens’ articles of incorporation and bylaws will be unaltered by the merger.

Set forth below is a summary comparison of material differences between the rights of a Citizens shareholder under Citizens’ articles of incorporation and bylaws and Pennsylvania corporate law (right column) and the rights of a stockholder under FNB’s articles of association and bylaws and the National Bank Act and OCC regulations (left column). The summary set forth below is not intended to provide a comprehensive summary of the applicable laws and regulations or of each entity’s governing documents. This summary is qualified in its entirety by reference to the full text of Citizens’ articles of incorporation and bylaws and FNB’s articles of association and bylaws. Copies of the governing corporate instruments are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions listed under “References to Additional Information” on the inside front cover of this document.

FNB	CITIZENS
CAPITAL STOCK
Authorized Capital. 100,000 shares of common stock, par value $50.00 per share. As of June 30, 2015, there were 35,628 shares of FNB common stock issued and outstanding.	Authorized Capital. 15 million shares of common stock, par value $1.00 per share, three million shares of preferred stock, par value $1.00 per share. As of June 30, 2015, there were 3,028,676 shares of Citizens common stock issued and outstanding and no shares of preferred stock issued and outstanding.
BOARD OF DIRECTORS

Number of Directors. Not less than five nor more than 14 directors, the exact number to be determined from time to time by a majority of the full Board of Directors or by resolution of the FNB stockholders at any meeting thereof. FNB currently has seven directors.

Number of Directors. Not less than five nor more than 25 directors, the number to be fixed by majority of the full Board of Directors or by resolution of shareholders at any meeting thereof, provided that the number may not be raised to a number that exceeds by more than two the number of directors last elected by shareholders. Citizens currently has nine directors.

Classification of Directors. FNB does not have a classified board. FNB’s articles of association provide that the terms of all directors expire at each annual meeting of stockholders.	Classification of Directors. The Board of Directors is divided into three classes, as nearly equal in number as possible.
Vacancies and Newly Created Directorships. A vacancy may be filled by a majority of the remaining Board of Directors or by the FNB stockholders at a special meeting called for that purpose.

Vacancies and Newly Created Directorships. A vacancy may be filled by the Board of Directors. The officer appointed to fill the vacancy will be designated to one class and may hold office until the next meeting of shareholders.

Qualification of Directors. Each director must own FNB capital stock.	Qualification of Directors. Each director must be a Citizens shareholder.

SPECIAL MEETINGS
Special Meetings of the Board. Special meetings of the Board of Directors may be called at the request of the President or three or more directors.	Special Meetings of the Board. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or three or more directors.
Special Meetings of the Stockholders. Special meetings of FNB stockholders may be called by the Board of Directors or by any 10 or more stockholders holding, in the aggregate, not less than 66.67% of the outstanding FNB common stock.	Special Meetings of the Shareholders. Special meetings of Citizens shareholders may be called at any time by the Board of Directors or by shareholders owning, in the aggregate, not less than 25% of the outstanding Citizens common stock.

PRE-EMPTIVE RIGHTS
FNB stockholders have pre-emptive rights.	Citizens stockholders do not have pre-emptive rights.

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DESCRIPTION OF CAPITAL STOCK OF CITIZENS FINANCIAL SERVICES, INC.

Citizens is authorized to issue 18 million shares of capital stock, 15 million of which are shares of common stock, par value of $1.00 per share, and three million of which are shares of preferred stock, par value of $1.00 per share. As of June 30, 2015, Citizens had 3,028,676 shares of common stock outstanding and no shares of preferred stock outstanding.

Description of Common Stock

Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock.

Dividends

The holders of Citizens common stock are entitled to receive and share equally in such dividends, if any, as may be declared by the Board of Directors.

Voting Rights

The holders of Citizens common stock are generally entitled to one vote per share. Holders of Citizens common stock are not entitled to cumulate their votes in the election of directors.

Liquidation

In the event of Citizens’ liquidation, dissolution or winding up, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities and the holders of any preferred stock, all of its assets available for distribution.

No Preemptive or Redemption Rights

Holders of Citizens common stock are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

CERTAIN PROVISIONS OF CITIZENS FINANCIAL SERVICES, INC.’S ARTICLES OF INCORPORATION AND BYLAWS

The following discussion is a general summary of the material provisions of Citizens’ articles of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in Citizens’ articles of incorporation and bylaws, reference should be made in each case to the document in question. See “References to Additional Information” as to how to review a copy of these documents.

Provisions in Citizens’ Articles of Incorporation and Bylaws

Citizens’ articles of incorporation and bylaws contain a number of provisions relating to corporate governance and rights of shareholders that might discourage future takeover attempts. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions also render the removal of the Citizens Board of Directors or management more difficult. Such provisions include, among others, the requirement of a supermajority vote of shareholders to approve certain business combinations and other corporate actions, a classified Board of Directors, restrictions on the calling of special meetings of shareholders, and a provision in its articles of incorporation allowing the Board of Directors to oppose a tender or other offer for the Citizens securities, including through acquiring authorized but unissued securities or treasury stock or granting options with respect thereto, based on a wide range of considerations. The foregoing is qualified in its entirety by reference to Citizens’ articles of incorporation and bylaws, both of which are on file with the SEC.

Directors. The Citizens Board of Directors is divided into three classes. The members of each class will be elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of the Citizens Board of Directors. Further, the bylaws impose notice and information requirements in connection with the nomination by shareholders of candidates for election to the board of directors or the proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

83

Restrictions on the Calling of Special Meetings. The articles of incorporation and bylaws provide that special meetings of shareholders can be called by the Board of Directors or by three or more shareholders owning, in the aggregate, not less than 25% of the outstanding common stock of Citizens.

Authorized but Unissued Shares. Citizens has authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Citizens Financial Services, Inc.” Citizens’ articles of incorporation authorize three million shares of serial preferred stock. Citizens is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of Citizens that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock, therefore may be to deter a future attempt to gain control of Citizens. The Board of Directors has no present plan or understanding to issue any preferred stock.

Supermajority Vote Requirement for Certain Transactions. The articles of incorporation of Citizens provide that no merger, consolidation, liquidation or dissolution of Citizens nor any action that would result in the sale or other disposition of all or substantially all of the assets of Citizens shall be valid unless first approved by the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Citizens’ common stock.

Change of Control Regulations

No person may acquire control of the parent bank holding company of a federally insured bank unless the FRB has been given 60 days prior written notice and has not issued a notice disapproving of the proposal acquisition.

The Bank Holding Company Act generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of Citizens. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the FRB before acquiring 5% or more of Citizens’ voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Citizens, could constitute acquisition of control of the bank holding company. Acquisition of more than 10% of any class, subject to rebuttal, of a bank’s or bank holding company’s voting securities is presumed to constitute control if the securities are registered under the Securities Exchange Act of 1934 or no other person will hold a greater percentage of that class of voting securities after the acquisition.

An acquisition of control may be disapproved if the regulators find, among other things, that:

1.	the acquisition would result in a monopoly or substantially lessen competition;
2.	the financial condition of the acquiring person or the financial prospects of the institution is such as might jeopardize the financial stability of the institution or prejudice the interests of depositors;
3.	the competence, experience or integrity of the acquiring person indicates that it would not be in the interest of the depositors or the public to permit the acquisition of control by such person; or
4.	the proposed acquisition would result in an adverse effect on the Deposit Insurance Fund. If a company or existing bank holding seeks to acquire control of a federally insured bank or bank holding company, filings must be made under the Bank Holding Company Act and the FRB must issue its approval of the transaction before its consummation. The standards reviewed by the FRB in such a case are similar to those referenced above.
84

EXPERTS

The consolidated balance sheets of Citizens Financial Services, Inc. as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, included in its Annual Report on Form 10-K for the year ended December 31, 2014, and incorporated by reference herein, have been incorporated by reference herein in reliance upon the report of S.R. Snodgrass, P.C., independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The balance sheets of FNB as of December 31, 2014 and 2013, and the related statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2014, have been included in this joint proxy statement/prospectus in reliance upon the report of Herbein + Company, Inc., independent auditors, and upon the authority of said firm as experts in accounting and auditing.

LEGAL OPINIONS

The validity of the Citizens common stock to be issued in the merger will be passed upon by Luse Gorman, PC, Washington, D.C., counsel to Citizens. In addition, Luse Gorman, PC will deliver its opinion to Citizens, and Rhoads & Sinon LLP will deliver its opinion to FNB, respectively, as to certain United States federal income tax consequences of the merger. See “The Merger and the Merger Agreement―Material United Sates Federal Income Tax Consequences of the Merger.”

OTHER MATTERS

As of the date of this document, the FNB Board of Directors does not know of any matters that will be presented for consideration at the FNB special meeting other than as described in this document. However, if any other matter shall properly come before the FNB special meeting, or any adjournments or postponements thereof, and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of meeting. However, no proxy that is voted against the merger agreement will be voted in favor of any adjournment or postponement.

STOCKHOLDER PROPOSALS

FNB will hold its 2016 annual meeting only if the merger is not completed. FNB’s bylaws provide that in order for a stockholder to make nominations for the election of directors, a stockholder must deliver notice of such nominations to the president of FNB and to the OCC not less than 14 days nor more than 50 days before any meeting of stockholders called for the election of directors, provided that, if less than 21 days’ notice of the meeting is given to stockholders, such nomination shall be mailed or delivered to the president of FNB and to the OCC no later than the close of business on the seventh day following the day on which the notice of the meeting was mailed.

Citizens’ bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of shareholders. Advance notice for certain business or nominations to the Board of Directors to be brought before next year’s Citizens’ annual meeting of shareholders must be given to Citizens by November 12, 2015. In order to be eligible for inclusion in the proxy materials for next year’s Citizens annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at Citizens’ executive office, 15 South Main Street, Mansfield, Pennsylvania 16933, no later than November 12, 2015. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

Citizens has filed with the SEC a registration statement under the Securities Act of 1933, as amended, that registers the issuance of the shares of Citizens common stock to be issued in connection with the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Citizens in addition to being a proxy statement for FNB stockholders. The registration statement, including this joint proxy statement/prospectus and the attached exhibits and schedules, contains additional relevant information about Citizens and Citizens common stock.

85

Citizens also files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, such as Citizens, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Citizens with the SEC are also available at Citizens’ website at www.firstcitizensbank.com under the tab “Investor Relations—SEC Filings.” The web addresses of the SEC and Citizens are included as inactive textual references only. Except as specifically incorporated by reference into this joint proxy statement/prospectus, information on those websites is not part of this joint proxy statement/prospectus.

The SEC allows Citizens to incorporate by reference information in this joint proxy statement/prospectus. This means that Citizens can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Citizens previously filed with the SEC. They contain important information about the companies and their financial condition.

Citizens SEC Filings
(SEC File No. 0-13222)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2014

Definitive Proxy Statement for 2015 Annual Meeting of Stockholders	Filed on March 12, 2015

Quarterly Report on Form 10-Q	Quarter ended June 30, 2015

Current Reports on Form 8-K or 8-K/A	Filed on April 23, 2015, April 27, 2015, July 1, 2015, and July 27, 2015 (other than any portions of the documents deemed to be furnished and not filed)

Citizens also incorporates by reference additional documents subsequently filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus, provided that Citizens is not incorporating by reference any information furnished to, but not filed with, the SEC.

Except where the context otherwise indicates, Citizens has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Citizens, and FNB has supplied all information contained or incorporated by reference relating to FNB.

Documents incorporated by reference are available from Citizens without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this joint proxy statement/prospectus. You can obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from Citizens at the following address and phone number:

15 South Main Street

Mansfield, Pennsylvania 16933

Attention: Randall E. Black

President and Chief Executive Officer

(570) 662-2121

FNB stockholders requesting additional documents from Citizens must do so by November 3, 2015 to receive them before the special meeting. You will not be charged for any of the documents that you request.

Neither Citizens nor FNB has authorized anyone to give any information or make any representation about the merger or the companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

86

The First National Bank of Fredericksburg

F-1

FIRST NATIONAL BANK OF FREDERICKSBURG

BALANCE SHEETS

	Unaudited
	June 30,	December 31,
	2015	2014
	(in thousands, except share data)
ASSETS

Cash and due from banks	$37,593	$39,960
Interest-bearing deposits in banks	1,920	2,207
Federal funds sold	3,000	3,000
Total Cash and Cash Equivalents	42,513	45,167

Investment securities available-for-sale, at fair value	30,629	30,690
Restricted investments in bank stocks	2,253	2,258

Loans, net of allowance for loan losses
(2015 - $1,213; 2014 - $1,143)	145,212	140,677

Premises and equipment, net	3,996	4,110
Accrued interest receivable	286	322
Bank owned life insurance	4,587	4,547
Deferred income taxes	711	673
Other real estate owned	512	407
Other assets	1,710	1,817

TOTAL ASSETS	$232,409	$230,668

F-2

	Unaudited
	June 30,	December 31,
	2015	2014
	(in thousands, except share data)

LIABILITIES

Deposits:
Noninterest-bearing	$43,420	$42,752
Interest-bearing	170,689	169,956
Total Deposits	214,109	212,708

Accrued interest payable	24	25
Pension liability	1,939	1,828
Other liabilities	581	574

TOTAL LIABILITIES	216,653	215,135

STOCKHOLDERS' EQUITY
Common stock, par value $50 per share:
Authorized - 100,000 shares
Issued and outstanding (2015 and 2014 - 36,841 shares)
including shares held in Treasury	1,842	1,842
Surplus	10,634	10,634
Retained earnings	5,118	4,917
Accumulated other comprehensive loss	(1,276)	(1,298)
Treasury stock, at cost (2015 and 2014 - 1,213 shares)	(562)	(562)

TOTAL STOCKHOLDERS' EQUITY	15,756	15,533

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$232,409	$230,668

F-3

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF INCOME

	For the Six Months
	Ended June 30
	2015	2014
	(Unaudited in thousands,
	except per share data)
INTEREST INCOME
Interest and fees on loans	$3,163	$3,264
Interest and dividends on investment securities:
U.S. Government agencies	162	171
State and municipal, tax exempt	22	22
Mortgage-backed securities	13	15
Other securities	110	59
Interest on federal funds sold	3	3
Interest on deposits in banks	49	36

TOTAL INTEREST INCOME	3,522	3,570

INTEREST EXPENSE - Deposits	282	303

NET INTEREST INCOME	3,240	3,267

PROVISION FOR LOAN LOSSES	125	25
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	3,115	3,242
NONINTEREST INCOME
Financial services income	136	124
Mortgage banking activities	67	70
Earnings on insurance contracts	85	85
Service charges on deposit accounts	69	81
Trust department income	50	44

TOTAL OTHER INCOME	407	404
NONINTEREST EXPENSES
Salaries, wages, and benefits	1,691	1,760
Equipment depreciation and service	353	351
Occupancy expenses, net	321	299
FDIC premiums	101	94
Professional fees	116	107
ATM and debit card fees	150	154
Telephone	86	91
Stationery, printing, and supplies	85	85
PA shares tax	49	71
Other operating expenses	339	361

TOTAL OTHER EXPENSES	3,291	3,373

INCOME BEFORE INCOME TAXES	231	273

FEDERAL INCOME TAX	30	36

NET INCOME	$201	$237
PER SHARE OF COMMON STOCK
Net income	$5.66	$6.65
Cash dividends paid	$—	$1.00

F-4

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	For the Six Months
	Ended June 30
	2015	2014
	(Unaudited in thousands,
	except per share data)

NET INCOME	$201	$237

OTHER COMPREHENSIVE INCOME (LOSS)
Change in net unrealized gain (loss) on securities available-for-sale
net of reclassification adjustment and tax effect	95	823
Pension liability adjustment, net of tax effect	(73)	(280)

TOTAL COMPREHENSIVE INCOME (LOSS)	$223	$780

F-5

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

For the Six Months Ended June 30, 2015 and 2014
(Unaudited, in thousands, except share data)

				Accumulated
				Other
	Common		Retained	Comprehensive Income	Treasury
	Stock	Surplus	Earnings	(Loss)	Stock	Total

BALANCES AT DECEMBER 31, 2013	$1,842	$10,634	$4,651	$(2,488)	$(562)	$14,077

COMPREHENSIVE INCOME (LOSS)
Net income	—	—	237	—	—	237
Change in net unrealized gain (loss) on securities available-for-
sale net of reclassification adjustment and tax effect	—	—	—	823	—	823

Pension liability adjustment, net of tax effect	—	—	—	(280)	—	(280)

Cash dividends, $1.00 per share	—	—	—	—	—	—

BALANCES AT JUNE 30, 2014	$1,842	$10,634	$4,888	$(1,945)	$(562)	$14,857

BALANCES AT DECEMBER 31, 2014	$1,842	$10,634	$4,917	$(1,298)	$(562)	$15,533

COMPREHENSIVE INCOME (LOSS)
Net income	—	—	201	—	—	201
Change in net unrealized gain (loss) on securities available-for-sale
net of reclassification adjustment and tax effect	—	—	—	95	—	95
Pension liability adjustment, net of tax effect	—	—	—	(73)	—	(73)

BALANCES AT JUNE 30, 2015	$1,842	$10,634	$5,118	$(1,276)	$(562)	$15,756

F-6

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF CASH FLOWS

	For the Six Months
	Ended June 30
	2015	2014
	(Unaudited, in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$201	$237
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	120	131
Amortization of deferred loan (fees) costs, net	3	(2)
Loss on sale of assets held for sale	1	—
Provision for loan losses	125	25
Deferred income tax benefits, net	18	35
Accretion and amortization of securities, net	(45)	41
Increase in cash value of insurance contracts	(40)	(47)
Decrease (increase) in accrued interest receivable and other assets	38	144
Increase (decrease) in accrued interest payable and other liabilities	6	76

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	427	640

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale, maturities, and principal repayments of
available-for-sale securities	—	3,000
Proceeds from sale (purchases) of restricted stock	5	6
Proceeds from sale of assets held for sale	178	—
Loans (made to) repaid by customers, net of principal collected	(4,660)	(707)
Purchases of premises and equipment	(5)	(3)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(4,482)	2,296

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	1,401	10,965
Cash dividends paid	—	—

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	1,401	10,965

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,654)	13,901

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	45,167	24,120

CASH AND CASH EQUIVALENTS AT END OF YEAR	$42,513	$38,021

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
Interest paid on deposits and borrowed funds	$283	$304
Federal income taxes	25	56

F-7

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The First National Bank of Fredericksburg (the "Bank") is a national bank operating under a federal charter and is subject to regulation by the Office of the Comptroller of the Currency ("OCC") and the Federal Deposit Insurance Corporation ("FDIC") of the United States. The Bank grants commercial, installment, and mortgage loans to its customers located primarily in Lebanon, Berks, and Schuylkill counties of Pennsylvania. The Bank also provides a variety of deposit products to its customers including checking, savings, and term certificate accounts.

The accounting and reporting policies followed by the Bank are in conformity with accounting principles generally accepted in the United States of America. The following is a summary of the Bank’s significant accounting policies:

Basis of Presentation

The accompanying unaudited financial statements were prepared in accordance with instructions to Form 10-Q, and therefore, do not include information or footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States (“GAAP”). However, all normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation of these financial statements have been included. These financial statements should be read in conjunction with the audited financial statements and the notes thereto for First National Bank of Fredericksburg for the year ended December 31, 2014, beginning on page F-41 of this document. The results of interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2015.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, loan servicing rights, the valuation of deferred tax assets, other-than-temporary impairment of securities, and the fair value of financial instruments.

Significant Group Concentrations of Credit Risk

Most of the Bank’s activities are with customers located within Lebanon, Berks, and Schuylkill counties of Pennsylvania. Note 4 discusses the types of securities that the Bank invests in. Note 6 discusses the types of lending that the Bank engages in. The Bank does not have any significant concentrations to any one industry or customer.

F-8

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The Bank’s investment portfolio consists principally of obligations of the United States and its agencies and obligations of state and political subdivisions. In the opinion of management, there is no concentration of credit risk in its investment portfolio. The Bank places deposits in correspondent accounts and, on occasion, sells federal funds to qualified financial institutions. Management believes credit risk associated with correspondent accounts and with federal funds sold is not significant. Therefore, management believes that these particular practices do not subject the Bank to unusual credit risk.

Presentation of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks, federal funds sold, and interest-bearing deposits in banks, all of which mature within ninety days.

Trust Assets

Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these financial statements because they are not assets of the Bank.

Investment Securities - Available for Sale

Management determines the appropriate classification of debt and equity securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Purchases and sales of investment securities are accounted for on a trade date basis.

All investment securities are classified as available for sale as the Bank intends to hold such securities for an indefinite period of time but not necessarily to maturity. Securities available for sale are carried at fair value. Any decision to sell a security classified as available for sale would be based on various factors, including movement in interest rates, changes in maturity mix of the Bank’s assets, liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Unrealized gains and losses are excluded from earnings and reported as increases or decreases in other comprehensive income or loss. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

In regard to debt securities, if the Bank does not intend to sell the securities and it is more likely than not that the Bank will not be required to sell the debt security prior to recovery, the Bank will then evaluate whether a credit loss has occurred. To determine whether a credit loss has occurred, the Bank compares the amortized cost of the debt security to the present value of the cash flows the Bank expects to be collected. If the Bank expects a cash flow shortfall, the Bank will consider a credit loss to have occurred and will then consider the impairment to be other than temporary. The Bank will recognize the amount of the impairment loss related to the credit loss in our results of operation, with the remaining portion of the loss recorded through comprehensive income, net of applicable taxes.

F-9

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Restricted Investments in Bank Stocks

Restricted investments in bank stocks, which represents the required investment in common stock of correspondent banks, are carried at cost and consists of stock of the Federal Reserve Bank, Federal Home Loan Bank of Pittsburgh (“FHLB”), and Atlantic Central Bankers Bank. Federal law requires a member institution of the FHLB to hold FHLB stock according to a predetermined formula. Management’s determination of whether these investments are impaired is based on their assessment of the ultimate recoverability of their cost rather than by recognizing temporary declines in value. Accordingly, these investments are restricted assets, carried at cost because these stocks are not actively traded and have no readily determinable market value.

The determination of whether a decline affects the ultimate recoverability of their cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of FHLB.

Management believes no impairment charge is necessary related to the FHLB restricted stock as of June 30, 2015.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the principal amount outstanding, net of unearned income, the allowance for loan losses and any deferred fees or costs. Interest is accrued on the principal balances outstanding and is credited to income as earned. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) by the interest method based on the contractual terms of the related loans, or if the commitment expires unexercised, recognized in income upon expiration.

The loan receivable portfolio is segmented into commercial, residential mortgage loans, and consumer loans. Commercial loans consist of the following classes: commercial and industrial, commercial construction, commercial mortgage loans, and agriculture loans. Consumer loans consist of home equity lines of credit and all other consumer loans. A substantial portion of the loan portfolio is represented by residential mortgage loans throughout Lebanon, Berks, and Schuylkill counties of Pennsylvania.

The accrual of interest on loans is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest payments received on nonaccrual loans generally either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal.

F-10

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

Residential Mortgage Loans Held for Sale

Mortgage loans originated and held for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are provided for in a valuation allowance by charges to operations. The Bank received origination fees from the secondary market investors. At June 30, 2015 and December 31, 2014, loans held for sale were approximately $1,207,000 and $1,383,000, respectively.

Allowance for Loan Losses

The allowance for credit losses consists of the allowance for loan losses and the reserve for unfunded lending commitments. The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The reserve for unfunded lending commitments, if any, represents management’s estimate of losses inherent in its unfunded loan commitments and is recorded in other liabilities on the consolidated balance sheet. The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as impaired. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans that have been segmented into groups with similar characteristics and is based on historical loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.

F-11

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans and is measured as the difference between a loan’s carried value on the balance sheet and its fair market value. Based on the nature of the loan, its fair value reflects one of the following three measures: (1) the fair market value of collateral; (2) the present value of the expected future cash flows; or (3) the loan’s value as observable in the secondary market. Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans criticized as special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass.

In addition, federal regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

Mortgage Servicing Rights

Mortgage servicing rights are recognized as separate assets when rights are acquired through the sale of mortgages. When the sale of a mortgage loan takes place, a portion of the cost or originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on market prices for comparable mortgage servicing contracts. Mortgage servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan and are recorded as income when earned.

F-12

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The amortization of mortgage servicing rights is netted against loan servicing fee income.

Premises and Equipment

Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation. Depreciation is computed for financial reporting by various accelerated and straight-line methods over the following estimated useful lives:

Buildings and improvements	7 - 40 years
Equipment and furniture	3 - 12 years

Transfers of Financial Assets

Transfers of financial assets, including loans and loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Bank Owned Life Insurance

The Bank has purchased bank owned life insurance (“BOLI”) policies on certain employees and directors as a means to generate tax-free income which is used to offset a portion of current and future employee benefit costs. The BOLI profits from the appreciation of the cash surrender value of the pool of insurance and is recorded as part of “noninterest income.”

Other Real Estate Owned

Foreclosed properties are those properties for which the Bank has taken physical possession in connection with loan foreclosure proceedings.

At the time of foreclosure, foreclosed real estate is recorded at lower of cost of fair value less cost to sell, which becomes the property’s new basis. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried as “other real estate owned” at the new basis. Improvements to the property are added to the basis of the assets. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are classified as “other expenses.”

Advertising

It is the Bank's policy to expense advertising costs in the period in which they are incurred. Advertising expenses of approximately $8,000 and $13,000 for the six months ended June 30, 2015 and 2014, respectively, is included in other operating expenses on the statements of income.

F-13

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Federal Income Taxes

The provision for income taxes is based on income as reported in the financial statements. Certain items of income and expense are recognized in different periods for financial reporting purposes than for federal income tax purposes. Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

In accordance with ASC 740, Accounting for Uncertainty in Income Taxes, the Bank accounts for uncertain tax positions, if any, as required. Using that guidance, as of “year-end,” the Bank has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The years 2011 and forward are open for purposes of potential audits by the taxing authorities.

Earnings Per Share

Earnings per share of common stock has been computed on the basis of the number of shares of common stock outstanding at year-end.

Comprehensive Income

Accounting principles generally accepted in the United State of America (GAAP) generally require that recognized revenue, expenses, gains, and losses be included in net income. Changes in certain assets and liabilities, such as gains (losses) on securities available for sale are reported as a separate component of the stockholders’ equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The only items of other comprehensive income for the six months ended June 30, 2014 and 2015 are the net unrealized gain on securities available for sale and the unfunded status of the defined benefit plan.

Off Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded when they are funded.

F-14

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recent Accounting Pronouncements

In January 2014, the FASB issued ASU 2014-04, Receivables (Topic 310): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The ASU clarifies that an in substance repossession or foreclosure occurs upon either the creditor obtaining legal title to the residential real estate property or the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. The amendments are effective for annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2014. The amendments may be adopted using either a modified retrospective transition method or a prospective transition method. Early adoption is permitted. Management does not believe the amendments will have a material impact on the Bank’s financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in this update establish a comprehensive revenue recognition standard for virtually all industries under U.S. GAAP, including those that previously followed industry specific guidance such as the real estate, construction, and software industries. The revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, the standard requires five basic steps: i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The amendments are effective for annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2016. Early adoption is permitted. Management does not believe the amendments will have a material impact on the Bank’s financial statements.

In June 2014, the FASB issued ASU 2014-11, Transfers and Servicing. The amendments in this update require that repurchase-to-maturity transactions be accounted for as secured borrowings consistent with the accounting for other repurchase agreements. In addition, the amendments require separate accounting for a transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty (a repurchase financing), which will result in secured borrowing accounting for the repurchase agreement. The amendments require an entity to disclose information about transfers accounted for as sales in transactions that are economically similar to repurchase agreements, in which the transferor retains substantially all of the exposure to the economic return on the transferred financial asset throughout the term of the transaction. In addition, the amendments require disclosure of the types of collateral pledged in repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions and the tenor of those transactions. The guidance in this ASU is effective for annual and interim periods beginning after December 15, 2014. The Bank does not expect this ASU to have a significant impact on its financial condition or results of operation.

F-15

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recent Accounting Pronouncements - continued

In August 2014, the FASB issued ASU 2014-14, Receivables - Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure. The guidance in this ASU affects creditors that hold government-guaranteed mortgage loans, including those guaranteed by the FHA and the VA. It requires that a mortgage loan be derecognized and a separate other receivable be recognized upon foreclosure if the following conditions are met:

1.	The loan has a government guarantee that is not separable from the loan before foreclosure.

2.	At the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim.

3.	At the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed.

Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The guidance in this ASU is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted if ASU 2014-04 has been adopted. The guidance may be applied using a prospective transition method in which a reporting entity applies the guidance to foreclosures that occur after the date of adoption, or a modified retrospective transition using a cumulative-effect adjustment (through a reclassification to a separate other receivable) as of the beginning of the annual period of adoption. Prior periods should not be adjusted. A reporting entity must apply the same method of transition as elected under ASU 2014-04. The Bank does not expect this ASU to have a significant impact on its financial condition or results of operation.

In November 2014, the FASB issued ASU 2014-17, Business Combinations (Topic 805): Pushdown Accounting. The amendments in this update apply to the separate financial statements of an acquired entity and its subsidiaries that are a business or nonprofit activity (either public or nonpublic) upon the occurrence of an event in which an acquirer (an individual or an entity) obtains control of the acquired entity. An acquired entity may elect the option to apply pushdown accounting in the reporting period in which the change-in-control event occurs. If pushdown accounting is not applied in the reporting period in which the change-in-control event occurs, an acquired entity will have the option to elect to apply pushdown accounting in a subsequent reporting period to the acquired entity's most recent change-in-control event. The amendments in this update are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. This update did not have a significant impact on the Bank’s financial statements.

F-16

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recent Accounting Pronouncements - continued

In January 2015, the FASB issued ASU 2015-01, Income Statement - Extraordinary and Unusual Items, as part of its initiative to reduce complexity in accounting standards. This update eliminates from GAAP the concept of extraordinary items. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. This update is not expected to have a significant impact on the Bank’s financial statements.

In February 2015, the FASB issued ASU 2015-02, Consolidation (Topic 810). The amendments in this update affect reporting entities that are required to evaluate whether they should consolidate certain legal entities. All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments (1) modify the evaluation of whether limited partnerships and similar legal entities are variable interest entities (VIEs) or voting interest entities; (2) eliminate the presumption that a general partner should consolidate a limited partnership; (3) affect the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships; (4) provide a scope exception from consolidation guidance for reporting entities with interests in legal entities that are required to comply with or operate in accordance with requirements that are similar to those in Rule 2a-7 of the Investment Company Act of 1940 for registered money market funds. The amendments in this update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015.  For all other entities, the amendments in this update are effective for fiscal years beginning after December 15, 2016, and for interim periods within fiscal years beginning after December 15, 2017. This update is not expected to have a significant impact on the Bank’s financial statements.

In April 2015, the FASB issued ASU 2015-03, Interest-Imputation of Interest (Subtopic 835-30), as part of its initiative to reduce complexity in accounting standards. To simplify presentation of debt issuance costs, the amendments in this update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this update. For public business entities, the amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. An entity should apply the new guidance on a retrospective basis, wherein the balance sheet of each individual period presented should be adjusted to reflect the period-specific effects of applying the new guidance. This update is not expected to have a significant impact on the Bank’s financial statements.

F-17

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recent Accounting Pronouncements - continued

In April 2015, the FASB issued ASU 2015-05, Intangible - Goodwill and Other Internal Use Software (Topic 350-40), as part of its initiative to reduce complexity in accounting standards. This guidance will help entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement. The amendments in this update provide guidance to customers about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the customer should account for the software license element of the arrangement consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the customer should account for the arrangement as a service contract. For public business entities, the Board decided that the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, the amendments will be effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities. This update is not expected to have a significant impact on the Bank’s financial statements.

In May 2015, the FASB issued ASU 2015-08, Business Combinations - Pushdown Accounting - Amendment to SEC Paragraphs Pursuant to Staff Accounting Bulletin No. 115. This ASU was issued to amend various SEC paragraphs pursuant to the issuance of Staff Accounting Bulletin No. 115. This update is not expected to have a significant impact on the Bank’s financial statements.

In June 2015, the FASB issued ASU 2015-10, Technical Corrections and Improvements. The amendments in this update represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. Transition guidance varies based on the amendments in this update. The amendments in this update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this update. This update is not expected to have a significant impact on the Bank’s financial statements.

NOTE 2 - MERGER WITH CITIZENS FINANCIAL SERVICES, INC.

On June 30, 2015, Citizens Financial Services, Inc., a Pennsylvania corporation (“Citizens”), First Citizens Community Bank, a Pennsylvania-chartered commercial bank (“First Citizens”), and The First National Bank of Fredericksburg (“FNB”), entered into a definitive agreement and plan of merger. Subject to the terms and conditions of the agreement, FNB shall merge with and into First Citizens as the resulting or surviving institution. As part of the merger, outstanding shares of FNB common stock will be converted into the right to receive merger consideration pursuant to the terms of the agreement. The transaction is expected to close in the fourth quarter of 2015.

F-18

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 3 - RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

The Bank is required to maintain average balances on hand or on deposit with the Federal Reserve Bank and several of its other correspondent banks. The required reserve balances totaled $2,675,000 and $3,055,000 for the years ended June 30, 2015 and December 31, 2014, respectively.

NOTE 4 - INVESTMENT SECURITIES

The amortized cost and fair value of available-for-sale investment securities, with gross unrealized gains and losses are as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
June 30, 2015
U.S. Government agencies	$23,989	$2	$(278)	$23,713
Mortgage-backed securities	1,357	15	(16)	1,356
State and municipal	2,539	—	(25)	2,514
Corporate securities	3,040	6	—	3,046

	$30,925	$23	$(319)	$30,629

December 31, 2014
U.S. Government agencies	$23,988	$—	$(377)	$23,611
Mortgage-backed securities	1,474	19	(15)	1,478
State and municipal	2,551	—	(24)	2,527
Corporate securities	3,069	5	—	3,074

	$31,082	$24	$(416)	$30,690

Investment securities with a carrying amount of $24,000,000 at both June 30, 2015 and December 31, 2014, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

F-19

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INVESTMENT SECURITIES - CONTINUED

The amortized cost and fair value of securities available-for-sale at June 30, 2015 by contractual maturity are as follows (in thousands):

	Amortized	Fair
	Cost	Value

Due in one year or less	$4,041	$4,053
Due after one year through five years	18,277	18,110
Due after five years through ten years	5,259	5,185
Due after ten years through 15 years	1,991	1,925
Mortgage-backed securities	1,357	1,356

	$30,925	$30,629

Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

For the six months ended June 30, 2015 and for the year ended December 31, 2014, no gross gains and gross losses were realized on sales of available-for-sale securities.

Information pertaining to available-for-sale investment securities with gross unrealized losses at June 30, 2015 and December 31, 2014, aggregated by investment category and length of time that individual securities have been in a continuous loss position, is as follows (in thousands):

	Less than 12 Months		12 Months or More		Total
		Gross		Gross	Gross
	Fair	Unrealized	Fair	Unrealized	Unrealized
	Value	Losses	Value	Losses	Losses
June 30, 2015
U.S. Government agencies	$—	$—	$23,989	$(278)	$(278)
Mortgage-backed securities	—	—	1,356	(16)	(16)
State and municipal	—	—	2,514	(25)	(25)

Total	$—	$—	$27,859	$(319)	$(319)

December 31, 2014
U.S. Government agencies	$—	$—	$23,611	$(377)	$(377)
Mortgage-backed securities	—	—	839	(15)	(15)
State and municipal	—	—	1,851	(24)	(24)

Total	$—	$—	$26,301	$(416)	$(416)

F-20

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 4 - INVESTMENT SECURITIES - CONTINUED

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the credit quality or financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At June 30, 2015, 30 debt securities have unrealized losses with aggregate depreciation of less than 2.0 percent from the Bank’s amortized cost basis. The majority of these securities are guaranteed by either the U.S. Government or other governments. These unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. Management has the ability to hold the debt securities until maturity, or for the foreseeable future if classified as available-for-sale, no declines are deemed to be other-than-temporary.

NOTE 5 - SERVICING

Loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of mortgage and other loans serviced for others were approximately $41,600,000 and $41,200,000 at June 30, 2015 and December 31, 2014, respectively.

F-21

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOANS

The following summarizes the major classification of loans (in thousands):

	June 30 2015	December 31 2014
Loans secured by real estate:
Construction and land development	$4,005	$1,882
Farmland	17,395	17,211
Residential	41,528	42,296
Nonresidential	33,098	33,107
Loans to finance agriculture	1,669	1,720
Commercial, industrial, and governments	14,440	14,674
Credit cards and revolving credit plans	1,649	1,706
Other consumer loans	38,756	35,127
	152,540	147,723
Unearned interest	(6,057)	(5,846)
Net deferred loan origination fees	(58)	(57)
Allowance for loan losses	(1,213)	(1,143)

Loans, net	$145,212	$140,677

Changes in the allowance for loan losses are summarized as follows (in thousands):

	June 30 2015	December 31 2014

Balance, beginning of year	$1,143	$1,133
Provision for loan losses	125	212
Loans charged off	(139)	(362)
Recoveries of amounts previously charged off	84	160

Balance, end of period	$1,213	$1,143

F-22

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOANS - CONTINUED

The following tables present the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention (potential weakness identified), substandard (well-defined weakness), and doubtful (unlikely to be paid in full) within the Company’s internal risk rating system as of June 30, 2015 and December 31, 2014 (in thousands):

		Special
June 30, 2015	Pass	Mention	Substandard	Doubtful	Total

Commercial real estate	$45,201	$3,310	$3,761	$—	$52,272
Commercial construction	3,412	—	—	—	3,412
Commercial	16,104	—	—	5	16,109
Home equity	39,711	—	631	—	40,342
Consumer	34,122	—	168	—	34,290

Total	$138,550	$3,310	$4,560	$5	$146,425

December 31, 2014

Commercial real estate	$46,399	$1,513	$4,248	$—	$52,160
Commercial construction	1,176	—	—	—	1,176
Commercial	16,394	—	—	—	16,394
Home equity	40,270	—	890	—	41,160
Consumer	30,737	—	193	—	30,930

Total	$134,976	$1,513	$5,331	$—	$141,820

The following table presents nonaccrual loans by classes of the loan portfolio as of June 30, 2015 and December 31, 2014 (in thousands):

	June 30	December 31
	2015	2014

Commercial real estate	$2,399	$2,589
Commercial construction	—	—
Commercial	28	6
Home equity	656	1,322
Consumer	145	68

Total	$3,228	$3,985

The Bank has no commitments to loan additional funds to borrowers whose loans have become impaired.

F-23

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOANS - CONTINUED

The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following tables present the classes of the loan portfolio summarized by the past due status as of June 30, 2015 and December 31, 2014 (in thousands):

						Loans
	30-89	Greater				Receivable
	Days	than 90	Total		Total Loan	> 90 Days
June 30, 2015	Past Due	Days	Past Due	Current	Receivables	and Accruing

Commercial real estate	$1,044	$2,399	$3,443	$48,829	$52,272	$32
Commercial construction	—	—	—	3,412	3,412	—
Commercial	15	28	43	16,066	16,109	—
Home equity	1,202	656	1,858	38,484	40,342	—
Consumer	397	145	542	33,748	34,290	—

Total	$2,658	$3,228	$5,886	$140,539	$146,425	$32

December 31, 2014

Commercial real estate	$—	$2,589	$2,589	$49,571	$52,160	$—
Commercial construction	—	—	—	1,176	1,176	—
Commercial	59	6	65	16,329	16,394	—
Home equity	904	1,322	2,226	38,934	41,160	—
Consumer	477	69	546	30,384	30,930	—

Total	$1,440	$3,986	$5,426	$136,394	$141,820	$—

F-24

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 6 - LOANS - CONTINUED

The following tables present the balance in the allowance for loan losses at June 30, 2015 and December 31, 2014, disaggregated on a basis of the Company’s impairment method by class of loans receivable along with the balance of loans receivable by class disaggregated on the base of the Company’s impairment methodology (in thousands):

	Allowance for Loan Loss			Loans Receivable
		Balance	Balance
		Related to	Related to
		Loans	Loans		Balance	Balance
		Individually	Collectively		Individually	Collectively
		Evaluated	Evaluated		Evaluated	Evaluated
		for	for		for	for
June 30, 2015	Balance	Impairment	Impairment	Balance	Impairment	Impairment

Commercial real estate	$438	$—	$438	$52,272	$1,335	$50,937
Commercial construction	11	—	11	3,412	—	3,412
Commercial	133	—	133	16,109	—	16,109
Home equity	339	—	339	40,342	—	40,342
Consumer	292	—	292	34,290	—	34,290

Total	$1,213	$—	$1,213	$146,425	$1,335	$145,090

December 31, 2014

Commercial real estate	$423	$—	$423	$52,160	$—	$52,160
Commercial construction	11	—	11	1,176	—	1,176
Commercial	126	—	126	16,394	—	16,394
Home equity	331	—	331	41,160	—	41,160
Consumer	252	—	252	30,930	—	30,930

Total	$1,143	$—	$1,143	$141,820	$—	$141,820

F-25

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 7 - BANK PREMISES AND EQUIPMENT

Major classifications of premises and equipment are summarized as follows (in thousands):

	June 30	December 31
	2015	2014

Land	$942	$942
Buildings and improvements	5,322	5,316
Equipment and furniture	4,540	4,540
	10,804	10,798
Less accumulated depreciation	(6,808)	(6,688)

	$3,996	$4,110

Depreciation expense for the six months ended June 30, 2015 and 2014 amounted to $120,000 and $131,000, respectively.

NOTE 8 - DEPOSITS

The components of deposits are as follows (in thousands):

	June 30	December 31
	2015	2014

Demand, noninterest-bearing	$43,420	$42,752
Demand, interest-bearing	71,173	70,075
Savings	64,507	62,442
Time	35,009	37,439

	$214,109	$212,708

F-26

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 8 - DEPOSITS - CONTINUED

At June 30, 2015, the scheduled maturities of time deposits are as follows (in thousands):

2015	$12,578
2016	12,575
2017	6,428
2018	2,148
2019	538
2020	742

$35,009

The aggregate amount of time deposits, each with a minimum denomination of $100,000, is approximately $10,330,000 and $11,859,000 as of June 30, 2015 and December 31, 2014, respectively.

NOTE 9 - SHORT-TERM BORROWINGS

The Bank has a maximum borrowing capacity with the Federal Home Loan Bank (“FHLB”) of approximately $52,705,000, of which no amounts of short-term borrowings were outstanding at June 30, 2015 and December 31, 2014.

NOTE 10 - INCOME TAXES

The provision for federal income taxes at June 30, 2015 consists of the following (in thousands):

Current tax provision	$12
Deferred tax expense	18

$30

F-27

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES - CONTINUED

A reconciliation of the statutory income tax computed at 34 percent to the income tax expense included in the statements of income at June 30, 2015 is as follows (in thousands):

Federal income tax at statutory rate	$69
Tax-exempt interest	(36)
Interest disallowance	1
Insurance programs	(19)
Other	15

$30

Deferred tax assets and liabilities consist of the following components (in thousands):

	June 30	December 31
	2015	2014
Deferred tax assets:
Allowance for loan losses	$412	$389
Accrued interest for nonaccrual loans	31	31
Deferred employee benefit plan	261	252
Charitable contribution carryover	24	23
Pension liability	660	622
Net unrealized loss on securities available for sale	101	133
Total deferred tax assets	1,489	1,450

Deferred tax liabilities:
Premises and equipment depreciation	(249)	(297)
Mortgage servicing rights	(123)	(123)
Deferred loan fees (costs)	(294)	(272)
Other	(112)	(85)
Total deferred tax liabilities	(778)	(777)

Net deferred tax assets	$711	$673

F-28

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 11 - EMPLOYEE BENEFITS

Defined Benefit Retirement Plan

The Bank sponsors a defined benefit noncontributory pension plan covering all employees having completed one year of service. The Plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service (up to 35) with the Bank, times 1.25 percent of average monthly compensation. Contributions to the Plan reflect benefits attributed to the employees' services to date, as well as services expected to be earned in the future. The Bank funds the Plan based on tax funding requirements. Plan assets consist primarily of U.S. government securities, corporate bonds, and certificates of deposit.

Information pertaining to the activity in the Plan, using a measurement date based on the most recent actuarial report at December 31, 2014 is as follows (in thousands):

Change in benefit obligation:
Benefit obligation at beginning of year	$5,804
Service cost	—
Interest cost	240
Actuarial loss	—
Experience (gain) loss	(706)
Due to change in assumptions	615
Benefits paid	(89)
Benefit obligation at end of year	5,864

Change in plan assets:
Fair value of plan assets at beginning of year	3,865
Actual return on plan assets	117
Employer contributions	145
Benefits paid	(91)
Fair value of plan assets at end of year	4,036

Funded status	$(1,828)

Accumulated benefit obligation	$5,864

F-29

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

At December 31, 2014, the assumptions used to determine the benefit obligation and net periodic pension costs are as follows:

Discount rate	4.00%
Expected long-term rate of return on plan assets	7.00%
Annual salary increase	0.00%

The accounts are invested in equity and fixed income securities, in addition to cash and cash equivalents.

The Plan committee meets regularly with the plan’s actuary to review fund structure vs. requirements, past performance and anticipated future strategy.

The Bank’s estimated expected contribution to the Plan for 2015 is approximately $145,000.

For the year ended December 31, 2014, the components of net periodic pension cost are as follows (in thousands):

Service cost	$—
Interest cost	240
Expected return on plan assets	(270)
Net asset (gain) loss during the period
deferred for later recognition	17
Immediate recognition of transition
asset	1
Amortization of unrecognized net
transition (asset) liability	1

$(11)

Future benefits expected to be paid for the years ending December 31 are as follows (in thousands):

2015	$192
2016	190
2017	191
2018	208
2019	207
2020 - 2024	1,518

During 2014, in accordance with generally accepted accounting principles, the Bank recorded an adjustment to accrued pension liability of approximately $111,000 with an offsetting credit to stockholders’ equity - Accumulated other comprehensive income (loss) (AOCI), net of deferred taxes, of approximately $74,000.

F-30

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

Fair Value Measurements and Disclosures (ACS 820) establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements), and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ACS 820 are described below:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Bank has the ability to access.

Level 2:	Inputs to the valuation methodology include:

	●	Quoted prices for similar assets or liabilities in active markets;
	●	Quoted prices for identical or similar assets or liabilities in inactive markets;
	●	Inputs other than quoted prices that are observable for the asset or liability;
	●	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2014.

Money markets: The carrying amounts approximate fair value because of the short maturity of these instruments (Level 1).

Municipal and Corporate bonds: Municipal and corporate bonds are valued based on yields currently available on comparable securities of issuers with similar credit ratings. When quoted prices are not available for identical or similar bonds, the bond is valued under a discounted cash flows approach that maximizes observable inputs, such as current yields of similar instruments, but included adjustments for certain risks that may not be observable, such as credit and liquidity risks (Level 2).

Mutual funds: Valued at the closing price in the active market in which the individual funds are traded (Level 1).

F-31

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

The following table sets forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 31, 2014 (in thousands):

	Level 1	Level 2	Level 3	Total

Money markets	$1,716	$—	$—	$1,716
Corporate bonds	—	—	—	—
Municipal bonds	—	108	—	108
Mutual funds	2,212	—	—	2,212

Total assets at fair value	$3,928	$108	$—	$4,036

401(k) Retirement Plan

Effective January 1, 1995, the Bank implemented a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code. Under the Plan, employees may voluntarily elect to defer their salary, subject to the Internal Revenue Service limits. The Bank may make a discretionary match as well as a discretionary contribution. The Bank's contributions totaled approximately $8,000 and $8,500 for the six months ended June 30, 2015 and 2014, respectively.

Other Benefit Programs

Additionally, the Bank sponsors three insurance programs for the benefit of its directors and officers. The premiums for these contracts were funded by the Bank in 1998 and 2009, and the annual earnings from the insurance contracts cover the current and future projected costs of the programs.

The Salary Continuation Plan for key officers provides for the payment of a specified benefit amount upon retirement. In the event of the death of the participant prior to the payment of all retirement benefits, the benefit will be paid to the named beneficiary. The Plan also provides that if a “change in control” (transfer of 51 percent or more of the Bank’s outstanding stock) is followed within 12 months by the officer’s termination, the officer is fully vested in the amount that has been accrued for the specified benefit amount. The Director Supplemental Life Insurance Plan is a split dollar plan that provides for a post-retirement benefit for the Bank’s directors. The Group Term Replacement Plan is a split dollar plan that provides a life insurance death benefit for the key officers. The net life insurance in excess of the policy cash surrender value is endorsed to the employees’ named beneficiaries. This benefit continues through the employees’ retirement years.

F-32

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

The insurance contract activity related to the above benefits for the six months ended June 30, 2015 and the years ended December 31, 2014 is summarized as follows (in thousands):

	June 30 2015	December 31 2014

Insurance contract earnings	$85	$166
Death benefits received	—	—
Life insurance costs	(45)	(87)

Net increase in cash value of insurance contracts	$40	$79

Accrued benefit cost for officer and director
benefit programs	$28	$67
Accrued benefits at end of year	768	741

NOTE 12 - TRANSACTIONS WITH RELATED PARTIES

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, and their related interests, all of which have been in the opinion of management, on similar terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

The related party loan activity as of and for the six months ended June 30, 2015 and year ended December 31, 2014 is summarized as follows (in thousands):

	June 30	December 31
	2015	2014

Balance at January 1	$2,082	$2,317
New loans	76	224
Principal repayments	(140)	(459)

Balance at period-end	$2,018	$2,082

F-33

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument of commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

At June 30, 2015 and December 31, 2014, the following financial instruments were outstanding whose contract amounts represent credit risk (in thousands):

	June 30 2015	December 31 2014

Commitments to grant loans	$1,247	$168
Unfunded commitments under lines of credit	22,190	22,737
Standby letters of credit	4,970	5,028

Total Commitments	$28,407	$27,933

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal and commercial real estate, accounts receivable, inventory, and equipment.

Standby letters-of-credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments when deemed necessary by management.

F-34

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 14 - OTHER COMMITMENTS AND CONTINGENCIES

The Bank has a lease commitment for one of its branch operations. The branch has a monthly rent expense of $3,792. The initial lease term is for ten years, expiring in February 2016. The Bank is also responsible for other charges including common area maintenance, utilities, and its share of real estate taxes assessed.

Future minimum payments for these leases for the period ending June 30, 2016 is approximately $4,000.

Total rent expense was $72,179 and $61,922 and for the six months ended June 30, 2015 and 2014, respectively.

NOTE 15 - REGULATORY CAPITAL MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table on the following page) of total and Tier I capital (as defined in the regulations) to risk-weighted assets and of Tier I capital to average assets. Management believes that as of June 30, 2015 and December 31, 2014, the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 2015, the most recent notification from the regulatory agencies categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category.

F-35

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 15 - REGULATORY CAPITAL MATTERS - CONTINUED

The Bank's actual capital amounts and ratios are as follows (in thousands):

								To Be Well
			For Capital					Capitalized Under
			Adequacy					Prompt Corrective
	Actual		Purposes					Action Provisions
	Amount	Ratio		Amount		Ratio			Amount		Ratio
As of June 30, 2015
Total Capital (to risk-weighted assets)	$18,246	11.4%	$	>	12,812	>	8.0%	$	>	16,015	>	10.0%
Tier I Capital (to risk-weighted assets)	17,033	10.6		>	6,406	>	4.0		>	9,609	>	6.0
Tier I Capital (to average assets)	17,033	7.3		>	9,339	>	4.0		>	11,673	>	5.0

As of December 31, 2014
Total Capital (to risk-weighted assets)	$17,975	11.7%	$	≥	12,327	>	8.0%	$	>	15,409	>	10.0%
Tier I Capital (to risk-weighted assets)	16,832	10.9		>	6,164	>	4.0		>	9,246	>	6.0
Tier I Capital (to average assets)	16,832	7.5		>	9,041	>	4.0		≥	11,301	>	5.0

The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the Bank’s net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years. The Bank did not need approval for any of its dividends declared for either June 30, 2015 or December 31, 2014.

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with FASB ASC Topic 820 - Fair Value Measurements and Disclosures, the fair value of certain assets and liabilities is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instruments. FASB ASC 820, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

F-36

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

FASB ASC 820 establishes a hierarchy of valuation techniques based on whether the inputs in those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while the unobservable inputs reflect the Bank’s market assumptions. The three levels of the fair value hierarchy under FASB ASC 820 based on these two types of input are as follows:

Level 1:	Valuation is based on quoted prices in active markets for identical assets or liabilities.

Level 2:	Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.

Level 3:	Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

		(Level 1)
		Quoted Prices	(Level 2)
		in Active	Significant	(Level 3)
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	Fair Value	Assets	Inputs	Inputs
June 30, 2015
U.S. Government agencies	$23,713	$—	$23,713	$—
Mortgage-backed securities	1,356	—	1,356	—
State and municipal	2,514	—	2,514	—
Corporate securities	3,046	—	3,046	—

	$30,629	$—	$30,629	$—

December 31, 2014
U.S. Government agencies	$23,611	$—	$23,611	$—
Mortgage-backed securities	1,478	—	1,478	—
State and municipal	2,527	—	2,527	—
Corporate securities	3,074	—	3,074	—

	$30,690	$—	$30,690	$—

F-37

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

The following tables set forth the Bank’s financial assets subject to fair value adjustments (impairment) on a nonrecurring basis as they are valued at the lower of cost or market. Assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement (in thousands):

	Fair Value	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Other Observable Inputs	(Level 3) Significant Unobservable Inputs

June 30, 2015
Impaired loans	$1,335	$—	$—	$1,335
Other real estate owned	512	—	—	512

	$1,847	$—	$—	$1,847

December 31, 2014
Impaired loans	$—	$—	$—	$—
Other real estate owned	407	—	—	407

	$407	$—	$—	$407

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Company’s financial instruments at June 30, 2015 and December 31, 2014:

Cash and cash equivalents: The carrying amounts of cash and short-term instruments approximate fair values.

Investment securities available-for-sale: Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that considers observable market data (Level 2).

F-38

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

Restricted stock: Restricted stocks consist primarily of Bank’s stock ownership in the Federal Reserve Bank of Philadelphia, Federal Home Loan Bank of Pittsburgh, and Atlantic Central Banker’s Bank, as part of the membership requirements of these organizations. There is no trading market for these securities which are subject to redemption by the issuers at par, representing both the carrying value and the fair value on the Bank’s books.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

Impaired loans: Impaired loans are those accounted for under FASH ASC Topic 310, Receivables. Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Fair value is measured based on the value of the collateral securing the loans. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The value of real estate collateral is determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Bank using observable market data (Level 2). However, if the collateral is a house or building in the process of construction or if an appraisal of the real estate property is over two years old, then the fair value is considered Level 3. The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value of the applicable business’ financial statements if not considered significant using observable market data. Likewise, values for inventory and accounts receivables collateral are based on financial statement balances or aging reports (Level 3). Impaired loans allocated to the Allowance for Loan Losses are measured at fair value on a nonrecurring basis. Any fair value adjustments are recorded in the period incurred as provision for loan losses on the statements of income.

Foreclosed real estate: Fair value of foreclosed assets was based on an independent third-party appraisal of the properties and adjusted for selling expenses. These values were determined based on the sales prices of similar properties in the approximate geographic area.

Deposit liabilities: The fair value of demand deposits, savings accounts, and certain money market accounts is the amount payable on demand at the reporting date. The carrying amounts for variable-rate fixed-term money market accounts and certificates for deposits approximate their fair values at the reporting date. The fair value of fixed-rate certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities.

Short-Term borrowings: The carrying amounts of short-term borrowings maturing within ninety days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

F-39

First National Bank of Fredericksburg

UNAUDITED NOTES TO FINANCIAL STATEMENTS

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

Accrued interest: The carrying amounts of accrued interest receivable and accrued interest payable approximate their fair values.

Off-balance sheet instruments: For the Bank’s off-balance sheet instruments consisting of commitments to extend credit and standby letters of credit, the estimated fair value is the same as the instrument’s contract or notional values since they are priced at market at the time of funding.

At June 30, 2015 and December 31, 2014, the Bank’s estimated fair values of financial instruments were as follows (in thousands):

	June 30, 2015		December 31, 2014
		Estimated		Estimated
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$42,513	$42,513	$45,167	$45,167
Investment securities	30,629	30,629	30,690	30,690
Restricted stock, at cost	2,253	2,253	2,258	2,258
Loans, net	145,212	144,695	140,677	140,385
Accrued interest receivable	286	286	322	322

Financial liabilities:
Deposits	214,109	214,248	212,708	213,003
Accrued interest payable	24	24	25	25

Off-balance sheet financial instruments:
Commitments to extend credit	—	1,247	—	168
Unfunded commitments under
lines of credit	—	22,190	—	22,737
Standby letters of credit	—	4,970	—	5,028

F-40

Independent Auditor’s Report

To the Board of Directors and Stockholders

First National Bank of Fredericksburg

Fredericksburg, Pennsylvania

Report on the Financial Statements

We have audited the accompanying financial statements of the First National Bank of Fredericksburg (the “Bank”), which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of income, comprehensive income (loss), changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the First National Bank of Fredericksburg as of December 31, 2014 and 2013, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Reading, Pennsylvania

February 12, 2015

F-41

FIRST NATIONAL BANK OF FREDERICKSBURG

BALANCE SHEETS

	December 31
	2014	2013
	(in thousands, except share data)
ASSETS

Cash and due from banks	$39,960	$17,394
Interest-bearing deposits in banks	2,207	3,726
Federal funds sold	3,000	3,000
Total Cash and Cash Equivalents	45,167	24,120

Investment securities available-for-sale, at fair value	30,690	33,136
Restricted investments in bank stocks	2,258	2,493

Loans, net of allowance for loan losses
(2014 - $1,143; 2013 - $1,133)	140,677	141,902

Premises and equipment, net	4,110	4,367
Accrued interest receivable	322	360
Bank owned life insurance	4,547	4,468
Deferred income taxes	673	977
Other real estate owned	407	511
Other assets	1,817	1,894

TOTAL ASSETS	$230,668	$214,228

F-42

	December 31
	2014	2013
	(in thousands, except share data)
LIABILITIES

Deposits:
Non-interest bearing	$42,752	$36,590
Interest-bearing	169,956	160,532
Total Deposits	212,708	197,122

Accrued interest payable	25	28
Pension liability	1,828	1,939
Other liabilities	574	1,062

TOTAL LIABILITIES	215,135	200,151

STOCKHOLDERS' EQUITY
Common stock, par value $50 per share:
Authorized - 100,000 shares
Issued and outstanding (2014 and 2013 - 36,841 shares)
including shares held in Treasury	1,842	1,842
Surplus	10,634	10,634
Retained earnings	4,917	4,651
Accumulated other comprehensive loss	(1,298)	(2,488)
Treasury stock, at cost (2014 and 2013 - 1,213 shares)	(562)	(562)

TOTAL STOCKHOLDERS' EQUITY	15,533	14,077

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$230,668	$214,228

F-43

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF INCOME

	Year Ended December 31
	2014	2013
	(in thousands, except per share data)
INTEREST INCOME
Interest and fees on loans	$6,423	$6,509
Interest and dividends on investment securities:
U.S. Government agencies	335	427
State and municipal, tax exempt	44	28
Mortgage-backed securities	29	23
Other securities	124	112
Interest on federal funds sold	6	6
Interest on deposits in banks	76	61

TOTAL INTEREST INCOME	7,037	7,166

INTEREST EXPENSE - Deposits	599	674

NET INTEREST INCOME	6,438	6,492

PROVISION FOR LOAN LOSSES	212	174
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,226	6,318
NONINTEREST INCOME
Financial services income	269	317
Mortgage banking activities	125	164
Earnings on insurance contracts	166	171
Service charges on deposit accounts	165	111
Trust department income	103	90
Net realized gain on sale of securities and assets	—	129

TOTAL OTHER INCOME	828	982
NONINTEREST EXPENSES
Salaries, wages, and benefits	3,532	3,569
Equipment depreciation and service	701	744
Occupancy expenses, net	585	575
FDIC premiums	187	183
Professional fees	239	222
ATM and debit card fees	264	313
Telephone	182	177
Stationery, printing, and supplies	167	169
PA shares tax	128	168
Other operating expenses	741	765

TOTAL OTHER EXPENSES	6,726	6,885

INCOME BEFORE INCOME TAXES	328	415

FEDERAL INCOME TAX	27	61

NET INCOME	$301	$354
PER SHARE OF COMMON STOCK
Net income	$8.46	$9.94
Cash dividends paid	$1.00	$1.00

F-44

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Year Ended December 31
	2014	2013
	(in thousands, except per share data)

NET INCOME	$301	$354

OTHER COMPREHENSIVE INCOME (LOSS)
Change in net unrealized gain (loss) on securities available-for-sale
net of reclassification adjustment and tax effect	1,116	(1,340)
Pension liability adjustment, net of tax effect	74	291

TOTAL COMPREHENSIVE INCOME (LOSS)	$1,491	$(695)

F-45

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

Years Ended December 31, 2014 and 2013
(in thousands, except share data)

				Accumulated
				Other
	Common		Retained	Comprehensive Income	Treasury
	Stock	Surplus	Earnings	(Loss)	Stock	Total

BALANCES AT DECEMBER 31, 2012	$1,842	$10,634	$4,333	$(1,439)	$(562)	$14,808

COMPREHENSIVE INCOME (LOSS)
Net income	—	—	354	—	—	354
Change in net unrealized gain (loss) on securities available-for-
sale net of reclassification adjustment and tax effect	—	—	—	(1,340)	—	(1,340)
Pension liability adjustment, net of tax effect	—	—	—	291	—	291

Cash dividends, $1.00 per share	—	—	(36)	—	—	(36)

BALANCES AT DECEMBER 31, 2013	1,842	10,634	4,651	(2,488)	(562)	14,077

COMPREHENSIVE INCOME (LOSS)
Net income	—	—	301	—	—	301
Change in net unrealized gain (loss) on securities available-for-sale
net of reclassification adjustment and tax effect	—	—	—	1,116	—	1,116
Pension liability adjustment, net of tax effect	—	—	—	74	—	74

Cash dividends, $1.00 per share	—	—	(35)	—	—	(35)

BALANCES AT DECEMBER 31, 2014	$1,842	$10,634	$4,917	$(1,298)	$(562)	$15,533

F-46

FIRST NATIONAL BANK OF FREDERICKSBURG

STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2014	2013
	(dollars in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$301	$354
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation	263	287
Amortization of deferred loan (fees) costs, net	(9)	(2)
Gain on sale of securities	—	(129)
Provision for loan losses	212	174
Deferred income tax benefits, net	26	22
Accretion and amortization of securities, net	84	(202)
Increase in cash value of insurance contracts	(79)	(104)
Decrease (increase) in accrued interest receivable and other assets	219	(460)
Decrease in prepaid FDIC assessment	—	367
Increase (decrease) in accrued interest payable and other liabilities	(491)	204

NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES	526	511

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale, maturities, and principal repayments of
available-for-sale securities	3,719	17,072
Purchases of available-for-sale securities	—	(9,264)
Proceeds from sale (purchases) of restricted stock	235	(256)
Loans (made to) repaid by customers, net of principal collected	1,022	(16,829)
Purchases of premises and equipment	(6)	(88)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	4,970	(9,365)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	15,586	7,408
Cash dividends paid	(35)	(36)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	15,551	7,372

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,047	(1,482)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	24,120	25,602

CASH AND CASH EQUIVALENTS AT END OF YEAR	$45,167	$24,120

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for:
Interest paid on deposits and borrowed funds	$602	$675
Federal income taxes	56	30

F-47

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The First National Bank of Fredericksburg (the "Bank") is a national bank operating under a federal charter and is subject to regulation by the Office of the Comptroller of the Currency ("OCC") and the Federal Deposit Insurance Corporation ("FDIC") of the United States. The Bank grants commercial, installment, and mortgage loans to its customers located primarily in Lebanon, Berks, and Schuylkill counties of Pennsylvania. The Bank also provides a variety of deposit products to its customers including checking, savings, and term certificate accounts.

The accounting and reporting policies followed by the Bank are in conformity with accounting principles generally accepted in the United States of America. The following is a summary of the Bank’s significant accounting policies:

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, loan servicing rights, the valuation of deferred tax assets, other-than-temporary impairment of securities, and the fair value of financial instruments.

Significant Group Concentrations of Credit Risk

Most of the Bank’s activities are with customers located within Lebanon, Berks, and Schuylkill counties of Pennsylvania. Note 3 discusses the types of securities that the Bank invests in. Note 5 discusses the types of lending that the Bank engages in. The Bank does not have any significant concentrations to any one industry or customer.

The Bank’s investment portfolio consists principally of obligations of the United States and its agencies and obligations of state and political subdivisions. In the opinion of management, there is no concentration of credit risk in its investment portfolio. The Bank places deposits in correspondent accounts and, on occasion, sells federal funds to qualified financial institutions. Management believes credit risk associated with correspondent accounts and with federal funds sold is not significant. Therefore, management believes that these particular practices do not subject the Bank to unusual credit risk.

Presentation of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, amounts due from banks, federal funds sold, and interest-bearing deposits in banks, all of which mature within ninety days.

Trust Assets

Assets of the trust department, other than trust cash on deposit at the Bank, are not included in these financial statements because they are not assets of the Bank.

F-48

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Investment Securities - Available for Sale

Management determines the appropriate classification of debt and equity securities at the time of purchase and re-evaluates such designation as of each balance sheet date. Purchases and sales of investment securities are accounted for on a trade date basis.

All investment securities are classified as available for sale as the Bank intends to hold such securities for an indefinite period of time but not necessarily to maturity. Securities available for sale are carried at fair value. Any decision to sell a security classified as available for sale would be based on various factors, including movement in interest rates, changes in maturity mix of the Bank’s assets, liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Unrealized gains and losses are excluded from earnings and reported as increases or decreases in other comprehensive income or loss. Realized gains or losses, determined on the basis of the cost of the specific securities sold, are included in earnings. Premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Declines in the fair value of available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

In regard to debt securities, if the Bank does not intend to sell the securities and it is more likely than not that the Bank will not be required to sell the debt security prior to recovery, the Bank will then evaluate whether a credit loss has occurred. To determine whether a credit loss has occurred, the Bank compares the amortized cost of the debt security to the present value of the cash flows the Bank expects to be collected. If the Bank expects a cash flow shortfall, the Bank will consider a credit loss to have occurred and will then consider the impairment to be other than temporary. The Bank will recognize the amount of the impairment loss related to the credit loss in our results of operation, with the remaining portion of the loss recorded through comprehensive income, net of applicable taxes.

Restricted Investments in Bank Stocks

Restricted investments in bank stocks, which represents the required investment in common stock of correspondent banks, are carried at cost and consists of stock of the Federal Reserve Bank, Federal Home Loan Bank of Pittsburgh (“FHLB”), and Atlantic Central Bankers Bank. Federal law requires a member institution of the FHLB to hold FHLB stock according to a predetermined formula. Management’s determination of whether these investments are impaired is based on their assessment of the ultimate recoverability of their cost rather than by recognizing temporary declines in value. Accordingly, these investments are restricted assets, carried at cost because these stocks are not actively traded and have no readily determinable market value.

F-49

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The determination of whether a decline affects the ultimate recoverability of their cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of FHLB.

Management believes no impairment charge is necessary related to the FHLB restricted stock as of December 31, 2014.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the principal amount outstanding, net of unearned income, the allowance for loan losses and any deferred fees or costs. Interest is accrued on the principal balances outstanding and is credited to income as earned. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) by the interest method based on the contractual terms of the related loans, or if the commitment expires unexercised, recognized in income upon expiration.

The loan receivable portfolio is segmented into commercial, residential mortgage loans and consumer loans. Commercial loans consist of the following classes: commercial and industrial, commercial construction, commercial mortgage loans, and agriculture loans. Consumer loans consist of home equity lines of credit and all other consumer loans. A substantial portion of the loan portfolio is represented by residential mortgage loans throughout Lebanon, Berks, and Schuylkill counties of Pennsylvania.

The accrual of interest on loans is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectability of principal or interest, even though the loan is currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest payments received on nonaccrual loans generally either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectability of the total contractual principal and interest is no longer in doubt. The past due status of all classes of loans receivable is determined based on contractual due dates for loan payments.

Residential Mortgage Loans Held for Sale

Mortgage loans originated and held for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses are provided for in a valuation allowance by charges to operations. The Bank received origination fees from the secondary market investors. At December 31, 2014 and 2013, loans held for sale were approximately $1,383,000 and $1,681,000, respectively.

F-50

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Allowance for Loan Losses

The allowance for credit losses consists of the allowance for loan losses and the reserve for unfunded lending commitments. The allowance for loan losses represents management’s estimate of losses inherent in the loan portfolio as of the balance sheet date and is recorded as a reduction to loans. The reserve for unfunded lending commitments, if any, represents management’s estimate of losses inherent in its unfunded loan commitments and is recorded in other liabilities on the consolidated balance sheet. The allowance for loan losses is increased by the provision for loan losses, and decreased by charge-offs, net of recoveries. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance. All, or part, of the principal balance of loans receivable are charged off to the allowance as soon as it is determined that the repayment of all, or part, of the principal balance is highly unlikely. Because all identified losses are immediately charged off, no portion of the allowance for loan losses is restricted to any individual loan or groups of loans, and the entire allowance is available to absorb any and all loan losses.

The allowance for loan losses is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management performs a quarterly evaluation of the adequacy of the allowance. The allowance is based on the Bank’s past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires material estimates that may be susceptible to significant revision as more information becomes available.

The allowance consists of specific, general, and unallocated components. The specific component relates to loans that are classified as impaired. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers nonclassified loans that have been segmented into groups with similar characteristics and is based on historical loss experience adjusted for qualitative factors.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans and is measured as the difference between a loan’s carried value on the balance sheet and its fair market value. Based on the nature of the loan, its fair value reflects one of the following three measures: (1) the fair market value of collateral; (2) the present value of the expected future cash flows; or (3) the loan’s value as observable in the secondary market.

F-51

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

The allowance calculation methodology includes further segregation of loan classes into risk rating categories. The borrower’s overall financial condition, repayment sources, guarantors and value of collateral, if appropriate, are evaluated annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial and consumer loans. Credit quality risk ratings include regulatory classifications of special mention, substandard, doubtful and loss. Loans criticized as special mention have potential weaknesses that deserve management’s close attention. If uncorrected, the potential weaknesses may result in deterioration of the repayment prospects. Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They include loans that are inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans classified doubtful have all the weaknesses inherent in loans classified substandard with the added characteristic that collection or liquidation in full, on the basis of current conditions and facts, is highly improbable. Loans classified as a loss are considered uncollectible and are charged to the allowance for loan losses. Loans not classified are rated pass.

In addition, Federal regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses and may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination, which may not be currently available to management. Based on management’s comprehensive analysis of the loan portfolio, management believes the current level of the allowance for loan losses is adequate.

Mortgage Servicing Rights

Mortgage servicing rights are recognized as separate assets when rights are acquired through the sale of mortgages. When the sale of a mortgage loan takes place, a portion of the cost or originating the loan is allocated to the servicing right based on relative fair value. Fair value is based on market prices for comparable mortgage servicing contracts. Mortgage servicing rights are reported in other assets and are amortized into noninterest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets.

Servicing fee income is recorded for fees earned for servicing loans. The fees are based on a contractual percentage of the outstanding principal, or a fixed amount per loan and are recorded as income when earned. The amortization of mortgage servicing rights is netted against loan servicing fee income.

F-52

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Premises and Equipment

Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation. Depreciation is computed for financial reporting by various accelerated and straight-line methods over the following estimated useful lives:

Buildings and improvements	7 - 40 years
Equipment and furniture	3 - 12 years

Transfers of Financial Assets

Transfers of financial assets, including loans and loan participation sales, are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Bank Owned Life Insurance

The Bank has purchased bank owned life insurance (“BOLI”) policies on certain employees and directors as a means to generate tax-free income which is used to offset a portion of current and future employee benefit costs. The BOLI profits from the appreciation of the cash surrender value of the pool of insurance and is recorded as part of “Noninterest Income.”

Other Real Estate Owned

Foreclosed properties are those properties for which the Bank has taken physical possession in connection with loan foreclosure proceedings.

At the time of foreclosure, foreclosed real estate is recorded at lower of cost of fair value less cost to sell, which becomes the property’s new basis. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for loan losses. After foreclosure, these assets are carried as “other real estate owned” at the new basis. Improvements to the property are added to the basis of the assets. Costs incurred in maintaining foreclosed real estate and subsequent adjustments to the carrying amount of the property are classified as “other expenses.”

Advertising

It is the Bank's policy to expense advertising costs in the period in which they are incurred. Advertising expenses of approximately $23,000 and $21,000 for the years ended December 31, 2014 and 2013, respectively, is included in other operating expenses on the statements of income.

F-53

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Federal Income Taxes

The provision for income taxes is based on income as reported in the financial statements. Certain items of income and expense are recognized in different periods for financial reporting purposes than for federal income tax purposes. Deferred income taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

In accordance with ASC 740, Accounting for Uncertainty in Income Taxes, the Bank accounts for uncertain tax positions, if any, as required. Using that guidance, as of “year-end,” the Bank has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The years 2011, 2012, and 2013 are open for purposes of potential audits by the taxing authorities.

Earnings Per Share

Earnings per share of common stock has been computed on the basis of the number of shares of common stock outstanding at year-end.

Comprehensive Income

Accounting principles generally accepted in the United State of America (GAAP) generally require that recognized revenue, expenses, gains, and losses be included in net income. Changes in certain assets and liabilities, such as gains (losses) on securities available for sale are reported as a separate component of the stockholders’ equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. The only items of other comprehensive income for the year ended December 31, 2014 and 2013 are the net unrealized gain on securities available for sale and the unfunded status of the defined benefit plan.

Off Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Subsequent Events

In preparing these financial statements, the Bank has evaluated events and transactions for potential recognition or disclosure through February 12, 2015, the date the financial statements were available to be issued.

F-54

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recent Accounting Pronouncements

In January 2014, the FASB issued ASU 2014-04, Receivables (Topic 310): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The ASU clarifies that an in substance repossession or foreclosure occurs upon either the creditor obtaining legal title to the residential real estate property or the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. The amendments are effective for annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2014. The amendments may be adopted using either a modified retrospective transition method or a prospective transition method. Early adoption is permitted. Management does not believe the amendments will have a material impact on the Bank’s financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). The amendments in this Update establish a comprehensive revenue recognition standard for virtually all industries under U.S. GAAP, including those that previously followed industry specific guidance such as the real estate, construction and software industries. The revenue standard’s core principle is built on the contract between a vendor and a customer for the provision of goods and services. It attempts to depict the exchange of rights and obligations between the parties in the pattern of revenue recognition based on the consideration to which the vendor is entitled. To accomplish this objective, the standard requires five basic steps: i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The amendments are effective for annual periods, and interim reporting periods within those annual periods, beginning after December 15, 2016. Early adoption is permitted. Management does not believe the amendments will have a material impact on the Bank’s financial statements.

In August 2014, the FASB issued ASU 2014-14, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure. The guidance in this ASU affects creditors that hold government-guaranteed mortgage loans, including those guaranteed by the FHA and the VA. It requires that a mortgage loan be derecognized and a separate other receivable be recognized upon foreclosure if the following conditions are met:

1.	The loan has a government guarantee that is not separable from the loan before foreclosure.

2.	At the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim.

3.	At the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed.

F-55

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Recent Accounting Pronouncements - continued

Upon foreclosure, the separate other receivable should be measured based on the amount of the loan balance (principal and interest) expected to be recovered from the guarantor. The guidance in this ASU is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted if ASU 2014-04 has been adopted. The guidance may be applied using a prospective transition method in which a reporting entity applies the guidance to foreclosures that occur after the date of adoption, or a modified retrospective transition using a cumulative-effect adjustment (through a reclassification to a separate other receivable) as of the beginning of the annual period of adoption. Prior periods should not be adjusted. A reporting entity must apply the same method of transition as elected under ASU 2014-04. The Bank does not expect this ASU to have a significant impact on its financial condition or results of operation.

In June 2014, the FASB issued ASU 2014-11, Transfers and Servicing. The amendments in this update require that repurchase-to-maturity transactions be accounted for as secured borrowings consistent with the accounting for other repurchase agreements. In addition, the amendments require separate accounting for a transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty (a repurchase financing), which will result in secured borrowing accounting for the repurchase agreement. The amendments require an entity to disclose information about transfers accounted for as sales in transactions that are economically similar to repurchase agreements, in which the transferor retains substantially all of the exposure to the economic return on the transferred financial asset throughout the term of the transaction. In addition the amendments require disclosure of the types of collateral pledged in repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions and the tenor of those transactions. The guidance in this ASU is effective for annual and interim periods beginning after December 15, 2014. The Bank does not expect this ASU to have a significant impact on its financial condition or results of operation.

NOTE 2 - RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS

The Bank is required to maintain average balances on hand or on deposit with the Federal Reserve Bank and several of its other correspondent banks. The required reserve balances totaled $3,055,000 and $2,236,000 for the years ended December 31, 2014 and 2013, respectively.

F-56

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 3 - INVESTMENT SECURITIES

The amortized cost and fair value of available-for-sale investment securities, with gross unrealized gains and losses are as follows (in thousands):

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
December 31, 2014
U.S. Government agencies	$23,988	$—	$(377)	$23,611
Mortgage-backed securities	1,474	19	(15)	1,478
State and municipal	2,551	—	(24)	2,527
Corporate securities	3,069	5	—	3,074

	$31,082	$24	$(416)	$30,690

December 31, 2013
U.S. Government agencies	$26,988	$4	$(1,086)	$25,906
Mortgage-backed securities	1,703	14	(52)	1,665
State and municipal	2,573	—	(137)	2,436
Corporate securities	3,126	5	(2)	3,129

	$34,390	$23	$(1,277)	$33,136

Investment securities with a carrying amount of $24,000,000 and $27,000,000 at December 31, 2014 and 2013, respectively, were pledged as collateral on public deposits and for other purposes as required or permitted by law.

The amortized cost and fair value of securities available-for-sale at December 31, 2014 by contractual maturity are as follows (in thousands):

	Amortized	Fair
	Cost	Value

Due in one year or less	$—	$—
Due after one year through five years	22,348	22,124
Due after five years through ten years	5,269	5,171
Due after ten years through 15 years	1,991	1,917
Mortgage-backed securities	1,474	1,478

	$31,082	$30,690

Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

F-57

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 3 - INVESTMENT SECURITIES - CONTINUED

For the year ended December 31, 2014, no gross gains and gross losses were realized on sales of available-for-sale securities. For the year ended December 31, 2013, gross gains of $138,000 and gross losses of $9,000 were realized on sales of available-for-sale securities.

Information pertaining to available-for-sale investment securities with gross unrealized losses at December 31, 2014 and 2013, aggregated by investment category and length of time that individual securities have been in a continuous loss position, is as follows (in thousands):

	Less than 12 Months		12 Months or More		Total
		Gross		Gross	Gross
	Fair	Unrealized	Fair	Unrealized	Unrealized
	Value	Losses	Value	Losses	Losses
December 31, 2014
U.S. Government agencies	$—	$—	$23,611	$(377)	$(377)
Mortgage-backed securities	—	—	839	(15)	(15)
State and municipal	—	—	1,851	(24)	(24)

Total	$—	$—	$26,301	$(416)	$(416)

December 31, 2013
U.S. Government agencies	$9,537	$(461)	$13,362	$(625)	$(1,086)
Mortgage-backed securities	936	(52)	—	—	(52)
State and municipal	2,436	(137)	—	—	(137)
Corporate securities	1,030	(2)	—	—	(2)

Total	$13,939	$(652)	$13,362	$(625)	$(1,277)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the credit quality or financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2014, thirty debt securities have unrealized losses with aggregate depreciation of less than 2.0% from the Bank’s amortized cost basis. The majority of these securities are guaranteed by either the U.S. Government or other governments. These unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. Management has the ability to hold the debt securities until maturity, or for the foreseeable future if classified as available-for-sale, no declines are deemed to be other-than-temporary.

F-58

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 4 - SERVICING

Loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of mortgage and other loans serviced for others were approximately $41,200,000 and $42,000,000 at December 31, 2014 and 2013, respectively.

The Bank recognizes mortgage servicing rights as separate assets when servicing rights are acquired through the sale of these mortgages. Total mortgage servicing rights as of December 31, 2014 and 2013 were approximately $362,000 and $370,000, respectively, and are included in other assets.

NOTE 5 - LOANS

The following summarizes the major classification of loans (in thousands):

	December 31
	2014	2013
Loans secured by real estate:
Construction and land development	$1,882	$3,492
Farmland	17,211	18,270
Residential	42,296	43,504
Nonresidential	33,107	33,373
Loans to finance agriculture	1,720	2,058
Commercial, industrial, and governments	14,674	13,091
Credit cards and revolving credit plans	1,706	1,728
Other consumer loans	35,127	33,495
	147,723	149,011
Unearned interest	(5,846)	(5,910)
Net deferred loan origination fees	(57)	(66)
Allowance for loan losses	(1,143)	(1,133)

Loans, net	$140,677	$141,902

Changes in the allowance for loan losses are summarized as follows (in thousands):

	Year Ended December 31
	2014	2013

Balance, beginning of year	$1,133	$1,228
Provision for loan losses	212	174
Loans charged off	(362)	(418)
Recoveries of amounts previously charged off	160	149

Balance, end of year	$1,143	$1,133

F-59

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 5 - LOANS - CONTINUED

The following tables present the classes of the loan portfolio summarized by the aggregate pass rating and the classified ratings of special mention (potential weakness identified), substandard (well-defined weakness), and doubtful (unlikely to be paid in full) within the Company’s internal risk rating system as of December 31 (in thousands):

		Special
December 31, 2014	Pass	Mention	Substandard	Doubtful	Total

Commercial real estate	$46,399	$1,513	$4,248	$—	$52,160
Commercial construction	1,176	—	—	—	1,176
Commercial	16,394	—	—	—	16,394
Home equity	40,270	—	890	—	41,160
Consumer	30,737	—	193	—	30,930

Total	$134,976	$1,513	$5,331	$—	$141,820

		Special
December 31, 2013	Pass	Mention	Substandard	Doubtful	Total

Commercial real estate	$47,716	$2,740	$2,281	$—	$52,737
Commercial construction	1,969	—	—	—	1,969
Commercial	15,149	—	—	—	15,149
Home equity	42,822	—	1,111	—	43,933
Consumer	28,923	—	324	—	29,247

Total	$136,579	$2,740	$3,716	$—	$143,035

The following table presents nonaccrual loans by classes of the loan portfolio as of December 31, 2014 and 2013 (in thousands):

	2014	2013

Commercial real estate	$2,589	$1,493
Commercial construction	—	—
Commercial	6	—
Home equity	1,322	1,281
Consumer	68	154

Total	$3,985	$2,928

The Bank has no commitments to loan additional funds to borrowers whose loans have become impaired.

F-60

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 5 - LOANS - CONTINUED

The performance and credit quality of the loan portfolio is also monitored by analyzing the age of the loans receivable as determined by the length of time a recorded payment is past due. The following tables present the classes of the loan portfolio summarized by the past due status as of December 31 (in thousands):

						Loans
	30-89	Greater				Receivable
	Days	than 90	Total		Total Loan	> 90 Days
December 31, 2014	Past Due	Days	Past Due	Current	Receivables	and Accruing

Commercial real estate	$—	$2,589	$2,589	$49,571	$52,160	$—
Commercial construction	—	—	—	1,176	1,176	—
Commercial	59	6	65	16,329	16,394	—
Home equity	904	1,322	2,226	38,934	41,160	—
Consumer	477	69	546	30,384	30,930	—

Total	$1,440	$3,986	$5,426	$136,394	$141,820	$—

						Loans
	30-89	Greater				Receivable
	Days	than 90	Total		Total Loan	> 90 Days
December 31, 2013	Past Due	Days	Past Due	Current	Receivables	and Accruing

Commercial real estate	$117	$1,972	$2,089	$50,648	$52,737	$—
Commercial construction	—	—	—	1,969	1,969	—
Commercial	40	—	40	15,109	15,149	—
Home equity	1,114	1,281	2,395	41,538	43,933	—
Consumer	306	154	460	28,787	29,247	—

Total	$1,577	$3,407	$4,984	$138,051	$143,035	$—

F-61

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 5 - LOANS - CONTINUED

The following tables present the balance in the allowance for loan losses at December 31, 2014 and 2013, disaggregated on a basis of the Company’s impairment method by class of loans receivable along with the balance of loans receivable by class disaggregated on the base of the Company’s impairment methodology (in thousands):

	Allowance for Loan Loss			Loans Receivable
		Balance	Balance
		Related to	Related to		Balance	Balance
		Loans	Loans		Individually	Collectively
		Individually	Collectively		Evaluated	Evaluated
		Evaluated for	Evaluated for		for	for
December 31, 2014	Balance	Impairment	Impairment	Balance	Impairment	Impairment

Commercial real estate	$423	$—	$423	$52,160	$—	$52,160
Commercial construction	11	—	11	1,176	—	1,176
Commercial	126	—	126	16,394	—	16,394
Home equity	331	—	331	41,160	—	41,160
Consumer	252	—	252	30,930	—	30,930

Total	$1,143	$—	$1,143	$141,820	$—	$141,820

	Allowance for Loan Loss			Loans Receivable
		Balance	Balance
		Related to	Related to
		Loans	Loans		Balance	Balance
		Individually	Collectively		Individually	Collectively
		Evaluated	Evaluated		Evaluated	Evaluated
		for	for		for	for
December 31, 2013	Balance	Impairment	Impairment	Balance	Impairment	Impairment

Commercial real estate	$394	$—	$394	$52,737	$—	$52,737
Commercial construction	—	—	—	1,969	—	1,969
Commercial	194	—	194	15,149	—	15,149
Home equity	269	—	269	43,933	—	43,933
Consumer	276	—	276	29,247	—	29,247

Total	$1,133	$—	$1,133	$143,035	$—	$143,035

F-62

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 6 - BANK PREMISES AND EQUIPMENT

Major classifications of premises and equipment are summarized as follows (in thousands):

	December 31
	2014	2013

Land	$942	$942
Buildings and improvements	5,316	5,316
Equipment and furniture	4,540	4,534
	10,798	10,792
Less accumulated depreciation	(6,688)	(6,425)

	$4,110	$4,367

Depreciation expense for the years ended December 31, 2014 and 2013 amounted to $263,000 and $287,000, respectively.

Effective May 5, 2011, the Bank closed a branch located in Lebanon, Pennsylvania. The property is available for sale and the carrying value of the property is included on the balance sheet in “other assets” totaling approximately $178,000.

NOTE 7 - DEPOSITS

The components of deposits are as follows (in thousands):

	December 31
	2014	2013

Demand, noninterest-bearing	$42,752	$36,590
Demand, interest-bearing	70,075	58,290
Savings	62,442	61,476
Time	37,439	40,766

	$212,708	$197,122

F-63

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 7 - DEPOSITS - CONTINUED

At December 31, 2014, the scheduled maturities of time deposits are as follows (in thousands):

2015	$18,702
2016	8,873
2017	6,186
2018	3,104
2019	574

$37,439

The aggregate amount of time deposits, each with a minimum denomination of $100,000, is approximately $11,859,000 and $12,868,000 as of December 31, 2014 and 2013, respectively.

NOTE 8 - SHORT-TERM BORROWINGS

The Bank has a maximum borrowing capacity with the Federal Home Loan Bank (“FHLB”) of approximately $52,705,000, of which no amounts of short-term borrowings were outstanding at December 31, 2014 and 2013.

NOTE 9 - INCOME TAXES

The provision for federal income taxes consists of the following (in thousands):

	Year Ended December 31
	2014	2013

Current tax provision (benefit)	$1	$39
Deferred tax expense (benefit)	26	22

	$27	$61

F-64

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 9 - INCOME TAXES - CONTINUED

A reconciliation of the statutory income tax computed at 34 percent to the income tax expense included in the statements of income is as follows (in thousands):

	Year Ended December 31
	2014	2013

Federal income tax at statutory rate	$112	$141
Tax-exempt interest	(77)	(59)
Interest disallowance	2	1
Insurance programs	(35)	(40)
Other	25	18

	$27	$61

Deferred tax assets and liabilities consist of the following components (in thousands):

	December 31
	2014	2013
Deferred tax assets:
Allowance for loan losses	$389	$385
Accrued interest for nonaccrual loans	31	32
Deferred employee benefit plan	252	231
Charitable contribution carryover	23	19
Pension liability	622	659
Net unrealized loss on securities available for sale	133	426
Total deferred tax assets	1,450	1,752

Deferred tax liabilities:
Premises and equipment depreciation	(297)	(329)
Mortgage servicing rights	(123)	(126)
Deferred loan fees (costs)	(272)	(235)
Other	(85)	(85)
Total deferred tax liabilities	(777)	(775)

Net deferred tax assets	$673	$977

F-65

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 10 - COMPREHENSIVE INCOME

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities and pension liability, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

The components of other comprehensive income and related tax effects were as follows (in thousands):

	Year Ended December 31
	2014	2013

Unrealized holding gains (losses) on available for sale securities	$1,691	$(1,830)
Less reclassification adjustment for gains realized in income	—	(200)

Net unrealized gains (losses)	1,691	(2,030)

Pension liability adjustment	111	441

Tax effect	(612)	540

Net of tax amount	$1,190	$(1,049)

NOTE 11 - EMPLOYEE BENEFITS

Defined Benefit Retirement Plan

The Bank sponsors a defined benefit noncontributory pension plan covering all employees having completed one year of service. The Plan calls for benefits to be paid to eligible employees at retirement based primarily upon years of service (up to 35) with the Bank, times 1.25 percent of average monthly compensation. Contributions to the Plan reflect benefits attributed to the employees' services to date, as well as services expected to be earned in the future. The Bank funds the Plan based on tax funding requirements. Plan assets consist primarily of U.S. government securities, corporate bonds, and certificates of deposit.

F-66

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

Information pertaining to the activity in the Plan, using a measurement date of December 31, is as follows (in thousands):

	2014	2013
Change in benefit obligation:
Benefit obligation at beginning of year	$5,804	$5,851
Service cost	—	246
Interest cost	240	233
Actuarial loss	—	—
Experience (gain) loss	(706)	21
Due to change in assumptions	615	(477)
Benefits paid	(89)	(70)
Benefit obligation at end of year	5,864	5,804

Change in plan assets:
Fair value of plan assets at beginning of year	3,865	3,488
Actual return on plan assets	117	197
Employer contributions	145	250
Benefits paid	(91)	(70)
Fair value of plan assets at end of year	4,036	3,865

Funded status	$(1,828)	$(1,939)

Accumulated benefit obligation	$5,864	$5,070

At December 31, 2014 and 2013, the assumptions used to determine the benefit obligation and net periodic pension costs are as follows:

	2014	2013

Discount rate	4.00%	4.75%
Expected long-term rate of return on plan assets	7.00%	7.00%
Annual salary increase	0.00%	2.75%

The accounts are invested in equity and fixed income securities, in addition to cash and cash equivalents.

The Plan committee meets regularly with the plan’s actuary to review fund structure vs. requirements, past performance and anticipated future strategy.

The Bank’s estimated expected contribution to the Plan for 2015 is approximately $145,000.

F-67

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

For the years ended December 31, 2014 and 2013, the components of net periodic pension cost are as follows (in thousands):

	2014	2013

Service cost	$—	$246
Interest cost	240	233
Expected return on plan assets	(270)	(246)
Net asset (gain) loss during the period
deferred for later recognition	17	145
Immediate recognition of transition
asset	1	—
Amortization of unrecognized net
transition (asset) liability	1	1

	$(11)	$379

Future benefits expected to be paid for the years ended December 31 are as follows (in thousands):

2015	$192
2016	190
2017	191
2018	208
2019	207
2020 - 2024	1,518

During 2014, in accordance with generally accepted accounting principles, the Bank recorded an adjustment to accrued pension liability of approximately $111,000 with an offsetting credit to stockholders’ equity - Accumulated other comprehensive income (loss) (AOCI), net of deferred taxes, of approximately $74,000.

During 2013, in accordance with generally accepted accounting principles, the Bank recorded an adjustment to accrued pension liability of approximately $441,000 with an offsetting credit to stockholders’ equity - Accumulated other comprehensive income (loss) (AOCI), net of deferred taxes, of approximately $291,000.

F-68

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

Fair Value Measurements and Disclosures (ACS 820) establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements), and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ACS 820 are described below:

Level 1:	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Bank has the ability to access.

Level 2:	Inputs to the valuation methodology include:

• Quoted prices for similar assets or liabilities in active markets;
• Quoted prices for identical or similar assets or liabilities in inactive markets;
• Inputs other than quoted prices that are observable for the asset or liability;
• Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3:	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at December 31, 2014.

Money markets: The carrying amounts approximate fair value because of the short maturity of these instruments (Level 1).

Municipal and Corporate bonds: Municipal and corporate bonds are valued based on yields currently available on comparable securities of issuers with similar credit ratings. When quoted prices are not available for identical or similar bonds, the bond is valued under a discounted cash flows approach that maximizes observable inputs, such as current yields of similar instruments, but included adjustments for certain risks that may not be observable, such as credit and liquidity risks (Level 2).

Mutual funds: Valued at the closing price in the active market in which the individual funds are traded (Level 1).

F-69

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

The following tables set forth by level, within the fair value hierarchy, the Plan’s assets at fair value as of December 31 (in thousands):

	2014
	Level 1	Level 2	Level 3	Total

Money markets	$1,716	$—	$—	$1,716
Corporate bonds	—	—	—	—
Municipal bonds	—	108	—	108
Mutual funds	2,212	—	—	2,212

Total assets at fair value	$3,928	$108	$—	$4,036

	2013
	Level 1	Level 2	Level 3	Total

Money markets	$2,201	$—	$—	$2,201
Corporate bonds	—	200	—	200
Municipal bonds	—	104	—	104
Mutual funds	1,360	—	—	1,360

Total assets at fair value	$3,561	$304	$—	$3,865

401(k) Retirement Plan

Effective January 1, 1995, the Bank implemented a qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code. Under the Plan, employees may voluntarily elect to defer their salary, subject to the Internal Revenue Service limits. The Bank may make a discretionary match as well as a discretionary contribution. The Bank's contributions totaled approximately $17,000 and $16,000 for the years ending December 31, 2014 and 2013, respectively.

Other Benefit Programs

Additionally, the Bank sponsors three insurance programs for the benefit of its directors and officers. The premiums for these contracts were funded by the Bank in 1998 and 2009, and the annual earnings from the insurance contracts cover the current and future projected costs of the programs.

F-70

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 11 - EMPLOYEE BENEFITS - CONTINUED

The Salary Continuation Plan for key officers provides for the payment of a specified benefit amount upon retirement. In the event of the death of the participant prior to the payment of all retirement benefits, the benefit will be paid to the named beneficiary. The Plan also provides that if a “change in control” (transfer of 51 percent or more of the Bank’s outstanding stock) is followed within 12 months by the officer’s termination, the officer is fully vested in the amount that has been accrued for the specified benefit amount. The Director Supplemental Life Insurance Plan is a split dollar plan that provides for a post-retirement benefit for the Bank’s directors. The Group Term Replacement Plan is a split dollar plan that provides a life insurance death benefit for the key officers. The net life insurance in excess of the policy cash surrender value is endorsed to the employees’ named beneficiaries. This benefit continues through the employees’ retirement years.

The insurance contract activity related to the above benefits for the years ended December 31 is summarized as follows (in thousands):

	2014	2013

Insurance contract earnings	$166	$171
Death benefits received	—	—
Life insurance costs	(87)	(67)

Net increase (decrease) in cash value of insurance contracts	$79	$104

Accrued benefit cost for officer and director
benefit programs	$67	$72
Accrued benefits at end of year	741	679

NOTE 12 - TRANSACTIONS WITH RELATED PARTIES

The Bank has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, and their related interests, all of which have been in the opinion of management, on similar terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

The related party loan activity as of and for the years ended December 31 is summarized as follows (in thousands):

	2014	2013

Balance at January 1	$2,317	$1,779
New loans	224	935
Principal repayments	(459)	(397)

Balance at December 31	$2,082	$2,317

F-71

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 13 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments include commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheets.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument of commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

At December 31, 2014 and 2013, the following financial instruments were outstanding whose contract amounts represent credit risk (in thousands):

	2014	2013

Commitments to grant loans	$168	$815
Unfunded commitments under lines of credit	22,737	23,028
Standby letters of credit	5,028	4,605

Total Commitments	$27,933	$28,448

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include personal and commercial real estate, accounts receivable, inventory and equipment.

Standby letters-of-credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters-of-credit is essentially the same as that involved in extending loan facilities to customers. The Bank generally holds collateral supporting those commitments when deemed necessary by management.

F-72

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 14 - OTHER COMMITMENTS AND CONTINGENCIES

The Bank has a lease commitment for one of its branch operations. The branch has a monthly rent expense of $3,792. The initial lease term is for ten years, expiring in February 2016. The Bank is also responsible for other charges including common area maintenance, utilities, and its share of real estate taxes assessed.

Future minimum payments for these leases are as follows for the years ending December 31 (in thousands):

2015	$46
2016	4

$50

Total rent expense was $108,000 and $114,000 and for the years ended December 31, 2014 and 2013, respectively.

NOTE 15 - REGULATORY CAPITAL MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table on the following page) of total and Tier I capital (as defined in the regulations) to risk-weighted assets and of Tier I capital to average assets. Management believes that as of December 31, 2014 and 2013, the Bank meets all capital adequacy requirements to which it is subject.

F-73

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 15 - REGULATORY CAPITAL MATTERS - CONTINUED

The Bank's actual capital amounts and ratios are as follows (in thousands):

								To Be Well
			For Capital					Capitalized Under
			Adequacy					Prompt Corrective
	Actual		Purposes					Action Provisions
	Amount	Ratio		Amount		Ratio			Amount		Ratio
As of December 31, 2014
Total Capital (to risk-weighted assets)	$17,975	11.7%	$	>	12,327	>	8.0%	$	>	15,409	>	10.0%
Tier I Capital (to risk-weighted assets)	16,832	10.9		>	6,164	>	4.0		>	9,246	>	6.0
Tier I Capital (to average assets)	16,832	7.5		>	9,041	>	4.0		>	11,301	>	5.0

As of December 31, 2013
Total Capital (to risk-weighted assets)	$17,698	11.3%	$	≥	12,484	>	8.0%	$	>	15,605	>	10.0%
Tier I Capital (to risk-weighted assets)	16,565	10.6		>	6,242	>	4.0		>	9,363	>	6.0
Tier I Capital (to average assets)	16,565	7.6		>	8,666	>	4.0		≥	10,832	>	5.0

The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the Bank’s net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years. The Bank did not need approval for any of its dividends declared for either 2014 or 2013.

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with FASB ASC Topic 820 - Fair Value Measurements and Disclosures, the fair value of certain assets and liabilities is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Bank’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instruments. FASB ASC 820, excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Bank.

F-74

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

FASB ASC 820 establishes a hierarchy of valuation techniques based on whether the inputs in those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while the unobservable inputs reflect the Bank’s market assumptions. The three levels of the fair value hierarchy under FASB ASC 820 based on these two types of input are as follows:

Level 1:	Valuation is based on quoted prices in active markets for identical assets or liabilities.

Level 2:	Valuation is based on observable inputs including quoted prices in active markets for similar assets and liabilities, quoted prices for identical or similar assets and liabilities in less active markets, and model-based valuation techniques for which significant assumptions can be derived primarily from or corroborated by observable data in the market.

Level 3:	Valuation is based on model-based techniques that use one or more significant inputs or assumptions that are unobservable in the market.

An asset’s or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

	Fair Value	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Other Observable Inputs	(Level 3) Significant Unobservable Inputs

December 31, 2014
U.S. Government agencies	$23,611	$—	$23,611	$—
Mortgage-backed securities	1,478	—	1,478	—
State and municipal	2,527	—	2,527	—
Corporate securities	3,074	—	3,074	—

	$30,690	$—	$30,690	$—

F-75

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

	Fair Value	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Other Observable Inputs	(Level 3) Significant Unobservable Inputs

December 31, 2013
U.S. Government agencies	$25,906	$—	$25,906	$—
Mortgage-backed securities	1,665	—	1,665	—
State and municipal	2,436	—	2,436	—
Corporate securities	3,129	—	3,129	—

	$33,136	$—	$33,136	$—

The following tables set forth the Bank’s financial assets subject to fair value adjustments (impairment) on a nonrecurring basis as they are valued at the lower of cost or market. Assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement (in thousands):

	Fair Value	(Level 1) Quoted Prices in Active Markets for Identical Assets	(Level 2) Significant Other Observable Inputs	(Level 3) Significant Unobservable Inputs

December 31, 2014
Impaired loans	$—	$—	$—	$—
Other real estate owned	407	—	—	407

	$407	$—	$—	$407

December 31, 2013
Impaired loans	$—	$—	$—	$—
Other real estate owned	511	—	—	511

	$511	$—	$—	$511

F-76

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Company’s financial instruments at December 31, 2014 and 2013:

Cash and cash equivalents: The carrying amounts of cash and short-term instruments approximate fair values.

Investment securities available-for-sale: Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market prices, when available (Level 1). If quoted market prices are not available, fair values are measured utilizing independent valuation techniques of identical or similar securities for which significant assumptions are derived from or corroborated by observable market data. Third party vendors compile prices from various sources and may determine the fair value of identical or similar securities by using pricing models that considers observable market data (Level 2).

Restricted stock: Restricted stocks consist primarily of Bank’s stock ownership in the Federal Reserve Bank of Philadelphia, Federal Home Loan Bank of Pittsburgh and Atlantic Central Banker’s Bank, as part of the membership requirements of these organizations. There is no trading market for these securities which are subject to redemption by the issuers at par, representing both the carrying value and the fair value on the Bank’s books.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed rate loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

F-77

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

Impaired loans: Impaired loans are those accounted for under FASH ASC Topic 310, Receivables. Loans are designated as impaired when, in the judgment of management based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. The measurement of loss associated with impaired loans can be based on either the observable market price of the loan or the fair value of the collateral. Fair value is measured based on the value of the collateral securing the loans. Collateral may be in the form of real estate or business assets including equipment, inventory, and accounts receivable. The value of real estate collateral is determined utilizing an income or market valuation approach based on an appraisal conducted by an independent, licensed appraiser outside of the Bank using observable market data (Level 2). However, if the collateral is a house or building in the process of construction or if an appraisal of the real estate property is over two years old, then the fair value is considered Level 3. The value of business equipment is based upon an outside appraisal if deemed significant, or the net book value of the applicable business’ financial statements if not considered significant using observable market data. Likewise, values for inventory and accounts receivables collateral are based on financial statement balances or aging reports (Level 3). Impaired loans allocated to the Allowance for Loan Losses are measured at fair value on a nonrecurring basis. Any fair value adjustments are recorded in the period incurred as provision for loan losses on the statements of income.

Foreclosed real estate: Fair value of foreclosed assets was based on an independent third-party appraisal of the properties and adjusted for selling expenses. These values were determined based on the sales prices of similar properties in the approximate geographic area.

Deposit liabilities: The fair value of demand deposits, savings accounts, and certain money market accounts is the amount payable on demand at the reporting date. The carrying amounts for variable-rate fixed-term money market accounts and certificates for deposits approximate their fair values at the reporting date. The fair value of fixed-rate certificates of deposit is estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities.

Short-Term borrowings: The carrying amounts of short-term borrowings maturing within ninety days approximate their fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued interest: The carrying amounts of accrued interest receivable and accrued interest payable approximate their fair values.

Off-balance sheet instruments: For the Bank’s off-balance sheet instruments consisting of commitments to extend credit and standby letters of credit, the estimated fair value is the same as the instrument’s contract or notional values since they are priced at market at the time of funding.

F-78

First National Bank of Fredericksburg

NOTES TO FINANCIAL STATEMENTS

December 31, 2014 and 2013

NOTE 16 - FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS - CONTINUED

At December 31, the Bank’s estimated fair values of financial instruments were as follows (in thousands):

	2014		2013
		Estimated		Estimated
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
Financial assets:
Cash and cash equivalents	$45,167	$45,167	$24,120	$24,120
Investment securities	30,690	30,690	33,136	33,136
Restricted stock, at cost	2,258	2,258	2,493	2,493
Loans, net	140,677	140,385	141,902	141,805
Accrued interest receivable	322	322	360	360

Financial liabilities:
Deposits	212,708	213,003	197,122	197,568
Accrued interest payable	25	25	28	28

Off-balance sheet financial instruments:
Commitments to extend credit	—	168	—	815
Unfunded commitments under
lines of credit	—	22,737	—	23,028
Standby letters of credit	—	5,028	—	4,605

F-79

APPENDIX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

CITIZENS FINANCIAL SERVICES, INC.,

FIRST CITIZENS COMMUNITY BANK

AND

THE FIRST NATIONAL BANK OF FREDERICKSBURG

DATED AS OF JUNE 30, 2015

A-i

A-ii

Exhibit A – Form of Voting Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of June 30, 2015, is entered into by and among Citizens Financial Services, Inc., a Pennsylvania corporation (“Citizens”), First Citizens Community Bank, a Pennsylvania-chartered commercial bank (“First Citizens”), and The First National Bank of Fredericksburg, a national banking association (“FNB”).

Recitals

1.

The Board of Directors of each of Citizens, First Citizens and FNB (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of their respective companies and their respective shareholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with and in furtherance of their respective business strategies and (iii) has approved this Agreement.

2.

As a condition to the willingness of Citizens and First Citizens to enter into this Agreement, all of the directors of FNB have entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with Citizens and First Citizens (the “Voting Agreement”), pursuant to which each such director has agreed, among other things, to vote all shares of FNB Common Stock (as defined herein) owned by such Person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreement.

3.

The parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and is hereby adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.

4.

The parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

In consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.1

Certain Definitions.

As used in this Agreement, the following terms have the following meanings.

“Acquisition Proposal” shall have the meaning set forth in Section 6.10.

“Advisory Board” shall have the meaning set forth in Section 7.9.7.

“Affiliate” shall mean any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person.

A-1

“Agreement” shall mean this agreement, the exhibit and schedules hereto and any amendment hereto.

“Average Closing Price” shall have the meaning set forth in Section 10.1.9.

“Bank Regulator” shall mean any Federal or state banking regulator, including but not limited to the PDOB, the FRB, the OCC and the FDIC, which regulates or has the statutory authority to regulate, Citizens, First Citizens and FNB and their respective subsidiaries, as the case may be, and the Department of Justice or the Federal Trade Commission, or any other relevant Federal or state regulator, as it relates to anti-competitive matters.

“BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

“BOLI” shall have the meaning set forth in Section 4.27.

“Business Day” shall mean any day other than a Saturday, Sunday, or day on which banks in the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close.

“Cash Consideration” shall have the meaning set forth in Section 3.1.3.

“Cash Election” shall have the meaning set forth in Section 3.2.2.

“Cash Election Shares” shall have the meaning set forth in Section 3.2.1.

“Citizens” shall mean Citizens Financial Services, Inc., a Pennsylvania corporation with its principal offices located at 15 South Main Street, Mansfield, Pennsylvania 16993.

“Citizens Benefit Plans” shall have the meaning set forth in Section 5.12.1.

“Citizens Common Stock” shall mean the common stock, par value $1.00 per share, of Citizens.

“Citizens Disclosure Schedule” shall mean the collective written disclosure schedules delivered by Citizens to FNB pursuant to this Agreement.

“Citizens Financial Statements” shall mean the (i) the audited consolidated balance sheets of Citizens as of December 31, 2014 and 2013 and the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows (including related notes and schedules, if any) of Citizens for the years ended December 31, 2014, 2013 and 2012, as filed in Citizens’ Form 10-K for the year ended December 31, 2014, and (ii) the unaudited interim consolidated financial statements of Citizens as of the end of each calendar quarter following December 31, 2014, and for the periods then ended, as filed by Citizens in the Citizens SEC Reports.

“Citizens 401(k) Plan” shall mean the First Citizens Community Bank 401(k) Profit Sharing Plan.

“Citizens Loan Property” shall have the meaning set forth in Section 5.14.2.

“Citizens Preferred Stock” shall have the meaning set forth in Section 5.3.1.

“Citizens Ratio” shall have the meaning set forth in Section 10.1.9.

A-2

“Citizens Regulatory Reports” shall mean the Call Reports of First Citizens, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), filed or to be filed with the FRB with respect to each calendar quarter beginning with the quarter ended December 31, 2014, through the Closing Date, and all Reports on Form FR Y-10 filed with the FRB by Citizens from December 31, 2014 through the Closing Date.

“Citizens SEC Reports” shall have the meaning set forth in Section 5.27.

“Citizens Stock” shall have the meaning set forth in Section 5.3.1.

“Citizens Subsidiary” shall mean any corporation, partnership, limited liability company or other entity, 10% or more of the equity securities or equity interests of which is owned, either directly or indirectly, by Citizens, except any entity the stock or equity interest of which is held in the ordinary course of the lending activities of First Citizens.

“Certificate” shall mean a certificate or book entry evidencing shares of FNB Common Stock.

“Claim” shall have the meaning set forth in Section 7.10.2.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“COBRA” shall have the meaning set forth in Section 4.13.5.

“Code” shall have the meaning set forth in the recitals.

“Confidentiality Agreement” shall mean the confidentiality agreement dated as of April 2, 2015 by and between Citizens and FNB.

“Continuing Employees” shall have the meaning set forth in Section 7.9.1.

“CRA” shall have the meaning set forth in Section 4.12.1.

“Determination Date” shall have the meaning set forth in Section 10.1.9.

“Dissenting Shares” shall have the meaning set forth in Section 3.1.5.

“Dissenting Stockholder” shall have the meaning set forth in Section 3.1.5.

“Effective Time” shall have the meaning set forth in Section 2.2.

“Election Deadline” shall have the meaning set forth in Section 3.2.3.

“Election Form” shall have the meaning set forth in Section 3.2.2.

A-3

“Environmental Laws” shall mean any applicable federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity as in effect on or prior to the date of this Agreement relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. § 9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq; the Safe Drinking Water Act, 42 U.S.C. § 300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern as in effect on or prior to the date of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to any Person, any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall mean Broadridge Corporate Issuer Solutions, Inc., or such other bank or trust company or other agent as mutually agreed upon by Citizens and FNB, which shall act as agent for Citizens in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

“Exchange Fund” shall have the meaning set forth in Section 3.3.1.

“Exchange Ratio” shall have the meaning set forth in Section 3.1.3.

“FDIC” shall mean the Federal Deposit Insurance Corporation.

“FNB” shall mean The First National Bank of Fredericksburg, a national banking association with its principal office located at 3016 South Pine Grove Street, Fredericksburg, Pennsylvania 17026.

“FNB Benefit Plans” shall have the meaning set forth in Section 4.13.1.

“FNB Benefits Schedule” shall have the meaning set forth in Section 4.13.12.

“FNB Common Stock” shall mean the common shares, par value $50 per share, of FNB.

“FNB Disclosure Schedule” shall mean the collective written disclosure schedules delivered by FNB to Citizens pursuant to this Agreement.

“FNB Financial Statements” shall mean (i) the audited balance sheets of FNB as of December 31, 2014 and 2013 and the related statements of income, comprehensive income (loss), changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of FNB for each of the years ended December 31, 2014 and 2013, and (ii) the unaudited interim financial statements of FNB as of the end of each calendar quarter following December 31, 2014, and for the periods then ended.

A-4

“FNB 401(k) Plan” shall mean The First National Bank of Fredericksburg 401(k) Retirement Plan or any successor thereto.

“FNB 401(k) Plan Termination Date” shall have the meaning set forth in Section 6.11.

“FNB Loan Property” shall have the meaning set forth in Section 4.15.2.

“FNB Non-qualified Deferred Compensation Plan” shall have the meaning set forth in Section 4.13.9.

“FNB Pension Plan” shall mean The First National Bank of Fredericksburg Defined Benefit Retirement Plan.

“FNB Regulatory Reports” shall mean the Call Reports of FNB, and accompanying schedules (other than such schedules as are required to be kept confidential pursuant to applicable law or regulatory requirements), filed or to be filed with the OCC with respect to each calendar quarter beginning with the quarter ended December 31, 2014, through the Closing Date.

“FNB Stockholder Approval” shall have the meaning set forth in Section 4.4.1.

“FNB Stockholders Meeting” shall have the meaning set forth in Section 8.1.

“FNB Subsidiary” shall mean any corporation, partnership, limited liability company or other entity, 10% or more of the equity securities or equity interests of which is owned, either directly or indirectly, by FNB, except any entity the stock or equity interest of which is held in the ordinary course of the lending activities of FNB.

“FHLB” shall mean the Federal Home Loan Bank of Pittsburgh.

“FRB” shall mean the Board of Governors of the Federal Reserve System and any applicable Federal Reserve Bank.

“Final Index Price” shall have the meaning set forth in Section 10.1.9.

“First Citizens” shall mean First Citizens Community Bank, a Pennsylvania-chartered commercial bank with its principal office located at 15 South Main Street, Mansfield, Pennsylvania 16933, which is a wholly owned subsidiary of Citizens.

“GAAP” shall mean accounting principles generally accepted in the United States of America, applied on a consistent basis.

“Governmental Entity” shall mean any Federal or state court, department, administrative agency or commission or other governmental authority or instrumentality.

“IRS” shall mean the United States Internal Revenue Service.

“Indemnified Parties” shall have the meaning set forth in Section 7.10.2.

“Index Group” shall have the meaning set forth in Section 10.1.9.

“Index Price” shall have the meaning set forth in Section 10.1.9.

A-5

“Index Ratio” shall have the meaning set forth in Section 10.1.9.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should have been known by the senior officers and directors of such Person after reasonable inquiry.

“Mailing Date” shall have the meaning set forth in Section 3.2.2.

“Material Adverse Effect” shall mean, with respect to Citizens or FNB, respectively, any effect that (1) is material and adverse to the financial condition, results of operations or business of Citizens and the Citizens Subsidiaries, taken as a whole, or of FNB, respectively, or (2) materially impairs the ability of either FNB or Citizens to perform its respective obligations under this Agreement or otherwise materially impedes the consummation of the transactions contemplated by this Agreement; provided, however, that none of the following shall constitute, or be considered in determining whether there has occurred, a Material Adverse Effect: (i) the impact of (x) changes in laws, rules or regulations affecting banks or thrift institutions or their holding companies generally, or interpretations thereof by courts or governmental agencies, (y) changes in GAAP, or (z) changes in regulatory accounting requirements, in any such case applicable to financial institutions or their holding companies generally and not specifically relating to FNB, on the one hand, or Citizens or any Citizens Subsidiary, on the other hand, (ii) the announcement of this Agreement or any action or omission of FNB, on the one hand, or Citizens or any Citizens Subsidiary, on the other hand, required under this Agreement or taken or omitted to be taken with the express written permission of Citizens or FNB, respectively, (iii) the direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in investigating, negotiating, documenting, effecting and consummating the transactions contemplated by this Agreement, (iv) any changes after the date of this Agreement in general economic or capital market conditions affecting banks or their holding companies generally, and (v) any changes in national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States.

“Materials of Environmental Concern” shall mean pollutants, contaminants, wastes, toxic or hazardous substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

“Maximum Amount” shall have the meaning set forth in Section 7.10.1.

“Merger” shall mean the merger of FNB with and into First Citizens pursuant to the terms hereof.

“Merger Consideration” shall have the meaning set forth in Section 3.1.3.

“Merger Registration Statement” shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering the shares of Citizens Common Stock to be offered to holders of FNB Common Stock in connection with the Merger.

“NBA” shall mean the National Bank Act, as amended.

“Non-Election Shares” shall have the meaning set forth in Section 3.2.1.

“Notice of Superior Proposal” shall have the meaning set forth in Section 10.1.8.

A-6

“OCC” shall mean the Office of the Comptroller of the Currency.

“PBC” shall mean the Pennsylvania Banking Code of 1965, as amended.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“PDOB” shall mean the Pennsylvania Department of Banking and Securities.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.2.1.

“Regulatory Agreement” shall have the meaning set forth in Section 4.12.3.

“Regulatory Approval” shall mean the approval of any Bank Regulator necessary in connection with the consummation of the Merger, and the related transactions contemplated by this Agreement.

“Rights” shall mean puts, calls, warrants, options, conversion, redemption, repurchase or other rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Laws” shall mean the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, and the Trust Indenture Act of 1939, as amended, and, in each case, the rules and regulations of the SEC promulgated thereunder.

“Shortfall Number” shall have the meaning set forth in Section 3.2.5.

“Starting Date” shall have the meaning set forth in Section 10.1.9.

“Starting Price” shall have the meaning set forth in Section 10.1.9.

“Stock Consideration” shall have the meaning set forth in Section 3.1.3.

“Stock Conversion Number” shall have the meaning set forth in Section 3.2.1.

“Stock Election” shall have the meaning set forth in Section 3.1.3.

“Stock Election Number” shall have the meaning set forth in Section 3.2.1.

“Stock Election Shares” shall have the meaning set forth in Section 3.2.1.

“Subsidiary(ies)” shall mean any corporation, 10% or more of the capital stock of which is owned, either directly or indirectly, except any corporation the stock of which is held in the ordinary course of the lending activities, of either Citizens or FNB, as applicable.

“Superior Proposal” shall have the meaning set forth in Section 6.10.

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“Surviving Institution” shall have the meaning set forth in Section 2.1.

“Tax” shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, employment, unemployment insurance, workers’ compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, occupation, premium, environmental, windfall profit, customs, duties, estimated, transfer or excise tax, or any other tax, custom, duty, premium, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or additional tax imposed by any Governmental Entity.

“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Date” shall mean June 30, 2016.

“Termination Fee” shall have the meaning set forth in Section 10.2.2.

“Treasury Stock” shall have the meaning set forth in Section 3.1.2.

“Voting Agreement” shall have the meaning set forth in the recitals.

Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II
THE MERGER

2.1

Merger.

Subject to the terms and conditions of this Agreement, in accordance with the PBC and the NBA, at the Effective Time: (a) FNB shall merge with and into First Citizens, with First Citizens as the resulting or surviving institution (the “Surviving Institution”); and (b) the separate existence of FNB shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of FNB shall be vested in and assumed by First Citizens. As part of the Merger, outstanding shares of FNB Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III.

2.2

Closing; Effective Time.

The closing of the Merger (the “Closing”) shall occur no later than the close of business on the fifth Business Day following the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article IX (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable law) waiver of those conditions), or such other date that may be agreed to in writing by the parties. The Merger shall be effected by the filing of articles of merger with the PDOB, in accordance with the PBC, on the day of the Closing (the “Closing Date”). The Merger shall be effective on the date and time specified in the articles of merger filed with the PDOB (the “Effective Time”). A pre-closing of the transactions contemplated hereby shall take place at the offices of Luse Gorman, PC, at 10: 00 a.m. on the day prior to the Closing Date.

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2.3

Articles of Incorporation and Bylaws.

The articles of incorporation (or equivalent governing document) and bylaws of First Citizens as in effect immediately prior to the Effective Time shall be the articles of incorporation (or equivalent governing document) and bylaws of the Surviving Institution, until thereafter amended as provided therein and by applicable law.

2.4

Directors of the Surviving Institution.

First Citizens shall invite one individual who is a director of FNB (as of the date hereof and as of the Effective Time) and who is designated by First Citizens, in consultation with FNB, to be appointed and elected to the Board of Directors of First Citizens. If the invitation is accepted, First Citizens shall take all appropriate action, prior to the Closing Date, so that effective immediately after the Effective Time, this individual shall be appointed and elected to the Board of Directors of First Citizens. This individual, together with the directors of First Citizens serving immediately prior to the Effective Time, shall be the directors of the Surviving Institution, in each case until their respective successors are duly elected or appointed and qualified.

2.5

Effects of the Merger.

At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the PBC and the NBA.

2.6

Tax Consequences.

The parties hereto intend that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.

2.7

Possible Alternative Structures.

Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time, Citizens may revise the structure for effecting the Merger described in Section 2.1 including, without limitation, by substituting a wholly-owned depository institution subsidiary of Citizens or for First Citizens, as applicable, provided that (i) any such subsidiary shall become a party to, and shall agree to be bound by, the terms of this Agreement; (ii) such modification shall not adversely affect the Federal income tax consequences of the Merger to Citizens, First Citizens, FNB or to the holders of FNB Common Stock or prevent the rendering of the opinions contemplated in Sections 9.2.4 and 9.3.4; (iii) the consideration to be paid to the holders of FNB Common Stock under this Agreement is not thereby changed in kind or value or reduced in amount; and (iv) such modification will not delay materially or jeopardize receipt of any Regulatory Approvals or other consents and approvals relating to the consummation of the Merger or otherwise materially impede or delay consummation of the Merger or cause any condition to Closing set forth in Article IX not to be capable of being fulfilled. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

2.8

Absence of Control.

It is the intent of the parties hereto that, until the Effective Time, Citizens and First Citizens, by reason of this Agreement, shall not be deemed to control, directly or indirectly, FNB or to exercise, directly or indirectly, a controlling influence over the management or policies of FNB.

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ARTICLE III
CONVERSION OF SHARES

3.1

Conversion of FNB Common Stock; Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of Citizens, First Citizens, FNB or the holders of any of the shares of FNB Common Stock, the Merger shall be effected in accordance with the following terms:

3.1.1

Each share of Citizens Common Stock and First Citizens Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

3.1.2

All shares of FNB Common Stock held in the treasury of FNB and each share of FNB Common Stock owned by Citizens prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) (the “Treasury Stock”) shall, at the Effective Time, cease to exist, and such shares, including any Certificates therefor, shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

3.1.3

Each share of FNB Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive at the election of the holder thereof as provided in Section 3.2 either (i) $630.00 in cash (the “Cash Consideration”), or (ii) 12.6000 shares (the “Exchange Ratio”) of Citizens Common Stock (the “Stock Consideration”). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as (the “Merger Consideration”).

3.1.4

Except as set forth in Section 3.1.2 or 3.1.5, upon the Effective Time, outstanding shares of FNB Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this Section 3.1 represent only the right to receive the Merger Consideration and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by FNB on such shares of FNB Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

3.1.5

Each outstanding share of FNB Common Stock, the holder of which has perfected his right to dissent under the NBA and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”), shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by applicable law. FNB shall give Citizens immediate notice upon receipt by FNB of any such demands for payment of the fair value of such shares of FNB Common Stock and of withdrawals of such notice and any other related communications (any stockholder duly making such demand being hereinafter called a “Dissenting Stockholder”), and Citizens shall have the right to participate in all discussions, negotiations and proceedings with respect to any such demands. FNB shall not, except with the prior written consent of Citizens, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under applicable law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Institution.

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3.1.6

If any Dissenting Stockholder withdraws or loses (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder’s shares of FNB Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement. If such holder withdraws or loses (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of FNB Common Stock of such holder shall be entitled to receive the Merger Consideration.

3.1.7

Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Citizens Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Citizens Common Stock shall be payable on or with respect to any fractional share interests, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Citizens. In lieu of the issuance of any such fractional share, Citizens shall pay to each former holder of FNB Common Stock who otherwise would be entitled to receive a fractional share of Citizens Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the volume weighted average closing price of a share of Citizens Common Stock for the thirty (30) trading days immediately preceding the Closing Date. For purposes of determining any fractional share interest, all shares of FNB Common Stock owned by a FNB Stockholder shall be combined so as to calculate the maximum number of whole shares of Citizens Common Stock issuable to such FNB Stockholder.

3.1.8

If Citizens changes (or the Citizens Board sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of Citizens Common Stock outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, then the Merger Consideration (and any other dependent items) will be adjusted proportionately to account for such change. If FNB changes (or the FNB Board sets a related record date that will occur before the Effective Time for a change in) the number or kind of shares of FNB Common Stock (or Rights thereto) outstanding by way of a stock split, stock dividend, recapitalization, reclassification, reorganization or similar transaction, then the Merger Consideration (and any other dependent items) will be adjusted proportionately to account for such change.

3.2

Election Procedures.

3.2.1

Holders of FNB Common Stock may elect to receive Stock Consideration or Cash Consideration (in either case without interest) in exchange for their shares of FNB Common Stock in accordance with the following procedures, provided, however, that, in the aggregate, 75% of the total number of shares of FNB Common Stock issued and outstanding at the Effective Time, excluding any Treasury Stock and any Dissenting Shares (the “Stock Conversion Number”), shall be converted into the Stock Consideration and the remaining outstanding shares of FNB Common Stock shall be converted into the Cash Consideration. Shares of FNB Common Stock as to which a Cash Election (including, pursuant to a Mixed Election) has been made are referred to herein as (the “Cash Election Shares”). Shares of FNB Common Stock as to which a Stock Election has been made (including, pursuant to a Mixed Election) are referred to as (the “Stock Election Shares”). Shares of FNB Common Stock as to which no election has been made (or as to which an Election Form is not returned properly completed) are referred to herein as (the “Non-Election Shares”). The aggregate number of shares of FNB Common Stock with respect to which a Stock Election has been made is referred to herein as (the “Stock Election Number”).

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3.2.2

An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent), in such form as the parties shall mutually agree (the “Election Form”), shall be mailed not less than 20 business days prior to the anticipated Effective Time or on such earlier date as the parties shall mutually agree (the “Mailing Date”) to each holder of record of FNB Common Stock as of five business days prior to the Mailing Date (the “Election Form Record Date”). Each Election Form shall permit such holder, subject to the allocation and election procedures set forth in this Section 3.2, (i) to elect to receive the Cash Consideration for all of the shares of FNB Common Stock held by such holder (a “Cash Election”) in accordance with Section 3.1.3, (ii) to elect to receive the Stock Consideration for all of such shares (a “Stock Election”) in accordance with Section 3.1.3, (iii) elect to receive the Stock Consideration for a part of such holder’s FNB Common Stock and the Cash Consideration for the remaining part of such holder’s FNB Common Stock (the “Cash/Stock Consideration”) (an election to receive the Cash/Stock Consideration is referred to as a “Mixed Election”), or (iv) to indicate that such record holder has no preference as to the receipt of cash or Citizens Common Stock for such shares (a “Non-Election”). A holder of record of shares of FNB Common Stock who holds such shares as nominee, trustee or in another representative capacity (a “Representative”) may submit multiple Election Forms, provided that each such Election Form covers all the shares of FNB Common Stock held by such Representative for a particular beneficial owner. Any shares of FNB Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed Non-Election Shares.

3.2.3

To be effective, a properly completed Election Form shall be submitted to the Exchange Agent on or before 5: 00 p.m., New York City time, on the 20th day following the Mailing Date (or such other time and date as the parties may mutually agree) (the “Election Deadline”); provided, however, that the Election Deadline may not occur on or after the Effective Time. FNB shall make available up to two separate Election Forms, or such additional Election Forms as Citizens may permit, to all persons who become holders (or beneficial owners) of FNB Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline. FNB shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein. An election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. If a holder of FNB Common Stock either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes its Election Form prior to the Election Deadline, the shares of FNB Common Stock held by such stockholder shall be designated as Non-Election Shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice of revocation or change is actually received by the Exchange Agent at or prior to the Election Deadline. Citizens shall cause the Certificate or Certificates relating to any revoked Election Form to be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

3.2.4

If the Stock Election Number exceeds the Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and, subject to Section 3.2.6 hereof, each holder of Stock Election Shares will be entitled to receive the Stock Consideration only with respect to that number of Stock Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Stock Election Shares held by such holder by (y) a fraction, the numerator of which is the Stock Conversion Number and the denominator of which is the Stock Election Number, with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration.

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3.2.5

If the Stock Election Number is less than the Stock Conversion Number (the amount by which the Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A)

if the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and, subject to Section 3.2.6 hereof, each holder of Non-Election Shares shall receive the Stock Consideration in respect of that number of Non-Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares, with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B)

if the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and, subject to Section 3.2.6 hereof, each holder of Cash Election Shares shall receive the Stock Consideration in respect of that number of Cash Election Shares held by such holder equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which (1) the Shortfall Number exceeds (2) the total number of Non-Election Shares and the denominator of which is the total number of Cash Election Shares, with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

3.3

Procedures for Exchange of FNB Common Stock.

3.3.1

Citizens to Make Merger Consideration Available. Prior to the Effective Time, Citizens shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of FNB Common Stock, for exchange in accordance with this Section 3.3, an aggregate amount of cash sufficient to pay the aggregate amount of cash payable pursuant to this Article III and shall instruct the Exchange Agent to issue such cash and shares of Citizens Common Stock for exchange in accordance with this Section 3.3 (such cash and shares of Citizens Common Stock, together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the “Exchange Fund”).

3.3.2

Exchange of Certificates. Citizens shall take all steps necessary to cause the Exchange Agent, not later than five Business Days after the Effective Time, to mail to each holder of a Certificate or Certificates a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and cash in lieu of fractional shares into which the FNB Common Stock represented by such Certificates shall have been converted as a result of the Merger, if any. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the Certificate so surrendered shall be cancelled. No interest will be paid or accrued on any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

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3.3.3

Rights of Certificate Holders after the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding FNB Common Stock shall have no rights, after the Effective Time, with respect to such FNB Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement. No dividends or other distributions declared after the Effective Time with respect to Citizens Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.3. After the surrender of a Certificate in accordance with this Section 3.3, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Citizens Common Stock represented by such Certificate.

3.3.4

Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

3.3.5

Closing of Transfer Books. From and after the Effective Time, there shall be no transfers on the stock transfer books of FNB of the FNB Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.3.

3.3.6

Return of Exchange Fund. At any time following the nine (9) month period after the Effective Time, Citizens shall be entitled to require the Exchange Agent to deliver to it any portion of the Exchange Fund which had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Citizens (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Citizens nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in good faith in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

3.3.7

Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

3.3.8

Withholding. Citizens or the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of FNB Common Stock such amounts as Citizens (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by Citizens or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the FNB Common Stock in respect of whom such deduction and withholding were made by Citizens or the Exchange Agent.

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3.4

Reservation of Shares.

Citizens shall reserve for issuance a sufficient number of shares of the Citizens Common Stock for the purpose of issuing shares of Citizens Common Stock to the FNB stockholders in accordance with this Article III.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF FNB

FNB represents and warrants to Citizens as set forth in this Article IV, subject to the standard set forth in Section 4.1 and except as set forth in the FNB Disclosure Schedule delivered by FNB to Citizens on the date hereof, provided, however, that disclosure in any section of such FNB Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement. FNB has made a good faith, diligent effort to ensure that the disclosure on each schedule of the FNB Disclosure Schedule corresponds to the section referenced herein.

4.1

Standard.

Except as set forth in the following sentence, no representation or warranty of FNB contained in this Article IV shall be deemed untrue or incorrect, and FNB shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article IV, has had or reasonably would be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 4.2 (other than Sections 4.2.3, 4.2.4 and the first and second sentences of Section 4.2.1) and 4.3, which shall be true and correct in all material respects.

4.2

Organization.

4.2.1

FNB is a national banking association duly organized, validly existing and in good standing under the laws of the United States. FNB has full corporate power and authority to carry on its business as now conducted. FNB is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The deposits in FNB are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid by FNB when due. FNB is a member in good standing of the FHLB and the FRB and owns the requisite amount of FHLB stock and FRB stock.

4.2.2

There are no FNB Subsidiaries.

4.2.3

The minute books of FNB accurately record all corporate actions of its stockholders and of its Board of Directors (including committees).

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4.2.4

Prior to the date of this Agreement, FNB has made available to Citizens true and correct copies of the articles of incorporation or articles of association, as applicable, and bylaws or other governing documents of FNB.

4.3

Capitalization.

4.3.1

The authorized capital stock of FNB consists solely of 100,000 shares of FNB Common Stock. As of the date hereof, there are (i) 36,841 shares of FNB Common Stock validly issued and outstanding, fully paid and non-assessable, and free of preemptive rights, and (ii) 1,213 shares of FNB Common Stock held by FNB as Treasury Stock. FNB does not own, of record or beneficially, any shares of FNB Stock other than shares held as Treasury Stock or in a fiduciary capacity. FNB does not have and is not bound by any Rights or other arrangements of any character relating to the purchase, sale, award, issuance or voting of, or right to receive dividends or other distributions on, any capital stock of FNB, or any other security of FNB or any securities representing the right to vote, purchase or otherwise receive any capital stock of FNB or any other security of FNB.

4.3.2

To FNB’s Knowledge, except as set disclosed in FNB Disclosure Schedule 4.3.2, as of the date hereof no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of FNB Common Stock.

4.3.3

No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which FNB’s stockholders may vote have been issued by FNB and are outstanding.

4.4

Authority; No Violation.

4.4.1

FNB has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals and the approval of this Agreement by FNB’s stockholders (the “FNB Stockholder Approval”), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by FNB and the completion by FNB of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of FNB. This Agreement has been duly and validly executed and delivered by FNB, and subject to FNB Stockholder Approval and the receipt of the Regulatory Approvals and assuming due and valid execution and delivery of this Agreement by Citizens and First Citizens, constitutes the valid and binding obligation of FNB, enforceable against FNB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

4.4.2

Neither the execution and delivery of this Agreement by FNB, nor the consummation of the transactions contemplated hereby, nor compliance by FNB with the terms and provisions hereof will (i) conflict with or result in a breach of any provision of the articles of incorporation or articles of association, as applicable, and bylaws of FNB; (ii) subject to receipt of all Regulatory Approvals, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FNB or any of its properties or assets; or (iii) except as set forth in FNB Disclosure Schedule 4.4.2(iii), violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or amendment of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FNB under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which FNB is a party, or by which it or any of its properties or assets may be bound or affected.

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4.5

Consents.

Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities or “blue sky” laws, (c) the filing of the articles of merger with the PDOB, and (d) the receipt of FNB Stockholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, except as set forth in FNB Disclosure Schedule 4.5, to the Knowledge of FNB, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by FNB, the completion by FNB of the Merger and the performance by FNB of its obligations hereunder. FNB has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition (financial or otherwise) or requirement that could reasonably be expected by FNB to result in a Material Adverse Effect on FNB or on Citizens and First Citizens, taken as a whole, or that (ii) any public body or authority having jurisdiction over the affairs of FNB, the consent or approval of which is not required or pursuant to the rules of which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

4.6

Financial Statements.

4.6.1

The FNB Regulatory Reports heretofore filed with the OCC have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such reports.

4.6.2

FNB has previously made available to Citizens the FNB Financial Statements for the periods through March 31, 2015. Such FNB Financial Statements fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the financial position, results of operations and cash flows of FNB as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by GAAP.

4.6.3

At the date of the most recent balance sheet included in the FNB Financial Statements or in the FNB Regulatory Reports, FNB did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FNB Financial Statements or in the FNB Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

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4.7

Taxes.

FNB is not a member of an affiliated group within the meaning of Section 1504(a) of the Code. FNB has timely filed or caused to be filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by FNB prior to the date hereof, or requests for extensions to file such returns and reports have been timely filed. All such Tax Returns are true, correct, and complete in all material respects. FNB has timely paid or, prior to the Effective Time will pay, all Taxes, whether or not shown on such returns or reports, due or claimed to be due to any Governmental Entity prior to the Effective Time other than Taxes which are being contested in good faith. FNB has declared on its Tax Returns all positions taken therein that could give rise to a substantial underpayment of United States Federal Income Tax within the meaning of Section 6662 of the Code (or any corresponding provision of state or local laws). The accrued but unpaid Taxes of FNB did not, as of the most recent FNB Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent FNB balance sheet (rather than in any notes thereto). FNB is subject to Tax audits in the ordinary course of business. FNB management does not believe that an adverse resolution to any of such audits of which it has Knowledge would be reasonably likely to have a Material Adverse Effect on FNB. FNB has not been notified in writing by any jurisdiction that the jurisdiction believes that FNB was required to file any Tax Return in such jurisdiction that was not filed. FNB (i) has not been a member of a group with which they have filed or been included in a combined, consolidated or unitary income Tax Return other than a group the common parent of which was FNB; or (ii) has not any liability for the Taxes of any Person (other than FNB) under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. As of the date hereof, all deficiencies proposed in writing as a result of any audits have been paid or settled. There are no written claims or assessments pending against FNB for any alleged deficiency in any Tax due, and FNB has not been notified in writing of any proposed Tax claims or assessments against FNB. FNB has duly and timely withheld, collected and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable laws, and have duly and timely filed all Tax Returns with respect to such withheld Taxes, within the time prescribed under any applicable law. FNB has delivered to Citizens true and complete copies of all Tax Returns of FNB for taxable periods ending on or after December 31, 2011. FNB is not and has not been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treas. Reg. 1.6011-4(b). FNB has not distributed stock of another Person, nor has it had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code. FNB has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

4.8

No Material Adverse Effect.

Since December 31, 2014, to FNB’s Knowledge, no event has occurred and no circumstance has arisen that has had or reasonably would be expected to have a Material Adverse Effect on FNB.

4.9

Material Contracts; Leases; Defaults.

4.9.1

Except as set forth on FNB Disclosure Schedule 4.9.1, FNB is not a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director, employee or consultant of FNB; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors, employees or consultants of FNB; (iii) any agreement which by its terms limits or affects the payment of dividends by FNB; (iv) any instrument evidencing or related to indebtedness for borrowed money in excess of $100,000, whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which FNB is an obligor to any Person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances with a term to maturity not in excess of one (1) year, repurchase agreements, bankers’ acceptances, and transactions in “federal funds” or which contains financial covenants or other non-customary restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to FNB; (v) any other agreement, written or oral, which is not terminable without cause on sixty (60) days’ notice or less without penalty or payment, or that obligates FNB for the payment of more than $30,000 annually or for the payment of more than $50,000 over its remaining term; or (vi) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that materially restricts or limits the conduct of business by FNB.

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4.9.2

Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger by virtue of the terms of any such lease, is listed on FNB Disclosure Schedule 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement listed in FNB Disclosure Schedule 4.9.2, to FNB’s Knowledge FNB is not in material default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.9.3

True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to Citizens on or before the date hereof, and are in full force and effect on the date hereof. Except as set forth on FNB Disclosure Schedule 4.9.3, no such agreement, plan, contract, or arrangement: (i) provides for acceleration of the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of FNB or upon the occurrence of a subsequent event; (ii) requires FNB to provide a benefit in the form of FNB Common Stock or determined by reference to the value of FNB Common Stock; or (iii) contains provisions which permit an employee, director or independent contractor to terminate such agreement or arrangement without cause and continue to accrue future benefits thereunder.

4.9.4

Since December 31, 2014, through and including the date of this Agreement, except as set forth on FNB Disclosure Schedule 4.9.4, FNB has not: (i) except for (A) normal increases for employees made in the ordinary course of business consistent with past practice, or (B) as required by applicable law, increased wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any executive officer, employee or director, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay (except as required under the terms of agreements or severance plans, and as previously disclosed by FNB), or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice; (ii) granted any options or warrants to purchase shares of FNB Common Stock, or any right to acquire any shares of capital stock to any executive officer, director or employee of FNB; (iii) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan; (iv) made any material election for federal or state income tax purposes; (v) made any material change in the credit policies or procedures of FNB, the effect of which was or is to make any such policy or procedure less restrictive in any material respect; (vi) made any material acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments; (vii) entered into any lease of real or personal property requiring annual payments in excess of $50,000, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice; (viii) changed any accounting methods, principles or practices of FNB affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy; or (ix) suffered any strike, work stoppage, slow-down, or other labor disturbance.

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4.10

Ownership of Property; Insurance Coverage.

4.10.1

FNB has good and, as to real property, marketable title to all assets and properties owned by FNB in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent balance sheet condition contained in the FNB Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheet), subject to no encumbrances, liens, mortgages, security interests or pledges, except: (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by FNB acting in a fiduciary capacity; and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. FNB, as lessee, has the right under valid and existing leases of real and personal properties used by FNB in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the FNB Financial Statements.

4.10.2

With respect to all material agreements pursuant to which FNB has purchased securities subject to an agreement to resell, if any, FNB has a lien or security interest (which to FNB’s Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

4.10.3

FNB currently maintains insurance considered by it to be reasonable for its operations. FNB has not received notice from any insurance carrier on or before the date hereof that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as listed on FNB Disclosure Schedule 4.10.3, there are presently no claims pending under such policies of insurance and no notices of claim have been given by FNB under such policies. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three (3) years FNB has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies. FNB Disclosure Schedule 4.10.3 identifies all policies of insurance maintained by FNB, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, as well as the other matters required to be disclosed under this Section 4.10.3. FNB has made available to Citizens copies of all of the policies listed on FNB Disclosure Schedule 4.10.3.

4.11

Legal Proceedings.

Except as disclosed on FNB Disclosure Schedule 4.11, FNB is not a party to any, and there are no pending or, to FNB’s Knowledge, threatened, legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against FNB, (ii) to which FNB’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which reasonably could be expected to adversely affect the ability of FNB to perform under this Agreement.

4.12

Compliance with Applicable Law.

Except as set forth on FNB Disclosure Schedule 4.12 and in Section 4.15:

4.12.1

To FNB’s Knowledge, FNB is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the Community Reinvestment Act of 1977 (the “CRA”), the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and FNB has not received any written notice to the contrary.

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4.12.2

FNB has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of FNB, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

4.12.3

Since January 1, 2012, FNB has not received any written notification or any other communication from any Bank Regulator (i) asserting that FNB is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization; (iii) requiring or threatening to require FNB, or indicating that FNB may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks, or engages in the insurance of bank deposits, restricting or limiting, or purporting to restrict or limit the operations of FNB, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit the operations of FNB (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as (a “Regulatory Agreement”). FNB has not consented to or entered into any Regulatory Agreement that is currently in effect.

4.13

Employee Benefit Plans.

4.13.1

FNB Disclosure Schedule 4.13.1 contains a list of all written and unwritten pension, retirement, profit-sharing, thrift, savings, deferred compensation, stock option, employee stock ownership, employee stock purchase, restricted stock, severance pay, retention, vacation, bonus or other incentive plans, all employment, change in control, consulting, severance and retention agreements, all other written employee programs, arrangements or agreements, all medical, vision, dental, disability, life insurance, workers’ compensation, employee assistance or other health or welfare plans (including paid time-off policies and other material benefit policies and procedures), and all other employee benefit or fringe benefit plans, including “employee benefit plans” as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by FNB or any of its ERISA Affiliates for the benefit of employees, former employees, retirees (or the dependents, including spouses, of the foregoing), directors, independent contractors or other service providers to FNB and under which employees, former employees, retirees, dependents, spouses, directors, or other service providers of FNB are eligible to participate (collectively, the “FNB Benefit Plans”). FNB has no written or oral commitment to create any additional FNB Benefit Plan or to materially modify, change or renew any existing FNB Benefit Plan (any modification or change that increases the cost of such plan would be deemed material), except as required to maintain the qualified status thereof. FNB has made available to Citizens true and correct copies of each FNB Benefit Plan.

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4.13.2

All FNB Benefit Plans are in material compliance with (and have been managed and administrated in accordance with) the applicable terms of ERISA, the Code and any other applicable laws. Except as set forth on FNB Disclosure Schedule 4.13.2, each FNB Benefit Plan governed by ERISA that is intended to be a qualified retirement plan under Section 401(a) of the Code has either: (i) received a favorable determination letter from the IRS (and FNB is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefor; or (ii) is maintained under a prototype plan which has been approved by the IRS and is entitled to rely upon the IRS National Office opinion letter issued to the prototype plan sponsor. To the Knowledge of FNB, there exists no fact which would adversely affect the qualification of any of the FNB Benefit Plans intended to be qualified under Section 401(a) of the Code, or any threatened or pending claim against any of the FNB Benefit Plans or their fiduciaries by any participant, beneficiary or Governmental Entity (other than routine claims for benefits). FNB has not engaged in a transaction, or omitted to take any action with respect to any FNB Benefit Plan that would reasonably be expected to subject FNB to a material unpaid tax or penalty imposed by Chapter 43 of the Code or Sections 409 or 502 of ERISA.

4.13.3

No FNB Benefit Plan is a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which FNB or any ERISA Affiliate could incur liability under Section 4063 or 4064 of ERISA or a plan maintained by more than one employer as described in Section 413(c) of the Code. Except as set forth on FNB Disclosure Schedule 4.13.3, neither FNB nor any ERISA Affiliate has ever maintained or contributed to any FNB Benefit Plan that is or was subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA or is a multiemployer plan (as defined in Section 3(37) of ERISA) and neither FNB nor any ERISA Affiliate, nor any trust created thereunder, nor any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409 or 502 of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

4.13.4

All material contributions required to be made under the terms of any FNB Benefit Plan have been timely made, and all anticipated contributions and funding obligations are accrued on FNB’s consolidated financial statements to the extent required by GAAP and Section 412 of the Code. FNB has expensed and accrued as a liability the present value of future benefits under each applicable FNB Benefit Plan for financial reporting purposes to the extent required by GAAP.

4.13.5

FNB has complied in all material respects with the notice and continuation requirements of Parts 6 and 7 of Subtitle B of Title I of ERISA and Section 4980B of the Code (the “COBRA”), and the regulations thereunder. All reports, statements, returns and other information required to be furnished or filed with respect to FNB Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete. To FNB’s Knowledge, records with respect to FNB Benefit Plans have been maintained in compliance with Section 107 of ERISA. To FNB’s Knowledge, neither FNB nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any FNB Benefit Plan has any liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA. No FNB Benefit Plan fails to meet the applicable requirements of Section 105(h)(2) of the Code (determined without regard to whether such FNB Benefit Plan is self-insured).

4.13.6

FNB has furnished or otherwise made available to Citizens true and complete copies of: (i) the plan documents, summary plan descriptions, underlying participant distribution election forms, loan documents, loan amortization schedules and benefit schedules (as applicable) for each written FNB Benefit Plan; (ii) a summary of each unwritten FNB Benefit Plan (if applicable); (iii) the annual report (Form 5500 series) for the three (3) most recent years for each FNB Benefit Plan (if applicable); (iv) the actuarial valuation reports and financial statements as of the most recently completed plan year for each FNB Benefit Plan, including the total accrued and vested liabilities, all contributions made by FNB and assumptions on which the calculations are based; (v) all related trust agreements, insurance contracts or other funding agreements which currently implement the FNB Benefit Plans (if applicable); (vi) the most recent IRS determination letter with respect to each tax-qualified FNB Benefit Plan (or, for a FNB Benefit Plan maintained under a pre-approved prototype or volume submitter plan, the IRS determination letter on such pre-approved plan); and (vii) all substantive correspondence relating to any liability of or non-compliance relating to any FNB Benefit Plan addressed to or received from the IRS, the Department of Labor or any other Governmental Entity within the past three (3) years.

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4.13.7

Except as set forth on FNB Disclosure Schedule 4.13.7, FNB has no liability for retiree health, life or disability insurance, or any retiree death benefits under any FNB Benefit Plan other than any benefits required under COBRA or similar state laws. There has been no communication to employees by FNB that would reasonably be expected to promise or guarantee such employees retiree health, life or disability insurance, or any retiree death benefits.

4.13.8

Except as set forth on FNB Disclosure Schedule 4.13.8, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment (including severance) becoming due to any director or any employee of FNB from FNB under any FNB Benefit Plan; (ii) increase any benefits otherwise payable under any FNB Benefit Plan; or (iii) result in any acceleration of the time of payment or vesting of any such benefit. Except as set forth on FNB Disclosure Schedule 4.13.8, no payment which in connection with the transactions contemplated by this Agreement is or may reasonably be expected to be made by, from or with respect to any FNB Benefit Plan, either alone or in conjunction with any other payment will or could properly be characterized as an “excess parachute payment” under Section 280G of the Code on which an excise tax under Section 4999 of the Code is payable or will or could, either individually or collectively, provide for any payment by FNB that would not be deductible under Section 162(m) of the Code.

4.13.9

FNB Disclosure Schedule 4.13.9 identifies each FNB Benefit Plan that provides for the deferral of compensation and may be subject to Section 409A of the Code (“FNB Non-qualified Deferred Compensation Plan”) and the aggregate amounts deferred, if any, under each such FNB Non-qualified Deferred Compensation Plan as of March 31, 2015. Each FNB Non-qualified Deferred Compensation Plan has been maintained and operated in compliance with Section 409A of the Code such that no penalties pursuant to Section 409A of the Code may be imposed on participants in such plans.

4.13.10

There is not, and has not been, any trust or fund maintained by or contributed to by FNB or its employees to fund an employee benefit plan which would constitute a Voluntary Employees’ Beneficiary Association or a “welfare benefit fund” within the meaning of Section 419(a) of the Code.

4.13.11

No claim, lawsuit, arbitration or other action has been asserted or instituted or, to the Knowledge of FNB, has been threatened or is anticipated, against any FNB Benefit Plan (other than routine claims for benefits and appeals of such claims), FNB or any director, officer or employee thereof, or any of the assets of any trust of any FNB Benefit Plan.

4.13.12

FNB Disclosure Schedule 4.13.12 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon under any employment agreement, change in control agreement, severance arrangements or policies, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans or any material compensation arrangement, or other pension benefit or welfare benefit plan maintained by FNB for the benefit of officers, employees or directors of FNB (the “FNB Benefits Schedule”), assuming their employment or service is terminated without cause as of December 31, 2015 and the Effective Time occurs on such date and based on other assumptions specified in such schedule. No other individuals are entitled to benefits under any such plans.

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4.14

Brokers, Finders and Financial Advisors.

FNB, and none of its officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement except for the retention of Boenning & Scattergood, Inc. by FNB and the fee payable pursuant thereto. A true and correct copy of the engagement agreement with Boenning & Scattergood, Inc., setting forth the fee payable to Boenning & Scattergood, Inc. for its services rendered to FNB in connection with the Merger and transactions contemplated by this Agreement, is attached to FNB Disclosure Schedule 4.14.

4.15

Environmental Matters.

4.15.1

Except as set forth on FNB Disclosure Schedule 4.15, with respect to FNB:

(A)

To the Knowledge of FNB, FNB and the FNB Loan Properties (as defined in Section 4.15.2) are, and have been, in material compliance with any Environmental Laws;

(B)

FNB has not received written notice in the last five (5) years that there is any material suit, claim, action, demand, executive or administrative order, directive, request for information, investigation or proceeding pending and, to the Knowledge of FNB, no such action is threatened, before any court, governmental agency or other forum against FNB or any FNB Loan Property (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by FNB;

(C)

To the Knowledge of FNB, the properties currently owned or operated by FNB (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than in amounts permitted under applicable Environmental Law or which are de minimis in nature and extent;

(D)

To the Knowledge of FNB, there are no underground storage tanks on, in or under any properties owned or operated by FNB, and no underground storage tanks have been closed or removed from any properties owned or operated by FNB except as in compliance with Environmental Laws; and

(E)

During the period of (a) FNB’s ownership or operation of any of its current properties or (b) FNB’s participation in the management of any FNB Loan Property, to the Knowledge of FNB, there has been no material contamination by or material release of Materials of Environmental Concern in, on, under or affecting such properties. To the Knowledge of FNB, prior to the period of (x) FNB’s ownership or operation of any of its current properties or (y) FNB’s participation in the management of any FNB Loan Property, there was no material contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.

(F)

FNB has not conducted any environmental studies during the past five (5) years (other than Phase I studies or Phase II studies which did not indicate any contamination of the environment by Materials of Environmental Concern above reportable levels) with respect to any properties owned or leased by it, or with respect to any FNB Loan Property.

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4.15.2

For purposes of this Section 4.15, “FNB Loan Property” means any property in which FNB presently holds a direct or indirect security interest securing a loan or other extension of credit made by them, including through a participation interest in a loan or other extension of credit other than by FNB.

4.16

Loan Portfolio.

4.16.1

The allowances for loan losses reflected in the notes to FNB’s audited balance sheet at December 31, 2014 and 2013 were, and the allowance for loan losses shown in the notes to the unaudited financial statements for periods ending after December 31, 2014 were, or will be, adequate, as of the dates thereof, under GAAP.

4.16.2

FNB Disclosure Schedule 4.16.2 sets forth a listing, as of the most recently available date (and in no event earlier than May 31, 2015), by account, of: (A) each borrower, customer or other party which has notified FNB during the past twelve (12) months of, or has asserted against FNB, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of FNB, each borrower, customer or other party which has given FNB any oral notification of, or orally asserted to or against FNB, any such claim; and (B) all loans, (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of May 31, 2015 are classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch list” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4)  where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (5) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by FNB as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

4.16.3

All loans receivable (including discounts) and accrued interest entered on the books of FNB arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of FNB’s business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. The loans, discounts and the accrued interest reflected on the books of FNB are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are owned by FNB free and clear of any liens.

4.16.4

The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are valid, true and genuine, and what they purport to be.

4.17

Related Party Transactions.

FNB is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of FNB, except as set forth on FNB Disclosure Schedule 4.17. All such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of FNB is presently in default or, during the three (3)-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. FNB has not been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.

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4.18

Deposits.

Except as disclosed on FNB Disclosure Schedule 4.18, none of the deposits of FNB as of March 31, 2015 are a “brokered deposit” as defined in 12 C.F.R. Section 337.6(a)(2).

4.19

Board Approval.

The Board of Directors of FNB has determined that the Merger is in the best interests of FNB and its stockholders, approved this Agreement, the Merger, and the other transactions contemplated hereby, resolved to recommend approval of this Agreement to the holders of FNB Common Stock, and directed that this Agreement be submitted to the holders of FNB Common Stock for their approval. The Board of Directors of FNB has taken all action so that Citizens and First Citizens will not be prohibited from entering into or consummating a business combination with FNB as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby pursuant to any anti-takeover laws.

4.20

Risk Management Instruments.

All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for FNB’s own account, or for the account of one or more of FNB’s Subsidiaries or their customers, in force and effect as of March 31, 2015, were entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of FNB, with counterparties believed to be financially responsible at the time; and to the Knowledge of FNB each of them constitutes the valid and legally binding obligation of FNB, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither FNB nor any other party thereto is in breach of any of its obligations under any such agreement or arrangement.

4.21

Fairness Opinion.

The Board of Directors of FNB has received an opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion dated the same date) from Boenning & Scattergood, Inc. to the effect that, subject to the terms, conditions, assumptions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of FNB pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.22

Intellectual Property.

FNB owns or, to FNB’s Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, computer software, service marks and trademarks used in its respective business, and FNB has not received any notice of breach or conflict with respect thereto that asserts the rights of others. FNB has performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

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4.23

Duties as Fiduciary.

FNB has performed all of its duties in any line of business which requires it to act in a “fiduciary capacity” to any other Person in a fashion that complies with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards in effect at that time. FNB has not received notice of any claim, allegation, or complaint from any Person that FNB failed to perform these duties in a manner that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in FNB’s Financial Statements. For purposes of this Section 4.23, the term “fiduciary capacity” (i) shall mean (a) acting as trustee, executor, administrator, registrar of stocks and bonds, transfer agent, guardian, assignee, receiver, or custodian under a uniform gifts to minors act and (b) possessing investment discretion on behalf of another, and (ii) shall exclude FNB’s capacity with respect to individual retirement accounts or the FNB Benefit Plans.

4.24

Employees; Labor Matters.

4.24.1

FNB Disclosure Schedule 4.24.1 sets forth the following information with respect to each employee of FNB as of May 31, 2015: job location, job title, current annual base salary, most recent cash bonus and year of hire.

4.24.2

There are no labor or collective bargaining agreements to which FNB is a party. There is no union organizing effort pending or, to the Knowledge of FNB, threatened against FNB. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of FNB, threatened against FNB. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of FNB, threatened against FNB (other than routine employee grievances that are not related to union employees). FNB is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. FNB is not a party to, or bound by, any agreement for the leasing of employees.

4.24.3

To FNB’s Knowledge, all Persons who have been treated as independent contractors by FNB for Tax purposes have met the criteria to be so treated under all applicable federal, state and local Tax laws, rules and regulations.

4.25

FNB Information Supplied.

The information relating to FNB to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

4.26

Internal Controls.

4.26.1

The records, systems, controls, data and information of FNB are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of FNB or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls.

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4.26.2

FNB has previously disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of the Board of Directors of FNB (or, if there is no audit committee, to the full Board of Directors of FNB): (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

4.26.3

Since December 31, 2014, (i) neither FNB nor, to its knowledge, any director, officer, employee, auditor, accountant or representative of FNB, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of it or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing FNB, whether or not employed by it, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by FNB or any of its officers, directors, employees or agents to its Board of Directors or any committee thereof or to any of its directors or officers.

4.27

Bank Owned Life Insurance.

FNB has obtained the written consent of each employee on whose behalf bank owned life insurance (“BOLI”) has been purchased. FNB has taken all actions necessary to comply with applicable law and regulation in connection with its purchase and maintenance of BOLI.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF CITIZENS

Citizens represents and warrants to FNB as set forth in this Article V, subject to the standard set forth in Section 5.1 and except as (i) set forth in the Citizens Disclosure Schedule delivered by Citizens to FNB on the date hereof or (ii) disclosed in any report, schedule, form or other document filed with the SEC by Citizens prior to the date hereof and on or after the date on which Citizens filed with the SEC its annual report on Form 10-K for the year ended December 31, 2014; provided, however, that disclosure in any section of such Citizens Disclosure Schedule shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably apparent that such disclosure is relevant to another section of this Agreement. Citizens has made a good faith, diligent effort to ensure that the disclosure on each schedule of the Citizens Disclosure Schedule corresponds to the Section referenced herein. References to the Knowledge of Citizens shall include the Knowledge of First Citizens.

5.1

Standard.

Except as set forth in the following sentence, no representation or warranty of Citizens contained in this Article V shall be deemed untrue or incorrect, and Citizens shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of this Article V, has had or reasonably would be expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty. The foregoing standard shall not apply to representations and warranties contained in Sections 5.2 (other than the second and third sentences of Section 5.2.3, Section 5.2.4, Section 5.2.5, and the first and second sentences of Sections 5.2.1 and 5.2.2) and 5.3, which shall be true and correct in all material respects.

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5.2

Organization.

5.2.1

Citizens is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania, and is duly registered as a bank holding company under the BHCA. Citizens has full corporate power and authority to carry on its business as now conducted. Citizens is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification.

5.2.2

First Citizens is a commercial bank duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. First Citizens has full corporate power and authority to carry on its business as now conducted. First Citizens is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification. The deposits in First Citizens are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. First Citizens is a member in good standing of the FHLB and the FRB and owns the requisite amount of FHLB stock and FRB stock.

5.2.3

Citizens Disclosure Schedule 5.2.3 sets forth each Citizens Subsidiary and its jurisdiction of incorporation or organization. Each Citizens Subsidiary (other than First Citizens) is a corporation, limited liability company or other legal entity as set forth on Citizens Disclosure Schedule 5.2.3, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Citizens Subsidiary (other than First Citizens) has full corporate power and authority to carry on its business as now conducted. Each Citizens Subsidiary (other than First Citizens) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or conduct of its business requires such qualification.

5.2.4

The respective minute books of Citizens, First Citizens and each other Citizens subsidiary accurately record all corporate actions of their respective shareholders and Boards of Directors (including committees).

5.2.5

Prior to the date of this Agreement, Citizens has made available to FNB true and correct copies of the articles of incorporation, charter or certificate of incorporation, as applicable, and bylaws or other governing documents of Citizens and First Citizens and each other Citizens Subsidiary.

5.3

Capitalization.

5.3.1

The authorized capital stock of Citizens consists of (i)15,000,000 shares of Citizens Common Stock and (ii) 3,000,000 shares of preferred stock, $1.00 par value per share (the “Citizens Preferred Stock” and collectively with the Citizens Common Stock, the “Citizens Stock”). As of the date hereof, there are (i) 3,028,676 shares of Citizens Common Stock validly issued and outstanding, fully paid and non-assessable, (ii) 306,560 shares of Citizens Common Stock held by Citizens in its treasury, (iii) no shares of Citizens Preferred Stock outstanding, and (iv) no shares of Citizens Common Stock reserved for issuance upon the exercise of outstanding stock options. Citizens does not own, of record or beneficially, any shares of Citizens Stock, other than shares held as treasury stock or in a fiduciary capacity. Neither Citizens nor any Citizens Subsidiary has or is bound by any Rights or other arrangements of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on, any capital stock of Citizens, or any other security of Citizens or any Citizens Subsidiary or any securities representing the right to vote, purchase or otherwise receive any capital stock of Citizens or any Citizens Subsidiary or any other security of Citizens or any Citizens Subsidiary, other than shares of Citizens Common Stock underlying the options granted pursuant to benefit plans maintained by Citizens. All shares of Citizens Common Stock issuable pursuant to option plans maintained by Citizens are or will be duly authorized, validly issued, fully paid and non-assessable when issued upon the terms and conditions specified in the instruments pursuant to which they are issuable.

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5.3.2

Citizens owns all of the capital stock of each Citizens Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature. Except for the Citizens Subsidiaries and as set forth on Citizens Disclosure Schedule 5.3.2, Citizens does not possess, directly or indirectly, any equity interest in any corporate or other legal entity, except for equity interests held in the investment portfolios of Citizens or any Citizens Subsidiary (which as to any one issuer, do not exceed five percent (5%) of such issuer’s outstanding equity securities) and equity interests held in connection with the lending activities of First Citizens, including stock in the FHLB.

5.3.3

To Citizens’ Knowledge, except as set on Citizens Disclosure Schedule 5.3.3, as of the date hereof, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of Citizens Common Stock.

5.3.4

No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Citizens’ shareholders may vote have been issued by Citizens and are outstanding.

5.4

Authority; No Violation.

5.4.1

Each of Citizens and First Citizens has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Citizens and First Citizens and the completion by Citizens and First Citizens of the transactions contemplated hereby, including the Merger, have been duly and validly approved by the Board of Directors of each of Citizens and First Citizens. This Agreement has been duly and validly executed and delivered by each of Citizens and First Citizens, and subject to FNB Stockholder Approval and the receipt of the Regulatory Approval, and assuming due and valid execution and delivery of this Agreement by FNB, constitutes the valid and binding obligation of each of Citizens and First Citizens, enforceable against each of Citizens and First Citizens in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

5.4.2

Neither the execution and delivery of this Agreement by Citizens or First Citizens nor the consummation of the transactions contemplated hereby, nor compliance by Citizens or First Citizens with the terms and provisions hereof will (i) conflict with or result in a breach of any provision of the articles of incorporation or articles of association, as applicable, and bylaws of Citizens or any Citizens Subsidiary; (ii) subject to receipt of all Regulatory Approvals, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Citizens or any Citizens Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination or amendment of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Citizens or any Citizens Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Citizens or any Citizens Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected.

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5.5

Consents.

Except for (a) the receipt of the Regulatory Approvals and compliance with any conditions contained therein, (b) compliance with applicable requirements of the Securities Act, the Exchange Act and state securities or “blue sky” laws, (c) the filing of the articles of merger with the PDOB, (d) the filing with the SEC of the Merger Registration Statement and the obtaining from the SEC of such orders as may be required in connection therewith, and (e) the receipt of the FNB Stockholder Approval, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Citizens, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by Citizens and First Citizens, the completion by Citizens and First Citizens of the Merger and the performance by Citizens and First Citizens of its respective obligations hereunder. Citizens has no reason to believe that (i) any Regulatory Approvals or other required consents or approvals will not be received or will include the imposition of any condition (financial or otherwise) or requirement that could reasonably be expected by Citizens to result in a Material Adverse Effect on Citizens and First Citizens, taken as a whole, or on FNB, or that (ii) any public body or authority having jurisdiction over the affairs of Citizens and First Citizens, the consent or approval of which is not required or pursuant to the rules of which a filing is not required, will object to the completion of the transactions contemplated by this Agreement.

5.6

Financial Statements.

5.6.1

The Citizens Regulatory Reports heretofore filed with the PDOB and the FRB, as the case may be, have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such reports.

5.6.2

Citizens has previously made available to FNB the Citizens Financial Statements for the periods through March 31, 2015. Such Citizens Financial Statements fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Citizens and the Citizens Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by GAAP.

5.6.3

At the date of the most recent consolidated statement of financial condition included in the Citizens Financial Statements or in the Citizens Regulatory Reports, Citizens did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Citizens Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

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5.7

Taxes.

5.7.1

Citizens and the Citizens Subsidiaries are members of the same affiliated group within the meaning of Section 1504(a) of the Code. Citizens, on behalf of itself and the Citizens Subsidiaries, has timely filed or caused to be filed all Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Citizens and the Citizens Subsidiaries prior to the date hereof, or requests for extensions to file such returns and reports have been timely filed. All such Tax Returns are true, correct, and complete in all material respects. Citizens and the Citizens Subsidiaries have timely paid or, prior to the Effective Time will pay, all Taxes, whether or not shown on such returns or reports, due or claimed to be due to any Governmental Entity prior to the Effective Time other than Taxes which are being contested in good faith. Citizens and the Citizens Subsidiaries have declared on their Tax Returns all positions taken therein that could give rise to a substantial underpayment of United States Federal Income Tax within the meaning of Section 6662 of the Code (or any corresponding provision of state or local laws). The accrued but unpaid Taxes of Citizens and the Citizens Subsidiaries did not, as of the most recent Citizens Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Citizens balance sheet (rather than in any notes thereto). Citizens and the Citizens Subsidiaries are subject to Tax audits in the ordinary course of business. Citizens’ management does not believe that an adverse resolution to any of such audits of which it has Knowledge would be reasonably likely to have a Material Adverse Effect on Citizens. Citizens and the Citizens Subsidiaries have not been notified in writing by any jurisdiction that the jurisdiction believes that Citizens or any of the Citizens Subsidiaries were required to file any Tax Return in such jurisdiction that was not filed. Neither Citizens nor any of the Citizens Subsidiaries: (i) has been a member of a group with which they have filed or been included in a combined, consolidated or unitary income Tax Return other than a group the common parent of which was Citizens; or (ii) has any liability for the Taxes of any Person (other than Citizens or any of the Citizens Subsidiaries) under Treas. Reg. 1.1502-6 (or any similar provision of state, local, or non-U.S. law), as a transferee or successor, by contract, or otherwise. As of the date hereof, all deficiencies proposed in writing as a result of any audits have been paid or settled. There are no written claims or assessments pending against Citizens or any Citizens Subsidiary for any alleged deficiency in any Tax, and neither Citizens nor any Citizens Subsidiary has been notified in writing of any proposed Tax claims or assessments against Citizens or any Citizens Subsidiary. Citizens and the Citizens Subsidiaries each have duly and timely withheld, collected and paid over to the appropriate taxing authority all amounts required to be so withheld and paid under all applicable laws, and have duly and timely filed all Tax Returns with respect to such withheld Taxes, within the time prescribed under any applicable law. Citizens and the Citizens Subsidiaries have delivered to FNB true and complete copies of all Tax Returns of Citizens and the Citizens Subsidiaries for taxable periods ending on or after December 31, 2010. Neither Citizens nor any of the Citizens Subsidiaries is or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the Code and Treas. Reg. 1.6011-4(b). Neither Citizens nor any of the Citizens Subsidiaries has distributed stock of another Person, nor has either had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code. Neither Citizens nor any of the Citizens Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

5.7.2

Neither Citizens nor any of the Citizens Subsidiaries or Affiliates has taken or agreed to take any action, has failed to take any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

5.8

No Material Adverse Effect.

Since December 31, 2014, to Citizens’ Knowledge, no event has occurred and no circumstance has arisen that has had or reasonably would be expected to have a Material Adverse Effect on Citizens.

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5.9

Material Contracts; Leases; Defaults.

5.9.1

Except as set forth on Citizens Disclosure Schedule 5.9, neither Citizens nor First Citizens is a party or subject to any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that materially restricts or limits the conduct of business by Citizens or First Citizens. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement listed on Citizens Disclosure Schedule 5.9, to Citizens’ knowledge, neither Citizens or First Citizens is in material default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time, the giving of notice or both, would constitute such a default. Since December 31, 2014, through and including the date of this Agreement, except as set forth on Citizens Disclosure Schedule 5.9, neither Citizens or First Citizens has (i) made any material acquisition or disposition of assets or properties, or any contract for any such acquisition or disposition entered into other than loans and loan commitments, or (ii) suffered any strike, work stoppage, slow down, or other labor disturbance.

5.10

Ownership of Property; Insurance Coverage.

5.10.1

Citizens and each Citizens Subsidiary has good and, as to real property, marketable title to all assets and properties owned by Citizens or such Citizens Subsidiary, as applicable, in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the most recent consolidated statement of financial condition contained in the Citizens Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such consolidated statement of financial condition), subject to no encumbrances, liens, mortgages, security interests or pledges, except: (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB, inter-bank credit facilities, reverse repurchase agreements or any transaction by an Citizens Subsidiary acting in a fiduciary capacity; and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Citizens and the Citizens Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by Citizens and the Citizens Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in all material respects in the notes to the Citizens Financial Statements.

5.10.2

With respect to all material agreements pursuant to which Citizens or any Citizens Subsidiary has purchased securities subject to an agreement to resell, if any, Citizens or such Citizens Subsidiary, as the case may be, has a lien or security interest (which to Citizens’ Knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

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5.10.3

Citizens and each Citizens Subsidiary currently maintain (and have continuously maintained during the past six (6) years) insurance considered by each of them to be reasonable for their respective operations. Neither Citizens nor any Citizens Subsidiary has received notice from any insurance carrier on or before the date hereof that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as listed on Citizens Disclosure Schedule 5.10.3, there are presently no claims pending under such policies of insurance and no notices of claim have been given by Citizens or any Citizens Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect (other than insurance that expires in accordance with its terms), and within the last three (3) years Citizens and each Citizens Subsidiary has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any claims submitted under any of its insurance policies. Citizens Disclosure Schedule 5.10.3 identifies all policies of insurance maintained by Citizens and each Citizens Subsidiary, including the name of the insurer, the policy number, the type of policy and any applicable deductibles, as well as the other matters required to be disclosed under this Section 5.10.3. Citizens has made available to FNB copies of all of the policies listed on Citizens Disclosure Schedule 5.10.3.

5.11

Legal Proceedings.

Except as disclosed on Citizens Disclosure Schedule 5.11, neither Citizens nor any Citizens Subsidiary is a party to any, and there are no pending or, to the Knowledge of Citizens, threatened, legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Citizens or any Citizens Subsidiary, (ii) to which Citizens or any Citizens Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which reasonably could be expected to adversely affect the ability of Citizens or any Citizens Subsidiary to perform under this Agreement.

5.12

Compliance with Applicable Law.

Except as set forth on Citizens Disclosure Schedule 5.12:

5.12.1

To Citizens’ Knowledge, Citizens and each Citizens Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, its conduct of business and its relationship with its employees, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Equal Credit Opportunity Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Fair Credit Reporting Act, the Fair Debt Collections Act, the Fair Housing Act, the CRA, the Home Mortgage Disclosure Act, and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither Citizens nor any Citizens Subsidiary has received any written notice to the contrary.

5.12.2

Citizens and each Citizens Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities and Bank Regulators that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Citizens, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the Regulatory Approvals.

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5.12.3

Since January 1, 2012, neither Citizens nor any Citizens Subsidiary has received any written notification or any other communication from any Bank Regulator (i) asserting that Citizens or any Citizens Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization; (iii) requiring or threatening to require Citizens or any Citizens Subsidiary, or indicating that Citizens or any Citizens Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or bank holding companies, or engages in the insurance of bank deposits, restricting or limiting, or purporting to restrict or limit the operations of Citizens or any Citizens Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit the operations of Citizens or any Citizens Subsidiary. Neither Citizens nor any Citizens Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. The most recent regulatory rating given to First Citizens as to compliance with the CRA is “Satisfactory” or better.

5.13

Employee Benefit Plans.

5.13.1

Citizens Disclosure Schedule 5.13.1 contains a list of all written and unwritten pension, retirement, profit-sharing, thrift, savings, deferred compensation, stock option, employee stock ownership, employee stock purchase, restricted stock, severance pay, retention, vacation, bonus or other incentive plans, all employment, change in control, consulting, severance and retention agreements, all other written employee programs, arrangements or agreements, all medical, vision, dental, disability, life insurance, workers’ compensation, employee assistance or other health or welfare plans (including paid time-off policies and other material benefit policies and procedures), and all other employee benefit or fringe benefit plans, including “employee benefit plans” as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Citizens, any Citizens Subsidiary or any of its ERISA Affiliates for the benefit of employees, former employees, retirees (or the dependents, including spouses, of the foregoing), directors, independent contractors or other service providers to Citizens and under which employees, former employees, retirees, dependents, spouses, directors, or other service providers of Citizens are eligible to participate (collectively, the “Citizens Benefit Plans”). Citizens has no written or oral commitment to materially modify, change or revise any existing Citizens Benefit Plan, except as required to maintain the qualified status thereof. Citizens has made available to FNB true and correct copies of each Citizens Benefit Plan.

5.13.2

All Citizens Benefit Plans are in material compliance with (and have been managed and administrated in accordance with) the applicable terms of ERISA, the Code and any other applicable laws. Except as set forth on Citizens Disclosure Schedule 5.13.2, each Citizens Benefit Plan governed by ERISA that is intended to be a qualified retirement plan under Section 401(a) of the Code has either: (i) received a favorable determination letter from the IRS (and Citizens is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefor; or (ii) is maintained under a prototype plan which has been approved by the IRS and is entitled to rely upon the IRS National Office opinion letter issued to the prototype plan sponsor. To the Knowledge of Citizens, there exists no fact which would adversely affect the qualification of any of the Citizens Benefit Plans intended to be qualified under Section 401(a) of the Code, or any threatened or pending claim against any of the Citizens Benefit Plans or their fiduciaries by any participant, beneficiary or Governmental Entity (other than routine claims for benefits). Neither Citizens nor any Citizens Subsidiary has engaged in a transaction, or omitted to take any action with respect to any Citizens Benefit Plan that would reasonably be expected to subject Citizens or any Citizens Subsidiary to a material unpaid tax or penalty imposed by Chapter 43 of the Code or Sections 409 or 502 of ERISA.

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5.13.3

No Citizens Benefit Plan is a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which FNB or any ERISA Affiliate could incur liability under Section 4063 or 4064 of ERISA or a plan maintained by more than one employer as described in Section 413(c) of the Code. Except as set forth on Citizens Disclosure Schedule 5.13.3, neither Citizens nor any ERISA Affiliate has ever maintained or contributed to any Citizens Benefit Plan that is or was subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA or is a multiemployer plan (as defined in Section 3(37) of ERISA) and neither Citizens nor any ERISA Affiliate, nor any trust created thereunder, nor any trustee or administrator thereof, could reasonably be expected to be subject to either a civil liability or penalty pursuant to Section 409 or 502 of ERISA or a tax imposed pursuant to Chapter 43 of the Code.

5.13.4

All material contributions required to be made under the terms of any Citizens Benefit Plan have been timely made, and all anticipated contributions and funding obligations are accrued on Citizens’ consolidated financial statements to the extent required by GAAP and Section 412 of the Code. Citizens and each Citizens Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable Citizens Benefit Plan for financial reporting purposes to the extent required by GAAP.

5.13.5

Citizens has complied in all material respects with the notice and continuation requirements of COBRA, and the regulations thereunder. All reports, statements, returns and other information required to be furnished or filed with respect to Citizens Benefit Plans have been timely furnished, filed or both in accordance with Sections 101 through 105 of ERISA and Sections 6057 through 6059 of the Code, and they are true, correct and complete. To Citizens’ Knowledge, records with respect to Citizens Benefit Plans have been maintained in compliance with Section 107 of ERISA. To Citizens’ Knowledge, neither Citizens nor any other fiduciary (as that term is defined in Section 3(21) of ERISA) with respect to any of Citizens Benefit Plans has any liability for any breach of any fiduciary duties under Sections 404, 405 or 409 of ERISA. No Citizens Benefit Plan fails to meet the applicable requirements of Section 105(h)(2) of the Code (determined without regard to whether such Citizens Benefit Plan is self-insured).

5.13.6      Citizens has furnished or otherwise made available to FNB true and complete copies of: (i) the plan documents, summary plan descriptions, underlying participant distribution election forms, loan documents, loan amortization schedules and benefit schedules (as applicable) for each written Citizens Benefit Plan; (ii) a summary of each unwritten Citizens Benefit Plan (if applicable); (iii) the annual report (Form 5500 series) for the three (3) most recent years for each Citizens Benefit Plan (if applicable); (iv) the actuarial valuation reports and financial statements as of the most recently completed plan year for each Citizens Benefit Plan, including the total accrued and vested liabilities, all contributions made by Citizens and assumptions on which the calculations are based; (v) all related trust agreements, insurance contracts or other funding agreements which currently implement the Citizens Benefit Plans (if applicable); (vi) the most recent IRS determination letter with respect to each tax-qualified Citizens Benefit Plan (or, for a Citizens Benefit Plan maintained under a pre-approved prototype or volume submitter plan, the IRS determination letter on such pre-approved plan); and (vii) all substantive correspondence relating to any liability of or non-compliance relating to any Citizens Benefit Plan addressed to or received from the IRS, the Department of Labor or any other Governmental Entity within the past three (3) years.

5.13.7

Except as set forth on Citizens Disclosure Schedule 5.13.7, Citizens has no liability for retiree health, life or disability insurance, or any retiree death benefits under any Citizens Benefit Plan other than any benefits required under COBRA or similar state laws. There has been no communication to employees by Citizens that would reasonably be expected to promise or guarantee such employees retiree health, life or disability insurance, or any retiree death benefits.

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5.13.8

No claim, lawsuit, arbitration or other action has been asserted or instituted or, to the Knowledge of Citizens, has been threatened or is anticipated, against any Citizens Benefit Plan (other than routine claims for benefits and appeals of such claims), Citizens or any Citizens Subsidiary or any director, officer or employee thereof, or any of the assets of any trust of any Citizens Benefit Plan.

5.14

Brokers, Finders and Financial Advisors.

Neither Citizens nor any Citizens Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such Person in connection with the transactions contemplated by this Agreement, except for the retention of Sandler O’Neill & Partners, L.P. by Citizens and the fee payable pursuant thereto.

5.15

Environmental Matters.

5.15.1

Except as set forth on Citizens Disclosure Schedule 5.15, with respect to Citizens and each Citizens Subsidiary:

(A)

To the Knowledge of Citizens, each of Citizens and the Citizens Subsidiaries, and the Citizens Loan Properties (as defined in Section 5.15.2) are, and have been, in material compliance with any Environmental Laws;

(B)

Neither Citizens nor any Citizens Subsidiary has received written notice in the last five (5) years that there is any material suit, claim, action, demand, executive or administrative order, directive, request for information, investigation or proceeding pending and, to the Knowledge of Citizens, no such action is threatened, before any court, governmental agency or other forum against them or any Citizens Loan Property (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern, whether or not occurring at or on a site owned, leased or operated by Citizens, or any of the Citizens Subsidiaries;

(C)

To the Knowledge of Citizens, the properties currently owned or operated by Citizens or any Citizens Subsidiary (including, without limitation, soil, groundwater or surface water on, or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than in amounts permitted under applicable Environmental Law or which are de minimis in nature and extent;

(D)

To the Knowledge of Citizens, there are no underground storage tanks on, in or under any properties owned or operated by Citizens or any of the Citizens Subsidiaries and no underground storage tanks have been closed or removed from any properties owned or operated by Citizens or any of the Citizens Subsidiaries except as in compliance with Environmental Laws; and

(E)

During the period of (a) Citizens’ or any of the Citizens Subsidiaries’ ownership or operation of any of their respective current properties or (b) Citizens’ or any of the Citizens Subsidiaries’ participation in the management of any Citizens Loan Property, to the Knowledge of Citizens, there has been no material contamination by or material release of Materials of Environmental Concern in, on, under or affecting such properties. To the Knowledge of Citizens, prior to the period of (x) Citizens’ or any of the Citizens Subsidiaries’ ownership or operation of any of their respective current properties or (y) Citizens’ or any of the Citizens Subsidiaries’ participation in the management of any Citizens Loan Property, there was no material contamination by or release of Materials of Environmental Concern in, on, under or affecting such properties.

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(F)

Neither Citizens nor any other Citizens Subsidiary has conducted any environmental studies during the past five (5) years (other than Phase I studies or Phase II studies which did not indicate any contamination of the environment by Materials of Environmental Concern above reportable levels) with respect to any properties owned or leased by it or any of the Citizens Subsidiaries, or with respect to any Citizens Loan Property.

5.15.2

For purposes of this Section 5.15, “Citizens Loan Property” means any property in which Citizens or an Citizens Subsidiary presently holds a direct or indirect security interest securing a loan or other extension of credit made by them, including through a participation interest in a loan or other extension of credit other than by Citizens or an Citizens Subsidiary.

5.16

Loan Portfolio.

5.16.1

The allowances for loan losses reflected in the notes to Citizens’ audited consolidated statements of financial condition at December 31, 2014 and 2013 were, and the allowance for loan losses shown in the notes to the unaudited consolidated financial statements for periods ending after December 31, 2014 were, or will be, adequate, as of the dates thereof, under GAAP.

5.16.2

Citizens Disclosure Schedule 5.16.2 sets forth a listing, as of the most recently available date (and in no event earlier than May 31, 2015), by account, of: (A) each borrower, customer or other party which has notified Citizens during the past twelve (12) months of, or has asserted against Citizens or First Citizens, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of Citizens, each borrower, customer or other party which has given Citizens or Community oral notification of, or orally asserted to or against Citizens or Community, any such claim; and (B) all loans, (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that as of May 31, 2015 are classified as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Watch list” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, (4) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, or (5) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by Citizens or First Citizens as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

5.16.3

All loans receivable (including discounts) and accrued interest entered on the books of Citizens and First Citizens arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of Citizens’ and First Citizens’ respective businesses, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. The loans, discounts and the accrued interest reflected on the books of Citizens and First Citizens are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are owned by Citizens or First Citizens free and clear of any liens.

5.16.4

The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are valid, true and genuine, and what they purport to be.

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5.17

Related Party Transactions.

Neither Citizens nor any Citizens Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of Citizens or any Citizens Subsidiary, except as set forth on Citizens Disclosure Schedule 5.17. Except as described on Citizens Disclosure Schedule 5.17, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of Citizens or any Citizens Subsidiary is presently in default or, during the three (3)-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither Citizens nor any Citizens Subsidiary has been notified that principal or interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation is inappropriate.

5.18

Board Approval.

The Boards of Directors of Citizens and First Citizens have determined that the Merger is in the best interests of Citizens and First Citizens and their respective stockholders, approved this Agreement, the Merger, and the other transactions contemplated hereby. The Boards of Directors of Citizens and First Citizens have taken all action so that Citizens and First Citizens will not be prohibited from entering into or consummating a business combination with FNB as a result of the execution of this Agreement or the consummation of the transactions in the manner contemplated hereby pursuant to any anti-takeover laws.

5.19

Risk Management Instruments.

All interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Citizens’ own account, or for the account of one or more of Citizens’ Subsidiaries or their customers, in force and effect as of March 31, 2015, were entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Citizens, with counterparties believed to be financially responsible at the time; and to Citizens’ and each Citizens Subsidiary’s Knowledge each of them constitutes the valid and legally binding obligation of Citizens or such Citizens Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither Citizens nor any Citizens Subsidiary, nor any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

5.20

Intellectual Property.

Citizens or First Citizens, as the case may be, owns or, to Citizens’ Knowledge, possesses valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, computer software, service marks and trademarks used in its respective business, and Citizens has not received any notice of breach or conflict with respect thereto that asserts the rights of others. Citizens has performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing.

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5.21

Duties as Fiduciary.

First Citizens has performed all of its duties in any line of business which requires it to act in a “fiduciary capacity” to any other Person in a fashion that complies with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards in effect at that time. First Citizens has not received notice of any claim, allegation, or complaint from any Person that First Citizens failed to perform these duties in a manner that complied with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards, except for notices involving matters that have been resolved and any cost of such resolution is reflected in Citizens’ Financial Statements. For purposes of this Section 5.20 the term “fiduciary capacity” (i) shall mean (a) acting as trustee, executor, administrator, registrar of stocks and bonds, transfer agent, guardian, assignee, receiver, or custodian under a uniform gifts to minors act and (b) possessing investment discretion on behalf of another, and (ii) shall exclude First Citizens’ capacity with respect to individual retirement accounts or the Citizens Benefit Plans.

5.22

Employees; Labor Matters.

5.22.1

There are no labor or collective bargaining agreements to which Citizens or any Citizens Subsidiary is a party. There is no union organizing effort pending or, to the Knowledge of Citizens, threatened against Citizens or any Citizens Subsidiary. There is no labor strike, labor dispute (other than routine employee grievances that are not related to union employees), work slowdown, stoppage or lockout pending or, to the Knowledge of Citizens, threatened against Citizens or any Citizens Subsidiary. There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of Citizens, threatened against Citizens or any Citizens Subsidiary (other than routine employee grievances that are not related to union employees). Citizens and each Citizens Subsidiary is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. Neither Citizens nor any Citizens Subsidiary is a party to, or bound by, any agreement for the leasing of employees.

5.22.2

To Citizens’ Knowledge, all Persons who have been treated as independent contractors by Citizens or any Citizens Subsidiary for Tax purposes have met the criteria to be so treated under all applicable federal, state and local Tax laws, rules and regulations.

5.23

Citizens Information Supplied.

The information relating to Citizens and any Citizens Subsidiary to be contained in the Merger Registration Statement, or in any other document filed with any Bank Regulator or other Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

5.24

Internal Controls.

5.24.1

The records, systems, controls, data and information of Citizens and the Citizens Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Citizens or the Citizens Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in the following sentence. Citizens and the Citizens Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Citizens has designed and implemented disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to it and the Citizens Subsidiaries is made known to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act.

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5.24.2

Citizens has previously disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of the Board of Directors of Citizens; (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting.

5.24.3

Since December 31, 2014, (i) neither Citizens nor any of the Citizens Subsidiaries nor, to its knowledge, any director, officer, employee, auditor, accountant or representative of Citizens or any of the Citizens Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of it or any of its subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that it or any of its subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Citizens or any of the Citizens Subsidiaries, whether or not employed by it or any of the Citizens Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Citizens or any of its officers, directors, employees or agents to its Board of Directors or any committee thereof or to any of its directors or officers.

5.25

Citizens Common Stock.

The shares of Citizens Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

5.26

Available Funds

Immediately prior to the Effective Time, Citizens will have sufficient cash to pay the aggregate Cash Consideration as required by Section 3.3.

5.27

Securities Documents.

Citizens has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and information statements or other filings (“Citizens SEC Reports”) required to be filed by it with the SEC since January 1, 2012. As of their respective dates, the Citizens SEC Reports complied as to form with the requirements of the Exchange Act or the Securities Act, as applicable, and the applicable rules and regulations of the SEC promulgated thereunder in all material respects. As of their respective dates and as of the date any information from the Citizens SEC Reports has been incorporated by reference, the Citizens SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein made, in light of the circumstances under which they were made, not misleading. Citizens has filed all material contracts, agreements and other documents or instruments required to be filed as exhibits to the Citizens SEC Reports.

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ARTICLE VI
COVENANTS OF FNB

6.1

Conduct of Business.

6.1.1

Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the written consent of Citizens, which consent will not be unreasonably withheld, conditioned or delayed, FNB will: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would: (i) materially adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain the Regulatory Approvals, (ii) materially adversely affect its ability to perform its covenants and agreements under this Agreement or (iii) result in the representations and warranties contained in Article IV of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied.

6.1.2

Negative Covenants. FNB agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement or consented to by Citizens in writing, which consent (which may include consent via electronic mail) will not be unreasonably withheld, conditioned or delayed, it will not:

(A)

take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(B)

change or waive any provision of its articles of incorporation (or equivalent governing document) or bylaws, except as required by law;

(C)

issue any shares of FNB Common Stock, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that FNB, may continue to declare and pay regular annual cash dividends of no more than $1.00 per share with payment and record dates consistent with past practice (provided that the declaration of the last annual dividend by FNB prior to the Effective Time and the payment thereof shall be coordinated with Citizens so that holders of FNB Common Stock do not receive dividends on both FNB Common Stock and Citizens Common Stock received in the Merger in respect of the same period or fail to receive a dividend on at least one of the FNB Common Stock or Citizens Common Stock received in the Merger in respect of the same period);

(D)

enter into, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation) in excess of $25,000, except as contemplated by this Agreement;

(E)

make application for the opening or closing of any, or open or close any, branch or automated banking facility;

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(F)

increase salary or wages, grant or agree to pay any bonus (discretionary or otherwise) or severance or termination pay to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers, employees or consultants, except: (i) as may be required pursuant to commitments existing on the date hereof and set forth on FNB Disclosure Schedules 4.9.1 and 4.13.1 or as required pursuant to this Agreement; (ii) for bonuses, incentive payments and salary adjustments in the ordinary course of business consistent with past practice; or (iii) as otherwise contemplated by this Agreement. FNB shall not hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $40,000; provided, however, that FNB may hire at-will, non-officer employees at an annual compensation rate not to exceed $30,000 to fill vacancies that may from time to time arise in the ordinary course of business; provided, further, that FNB shall not hire any new employee without first seeking to fill any position internally;

(G)

enter into or, except as may be required by law or any such plan or agreement or by the terms of this Agreement and the transactions contemplated herein, modify any pension, retirement, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business and consistent with past practice;

(H)

merge or consolidate FNB with any other Person; sell or lease all or any substantial portion of the assets or business of FNB; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between FNB and any other Person; enter into a purchase and assumption transaction with respect to deposits and liabilities; incur deposit liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice and in keeping with prevailing competitive rates; permit the revocation or surrender by FNB of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

(I)

except for transactions with the FHLB, subject any asset of FNB to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, pledges in connection with acceptance of governmental deposits, and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

(J)

change its method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or regulatory accounting principles or by any Bank Regulator responsible for regulating FNB;

(K)

waive, release, grant or transfer any rights of value or modify or change any existing indebtedness to which FNB is a party other than in the ordinary course of business consistent with past practice;

(L)

increase its investment securities portfolio above the amount set forth in its fiscal year 2015 budget provided to Citizens;

(M)

subject to subsection (L), purchase any securities except securities: (i) rated “A” or higher by either Standard & Poor’s Ratings Services or Moody’s Investors Service, and (ii) having a duration of not more than three (3) years;

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(N)

except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on FNB Disclosure Schedule 6.1.2(N), and except for the renewal of existing lines of credit, (i) make or acquire any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) in excess of $1.0 million or (ii) make or acquire any new loan or other credit facility commitment (including without limitation, loan participations, lines of credit and letters of credit) in any amount that would result in a lending relationship to a borrower or an affiliated group of borrowers in excess of $1.0 million;

(O)

enter into, renew, extend or modify any other transaction (other than a deposit transaction) with any Affiliate;

(P)

enter into any futures contracts, options, interest rate caps, interest rate floors, interest rate exchange agreements or other agreements or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(Q)

except for the execution of this Agreement, and actions taken or which will be taken in accordance with this Agreement and performance hereunder, take any action that would give rise to a right of payment to any individual under any employment agreement;

(R)

make any change in policies in existence on the date of this Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other banking policies except as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles or by a Bank Regulator;

(S)

except for the execution of this Agreement, and the transactions contemplated hereby and any terminations of employment, take any action that would give rise to an acceleration of the right to payment to any individual under any FNB Benefit Plan;

(T)

make any capital expenditures in excess of $15,000 individually or $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and as set forth on FNB Disclosure Schedule 6.1.2(T).

(U)

purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

(V)

except for existing commitments to sell any participation interest in any loan, sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate that are consistent with past practice) unless Citizens has been given the first opportunity and a reasonable time to purchase any loan participation being sold, or purchase any participation interest in any loan other than purchases of participation interests from Citizens;

(W)

undertake or enter into any lease, contract or other commitment for its account, other than in the ordinary course of providing credit to customers as part of its banking business, involving a payment by FNB of more than $35,000 annually, or containing any financial commitment extending beyond twelve (12) months from the date hereof;

(X)

pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages in the amount not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings;

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(Y)

except as set forth in FNB Disclosure Schedule 6.1.2(Y), foreclose upon or take a deed or title to any commercial real estate without having a Phase I environmental assessment of the property conducted as of a reasonably current date and, if such Phase I environmental assessment of the property indicates the presence of Materials of Environmental Concern, providing notice to Citizens thereof prior to final sale;

(Z)

purchase or sell any mortgage loan servicing rights other than in the ordinary course of business consistent with past practice;

(AA)

issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Citizens and, to the extent relating to post-Closing employment, benefit or compensation information without the prior consent of Citizens (which shall not be unreasonably withheld, conditioned or delayed) or issue any broadly distributed communication of a general nature to customers without the prior approval of Citizens (which shall not be unreasonably withheld, conditioned or delayed), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

(BB)

make, change or rescind any material election concerning Taxes or Tax Returns, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment or surrender any right to claim a refund of Taxes or obtain any Tax ruling; or

(CC)

enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

6.2

Current Information.

6.2.1

During the period from the date of this Agreement to the Effective Time, FNB will cause one or more of its representatives to confer with representatives of Citizens to inform Citizens regarding FNB’s operations at such times as Citizens may reasonably request. FNB will promptly notify Citizens of any material change in the ordinary course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving FNB. Without limiting the foregoing, senior officers of Citizens and FNB shall meet monthly to review, to the extent permitted by applicable law, the financial and operational affairs of FNB, and FNB shall give due consideration to Citizens’ input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither Citizens nor First Citizens shall under any circumstance be permitted to exercise control of FNB prior to the Effective Time.

6.2.2

FNB and Citizens shall cooperate regarding a plan for the conversion of data processing and related electronic informational systems of FNB to those used by Citizens, which planning shall include, but not be limited to, discussion of the possible termination by FNB of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by FNB in connection with its systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that FNB shall not be obligated to take any such action prior to the Effective Time and, unless FNB otherwise agrees and provided it is permitted by applicable law, no conversion shall take place prior to the Effective Time. Citizens and First Citizens shall indemnify FNB for any reasonable out-of-pocket fees, expenses, or charges that FNB may incur as a result of taking, at the request of Citizens or any Citizens Subsidiary, any action to facilitate the conversion.

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6.2.3

FNB shall provide Citizens, within fifteen (15) Business Days of the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Accounting Standards Codification 310-40, (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans thirty (30) days or more past due as to principal and interest as of the end of such month and (v) and impaired loans. On a monthly basis, FNB shall provide Citizens with a schedule of all (x) loan grading changes and (y) loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan. FNB will promptly prepare and provide Citizens with the minutes of all FNB officer and director loan committee meetings.

6.2.4

FNB shall promptly inform Citizens, to the extent permitted by applicable law, upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of FNB under any labor or employment law.

6.3

Access to Properties and Records.

Subject to Section 11.1, FNB shall permit Citizens access upon reasonable notice and at reasonable times to its properties, and shall disclose and make available to Citizens during normal business hours all of its books and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ and stockholders’ meetings (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter that FNB reasonably determines should be kept confidential), organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Citizens may have a reasonable interest; provided, however, that FNB shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in FNB’s reasonable judgment, would interfere with the normal conduct of FNB’s business or would violate or prejudice the rights or business interests or confidences of any customer or other Person or entity or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law. FNB shall provide and shall request its auditors to provide Citizens with such historical financial information regarding it (and related audit reports and consents) as Citizens may reasonably request for Securities Law disclosure purposes. Citizens shall use commercially reasonable efforts to minimize any interference with FNB’s regular business operations during any such access to FNB’s property, books and records. FNB shall permit Citizens, at Citizens’ expense, to (i) cause a Phase I environmental assessment to be performed at any physical location owned or occupied by FNB and (ii) cause an appraisal to be performed in respect of any real property owned by FNB.

6.4

Financial and Other Statements.

6.4.1

Promptly upon receipt thereof, FNB will furnish to Citizens copies of each annual, interim or special audit of the financial statements of FNB made by its independent certified public accountants and copies of all internal control reports submitted to FNB by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the financial statements of FNB made by such accountants.

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6.4.2

As soon as reasonably available, but in no event later than the date such documents are filed with the OCC or FRB, FNB will deliver to Citizens the FNB Regulatory Report filed by FNB. Within twenty-five (25) days after the end of each month, FNB will deliver to Citizens a balance sheet and a statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.

6.4.3

FNB will advise Citizens promptly upon receipt of any inquiry or examination report of any Bank Regulator with respect to the condition or activities of FNB.

6.4.4

With reasonable promptness, FNB will furnish to Citizens such additional financial data that FNB possesses and as Citizens may reasonably request, including without limitation, detailed monthly financial statements and loan reports and detailed deposit reports.

6.5

Maintenance of Insurance.

FNB shall use commercially reasonable efforts to maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that maintained by FNB as of the date of this Agreement and set forth on FNB Disclosure Schedule 4.10.3. FNB will promptly inform Citizens if FNB receives notice from an insurance carrier that (i) an insurance policy will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policy of insurance will be substantially increased.

6.6

Disclosure Supplements.

From time to time prior to the Effective Time, FNB will promptly supplement or amend the FNB Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such FNB Disclosure Schedule or which is necessary to correct any information in such FNB Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such FNB Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

6.7

Consents and Approvals of Third Parties.

FNB shall use its commercially reasonable efforts to obtain as soon as practicable all consents and approvals of any other Persons or entities necessary for the consummation of the transactions contemplated by this Agreement.

6.8

All Reasonable Efforts.

Subject to the terms and conditions herein provided, FNB agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

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6.9

Failure to Fulfill Conditions.

If FNB determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify Citizens.

6.10

No Solicitation.

From and after the date hereof until the termination of this Agreement, FNB shall not, and shall not authorize or permit any of its officers, directors, employees, representatives, agents and affiliates (including, without limitation, any investment banker, attorney or accountant retained by FNB), directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or agree to or endorse any Acquisition Proposal; provided, however, that nothing contained in this Section 6.10 shall prohibit the Board of Directors of FNB from (i) complying with its disclosure obligations under federal or state law; or (ii) prior to the time that the FNB Stockholders Meeting has occurred, furnishing information to, or engaging in discussions or negotiations with, any Person that makes an Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors of FNB determines in good faith (after consultation with its financial and legal advisors), taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, that such proposal, if consummated, is reasonably likely to result in a transaction more favorable to FNB’s stockholders from a financial point of view than the Merger; and (B) such Acquisition Proposal was not solicited by FNB and did not otherwise result from a breach of this Section 6.10 by FNB (such proposal that satisfies clauses (A) and (B) being referred to herein as a “Superior Proposal”); and provided, further, nothing contained in this Agreement shall prohibit FNB from (i) issuing a “stop-look-and-listen communication” pursuant to Rule 14d-9(f) or taking and disclosing to its stockholders a position as required by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or (ii) otherwise disclosing any information to its stockholders that the Board of Directors of FNB determines in good faith (after consultation with its outside legal counsel) that it is required to disclose in order to not breach its fiduciary duties to FNB’s stockholders under applicable law, subject to compliance with the requirements of this Section 6.10. FNB shall promptly, but in no event later than two (2) calendar days, notify Citizens of such inquiries, proposals or offers received by, any such information requested from, or any such discussions or negotiations sought to be initiated or continued with FNB or any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any inquiries, proposals or offers. In addition, prior to furnishing any information to, or engaging in discussions or negotiations with, any such Person, FNB shall receive from such Person an executed confidentiality agreement in form and substance identical in all material respects to the Confidentiality Agreement. For purposes of this Agreement, “Acquisition Proposal” shall mean any proposal or offer as to any of the following (other than the transactions contemplated hereunder) involving FNB: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of FNB in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of capital stock of FNB or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

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6.11

FNB 401(k) Plan Termination.

The FNB 401(k) Plan shall be terminated immediately prior to the Effective Time (the “FNB 401(k) Plan Termination Date”). As soon as practicable, FNB shall file or cause to be filed all necessary documents with the IRS for a determination letter that the termination of the Plan as of the 401(k) Plan Termination Date will not adversely affect the FNB 401(k) Plan’s qualified status. As soon as practicable following receipt of a favorable determination letter from the IRS regarding the qualified status of the FNB 401(k) Plan upon termination, the account balances in the FNB 401(k) Plan shall be distributed to participants and beneficiaries or transferred to an eligible tax-qualified plan or individual retirement account as a participant or beneficiary may direct. FNB shall adopt the necessary amendments and board resolutions to effect the provisions of this Section 6.11.

6.12

Stockholder Litigation.

FNB shall promptly notify Citizens of any stockholder litigation against FNB and/or its directors or Affiliates relating to the transactions contemplated by this Agreement and shall give Citizens the opportunity to participate at its own expense in the defense or settlement of any such litigation. No such settlement shall be agreed to without Citizens’ prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

6.13

Vantiv Contract Termination.

FNB shall terminate the Vantiv contract to which it is a party immediately prior to the Closing Date, unless Citizens directs otherwise in writing.

ARTICLE VII
COVENANTS OF CITIZENS

7.1

Conduct of Business.

7.1.1

Covenants of Citizens.

(A)

During the period from the date of this Agreement to the Effective Time, except with the written consent of FNB, which consent will not be unreasonably withheld, conditioned or delayed, Citizens will, and it will cause each Citizens Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action which would (i)  change or waive any provision of its articles of incorporation (or charter in the case of First Citizens) or bylaws in any way adverse to the rights of FNB shareholders, except as required by law; (ii) materially adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals or consummate the Merger; (iii) materially adversely affect its ability to perform its covenants and agreements under this Agreement; (iv) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; or (v) prevent or impede, or be reasonably likely to prevent or impede, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(B)

Prior to the Effective Time, Citizens shall deposit, or shall cause to be deposited, with the Exchange Agent the Exchange Fund.

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(C)

Citizens agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement or consented to by FNB in writing, which consent (which may include consent via electronic mail) will not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the Citizens Subsidiaries not to issue any shares of Citizens Common Stock, or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, except that Citizens may issue shares of Citizens Common Stock (i) upon the valid exercise of presently outstanding options to acquire Citizens Common Stock and options that may be granted, (ii) to fund dividend reinvestment, (iii) to fund purchases under its employee stock purchase plan, and (iv) to grant restricted stock awards.

(D)

Citizens will promptly notify FNB of any material change in the ordinary course of its business or in the operations of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating the same may be contemplated), or the institution or the threat of material litigation involving Citizens or First Citizens.

(E)

Citizens shall provide FNB, upon request and within fifteen (15) Business Days of the end of each calendar month, a written list of nonperforming assets (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in Accounting Standards Codification 310-40, (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans thirty (30) days or more past due as to principal and interest as of the end of such month and (v) and impaired loans.

7.2

Access to Properties and Records.

Subject to Section 11.1, Citizens shall permit FNB access upon reasonable notice and at reasonable times to its properties and those of the Citizens Subsidiaries, and shall disclose and make available to FNB during normal business hours all of its books and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ and shareholders’ meetings (other than minutes that discuss any of the transactions contemplated by this Agreement or any other subject matter that Citizens reasonably determines should be kept confidential), organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which FNB may have a reasonable interest; provided, however, that Citizens shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in Citizens’ reasonable judgment, would interfere with the normal conduct of Citizens’ business or would violate or prejudice the rights or business interests or confidences of any customer or other Person or entity or would result in the waiver by it of the privilege protecting communications between it and any of its counsel or contravene any applicable law.

7.3

Financial and Other Statements.

7.3.1

Promptly upon receipt thereof, Citizens will furnish to FNB copies of each annual, interim or special audit of the financial statements of Citizens and the Citizens Subsidiaries made by its independent registered public accountants and copies of all internal control reports submitted to Citizens by such accountants, or by any other accounting firm rendering internal audit services, in connection with each annual, interim or special audit of the financial statements of Citizens and the Citizens Subsidiaries made by such accountants.

7.3.2

As soon as reasonably available, but in no event later than the date such documents are filed with the PDOB, FDIC or FRB, Citizens will deliver to FNB the Citizens Regulatory Report filed by Citizens or First Citizens. Within twenty-five (25) days after the end of each month, Citizens will deliver to FNB a consolidating balance sheet and a consolidating statement of operations, without related notes, for such month prepared in accordance with current financial reporting practices, as well as a month-end and year to date comparison to budget.

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7.3.3

Citizens will advise FNB promptly upon receipt of any inquiry or examination report of any Bank Regulator with respect to the condition or activities of Citizens or First Citizens.

7.3.4

With reasonable promptness, Citizens will furnish to FNB such additional financial data that Citizens possesses and as FNB may reasonably request, including without limitation, detailed monthly financial statements and loan reports and detailed deposit reports.

7.4

Maintenance of Insurance.

Citizens shall use commercially reasonable efforts to maintain insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business, with such coverage and in such amounts not less than that maintained by Citizens as of the date of this Agreement and set forth on Citizens Disclosure Schedule 5.10.3. Citizens will promptly inform FNB if Citizens receives notice from an insurance carrier that (i) an insurance policy will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to any policy of insurance will be substantially increased.

7.5

Disclosure Supplements.

From time to time prior to the Effective Time, Citizens will promptly supplement or amend the Citizens Disclosure Schedule delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Citizens Disclosure Schedule or which is necessary to correct any information in such Citizens Disclosure Schedule which has been rendered materially inaccurate thereby. No supplement or amendment to such Citizens Disclosure Schedule shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article IX.

7.6

Consents and Approvals of Third Parties.

Citizens shall use its commercially reasonable efforts, and shall cause each Citizens Subsidiary to use its commercially reasonable efforts, to obtain as soon as practicable all consents and approvals of any other Persons necessary for the consummation of the transactions contemplated by this Agreement.

7.7

All Reasonable Efforts.

Subject to the terms and conditions herein provided, Citizens agrees to use and agrees to cause each Citizens Subsidiary to use reasonable best efforts in good faith to take, or cause to be taken, all action and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

7.8

Failure to Fulfill Conditions.

If Citizens determines that a condition to its obligation to complete the Merger cannot be fulfilled and that it will not waive that condition, it will promptly notify FNB.

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7.9

Employee Matters.

7.9.1

Except as otherwise provided in this Agreement, Citizens will review all the FNB Benefit Plans to determine whether to maintain, terminate or continue such plans after the Effective Time. If reasonably requested by Citizens in writing not later than ten (10) days before the Closing Date and provided that Citizens has indicated in writing that the conditions to its obligations set forth in Section 9.2 hereof have been satisfied or waived, FNB shall take such steps within its power to effectuate or initiate a freeze or termination of any FNB Benefit Plan as of the Effective Time. In the event that any FNB Benefit Plan is frozen or terminated by Citizens, or request to be frozen or terminated by Citizens, Citizens will use best efforts so that the former employees of FNB who become employees of Citizens or First Citizens after the Effective Time (the “Continuing Employees”) will become eligible to participate in any Citizens Benefit Plan of similar character available to new employees of Citizens or First Citizens, to extent one exists (other than that the First Citizens Community Bank Account Balance Pension Plan, as amended and restated, and other than any Citizens or Citizens Subsidiary non-qualified deferred compensation plan, employment agreement, change in control agreement or equity incentive plan or other similar-type of arrangement). Continuing Employees who become participants in a Citizens Benefits Plan shall, for purposes of determining eligibility for and any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of FNB prior to the Effective Time. This Agreement shall not be construed to limit the ability of Citizens or First Citizens from and after the Effective Time to terminate the employment of any employee of FNB or to review any FNB Benefit Plan from time to time and to make such changes (including terminating any such plan) as they deem appropriate. Except to the extent of commitments herein or other contractual commitments, if any, specifically made or assumed by Citizens hereunder or by operation of law, Citizens or any Citizens Subsidiary shall have no obligation arising from and after the Effective Time to continue in its employ or in any specific job or to provide to any specified level of compensation or any incentive payments, benefits or perquisites to any Person who is an employee of FNB as of the Effective Time.

7.9.2

Citizens shall honor the terms of the employment and change in control severance agreements listed on FNB Disclosure Schedule 4.13.1 unless superseded by an agreement entered into with Citizens or any Citizens Subsidiary. The estimated amounts payable under such employment and change in control severance agreements are provided in the Benefits Schedule.

7.9.3

Citizens agrees to cause Citizens or FNB to provide severance pay, as set forth below, to any current employee of FNB (excluding any employee of FNB who is a party to an employment agreement, change-in-control agreement or any other agreement that provides for severance payments) whose employment is terminated by FNB prior to the Effective Time at the request of Citizens or by Citizens within one year beyond the Effective Time because the employee’s position is eliminated or the employee is not offered or retained in comparable employment (i.e., a position with no reduction in base pay, or scheduled hours, and where the employee is not required to commute more than 30 additional miles than the employee’s present commute), excluding any employee who has accepted an offer from Citizens of noncomparable employment and also excluding any employee whose employment is terminated for “cause” (as defined below). The severance pay to be provided by FNB or Citizens under this provision shall equal two weeks “base pay” (as defined below) for each full year of service (including service with FNB and Citizens and any subsidiary of each), with a minimum of two (2) weeks and a maximum of twenty-six (26) weeks of base pay.  For purposes of this provision, the term “base pay” means (A) with respect to a salaried employee, the employee’s annual base salary prior to any pre-tax deductions, and (B) with respect to an hourly employee, the employee’s total scheduled hours (prorated, as appropriate) prior to any pre-tax deductions for the twelve (12) full calendar months preceding the month in which the Effective Time occurs, including base salary and overtime pay. Also, for purposes of this provision, the term “cause” means termination because of material neglect of or material refusal to perform, other than as a result of sickness, accident or similar cause beyond an employee’s reasonable control, any duty or responsibility as an employee of FNB or Citizens; dishonesty with respect to FNB or Citizens or the commission of any crime (other than minor traffic violations); or any material misconduct or material neglect of duties by the employee in connection with the business or affairs of FNB or Citizens. The foregoing definition of “cause” is in no way intended to limit or qualify the right of FNB or Citizens to terminate any person’s employment for any reason. Employees receiving severance payments will be required to execute appropriate release of claims documents.

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7.9.4

Citizens shall honor the terms of the First National Bank of Fredericksburg Salary Continuation Plan. The estimated amounts payable under such salary continuation plan are provided in the FNB Benefits Schedule.

7.9.5

Citizens shall honor the terms of any split-dollar life insurance agreement entered into with any employee or director of FNB and listed on FNB Disclosure Schedule 4.13.1.

7.9.6

In the event of any termination of any FNB health plan or consolidation of any such plan with any Citizens or First Citizens health plan, Citizens shall make available to Continuing Employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to Citizens and First Citizens employees. Unless a Continuing Employee affirmatively terminates coverage under a FNB health plan prior to the time that such Continuing Employee becomes eligible to participate in the Citizens health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the FNB health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Citizens or First Citizens and their dependents. In the event of a termination or consolidation of any FNB health plan, terminated employees of FNB and qualified beneficiaries will have the right to continued coverage under group health plans of Citizens in accordance with COBRA.

7.9.7

Corporate Governance.

(A)

In addition to the obligations of First Citizens set forth in Section 2.4, Citizens shall take all appropriate action, prior to the Closing Date, so that effective immediately after the Effective Time, the same individual contemplated by Section 2.4 shall be appointed and elected to the Board of Directors of Citizens. If the term of the class of directors to which such individual is appointed and elected shall expire within three (3) years of the Effective Time, Citizens agrees to cause such individual to be nominated and recommended for election by the shareholders at the next election of directors to such class of directors, provided such individual continues to meet the director eligibility requirements set forth in Citizens’ articles of incorporation, bylaws, and other corporate governance documents, if any.

(B)

Citizens will establish a regional advisory board (the “Advisory Board”) and will consult with the FNB Board of Directors about the composition of the Advisory Board.

7.9.8

Retention Pool. Citizens shall establish a retention pool of up to $50,000 from which to pay retention bonuses to Continuing Employees who remain employed by Citizens or First Citizens after the Closing Date for a period not to exceed six (6) months. Citizens and FNB shall mutually agree upon which FNB employees will be eligible to receive a retention bonus, the amount of each such retention bonus, as well as the date through which each such employee must remain employed to be eligible to receive the bonus. Citizens or First Citizens will pay such retention bonuses on the first pay period following the date through which the employee was required to be employed in order to be eligible to receive the bonus.

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7.10

Directors and Officers Indemnification and Insurance.

7.10.1

For six (6) years following the Effective Time, Citizens shall maintain directors’ and officers’ liability insurance covering the persons who are presently covered by FNB’s current directors’ and officers’ liability insurance policy with respect to actions, omissions, events or matters occurring prior to the Effective Time on terms which are at least substantially equivalent to the terms of said current policy; provided, however, that in no event shall Citizens be required to expend annually pursuant to this Section 7.10.1 more than an amount equal to 150% of the current annual amount expended by FNB with respect to such insurance, as set forth on FNB Disclosure Schedule 7.10.1 (the “Maximum Amount”); provided, further, that if the amount of the aggregate premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Citizens shall maintain the most advantageous policies of directors and officers insurance obtainable for an annual premium equal to the Maximum Amount. In lieu of the foregoing, Citizens, or FNB upon the consent of Citizens, which consent will not be unreasonably withheld, may obtain at or prior to the Effective Time a prepaid “tail” policy providing single limit equivalent coverage to that described in the preceding sentence for a premium cost not to exceed 150% of the annual premium most recently paid by FNB. In connection with the foregoing, FNB agrees in order for Citizens to fulfill its agreement to provide directors’ and officers’ liability insurance policies for six (6) years to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

7.10.2

In addition to Section 7.10.1, Citizens shall, from and for six (6) years following the Effective Time, to the fullest extent permitted under applicable law and the current provisions of the articles of incorporation and bylaws (or comparable organizational documents) of FNB (to the extent not prohibited by federal law), indemnify, defend and hold harmless each Person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of FNB (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Citizens, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each, a “Claim”) in which an Indemnified Party is or is threatened to be made a party or witness in whole or in part or arising in whole or in part out of the fact that such Person is or was an officer or director of FNB or was prior to the Effective Time serving at the request of any such party as a director, officer, employee, trustee or partner of another Person or benefit plan if such Claim pertains to any matter of fact arising, existing, or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time. Any Indemnified Party wishing to claim indemnification under this Section 7.10.2 upon learning of any Claim, shall notify Citizens (but the failure so to notify Citizens shall not relieve it from any liability which it may have under this Section 7.10.2, except to the extent such failure materially prejudices Citizens). In the event of any such Claim (whether arising before or after the Effective Time) (1) Citizens shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption Citizens shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Citizens elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between Citizens and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Citizens shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) except to the extent otherwise required due to conflicts of interest, Citizens shall be obligated pursuant to this paragraph to pay for only one (1) firm of counsel for all Indemnified Parties unless there is a conflict of interest that necessitates more than one law firm, and (3) Citizens shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Citizens shall also advance expenses as incurred in each case upon receipt of an undertaking from the Indemnified Party to repay such advanced expenses if it is determined by a final and nonappealable judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder.

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7.10.3

If either Citizens or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Citizens shall assume the obligations set forth in this Section 7.10.

7.10.4

The obligations of Citizens provided under this Section 7.10 are intended to be enforceable against Citizens directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Citizens.

7.11

Reservation of Stock.

Citizens agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of Citizens Common Stock to fulfill its obligations under this Agreement.

7.12

Communications to FNB Employees; Training.

Citizens and FNB agree that as promptly as practicable following the execution of this Agreement, meetings with employees of FNB shall be held at such locations as Citizens and FNB shall mutually agree, provided that representatives of FNB shall be permitted to attend such meetings. Citizens and FNB shall mutually agree in advance as to the scope and content of all communications to the employees of FNB regarding this Agreement and the transactions contemplated thereunder. At mutually agreed upon times following execution of this Agreement, representatives of Citizens shall be permitted to meet with the employees of FNB to discuss employment opportunities with Citizens, provided that representatives of FNB shall be permitted to attend any such meeting. From and after the first date on which all Regulatory Approvals (and waivers, if applicable) and the FNB Stockholder Approval (disregarding any waiting period) have been obtained, Citizens shall also be permitted to conduct training sessions outside of normal business hours or at other times as FNB may agree, with the employees of FNB and may conduct such training seminars at any branch location of FNB; provided that Citizens will in good faith attempt to schedule such training sessions in a manner which does not unreasonably interfere with FNB’s normal business operations.

ARTICLE VIII
REGULATORY AND OTHER MATTERS

8.1

Meeting of Stockholders.

FNB will (i) take all steps necessary to duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable after the Merger Registration Statement is declared effective by the SEC for the purpose of considering this Agreement and the Merger (the “FNB Stockholders Meeting”), except as otherwise provided in this section, (ii) subject to the following sentence, in connection with the solicitation of proxies with respect to the FNB Stockholders Meeting, have its Board of Directors recommend approval of this Agreement to the FNB stockholders; and (iii) cooperate and consult with Citizens with respect to each of the foregoing matters.  The Board of Directors of FNB may fail to make such a recommendation referred to in clause (ii) above, or withdraw, modify or change any such recommendation only if such Board of Directors, after having consulted with and considered the advice of its financial and legal advisors, has determined that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would reasonably be likely to constitute a breach of the fiduciary duties of such directors under applicable law.

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8.2

Proxy Statement-Prospectus; Merger Registration Statement.

8.2.1

For the purposes of (i) registering Citizens Common Stock to be offered to holders of FNB Common Stock in connection with the Merger with the SEC under the Securities Act, and (ii) holding the FNB Stockholders Meeting, Citizens shall prepare, and FNB shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws and the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement/prospectus in the form mailed by FNB to the FNB stockholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). Citizens shall provide FNB and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus, and shall incorporate all appropriate comments thereto, prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. Each of Citizens and FNB shall use its reasonable best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and FNB shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. Citizens shall also use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and FNB shall furnish all information concerning FNB and the holders of FNB Common Stock as may be reasonably requested in connection with any such action.

8.2.2

Citizens shall, as soon as practicable, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. Citizens will advise FNB promptly after Citizens receives notice of the time when the Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the registration of the shares of Citizens Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information, and Citizens will provide FNB with as many copies of such Merger Registration Statement and all amendments thereto promptly upon the filing thereof as FNB may reasonably request.

8.2.3

FNB and Citizens shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, FNB shall cooperate with Citizens in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and Citizens shall file an amended Merger Registration Statement with the SEC, and FNB shall mail an amended Proxy Statement-Prospectus to its stockholders.

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8.3

Regulatory Approvals.

Each of FNB and Citizens will cooperate with the other and use reasonable efforts to promptly prepare and as soon as practicable following the date hereof file all necessary documentation to obtain all necessary permits, consents, waivers, approvals and authorizations of the Bank Regulators or any other third parties or Governmental Entities necessary to consummate the transactions contemplated by this Agreement. FNB and Citizens will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of FNB or Citizens to any Bank Regulator or Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. FNB shall have the right to review and approve in advance all characterizations of the information relating to FNB which appears in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity. In addition, FNB and Citizens shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Entity prior to its filing. Each of FNB and Citizens will cooperate with each other and use their reasonable best efforts to address any conditions in any regulatory approval to allow for the consummation of the transactions contemplated by this Agreement.

ARTICLE IX
CLOSING CONDITIONS

9.1

Conditions to Each Party’s Obligations Under this Agreement.

The respective obligations of each party to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

9.1.1

Stockholder Approval. This Agreement and each transaction contemplated hereby requiring stockholder approval shall have been approved and adopted by the requisite vote of the stockholders of FNB.

9.1.2

Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

9.1.3

Regulatory Approvals. All Regulatory Approvals required to complete the Merger shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired and no such approval, authorization or consent shall include any condition or requirement that would result in a Material Adverse Effect on Citizens or FNB.

9.1.4

Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Citizens Common Stock in the Merger is subject to the state securities or “blue sky” laws of any state, shall not be subject to a stop order of any state securities commissioner.

9.2

Conditions to the Obligations of Citizens under this Agreement.

The obligations of Citizens and First Citizens to affect the Closing shall be further subject to the satisfaction of the following conditions at or prior to the Closing Date, unless waived by Citizens:

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9.2.1

Representations and Warranties. Each of the representations and warranties of FNB set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 4.1; and FNB shall have delivered to Citizens a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of FNB as of the Closing Date.

9.2.2

Agreements and Covenants. FNB shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Citizens shall have received a certificate signed on behalf of FNB by the Chief Executive Officer and Chief Financial Officer of FNB to such effect dated as of the Closing Date.

9.2.3

No Material Adverse Effect. Since the date of this Agreement there shall not have occurred any event or circumstance that has had a Material Adverse Effect on FNB.

9.2.4

Tax Opinion. Citizens and First Citizens shall have received an opinion of Luse Gorman, PC, counsel to Citizens and First Citizens, dated the Closing Date, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Code.  In rendering its opinion, such counsel may require and rely upon customary representations contained in certificates of officers of Citizens, First Citizens and FNB, reasonably satisfactory in form and substance to such counsel.

9.3

Conditions to the Obligations of FNB under this Agreement.

The obligations of FNB to affect the Closing shall be further subject to the satisfaction of the following conditions at or prior to the Closing Date, unless waived by FNB:

9.3.1

Representations and Warranties. Each of the representations and warranties of Citizens set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, which only need be true and correct as of such earlier date), in any case subject to the standard set forth in Section 5.1; and Citizens shall have delivered to FNB a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of Citizens as of the Closing Date.

9.3.2

Agreements and Covenants. Citizens and First Citizens shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and FNB shall have received a certificate signed on behalf of Citizens by the Chief Executive Officer and Chief Financial Officer of Citizens to such effect dated as of the Closing Date.

9.3.3

No Material Adverse Effect. Since the date of this Agreement there shall not have occurred any event or circumstance that has had a Material Adverse Effect on Citizens.

9.3.4

Tax Opinion. FNB shall have received an opinion of Rhoads & Sinon LLP, counsel to FNB, dated the Closing Date, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Code.  In rendering its opinion, such counsel may require and rely upon customary representations contained in certificates of officers of Citizens, First Citizens and FNB, reasonably satisfactory in form and substance to such counsel.

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ARTICLE X
TERMINATION, AMENDMENT AND WAIVER

10.1

Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of FNB (except as otherwise indicated below):

10.1.1

By the mutual written agreement of Citizens and First Citizens, on the one hand, and FNB, on the other hand;

10.1.2

By either Citizens and First Citizens, on the one hand, or FNB, on the other hand (provided, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice of such breach by the terminating party to the other party, conditioned upon the breaching party promptly commencing to cure the breach and thereafter continuing to cure the breach; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by FNB) or Section 9.3.1 (in the case of a breach of a representation or warranty by Citizens);

10.1.3

By either Citizens and First Citizens, on the one hand, or FNB, on the other hand (provided, that the terminating party is not then in breach of any representation, warranty, covenant or other agreement contained herein), if there shall have been a failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Closing Date or shall not have been cured within thirty (30) days after written notice of such failure by the terminating party to the other party, conditioned upon the breaching party promptly commencing to cure the breach and thereafter continuing to cure; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by FNB) or Section 9.3.2 (in the case of a breach of covenant by Citizens);

10.1.4

By either Citizens and First Citizens, on the one hand, or FNB, on the other hand, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Citizens and First Citizens, on the one hand, and FNB, on the other hand; provided, that no party may terminate this Agreement pursuant to this Section 10.1.4 if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement;

10.1.5

By either Citizens and First Citizens, on the one hand, or FNB, on the other hand, if the stockholders of FNB shall have voted at the FNB Stockholders Meeting on the transactions contemplated by this Agreement and such vote shall not have been sufficient to approve and adopt such transactions.

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10.1.6

By either Citizens and First Citizens, on the one hand, or FNB, on the other hand, if (i) final action has been taken by a Bank Regulator whose approval is required in order to satisfy the conditions to the parties’ obligations to consummate the transactions contemplated hereby as set forth in Article IX, which final action (x) has become unappealable and (y) does not approve this Agreement or the transactions contemplated hereby, (ii) any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

10.1.7

By Citizens and First Citizens, if FNB has received a Superior Proposal and FNB has entered into an acquisition agreement with respect to the Superior Proposal or the Board of Directors of FNB has withdrawn its recommendation of this Agreement, has failed to make such recommendation, or has modified or qualified its recommendation in a manner adverse to Citizens an First Citizens.

10.1.8

By FNB, if FNB has received a Superior Proposal and the Board of Directors of FNB has made a determination to accept such Superior Proposal; provided that FNB shall not terminate this Agreement pursuant to this Section 10.1.8 and enter into a definitive agreement with respect to the Superior Proposal until the expiration of five (5) Business Days following Citizens’ receipt of written notice advising Citizens that FNB has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the Person making the Superior Proposal and stating whether FNB intends to enter into a definitive agreement with respect to the Superior Proposal (a “Notice of Superior Proposal”). After providing such Notice of Superior Proposal, FNB shall provide a reasonable opportunity to Citizens during the five (5)-day period to make such adjustments in the terms and conditions of this Agreement as would enable FNB to proceed with the Merger on such adjusted terms. Any material amendment of such Superior Proposal shall require a new Notice of Superior Proposal and FNB shall be required to comply again with the requirements of this Section 10.1.8; provided, however, that references to the five (5) Business Day period above shall be deemed to be references to a two (2) Business Day period.

10.1.9

By the Board of Directors of FNB if it so determines by a majority vote of the members of the entire Board of Directors of FNB, at any time during the five-day period commencing on the Determination Date, such termination to be effective on the 30th day following such Determination Date only if both of the following conditions are satisfied:

(A)          The number obtained by dividing the Average Closing Price by the Starting Price (as defined below) (the “Citizens Ratio”) shall be less than 0.80; and

(B)

(x) the Citizens Ratio shall be less than (y) the number obtained by dividing the Final Index Price by the Index Price on the Starting Date (each as defined below) and subtracting 0.20 from the quotient in this clause (B) (y) (such number in this clause (B) (y) that results from dividing the Final Index Price by the Index Price on the Starting Date being referred to herein as the “Index Ratio”);

subject, however, to the following three sentences. If FNB elects to exercise its termination right pursuant to this Section 10.1.9, it shall give written notice to Citizens (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned five-day period). During the five-day period commencing with its receipt of such notice, Citizens shall have the option to increase the consideration to be received by the holders of FNB Common Stock hereunder, by adjusting the Exchange Ratio (calculated to the nearest one one-thousandth), or by providing, in whole or in part, the cash equivalent thereof (at the option of Citizens), to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Starting Price, 0.80 and the Exchange Ratio (as then in effect) by (B) the Average Closing Price and (y) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (B) the Citizens Ratio. If Citizens so elects within such five-day period, it shall give prompt written notice to FNB of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1.9 and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified.)

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For purposes of this Section 10.1.9 the following terms shall have the meanings indicated:

“Average Closing Price” shall mean the average of the daily closing prices for the shares of Citizens Common Stock as reported on OTC Pink Market for the twenty (20) consecutive full trading days on which such shares are actually traded on the OTC Pink Market ending at the close of trading on the Determination Date.

“Determination Date” shall mean the later of (i) the first date on which all Requisite Regulatory Approvals (and waivers, if applicable, necessary for consummation of the Merger have been received (disregarding any waiting period), or (ii) the date of the FNB Stockholders Meeting.

“Final Index Price” means the sum of the Final Prices, as adjusted for the index weighting, of each company comprising the Index Group.

“Final Price” with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company (and if there is no closing sales price on any such day, then the mean between the closing bid and the closing asked prices on that day), as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the ten consecutive trading days immediately preceding the Determination Date.

“Index Group” means the SNL US Bank $500 Million to $1 Billion Index.

“Index Price” means the sum of the per share closing sales price of the common stock of each company comprising the Index Group, as adjusted for the index weighting.

“Starting Date” shall mean May 21, 2015.

“Starting Price” means $50.00, adjusted in the same manner provided for the Index Group in the penultimate sentence of this Section 10.1.9.

If any company belonging to the Index Group declares or affects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 10.1.9. If a company belonging to the Index Group announces a sale between the date of this Agreement and the Determination Date, such company shall be removed from the Index Group and the relative weighting of the companies remaining in the Index Group shall be appropriately adjusted.

10.2

Effect of Termination.

10.2.1

If this Agreement is terminated pursuant to any provision of Section 10.1, this Agreement shall forthwith become void and have no further force, except that (i) the provisions of Sections 10.2, 11.1, 11.2, 11.4, 11.5, 11.6, 11.8, 11.9, 11.10, 11.11, and any other section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

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10.2.2

If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

(A)

Except as provided below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(B)

If this Agreement is terminated because of a willful and material breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder.

(C)

As a condition to and in order to induce Citizens to enter into this Agreement, and to reimburse Citizens for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, FNB hereby agrees to pay Citizens, and Citizens shall be entitled to payment of, $1,000,000 (the “Termination Fee”) by wire transfer of same day funds on the earlier of (x) the date of termination or, if such date is not a Business Day, on the next following Business Day or (y) within three (3) Business Days after written demand for payment is made by Citizens, as applicable, following the occurrence of any of the events set forth below:

(i)

FNB terminates this Agreement pursuant to Section 10.1.8 or Citizens terminates this Agreement pursuant to Section 10.1.7; or

(ii)

In the event that (a) a bona fide Acquisition Proposal has been publicly announced or otherwise made known to the senior management or Board of Directors of FNB, (b) thereafter, this Agreement is terminated (1) by Citizens pursuant to Section 10.1.2 or 10.1.3 because of a breach by FNB; (2) by Citizens pursuant to Section 10.1.4; or (3) by Citizens or FNB pursuant to Section 10.1.5 because of the failure of the stockholders of FNB to approve this Agreement at the FNB Stockholders Meeting and (c) within one (1) year after such termination, FNB enters into a definitive agreement relating to an Acquisition Proposal or the consummates an Acquisition Proposal.

(D)

The parties acknowledge that the agreements contained in this Section 10.2.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither party would enter into this Agreement. The amounts payable by FNB pursuant to this Section 10.2.2 constitute liquidated damages and not a penalty and shall be the sole and exclusive monetary remedy of Citizens if this Agreement is terminated on the bases specified in such section.

10.3

Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of FNB), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of FNB, there may not be, without further approval of such stockholders, any amendment of this Agreement which decreases the amount or value, or changes the form of, the Merger Consideration to be delivered to FNB’s stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to this Article X may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

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ARTICLE XI
MISCELLANEOUS

11.1

Confidentiality.

Except as specifically set forth herein, Citizens and FNB mutually agree to be bound by the terms of the Confidentiality Agreement, which are hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto (including pursuant to Sections 6.2 and 6.3) shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Confidentiality Agreement. The parties hereto agree that the Confidentiality Agreement shall continue in accordance with their terms, notwithstanding the termination of this Agreement.

11.2

Public Announcements.

FNB and Citizens shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither FNB nor Citizens shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto provided, however, that nothing in this Section 11.2 shall be deemed to prohibit any party from making any disclosure which it deems necessary in order to satisfy such party’s disclosure obligations imposed by law.

11.3

Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

11.4

Notices.

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by (i) receipted hand delivery, (ii) facsimile with confirmation of transmission, (iii) mailed by prepaid registered or certified mail (return receipt requested), or (iv) by recognized overnight courier addressed as follows:

If to FNB, to:	Rodney P. Seidel
President and Chief Executive Officer
The First National Bank of Fredericksburg
3016 South Pine Grove Street
Fredericksburg, Pennsylvania 17026

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With required copies to:	Dean H. Dusinberre, Esq.
Rhoads & Sinon LLP
One South Market Square, 12th Floor
Harrisburg, Pennsylvania 17108

If to Citizens and First Citizens, to:	Randall E. Black
President and Chief Executive Officer
Citizens Financial Services, Inc.
15 South Main Street
Mansfield, Pennsylvania 16933

With required copies to:	Victor L. Cangelosi, Esq.
Thomas P. Hutton, Esq.
Luse Gorman, PC
5335 Wisconsin Avenue, NW
Suite 780
Washington, DC 20015

or such other address as shall be furnished in writing by any party.

11.5

Parties in Interest.

This Agreement and the Voting Agreements shall be binding upon and shall inure to the benefit of the parties hereto or thereto and their respective successors and assigns; provided, however, that neither this Agreement and the Voting Agreements nor any of the rights, interests or obligations hereunder or thereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for Sections 7.9 and 7.10 hereof nothing in this Agreement is intended to confer upon any Person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

11.6

Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement) between the parties, both written and oral, with respect to its subject matter.

11.7

Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy of a signature page shall be deemed to be an original signature page.

11.8

Severability.

If any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

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11.9

Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.

11.10

Interpretation.

When a reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article or Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

11.11

Specific Performance.

The parties hereto agree that irreparable damage would occur if the provisions contained in this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the posting of bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such relief.

11.12

Waiver of Trial by Jury.

The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based on, or rising out of, under, or in connection with this Agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party in connection with such agreements.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first set forth above.

CITIZENS FINANCIAL SERVICES, INC.

/s/ Randall E. Black
Randall E. Black
President and Chief Executive Officer

FIRST CITIZENS COMMUNITY BANK

/s/ Randall E. Black
Randall E. Black
President and Chief Executive Officer

THE FIRST NATIONAL BANK OF FREDERICKSBURG

/s/ Rodney P. Seidel
Rodney P. Seidel
President and Chief Executive Officer

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APPENDIX B

June 30, 2015

Board of Directors

First National Bank of Fredericksburg

3016 South Pine Grove Street

Fredericksburg, PA 17026

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, no par value (the “Company Common Stock”), of First National Bank of Fredericksburg (“FNB”) of the Merger Consideration (as defined below) to be received by such holders in the proposed merger (the "Proposed Merger") by and between FNB and Citizens Financial Services, Inc. (“Citizens”) as set forth in the Agreement and Plan of Merger, dated June 30, 2015 (the "Merger Agreement"). As detailed in the Merger Agreement, FNB will merge with and into Citizens, and each share of Company Common Stock, except for Company Common Stock owned directly by FNB or Citizens (other than Trust Account Common Shares or DPC Common Shares) and Dissenting Shares (as those terms are defined in the Merger Agreement) will be converted, at the election of the holder thereof, into the right to receive $630.00 in cash or 12.600 shares of common stock, no par value, of Citizens (the “Merger Consideration”). All shareholder elections will be subject to allocation and proration procedures set forth in the Merger Agreement which are designed to ensure that, in the aggregate, a minimum of 75% of the aggregate merger consideration will consist of Citizens common stock.

In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of Citizens and FNB and reviewed certain internal financial analyses and forecasts prepared by the management of Citizens and FNB, (ii) reviewed the Merger Agreement, dated June 30, 2015, (iii) reviewed and analyzed the stock market performance of Citizens and FNB, (iv) studied and analyzed the consolidated financial and operating data of Citizens and FNB, (v) reviewed the pro forma financial impact of the Proposed Merger on Citizens, based on assumptions relating to transaction expenses, purchase accounting adjustments, cost savings and other synergies determined by senior management of Citizens and FNB, (vi) considered the financial terms of the Proposed Merger between Citizens and FNB as compared with the financial terms of comparable bank and bank holding company mergers and acquisitions, (vii) met and/or communicated with certain members of Citizens’s and FNB's senior management to discuss their respective operations, historical financial statements and future prospects, and (viii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

4 Tower Bridge • 200 Barr Harbor Drive • West Conshohocken • PA 19428-2979 phone (610) 832-1212 • fax (610) 832-5301 • www.boenninginc.com • Member FINRA/SIPC

B-1

Board of Directors

First National Bank of Fredericksburg

June 30, 2015

Our opinion is given in reliance on information and representations made or given by Citizens and FNB, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Citizens and FNB including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Citizens and FNB nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. We have assumed that all forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of Citizens and FNB as to their most likely future financial performance. We express no opinion as to any financial projections or the assumptions on which they are based. We have not conducted any valuation or appraisal of any assets or liabilities of Citizens or FNB, nor have any such valuations or appraisals been provided to us. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

With respect to anticipated transaction costs, purchase accounting adjustments, expected cost savings and other synergies and financial and other information relating to the general prospects of Citizens and FNB, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and good faith judgment of the management of Citizens and FNB as to their most likely future performance. We have further relied on the assurances of management of Citizens and FNB that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We have assumed that the allowance for loan losses indicated on the balance sheets of Citizens and FNB is adequate to cover such losses; we have not reviewed loans or credit files of Citizens and FNB. We have assumed that all of the representations and warranties contained in the Merger Agreement and all related agreements are true and correct, that each party under the agreements will perform all of the covenants required to be performed by such party under the agreements, and that the conditions precedent in the agreements are not waived. We have assumed that the Proposed Merger will qualify as a tax-free reorganization for federal income tax purposes. Also, in rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the consummation of the Proposed Merger no conditions will be imposed that will have a material adverse effect on the combined entity or contemplated benefits of the Proposed Merger, including the cost savings and related expenses expected to result from the Proposed Merger.

B-2

Board of Directors

First National Bank of Fredericksburg

June 30, 2015

Our opinion is based upon information provided to us by the management of Citizens and FNB, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and accordingly, it speaks to no other period. We have not undertaken to reaffirm or revise this opinion or otherwise comment on events occurring after the date hereof and do not have an obligation to update, revise or reaffirm our opinion. Our opinion does not address the relative merits of the Proposed Merger and the other business strategies that FNB’s Board of Directors has considered or may be considering, nor does it address the underlying business decision of FNB’s Board of Directors to proceed with the Proposed Merger. We were not asked to and did not solicit or explore other strategic alternatives to the Proposed Merger. We are expressing no opinion as to the value of the shares of Citizens common stock when issued to holders of outstanding FNB common stock pursuant to the Merger Agreement or the prices at which the Shares may trade at any time. Our opinion is for the information of FNB’s Board of Directors in connection with its evaluation of the Proposed Merger and does not constitute a recommendation to the Board of Directors of FNB in connection with the Proposed Merger or a recommendation to any shareholder of FNB as to how such shareholder should vote or act with respect to the Proposed Merger. This opinion should not be construed as creating any fiduciary duty on Boenning & Scattergood, Inc.’s part to any party or person. Our opinion is not to be quoted or referred to, in whole or in part, in a registration statement, prospectus, proxy statement or in any other document, nor shall this opinion be used for any other purpose, without our prior written consent, except that, if required by applicable law, this opinion may be referenced and included in its entirety in any filing made by FNB or Citizens in respect to the Proposed Merger with the Securities and Exchange Commission; provided, however, any description of or reference to our opinion or to Boenning & Scattergood, Inc. be in a form reasonably acceptable to us and our counsel. We shall have no responsibility for the form or content of any such disclosure, other than the opinion itself.

Boenning & Scattergood, Inc., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, public offerings and valuations for various other purposes, and in the determination of adequate consideration in such transactions. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Citizens and FNB or their respective affiliates. In the ordinary course of business, we may also actively trade the securities of Citizens and FNB for our own account and for the accounts of customers and accordingly may at any time hold a long or short position in such securities.

We are acting as FNB’s financial advisor in connection with the Proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Proposed Merger. We will also receive a fee for rendering this opinion. Our fee for rendering this opinion is not contingent upon any conclusion that we may reach or upon completion of the Proposed Merger. FNB has also agreed to indemnify us against certain liabilities that may arise out of our engagement. Boenning & Scattergood, Inc. has provided investment banking services in the past to Citizens. However, Boenning and Scattergood, Inc. has not had any material relationship with Citizens during the past two years in which compensation material to Boenning and Scattergood, Inc. was received or was intended to be received as a result of the relationship between Boenning & Scattergood, Inc. and Citizens. Boenning & Scattergood, Inc. may provide investment banking services to Citizens in the future, although as of the date of this opinion, there is no agreement to do so.

B-3

Board of Directors

First National Bank of Fredericksburg

June 30, 2015

This opinion has been approved by Boenning & Scattergood, Inc.’s fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Proposed Merger by the officers, directors, or employees of any party to the Merger Agreement, or any class of such persons, relative to the compensation to be received by the holders of Company Common Stock in the Proposed Merger.

Based on, and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement, is fair, from a financial point of view, to such holders.

Sincerely,

Boenning & Scattergood, Inc.

B-4

APPENDIX C

DISSENTERS’ RIGHTS PURSUANT TO 12 U.S.C. §214a(b)

§214a. Procedure for conversion, merger, or consolidation; vote of stockholders

(b) Rights of dissenting stockholders

A shareholder of a national banking association who votes against the conversion, merger, or consolidation, or who has given notice in writing to the bank at or before such meeting that he dissents from the plan, shall be entitled to receive in cash the value of the shares held by him, if and when the conversion, merger, or consolidation is consummated, upon written request made to the resulting State bank at any time before thirty days after the date of consummation of such conversion, merger, or consolidation, accompanied by the surrender of his stock certificates. The value of such shares shall be determined as of the date on which the shareholders’ meeting was held authorizing the conversion, merger, or consolidation, by a committee of three persons, one to be selected by majority vote of the dissenting shareholders entitled to receive the value of their shares, one by the directors of the resulting State bank, and the third by the two so chosen. The valuation agreed upon by any two of three appraisers thus chosen shall govern; but, if the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment as provided herein, such shareholder may within five days after being notified of the appraised value of his shares appeal to the Comptroller of the Currency, who shall cause a reappraisal to be made, which shall be final and binding as to the value of the shares of the appellant. If, within ninety days from the date of consummation of the conversion, merger, or consolidation, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party, cause an appraisal to be made, which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal, or the appraisal as the case may be, shall be paid by the resulting State bank. The plan of conversion, merger, or consolidation shall provide the manner of disposing of the shares of the resulting State bank not taken by the dissenting shareholders of the national banking association.

C-1

REVOCABLE PROXY

THE FIRST NATIONAL BANK OF FREDERICKSBURG

SPECIAL MEETING OF STOCKHOLDERS

To Be Held on November 10, 2015

1:00 p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Annetta J. Keeney and Charlotte A. Batdorf, with full power of substitution, as the true and lawful attorneys and proxies of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of The First National Bank of Fredericksburg to be held at the Fredericksburg Community Center, 125 S. Tan Street, Fredericksburg, Pennsylvania, on Tuesday, November 10, 2015, at 1:00 p.m. local time or on such other date and time as the special meeting may be thereafter held by adjournment or otherwise, and to vote all shares of common stock of The First National Bank of Fredericksburg held of record by the undersigned as of the close of business on September 30, 2015, as follows with respect to the matters set forth below as if the undersigned was present:

1.	Merger Proposal: To approve the Agreement and Plan of Merger by and among Citizens Financial Services, Inc., First Citizens Community Bank and The First National Bank of Fredericksburg, dated as of June 30, 2015 (the “merger agreement”), and thereby to approve the transactions contemplated by the merger agreement, including the merger of The First National Bank of Fredericksburg with and into First Citizens Community Bank.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	Adjournment Proposal: To approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, including adjournments or postponements to permit further solicitation of proxies in favor of the approval of the Merger Proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Board of Directors unanimously recommends a vote “FOR” the Merger Proposal and a vote “FOR” the Adjournment Proposal.

NOTE: You must sign and date this proxy on the reverse side.

IN THE ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL. IF OTHER MATTERS ARE PROPERLY PRESENTED AT THE SPECIAL MEETING FOR ACTION, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY MAY BE REVOKED BY GIVING WRITTEN NOTICE TO THE CORPORATE SECRETARY AT ANY TIME BEFORE THE PROXY IS VOTED.

Date:	, 2015
Signature

Signature

Please sign and date above. Sign exactly as your name appears above. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their title.